                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-53012

THIS INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION. DATED MARCH 4, 2002


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 19, 2001



                                 $862,557,000
                                 (APPROXIMATE)


        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKP1
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   depositor



                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                             mortgage loan sellers

                              ------------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of a segregated pool of commercial and multifamily mortgage loans. The trust fund will issue 22 classes of certificates, 7 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in April 2002. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.


     The underwriters have agreed to purchase the offered certificates from us at a price of [ ]% of the total initial principal balance of the offered certificates plus accrued interest from March 1, 2002. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.


     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT.




                          APPROXIMATE           INITIAL
                         TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL        EXPECTED RATINGS
   OFFERED CLASS       PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE       MOODY'S/S&P
-------------------   -------------------   --------------   -------------------   -------------------   -----------------
Class A-1 .........       $ 54,740,000                %        November 2006       December 2035              Aaa/AAA
Class A-2 .........       $112,435,000                %         August 2011        December 2035              Aaa/AAA
Class A-3 .........       $601,059,000                %         January 2012       December 2035              Aaa/AAA
Class B ...........       $ 39,715,000                %        February 2012       December 2035               Aa2/AA
Class C ...........       $ 13,652,000                %        February 2012       December 2035              Aa3/AA-
Class D ...........       $ 26,063,000                %        February 2012       December 2035                A2/A
Class E ...........       $ 14,893,000                %          March 2012        December 2035               A3/A-

     Delivery of the offered certificates, in book-entry form only, will be
made on or about March   , 2002.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     Credit Suisse First Boston Corporation will act as lead and book running manager.



CREDIT SUISSE FIRST BOSTON

                      MCDONALD INVESTMENTS
                       A KeyCorp Company

                                         PNC CAPITAL MARKETS, INC.

                                                            GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is March   , 2002.

CREDIT  |  FIRST
SUISSE  |  BOSTON

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKP1

(LESS THAN) 1.00% OF INITIAL NET MORTGAGE POOL BALANCE
1.00% - 5.99% OF INITIAL NET MORTGAGE POOL BALANCE
6.00% - 9.99% OF INITIAL NET MORTGAGE POOL BALANCE
(GREATER THAN) 10.00% OF INITIAL NET MORTGAGE POOL BALANCE

ALASKA
2 PROPERTIES
0.9% OF TOTAL

WASHINGTON
3 PROPERTIES
1.4% OF TOTAL

OREGON
1 PROPERTY
0.1% OF TOTAL

CALIFORNIA
16 PROPERTIES
10.6% OF TOTAL

NEBRASKA
1 PROPERTY
0.8% OF TOTAL

MINNESOTA
1 PROPERTY
0.5% OF TOTAL

MISSOURI
4 PROPERTIES
1.1% OF TOTAL

IOWA
4 PROPERTIES
0.8% OF TOTAL

WISCONSIN
2 PROPERTIES
1.4% OF TOTAL

ILLINOIS
4 PROPERTIES
6.4% OF TOTAL

INDIANA
5 PROPERTIES
1.7% OF TOTAL

MICHIGAN
3 PROPERTIES
1.1% OF TOTAL

PENNSYLVANIA
7 PROPERTIES
8.9% OF TOTAL

NEW YORK
4 PROPERTIES
3.2% OF TOTAL

OHIO
10 PROPERTIES
6.5% OF TOTAL

MAINE
1 PROPERTY
0.2% OF TOTAL

MASSACHUSETTS
5 PROPERTIES
1.2% OF TOTAL

CONNECTICUT
6 PROPERTIES
0.7% OF TOTAL

NEW JERSEY
1 PROPERTY
0.1% OF TOTAL

DISTRICT OF COLUMBIA
1 PROPERTY
5.3% OF TOTAL

MARYLAND
4 PROPERTIES
4.9% OF TOTAL

VIRGINIA
4 PROPERTIES
2.6% OF TOTAL

NORTH CAROLINA
1 PROPERTY
0.2% OF TOTAL

SOUTH CAROLINA
4 PROPERTIES
1.6% OF TOTAL

GEORGIA
3 PROPERTIES
1.1% OF TOTAL

FLORIDA
13 PROPERTIES
7.5% OF TOTAL

ARIZONA
4 PROPERTIES
0.4% OF TOTAL

NEW MEXICO
2 PROPERTIES
0.5% OF TOTAL

TEXAS
45 PROPERTIES
18.4% OF TOTAL

KANSAS
4 PROPERTIES
1.4% OF TOTAL

OKLAHOMA
3 PROPERTIES
0.8% OF TOTAL

LOUISIANA
3 PROPERTIES
0.6% OF TOTAL

ARKANSAS
2 PROPERTIES
0.2% OF TOTAL

ALABAMA
2 PROPERTIES
2.2% OF TOTAL

TENNESSEE
7 PROPERTIES
5.0% OF TOTAL


MORTGAGED REAL PROPERTIES
(BY PROPERTY TYPE)
PERCENTAGE OF INITIAL NET MORTGAGE POOL BALANCE

MIXED USE
8.3%

SELF STORAGE
6.1%

INDUSTRIAL
3.1%

MANUFACTURED HOUSING
0.9%

OFFICE
24.0%

MULTIFAMILY
29.6%

              [GRAPHIC OMITTED]


9.            OAK RIDGE | Oak Ridge
       OFFICE PORTFOLIO | TN

              [GRAPHIC OMITTED]


17.       SPRADLIN FARM | Christianburg
        SHOPPING CENTER | VA

              [GRAPHIC OMITTED]


21.         THE PICCARD | Rockville
               BUILDING | MD

              [GRAPHIC OMITTED]

14.      COLONIAL GRAND | Bradenton
            AT BAYSHORE | FL

              [GRAPHIC OMITTED]

1.            METROPLEX | Plymouth Meeting
                   WEST | PA

              [GRAPHIC OMITTED]

5.               TUTTLE | Columbus
               CROSSING | OH

              [GRAPHIC OMITTED]

15.            RAYTHEON | El Segundo
               BUILDING | CA

              [GRAPHIC OMITTED]

19.           CHAPPARAL | Largo
             APARTMENTS | FL

              [GRAPHIC OMITTED]

12.         THE SUMMIT- | Birmingham
               PHASE II | AL

              [GRAPHIC OMITTED]

13.           130 FIFTH | New York
                 AVENUE | NY

              [GRAPHIC OMITTED]


8.          PARK CENTER | Plano
        OFFICE BUILDING | TX

              [GRAPHIC OMITTED]

20.       SEVILLE PLACE | Orlando
             APARTMENTS | FL

              [GRAPHIC OMITTED]

41.       LOCKE SOVRAN- | Houston
    10114 OLD KATY ROAD | TX

              [GRAPHIC OMITTED]

18.           BAY POINT | Corpus Christi
             APARTMENTS | TX

              [GRAPHIC OMITTED]

11.          BRIDGEPARK | Ladera Ranch
        SHOPPING CENTER | CA

              [GRAPHIC OMITTED]

3.         THE SHOPS AT | Deerfield
       DEERFIELD SQUARE | IL

              [GRAPHIC OMITTED]

2.         300 M STREET | Washington
        OFFICE BUILDING | DC

105.       CRYSTAL LAKE | Greensboro
              TOWNHOMES | NC

              [GRAPHIC OMITTED]

4F.       LOCKE SOVRAN- | Marietta
      1725 ROSWELL ROAD | GA

              [GRAPHIC OMITTED]

10.        CLOPPER ROAD | Gaithersburg
              PORTFOLIO | MD

              [GRAPHIC OMITTED]

16.            NANCY RIDGE | San Diego
         TECHNOLOGY CENTER | CA

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
     PRESENTED IN THIS PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS...................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-4
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-6
RISK FACTORS.....................................S-28
CAPITALIZED TERMS USED IN THIS PROSPECTUS
     SUPPLEMENTS.................................S-45
FORWARD-LOOKING STATEMENTS.......................S-45
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS.....S-45
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-92
YIELD AND MATURITY CONSIDERATIONS...............S-109
THE POOLING AND SERVICING AGREEMENT.............S-113
FEDERAL INCOME TAX CONSEQUENCES.................S-135
ERISA CONSIDERATIONS............................S-137
LEGAL INVESTMENT................................S-140
USE OF PROCEEDS.................................S-141
UNDERWRITING....................................S-141
LEGAL MATTERS...................................S-142
RATING..........................................S-142
GLOSSARY........................................S-143

                        SCHEDULE TO PROSPECTUS SUPPLEMENT

SCHEDULE I      --      RATES USED IN DETERMINATION OF CLASS A-SP AND CLASS A-X
                        PASS-THROUGH RATES

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1     --      CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND
                        THE RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2     --      MORTGAGE POOL INFORMATION

EXHIBIT B       --      FORM OF TRUSTEE REPORT

EXHIBIT C       --      DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D       --      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                        PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
    IN THIS PROSPECTUS..............................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE...3
SUMMARY OF PROSPECTUS...............................4
RISK FACTORS.......................................11
CAPITALIZED TERMS USED IN THIS PROSPECTUS..........27
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES
    CORP...........................................27
USE OF PROCEEDS....................................28
DESCRIPTION OF THE TRUST ASSETS....................28
YIELD AND MATURITY CONSIDERATIONS..................51
DESCRIPTION OF THE CERTIFICATES....................56
DESCRIPTION OF THE GOVERNING DOCUMENTS.............64
DESCRIPTION OF CREDIT SUPPORT......................73
LEGAL ASPECTS OF MORTGAGE LOANS....................75
FEDERAL INCOME TAX CONSEQUENCES....................86
STATE AND OTHER TAX CONSEQUENCES..................119
ERISA CONSIDERATIONS..............................119
LEGAL INVESTMENT..................................122
PLAN OF DISTRIBUTION..............................123
LEGAL MATTERS.....................................125
FINANCIAL INFORMATION.............................125
RATING............................................125
GLOSSARY..........................................127

                      -----------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL JUNE , 2002 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

         o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

         The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The certificates may only be sold or offered to, and this prospectus and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or
(ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both
Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order"); or (iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus relates are available only to Relevant Persons and this prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons. Any underwriter communicating any information relating to this prospectus or the certificates in the United Kingdom should be reasonable for compliance with all applicable provisions of the Financial Services and Markets Act 2000 and any regulations made thereunder in so doing.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

         To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

         This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-CKP1 Commercial Mortgage Pass-Through Certificates. The series 2002-CKP1 certificates will consist of 22 classes. The table below identifies and specifies various characteristics for 20 of those classes.

                             INITIAL     APPROXIMATE
                              TOTAL         % OF                                         ASSUMED
                            PRINCIPAL       TOTAL                              INITIAL   WEIGHTED
             EXPECTED       BALANCE OR     INITIAL    APPROXIMATE  PASS-THROUG  PASS-    AVERAGE    ASSUMED     ASSUMED FINAL
              RATINGS        NOTIONAL     PRINCIPAL     CREDIT        RATE     THROUGH    LIFE     PRINCIPAL    DISTRIBUTION
 CLASS      MOODY'S/S&P       AMOUNT       BALANCE      SUPPORT    DESCRIPTION   RATE    (YEARS)     WINDOW          DATE
-------    -------------   ------------  -----------  -----------  ----------- --------  --------  ---------    --------------
A-1           Aaa/AAA      $ 54,740,000      5.51%       22.63%                   %         2.5    4/02-11/06    November 2006
A-2           Aaa/AAA      $112,435,000     11.32%       22.63%                   %         7.5    11/06-8/11     August 2011
A-3           Aaa/AAA      $601,059,000     60.54%       22.63%                   %         9.6     8/11-1/12    January 2012
B             Aa2/AA       $ 39,715,000      4.00%       18.63%                   %         9.8     1/12-2/12    February 2012
C             Aa3/AA-      $ 13,652,000      1.38%       17.25%                   %         9.9     2/12-2/12    February 2012
D              A2/A        $ 26,063,000      2.63%       14.63%                   %         9.9     2/12-2/12    February 2012
E              A3/A-       $ 14,893,000      1.50%       13.13%                   %        10.0     2/12-3/12     March 2012
F            Baa1/BBB+     $ 13,652,000      1.38%       11.75%                   %        N/A         N/A            N/A
G            Baa2/BBB      $ 14,893,000      1.50%       10.25%                   %        N/A         N/A            N/A
H            Baa3/BBB-     $ 14,893,000      1.50%        8.75%                   %        N/A         N/A            N/A
J             Ba1/BB+      $ 19,857,000      2.00%        6.75%                   %        N/A         N/A            N/A
K             Ba2/BB       $ 16,134,000      1.62%        5.13%                   %        N/A         N/A            N/A
L             Ba3/NR       $  8,688,000      0.88%        4.25%                   %        N/A         N/A            N/A
M              B1/B+       $  7,447,000      0.75%        3.50%                   %        N/A         N/A            N/A
N              B2/B        $  8,687,000      0.87%        2.63%                   %        N/A         N/A            N/A
O              B3/B-       $  4,965,000      0.50%        2.13%                   %        N/A         N/A            N/A
P            Caa2/CCC      $  4,964,000      0.50%        1.63%                   %        N/A         N/A            N/A
Q              NR/NR       $ 16,134,599      1.63%        0.00%                   %        N/A         N/A            N/A
A-X           Aaa/AAA      $992,871,599    100.00%        N/A      Variable       %        N/A         N/A            N/A
                                                                      IO
A-SP          Aaa/AAA      $606,168,000     61.05%        N/A      Variable       %        N/A         N/A            N/A
                                                                      IO

------------------

         In reviewing the foregoing table, please note that:

         o Only the class A-1, A-2, A-3, B, C, D and E certificates are offered by this prospectus supplement.

         o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

         o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in December 2035. That is the first distribution date that is at least three (3) years after the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of the issuance of the offered certificates.

         o All of the classes identified in the foregoing table, except the class A-X and A-SP certificates, will have principal balances.

          o Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates. The total principal balance of each of those classes of series 2002-CKP1 certificates will constitute a separate component (or, solely in the case of the class [__] certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class [__] certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class [__] certificates in excess of $[__________]; and (b) the second consisting of that portion of the total principal balance of the class [___] certificates equal to the lesser of $[__________] and the entire total principal balance of the class [___] certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of [__] components.

          o Solely for the calculation of interest, the class A-SP certificates will have a total notional amount that is--

               1. as of any date of determination through and including the distribution date in [_____ ____], equal to the sum of (a) the lesser of $[__________] and the then total principal balance of the class [___] certificates, and (b) the then total principal balance of the class [__], [__], [__], [__], [__] and [__] certificates, and

               2. as of any date of determination after the distribution date in [_____ ____],equal to $0.

               The total principal balance of, or portion of the total principal balance of, each of the classes of series 2002-CKP1 certificates referred to in clause 1. of the prior sentence constitutes a separate component of the total notional amount of the class A-SP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-SP certificates will consist of [___] components.

          o The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

          o Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          o Each class identified in the foregoing table as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

          o Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table, and

               2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

               See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

          o The class A-X, identified in the table on page S-6 as having a "Variable IO" pass-through rate, has a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

               1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class [__], [__], [__], [__], [__], [__], [__], [__], [__], [__] and [__]
                    certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

               2. for purposes of accruing interest during the period from and including the March 2002 interest accrual period through and including the [_________] interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $[__________] and the total principal balance of the class [__] certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

                    (a) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

                    (b) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto;

               3. for purposes of accruing interest during the period from and including the March 2002 interest accrual period through and including the [_____ ____] interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class [__] certificates over $[__________], the applicable class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the pass-through rate for the class [__] certificates;

               4. for purposes of accruing interest during the period after the [_____ ____] interest accrual period on the components of the related total notional amount described in the immediately preceding clauses 2. and 3., collectively constituting the total principal balance of the class [__] certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the pass-through rate for the class [__] certificates;

               5. for purposes of accruing interest during the period from and including the March 2002 interest accrual period through and including the [_____ ____] interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__] certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto; and

               6. for purposes of accruing interest during the period after the [_____ ____] interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__] certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

                    (a) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

                    (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

               See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

          o The class A-SP, identified in the table on page S-6 as having a "Variable IO" pass-through rate, has a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-SP strip rates, are as follows:

               A. for purposes of accruing interest during the period from and including the March 2002 interest accrual period through and including the [______ ____] interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $[__________] and the total principal balance of the class [__] certificates, the applicable class A-SP strip rate for that component will equal the excess, if any, of--

                    (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

                    (2)  the pass-through rate for the class [__] certificates;
                         and

               B. for purposes of accruing interest during the period from and including the March 2002 interest accrual period through and including the [_____ ____] interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__] certificates, the applicable class A-SP strip rate for each such component will equal the excess, if any, of--

                    (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

                    (2) the particular pass-through rate for the corresponding class of principal and interest certificates.

               The class A-SP certificates will cease accruing interest after the [__________] interest accrual period.

               See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

          o As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. fifteen (15) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

          o As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

          o As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

          o As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

          o The class R and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

         The document that will govern the issuance of the series 2002-CKP1 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 1, 2002, between us, as depositor, and a trustee, a master servicer and a special servicer.

         The series 2002-CKP1 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying

Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from three separate mortgage loan sellers.

         The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2002. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

        Initial mortgage pool balance........................................................ $992,871,599
        Number of mortgage loans.............................................................          156
        Number of mortgaged real properties..................................................          189

        Largest cut-off date principal balance...............................................  $65,294,018
        Smallest cut-off date principal balance..............................................     $497,319
        Average cut-off date principal balance...............................................   $6,364,562

        Highest mortgage interest rate.......................................................      8.8200%
        Lowest mortgage interest rate........................................................      6.7000%
        Weighted average mortgage interest rate.................                                   7.2583%

        Longest original term to maturity or anticipated repayment date(1)...................          240
        Shortest original term to maturity or anticipated repayment date(1)..................           60
        Weighted average original term to maturity or anticipated repayment date(1)..........          122

        Longest remaining term to maturity or anticipated repayment date(1)..................          240
        Shortest remaining term to maturity or anticipated repayment date(1).................           56
        Weighted average remaining term to maturity or anticipated repayment date(1).........          118

        Highest debt service coverage ratio, based on underwritten net cash flow.............        2.67x
        Lowest debt service coverage ratio, based on underwritten net cash flow..............        1.15x
        Weighted average debt service coverage ratio, based on underwritten net cash flow....        1.37x

        Highest cut-off date loan-to-value ratio.............................................        84.9%
        Lowest cut-off date loan-to-value ratio..............................................        35.8%
        Weighted average cut-off date loan-to-value ratio....................................        74.3%

        ------------------
        (1)  Shown in months.

                                                                      RELEVANT PARTIES

TRUST FUND................................  CSFB Commercial Mortgage Trust 2002-CKP1, a New York common law trust, will issue the series 2002-CKP1 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the three mortgage loan sellers.

DEPOSITOR.................................  Credit Suisse First Boston Mortgage Securities Corp., a Delaware
                                            corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. Our principal executive office is located at Eleven
                                            Madison Avenue, New York, New York 10010. All references to "we," "us" and
                                            "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See
                                            "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER...........................  Midland Loan Services, Inc., a Delaware corporation. Midland's primary servicing offices are located at 210 West Tenth Street, 6th Floor, Kansas
                                            City, Missouri 64105. See "The Pooling and Servicing Agreement--The Master
                                            Servicer" in this prospectus supplement.

SPECIAL SERVICER..........................  Lennar Partners, Inc. will act as the special servicer with respect to the mortgage loans. The special servicer will be responsible for servicing and administering:

                                      S-10

                                            o    Mortgage loans that, in general, are in default or as to which default is imminent; and

                                            o    Any real estate acquired by the trust fund upon foreclosure of a related mortgage loan.

                                            See "The Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICERS.........................  Midland Loan Services, Inc. will act as primary servicer with respect to seventy-nine (79) of the mortgage loans representing 50.5% of the initial mortgage pool balance. KeyCorp Real Estate Capital Markets, Inc. ("KRECM")
                                            will act as primary servicer with respect to seventy-five (75) of the mortgage loans representing 48.3% of the initial mortgage pool balance.
                                            Various other parties will act as primary servicer with respect to the remaining two (2) of the mortgage loans representing 1.2% of the initial mortgage pool balance. See "The Pooling and Servicing Agreement--Servicing
                                            Under the Pooling and Servicing Agreement" and "--Servicing and Other
                                            Compensation and Payment of Expenses."

TRUSTEE...................................  Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee maintains an office at 11000 Broken Land Parkway, Columbia,
                                            Maryland 21044. See "The Pooling and Servicing Agreement--The Trustee" in
                                            this prospectus supplement.

CONTROLLING CLASS OF SERIES 2002-CKP1
CERTIFICATEHOLDERS........................  At any time of determination, the holders of the most subordinate of the classes of series 2002-CKP1 certificates (other than class A-X, A-SP, R and
                                            V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2002-CKP1 certificates. However, if none of those classes of series 2002-CKP1 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2002-CKP1 certificateholders will be the holders of the most subordinate of those classes of series 2002-CKP1 certificates that has a total principal balance greater than zero. See "The
                                            Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

                                            If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period)
                                            or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the directing certificateholder, a certificateholder of the series 2002-CKP1 controlling class selected by holders of certificates representing greater than 50% of the total principal balance of the series 2002-CKP1 controlling class, may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Realization
                                            Upon Mortgage Loans" in this prospectus supplement.

                                            Subject to the conditions described under "The Pooling and Servicing
                                            Agreement--Realization Upon Mortgage Loans" and "--Replacement of the
                                            Special Servicer" in this prospectus supplement, the directing certificateholder may direct the special servicer with respect to various special servicing matters involving the mortgage loans.

UNDERWRITERS..............................  Credit Suisse First Boston Corporation, McDonald Investments Inc., PNC
                                            Capital Markets, Inc. and Goldman, Sachs & Co. are the underwriters with respect to this offering. Credit Suisse First Boston Corporation will be lead and book running manager. McDonald Investments Inc., PNC Capital
                                            Markets, Inc.

                                      S-11

                                            and Goldman, Sachs & Co. will be co-managers. Credit Suisse First Boston
                                            Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank
                                            National Association, one of the mortgage loan sellers and an affiliate of
                                            KRECM, a primary servicer. PNC Capital Markets, Inc. is an affiliate of PNC
                                            Bank, National Association, one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc., a primary servicer and the master servicer.

MORTGAGE LOAN SELLERS.....................  We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers:

                                            o    Column Financial, Inc., a Delaware corporation and an affiliate of us and one of the underwriters. Column maintains an office at 3414
                                                 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                            o    KeyBank National Association, a national banking association and an affiliate of McDonald Investments Inc., one of the underwriters and an affiliate of KRECM, a primary servicer. KeyBank maintains an office at
                                                 Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                            o    PNC Bank, National Association, a national banking association and an affiliate of PNC Capital Markets, Inc., one of the underwriters and an affiliate of Midland Loan Servicers, Inc., a primary servicer and the master servicer. PNC Bank maintains an office at 249 Fifth Avenue, One
                                                 PNC Plaza, Pittsburgh, Pennsylvania 15222.

                                            See "Description of the Underlying Mortgage Loans--The Mortgage Loan
                                            Sellers and the Originators" in this prospectus supplement.

                                            SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..............................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in March 2002. All payments and collections received on each of the underlying mortgage loans after its due date in
                                            March 2002, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in March 2002 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE................................  The date of initial issuance for the series 2002-CKP1 certificates will be on or about March , 2002.

DUE DATES.................................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                                          % OF INITIAL
                                                                                NUMBER OF                MORTGAGE POOL
                                                    DUE DATE                 MORTGAGE LOANS                 BALANCE
                                             -------------------------  --------------------------  --------------------
                                                       1st                        68                         51.8%
                                                      11th                        88                         48.2%

DETERMINATION DATE........................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2002-CKP1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with April 2002, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

                                      S-12

DISTRIBUTION DATE.........................  Distributions on the series 2002-CKP1 certificates are scheduled to occur monthly, commencing in April 2002. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE...............................  The record date for each monthly distribution on a series 2002-CKP1 certificate will be the last business day of the prior calendar month. The registered holders of the series 2002-CKP1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution on any offered certificate will only be made upon presentation and surrender of that certificate.

COLLECTION PERIOD.........................  Amounts available for distribution on the series 2002-CKP1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                            o    will relate to a particular distribution date,

                                            o    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                                            o    will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD...................  The amount of interest payable with respect to the interest-bearing classes of the series 2002-CKP1 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                                            THE OFFERED CERTIFICATES

GENERAL...................................  The series 2002-CKP1 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under
                                            "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL...............................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B.  PRIORITY OF DISTRIBUTIONS.............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2002-CKP1 certificateholders, in the following order:

                                                           DISTRIBUTION ORDER                     CLASS
                                                         ----------------------    -----------------------------------
                                                                  1st                  A-1, A-2, A-3, A-X and A-SP
                                                                  2nd                               B
                                                                  3rd                               C
                                                                  4th                               D
                                                                  5th                               E
                                                               Thereafter                 The Other Non-Offered
                                                                                      Classes, Exclusive of R and V

                                            Allocation of interest distributions among the class A-1, A-2, A-3, A-X and
                                            A-SP certificates will be pro rata based on the respective amounts of interest


                                      S-13

                                            payable on those classes. Principal distributions among the class A-1, class A-2 and class A-3 will be allocated as described under "--Principal
                                            Distributions" below. The class A-X and A-SP certificates do not have principal balances and do not entitle holders to distributions of principal.

                                            See "Description of the Offered Certificates--Distributions--PrioritY of
                                            Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS................  Each class of series 2002-CKP1 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2002-CKP1 certificates, that interest will accrue during each interest accrual period based upon:

                                            o    the pass-through rate with respect to that class for that interest accrual period;

                                            o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                            o    the assumption that each year consists of twelve 30-day months;

                                            provided that the class A-SP certificates will not accrue interest beyond the [__________] interest accrual period.

                                            A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. These shortfalls will be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates pro rata, based on the respective amounts of interest payable on all interest-bearing classes of series 2002-CKP1 certificates. See
                                            "Description of the Offered Certificates--Distributions--Interest
                                            Distributions" in this prospectuS supplement.

                                            On each distribution date, subject to available funds and the distribution priorities described under "--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                            See "Description of the Offered Certificates--Distributions--InteresT
                                            Distributions" and "--Distributions--Priority of Distributions" in thiS
                                            prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS...............  Subject to--

                                            o    available funds,

                                            o    the distribution priorities described under "--Priority of
                                                 Distributions" above, and

                                            o    the reductions to principal balances described under "--Allocation of
                                                 Collateral Support Deficits" below,

                                            the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                      S-14

                                            The trustee must make principal distributions in a specified sequential order to ensure that:

                                            o    no principal distributions will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates is reduced to zero;

                                            o    no principal distributions will be made to the holders of the class B,
                                                 C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                            o    except as described in the following paragraph, no principal distributions will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and
                                                 A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                            Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P and
                                            Q certificates could be reduced to zero at a time when the class A-1, A-2 and A-3 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of the respective total principal balances of those three classes at the time of the distribution.

                                            The total distributions of principal to be made on the series 2002-CKP1 certificates on any distribution date will be a function of--

                                            o    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                            o    the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                            The class A-X, A-SP, R and V certificates do not have principal balances.
                                            They do not entitle holders to any distributions of principal.

                                            See "Description of the Offered Certificates--Distributions--PrincipaL
                                            Distributions" and "--Distributions--Priority of Distributions" in thiS
                                            prospectus supplement.

    E.  DISTRIBUTIONS OF YIELD MAINTENANCE
        CHARGES...........................  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under
                                            "Description of the Offered Certificates--Distributions--Distributions of
                                            Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates and/or any holders of class A-1, A-2, A-3, B, C,
                                            D, E, F, G or H certificates that are then entitled to receive a portion of the subject principal prepayment.


                                      S-15


ALLOCATION OF COLLATERAL
SUPPORT DEFICITS..........................  As and to the extent described under "Description of the Offered
                                            Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of series 2002-CKP1 certificates in the following order:

                                                            REDUCTION ORDER                       CLASS
                                                          -------------------               ------------------
                                                                  1st                               Q
                                                                  2nd                               P
                                                                  3rd                               O
                                                                  4th                               N
                                                                  5th                               M
                                                                  6th                               L
                                                                  7th                               K
                                                                  8th                               J
                                                                  9th                               H
                                                                  10th                              G
                                                                  11th                              F
                                                                  12th                              E
                                                                  13th                              D
                                                                  14th                              C
                                                                  15th                              B
                                                                  16th                       A-1, A-2 and A-3

                                            Any reduction of the principal balances of the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.....................  Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
                                            Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                            Neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees.

                                            Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                            In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                            o the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed


                                      S-16

                                            o    an amount equal to--

                                                 1.   90% of the new estimated value of that real property, minus

                                                 2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                                 3.   the amount of related escrow payments, reserve funds and letters of credit which may be applied to payments on the mortgage loans,

                                            then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the stated principal balance of the subject mortgage loan. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2002-CKP1 certificates outstanding.

                                            See "Description of the Offered Certificates--Advances of Delinquent
                                            Monthly Debt Service Payments" and "The Pooling and Servicing
                                            Agreement--Required Appraisals" in this prospectus supplement. See also
                                            "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2002-CKP1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                            You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to
                                            Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION......................  The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2002-CKP1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2002-CKP1 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                            o    any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2002-CKP1 controlling class;

                                            o    the master servicer; and

                                            o    the special servicer.

                                            In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.


                                      S-17


DENOMINATIONS.............................  The offered  certificates  will be issuable in registered  form, in the following denominations:

                                                                                                 MULTIPLES IN EXCESS
                                                                            MINIMUM                   OF MINIMUM
                                                 CLASS                   DENOMINATION                DENOMINATION
                                            ---------------           ------------------         -------------------
                                                  A-1                       $10,000                      $1
                                                  A-2                       $10,000                      $1
                                                  A-3                       $10,000                      $1
                                                   B                        $10,000                      $1
                                                   C                        $10,000                      $1
                                                   D                        $10,000                      $1
                                                   E                        $10,000                      $1

CLEARANCE AND SETTLEMENT..................  You will initially hold your offered certificates through The Depository
                                            Trust Company, in the United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                            Denominations" in this prospectus supplement and "Description of the
                                            Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                            LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...........  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the
                                            Internal Revenue Code of 1986.

                                            Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                            The offered certificates will be treated as regular interests in a REMIC.
                                            This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                            The Class [ ] certificates will be issued with more than a de minimis amount of original issue discount. The other classes will not be issued with more than de minimis original issue discount.

                                            When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                            o    the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that anticipated repayment date,

                                            o    no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                            o    there will be no extension of maturity for any underlying mortgage loan.

                                            However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                      S-18

                                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                            Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS......................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income
                                            Security Act of 1974, as amended, or to Section 4975 of the Internal
                                            Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                            We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                            o    Title I of ERISA, or

                                            o    Section 4975 of the Internal Revenue Code,

                                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston Corporation by the U.S. Department of Labor.

                                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the
                                            Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA, Section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA
                                            Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..........................  The class A-1, class A-2, class A-3, class A-X, class A-SP, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                            You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See
                                            "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                            The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

                                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.



                                      S-19

                                            THE UNDERLYING MORTGAGE LOANS

GENERAL...................................  We intend to include the 156 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates.
                                            In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                            o    "Description of the Underlying Mortgage Loans,"

                                            o    "Risk Factors--Risks Related to the Underlying Mortgage Loans,"

                                            o    Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the
                                                 Related Mortgaged Real Properties, and

                                            o    Exhibit A-2--Mortgage Pool Information.

                                            When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                            o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                            o    All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on
                                                 Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                            o    In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                                 1.   all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March
                                                      2002 are timely made, and

                                                 2.   there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2002 up to and including its due date in March 2002.

                                            o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                                            o    Some of the mortgage loans are cross-collateralized and
                                                 cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having

                                      S-20

                                                 the same loan-to-value ratio and the same debt service coverage ratio.
                                                 None of the mortgage loans in the trust fund will be
                                                 cross-collateralized with any loan that is not in the trust fund.

                                            o    In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                                 1.   relative appraised values,

                                                 2.   relative underwritten net cash flow, or

                                                 3.   prior allocations reflected in the related loan documents.

                                            o    If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                            o    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                                            o    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS............................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of the mortgage loans that will comprise the trust fund was originated or acquired by--

                                            o    the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                            o    an affiliate of the related mortgage loan seller, or

                                            o    a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                                            The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired from each of the mortgage loan sellers:

                                                                                     NUMBER OF            % OF INITIAL
                                                                                     MORTGAGE               MORTGAGE
                                                   MORTGAGE LOAN SELLER                LOANS              POOL BALANCE
                                            -----------------------------------      ---------            ------------
                                            Column Financial, Inc..............          90                  51.3%
                                            PNC Bank, National Association.....          34                  25.9%
                                            KeyBank National Association.......          32                  22.8%
                                                                                       -----               -------
                                                                                        156                 100.0%

PAYMENT AND OTHER TERMS...................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                            Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we



                                      S-21

                                            refer to under "Description of the Underlying Mortgage Loans--General" in,
                                            and describe in the glossary to, this prospectus supplement.

                                            Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, all mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                            None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                            Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS.............................  One hundred and thirty-nine (139) of the mortgage loans that we intend to include in the trust fund, representing 79.2% of the initial mortgage pool balance, are balloon loans that provide for:

                                            o    an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity; and

                                            o    in either case above, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES.....................................  Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 20.5% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                            o    Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                                 1.   be deferred,

                                                 2.   in some cases, compound,

                                                 3.   be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                                 4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                            o    Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                            o    Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.


                                      S-22

                                            o    Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS....................  Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, have in each case a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. None of those two (2)
                                            mortgage loans, however, have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INTEREST ONLY PERIODS..........  One (1) of the balloon mortgage loans, representing 1.2% of the initial mortgage pool balance, also provides for payments of interest only for a period of 12 months after the loan's origination date.

CROSSED LOANS.............................  The trust fund will include two (2) groups of mortgage loans that are cross-collateralized and cross-defaulted within each such group. The table below identifies those crossed loans.

                                                                                                          % OF INITIAL
                                                                                  NUMBER OF                 MORTGAGE
                                                     LOAN NAMES                  PROPERTIES               POOL BALANCE
                                            -------------------------------     ------------              ------------
                                            1.  SSC Portfolio                          3                       3.5%
                                            2.  Hawthorne Apartments and               2                       0.1%
                                                Pinecrest Apartments

                                            In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--
                                            Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
                                            Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS......................  The trust fund will include three (3) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                                                          % OF INITIAL
                                                                                  NUMBER OF                 MORTGAGE
                                                     LOAN NAMES                  PROPERTIES               POOL BALANCE
                                            -------------------------------     ------------              ------------
                                            1.  Locke Sovran Portfolio               27                        4.8%
                                            2.  Oak Ridge Office Portfolio            6                        3.0%
                                            3.  Clopper Road Portfolio                3                        2.8%

                                            In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria or upon certain permitted property substitutions. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans,
                                            Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
                                            in this prospectus supplement.

DEFEASANCE LOANS..........................  One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 96.5% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of some of the crossed loans or multi-property loans, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

                                      S-23

ADDITIONAL COLLATERAL LOANS...............  Seven (7) mortgage loans, representing 5.1% of the initial mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case will:

                                            o    be released to the related borrower upon satisfaction by the related borrower of certain operating performance related conditions, such as meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                            o    at the discretion of the lender, may be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                            See "Description of the Underlying Mortgage Loans--Certain Terms and
                                            Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May
                                            Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.............................  Thirty-five (35) mortgage loans that we intend to include in the trust fund, representing 42.8% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                            HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or
                                            "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                            SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                                            o    a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                            o    a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                            o    a failure to meet a specified debt service coverage ratio; or

                                            o    an event of default under the mortgage.

                                            For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower upon the occurrence of the triggering event.

                                            The above-referenced 35 mortgage loans provide for the following types of lockbox accounts:

                                                                                                          % OF INITIAL
                                                                                NUMBER OF                   MORTGAGE
                                                 TYPE OF LOCKBOX             MORTGAGE LOANS               POOL BALANCE
                                            ---------------------------    -------------------      ---------------------
                                            Springing                               14                         21.4%
                                            Hard                                    21                         21.4%

                                      S-24

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.....................  Each mortgage loan restricts  voluntary  prepayments in one or more of the following ways:

                                            o    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                                            o    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                                            o    by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                                            However, as described under "--Additional Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                                            As of the cut-off date, one hundred fifty-five (155) of the mortgage loans that we intend to include in the trust fund, representing 99.7% of the initial mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods was 111 months. All of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See
                                            "Description of the Underlying Mortgage Loans--Certain Terms and Conditions
                                            of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust fund was
                                            30 days or more delinquent in respect of any monthly debt service payment--

                                            o    as of the related due date in March 2002, or

                                            o    at any time during the 12-month period preceding the related due date in March 2002.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...............  The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2002:

                                            Initial mortgage pool balance................................   $992,871,599
                                            Number of mortgage loans.....................................            156
                                            Number of mortgaged real properties..........................            189

                                            Largest cut-off date principal balance.......................    $65,294,018
                                            Smallest cut-off date principal balance......................       $497,319
                                            Average cut-off date principal balance.......................     $6,364,562

                                            Highest mortgage interest rate...............................        8.8200%
                                            Lowest mortgage interest rate................................        6.7000%
                                            Weighted average mortgage interest rate......................        7.2583%

                                      S-25

                                            Longest original term to maturity or anticipated repayment
                                              date(1)...................................................            240
                                            Shortest original term to maturity or anticipated repayment
                                              date(1)...................................................             60
                                            Weighted average original term to maturity or anticipated
                                              repayment date(1).........................................            122

                                            Longest remaining term to maturity or anticipated repayment
                                              date(1)...................................................            240
                                            Shortest remaining term to maturity or anticipated
                                              repayment date(1).........................................             56
                                            Weighted average remaining term to maturity or anticipated
                                              repayment date(1).........................................            118

                                            Highest debt service coverage ratio, based on underwritten
                                              net cash flow.............................................          2.67x
                                            Lowest debt service coverage ratio, based on underwritten
                                              net cash flow.............................................          1.15x
                                            Weighted average debt service coverage ratio, based on
                                              underwritten net cash flow................................          1.37x

                                            Highest cut-off date loan-to-value ratio....................          84.9%
                                            Lowest cut-off date loan-to-value ratio.....................          35.8%
                                            Weighted average cut-off date loan-to-value ratio...........          74.3%

                                            ---------------------

                                            (1)  Shown in months

B.  GEOGRAPHIC CONCENTRATION..............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated
                                            states:

                                                                                                          % OF INITIAL
                                                                                NUMBER OF                   MORTGAGE
                                                      STATE                    PROPERTIES                 POOL BALANCE
                                            ----------------------------      -------------            ------------------
                                            Texas                                   45                        18.4%
                                            California                              16                        10.6%
                                            Pennsylvania                             7                         8.9%
                                            Florida                                 13                         7.5%
                                            Ohio                                    10                         6.5%
                                            Illinois                                 4                         6.4%
                                            District of Columbia                     1                         5.3%
                                            Tennessee                               12                         5.0%

                                            The remaining mortgaged real properties with respect to the mortgage pool are located throughout 27 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular pooled mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                      S-26

C.  PROPERTY TYPES........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                          % OF INITIAL
                                                                                NUMBER OF                   MORTGAGE
                                                  PROPERTY TYPE                PROPERTIES                 POOL BALANCE
                                            ----------------------------      -------------            ------------------
                                            Multifamily                              72                        29.6%
                                            Retail                                   38                        28.0%
                                            Office                                   28                        24.0%
                                            Mixed Use                                 8                         8.3%
                                            Self Storage                             31                         6.1%
                                            Industrial                                4                         3.1%
                                            Manufactured Housing                      8                         0.9%

D.  ENCUMBERED INTERESTS..................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                          % OF INITIAL
                                            ENCUMBERED INTEREST IN THE           NUMBER OF                   MORTGAGE
                                              MORTGAGED REAL PROPERTY           PROPERTIES                 POOL BALANCE
                                            ----------------------------      -------------            ------------------
                                            Fee                                      188                      99.7%
                                            Leasehold                                  1                       0.3%

                                            In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS............  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                                            o    cut-off date principal balances that range from $65,294,018 to
                                                 $21,421,366, and

                                            o    a total cut-off date principal balance of $386,272,037, which represents 38.9% of the initial mortgage pool balance.

                                            See "Description of the Underlying Mortgage Loans--Significant Mortgage
                                            Loans" in this prospectus supplement.


                                  RISK FACTORS

         The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

                  RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

          o    multifamily properties;

          o anchored, including shadow anchored, and unanchored retail properties;

          o    office properties;

          o    mixed-use properties;

          o    self-storage properties;

          o    industrial properties; and

          o    manufactured housing properties.

         Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

         Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

         There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

         The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

         The mortgage loans will not be an obligation of, or be insured or guaranteed by:

          o    any governmental entity;

          o    any private mortgage insurer;

          o    us;

          o    either mortgage loan seller;

          o    the master servicer;

          o    the special servicer;

          o    any sub-servicer of the master servicer or the special servicer;

          o    the trustee; or

          o    any of their respective affiliates.


         Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate over Time. Although certain of the mortgage loans that we intend to include in the trust fund may provide for limited recourse to the related borrower or to the sponsor, you should consider all of the mortgage loans to be non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

         Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

         Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

          o    the net operating income of the related mortgaged real property;

          o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

          o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

         In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

         One hundred thirty-nine (139) of the mortgage loans that we intend to include in the trust fund, representing 79.2% of the initial mortgage pool balance, are balloon loans; and fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 20.5% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred forty-six
(146) of these mortgage loans, representing 94.1% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from March 1, 2011 to March 31, 2012. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

         The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

          o    the ability to cover debt service;

          o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

          o    the amount of proceeds recovered upon foreclosure.

         Cash flows and property values depend upon a number of factors, including:

          o    national, regional and local economic conditions;

          o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

          o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

          o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

          o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

          o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

          o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

          o    demographic factors;

          o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

          o capable management and adequate maintenance for the related mortgaged real property;

          o    location of the related mortgaged real property;

          o if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

          o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

          o the age, construction quality and design of the related mortgaged real property; and

          o whether the related mortgaged real property is readily convertible to alternative uses.

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties. Seventy-two (72) mortgaged real properties, securing mortgage loans that represent 29.6% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

          o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

          o the physical condition and amenities of the subject building in relation to competing buildings;

          o    the subject property's reputation;

          o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          o    local factory or other large employer closings;

          o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

          o compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

         Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

         Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either--

          o at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

          o at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

         The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

         The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

         Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

         In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Thirty-eight (38) mortgaged real properties, securing mortgage loans that represent 28.0% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          o    the strength, stability, number and quality of the tenants;

          o    whether the subject property is in a desirable location;

          o the physical condition and amenities of the subject building in relation to competing buildings;

          o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

          o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

         We consider twenty-nine (29) of the subject retail properties, securing 26.1% of the initial mortgage pool balance, to be anchored, including shadow anchored, and 9 of the subject retail properties, securing 1.9% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Twenty-eight (28) mortgaged real properties, securing mortgage loans that represent 24.0% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          o    the strength, stability, number and quality of the tenants;

          o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

          o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          o    the financial condition of the owner of the subject property.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

         Five Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Self-Storage Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Self-Storage Properties. Thirty-one (31) mortgaged real properties, securing mortgage loans that represent 6.1% of the initial mortgage pool balance, are primarily used for self-storage purposes. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

          o    decreased demand;

          o    competition;

          o    lack of proximity to apartment complexes or commercial users;

          o    apartment tenants moving to single-family homes;

          o    decline in services rendered, including security;

          o    dependence on business activity ancillary to renting units;

          o    age of improvements; or

          o    other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged real property were readily adaptable to other uses.

         Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged real property include an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

         Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

          o    operating the property and providing building services;

          o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the borrower with respect to maintenance and capital improvements.

         Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

         A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

         Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

         Reliance on a Single Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Eleven (11) mortgaged real properties, representing 6.1% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, fourteen (14) other mortgaged real properties, securing 7.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

         Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                              % OF INITIAL
                                                                         CUT-OFF DATE           MORTGAGE
                     PROPERTY/PORTFOLIO NAME                           PRINCIPAL BALANCE      POOL BALANCE
------------------------------------------------------------------ -------------------------- --------------
Metroplex West                                                               $65,294,018            6.6%
------------------------------------------------------------------ -------------------------- --------------
300 M Street Office Building                                                  52,801,908            5.3%
------------------------------------------------------------------ -------------------------- --------------
The Shops at Deerfield Square                                                 50,000,000            5.0%
------------------------------------------------------------------ -------------------------- --------------
Locke Sovran Portfolio                                                        48,000,000            4.8%
------------------------------------------------------------------ -------------------------- --------------
SSC Portfolio                                                                 34,804,899            3.5%
------------------------------------------------------------------ -------------------------- --------------
Park Center Office Building                                                   32,896,136            3.3%
------------------------------------------------------------------ -------------------------- --------------
Oak Ridge Office Portfolio                                                    29,428,137            3.0%
------------------------------------------------------------------ -------------------------- --------------
Clopper Road Portfolio                                                        28,201,325            2.8%
------------------------------------------------------------------ -------------------------- --------------
Bridgepark Shopping Center                                                    23,424,249            2.4%
------------------------------------------------------------------ -------------------------- --------------
The Summit - Phase II                                                         21,421,366            2.2%
------------------------------------------------------------------ -------------------------- --------------

         Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

          o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

          o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

         The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                              % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
           LOAN NO.                  PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE     POOL BALANCE
           --------          --------------------------------------     -----------------     ------------
              19             Chaparral Apartments                            $17,441,956            1.8%
              20             Seville Place Apartments                        $12,949,167            1.3%
              24             Park Hamilton Apartments                        $10,956,988            1.1%
              46             Pine Creek Apartments                            $5,581,571            0.6%
              51             Oak Valley Apartments                            $4,830,873            0.5%

              22             The Leeward Apartments                          $11,952,876            1.2%
              26             The Fox Chase Apartments                        $10,374,163            1.0%
             108             Oaks of Ashford Point II Apartments              $1,768,717            0.2%

              37             Highland Road Village I & II                     $7,474,281            0.8%
              41             Royal Oaks Manor Apartments                      $6,840,240            0.7%
              63             Madison on Dietrich Apartments                   $3,880,282            0.4%
              66             St. Augustine Apartments                         $3,736,862            0.4%

              48             Chapel Ridge of Emporia Apartments               $5,093,836            0.5%
              55             Chapel Ridge Apartments of Haysville             $4,484,896            0.5%
             132             Chapel Ridge Apartments, Phase I                 $1,007,270            0.1%
             138             Chapel Ridge Apartments, Phase II                  $974,207            0.1%

              35             Tower Office Plaza I                             $7,697,714            0.8%
              65             Highlands Business Center I and II               $3,743,487            0.4%

              47             Kingston Square Apartments                       $5,279,098            0.5%
              76             Silverwood Apartments                            $3,009,190            0.3%
              99             Indian Ridge Apartments                          $2,091,806            0.2%

         Five (5) of the mortgage loans, representing 5.2% of the initial mortgage pool balance, that are not cross-collateralized, have borrowers that are under the common control of Chowdary Yalamanchili, although the ownership in each of the individual borrowers is not comprised of the same individuals. Additionally, the related mortgaged properties are managed by CNC Investments, Inc. (which is also controlled by Mr. Yalamanchili).

         Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Five (5) groups of either cross-collateralized or multi-property mortgage loans that we intend to include in the trust fund, representing 14.3% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

          o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

          o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

          o    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

         Four (4) of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund entitle each of the related borrower(s) to a release of one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or payment of a release price generally ranging from 115% to 125% of the amount of the loan allocated to the related mortgaged real property.

         Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         Moreover, five (5) groups of either cross-collateralized or multi-property mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 14.3% of the initial mortgage pool balance, are secured by mortgaged real properties located in 12 different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectuS supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade, operational or other debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property.

         The existence of other debt could:

          o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

          o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

          o    complicate bankruptcy proceedings; and

          o    delay foreclosure on the related mortgaged real property.

         Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

          o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

          o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

         As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

         Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of the borrowers under the mortgage loans may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

         Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-2, A-3, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

         The Operation of a Mortgaged Real Property upon Foreclosure of an Underlying Mortgage Loan May Affect the Tax Status of the Trust Fund and Adversely Affect the Offered Certificates. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2002-CKP1 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

         Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loan pool, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

          o    economic conditions, including real estate market conditions;

          o    changes in governmental rules and fiscal policies;

          o    acts of God, which may result in uninsured losses; and

          o    other factors that are beyond the control of the borrowers.

         The mortgaged real properties are located in 34 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES


                                                               % OF INITIAL
                               NUMBER OF MORTGAGE
           STATE                     PROPERTIES                POOL BALANCE
-----------------------       --------------------           ----------------
Texas                                    45                        18.4%
California                               16                        10.6%
Pennsylvania                              7                         8.9%
Florida                                  13                         7.5%
Ohio                                     10                         6.5%
Illinois                                  4                         6.4%
District of Columbia                      1                         5.3%
Tennessee                                12                         5.0%

         Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of a mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

         The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

         Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

          o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

          o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

          o the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

         Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

         Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

         As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some forM of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of one hundred thirty-four (134) mortgaged real properties, securing 92.3% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on March 11, 2002 and in the case of three (3) mortgaged real properties, securing 1.1% of the initial mortgage pool balance, such an assessment or update was conducted within a 14-month period ending on March 11, 2002. In the case of fifty-two (52) mortgaged real properties, securing 6.6% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this test was warranted under the circumstances.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

          o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

          o when soil or groundwater contamination was suspected or identified, either--

               1. those conditions were remediated or abated prior to the closing date,

               2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

               3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          o in some cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.   an environmental insurance policy was obtained; or

          o in some cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

         In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1985 and for radon gas only in the case of a multifamily property.

         There can be no assurance that--

          o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

          o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

          o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

          o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

         In some cases, the originator of the related mortgage loan--

          o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in thiS prospectus supplement.

         Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

         Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

          o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

          o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

          o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

         Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

         o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

         o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

          o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

          o have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

         In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

         Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

         A ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt in one (1) of the mortgage loans, representing 0.3% of the initial pool balance, may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

         Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

         Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

          o    density;

          o    use;

          o    parking;

          o    set-back requirements; or

          o    other building related conditions.

         These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of four (4) of those mortgaged real properties, securing 1.4% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 11, 2002. The scope of those inspections included an assessment of--

          o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

          o the general condition of the site, buildings and other improvements located at each property.

At certain of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements. In many of these cases, the related originator, if the identified repairs or replacements were deemed material, required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover the costs of these repairs or replacements. While the aforementioned escrows, when required, were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

         Availability of Casualty Insurance Covering Damage from Terrorist Acts May Be Limited and May Result in Additional Costs to Borrowers. With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. You should be aware that--

          o many primary insurance companies have eliminated terrorism insurance coverage in their standard policies, and

          o borrowers may not be able to obtain renewal policy coverage for terrorist acts at commercially reasonable rates or at any price.

The master servicer will not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, if the master servicer has determined in accordance with the servicing standard that either--

          o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          o    such insurance is not available at any rate.

In the event that any mortgaged real property sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

         Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

         Certain Loans May Require Principal Paydowns Which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

         Prior Bankruptcies May Reflect Future Performance. We are aware that in the case of one (1) mortgage loan (Terrace Park & Cancer Care Medical Office) that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, the related borrower, or a principal in the related borrower, or a guarantor has been a debtor in prior bankruptcy proceedings within the 10-year period preceding March 2002.

         Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Offered Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

         The Class B, C, D and E Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         In addition, if losses and/or shortfalls relating to the trust fund exceed amounts payable out of collections on the trust fund, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G, H, J, K, L, M, N, O, P and Q certificates is not sufficient to bear such shortfalls or losses.

         When making an investment decision, you should consider, among other things--

          o the distribution priorities of the respective classes of the series 2002-CKP1 certificates,

          o the order in which the principal balances of the respective classes of the series 2002-CKP1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

          o    the characteristics and quality of the underlying mortgage loans.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

          o    the price you paid for your offered certificates, and

          o the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

          o the pass-through rate for, and the other payment terms of, your offered certificates,

          o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

          o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

          o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2002-CKP1 certificates, and

          o servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

         The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

         Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges.

         Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2002-CKP1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

         The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         If the Master Servicer or the Special Servicer Purchases Series 2002-CKP1 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2002-CKP1 Certificates. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2002-CKP1 certificates. It is anticipated that the special servicer may purchase all or a portion of the class K, L, M, N, O, P and Q certificates. However, there can be no assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of series 2002-CKP1 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2002-CKP1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2002-CKP1 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties, without regard to any series 2002-CKP1 certificates owned by it.

         Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

         You May Be Bound by the Actions of Other Series 2002-CKP1 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2002-CKP1 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2002-CKP1 certificates.

         Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

         Potential Defaults Under Certain Mortgage Loans May Affect the Timing and/or Payment on Your Offered Certificates. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2002-CKP1 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

         On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Arlington, Virginia. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS


GENERAL

         We intend to include the 156 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $992,871,599. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in March 2002, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

          o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

          o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

          o In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

               1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March 2002 are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2002 up to and including its due date in March 2002.

          o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

          o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

          o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

          o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

          o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

          o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include five (5) groups of mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

         The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                               NUMBER OF PROPERTIES        % OF INITIAL MORTGAGE
                     PROPERTY/PORTFOLIO NAMES                       ARE LOCATED                 POOL BALANCE
        ---------------------------------------------          --------------------        ---------------------
        1.  SSC Portfolio                                                3                          3.5%
        2.  Hawthorne Apartments and                                     2                          0.1%
            Pinecrest Apartments

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                             NUMBER OF PROPERTIES          % OF INITIAL MORTGAGE
                   PROPERTY/PORTFOLIO NAMES                       ARE LOCATED                   POOL BALANCE
        ---------------------------------------------          --------------------        ---------------------
        1.  Locke Sovran Portfolio                                      27                           4.8%
        2.  Oak Ridge Office Portfolio                                   6                           3.0%
        3.  Clopper Road Portfolio                                       3                           2.8%

         The cross-collateralized mortgage loans and the multi-property mortgage loans generally entitle the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 115% to 125% of the amount of the loan allocated to the related mortgaged real property or, in the case of the Locke Sovran Portfolio and Clopper Road Portfolio Loan, a substitution of property as described in "--Partial Releases of Property" below.

         The table below shows each group of mortgaged real properties that--

          o    have the same or affiliated borrowers, and

          o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                RELATED BORROWERS

                                                                                              % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
         LOAN NO.                    PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE     POOL BALANCE
       ------------          --------------------------------------     -----------------     ------------
              19             Chaparral Apartments                            $17,441,956            1.8%
              20             Seville Place Apartments                        $12,949,167            1.3%
              24             Park Hamilton Apartments                        $10,956,988            1.1%
              46             Pine Creek Apartments                            $5,581,571            0.6%
              51             Oak Valley Apartments                            $4,830,873            0.5%

              22             The Leeward Apartments                          $11,952,876            1.2%
              26             The Fox Chase Apartments                        $10,374,163            1.0%
             108             Oaks of Ashford Point II Apartments              $1,768,717            0.2%

              37             Highland Road Village I & II                     $7,474,281            0.8%
              41             Royal Oaks Manor Apartments                      $6,840,240            0.7%
              63             Madison on Dietrich Apartments                   $3,880,282            0.4%
              66             St. Augustine Apartments                         $3,736,862            0.4%

              48             Chapel Ridge of Emporia Apartments               $5,093,836            0.5%
              55             Chapel Ridge Apartments of Haysville             $4,484,896            0.5%
             132             Chapel Ridge Apartments, Phase I                 $1,007,270            0.1%
             138             Chapel Ridge Apartments, Phase II                  $974,207            0.1%

              35             Tower Office Plaza I                             $7,697,714            0.8%
              65             Highlands Business Center I and II               $3,743,487            0.4%

              47             Kingston Square Apartments                       $5,279,098            0.5%
              76             Silverwood Apartments                            $3,009,190            0.3%
              99             Indian Ridge Apartments                          $2,091,806            0.2%

         Five (5) of the mortgage loans, representing 5.2% of the initial mortgage pool balance, that are not cross-collateralized, have borrowers that are under the common control of Chowdary Yalamanchili, although the ownership in each of the individual borrowers is not comprised of the same individuals. Additionally, the related mortgaged properties are managed by CNC Investments, Inc. (which is also controlled by Mr. Yalamanchili).

PARTIAL RELEASES OF PROPERTY

         In the case of two (2) mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance and secured by the mortgaged real properties that are identified on Exhibit A-1 to this prospectus supplement as Crystal Lake Townhomes and Villa Park Mobile Home Park, the borrower may obtain the release of a portion of one of the mortgaged real properties without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the compliance with zoning, providing an endorsement to the title policy and a revised survey along with additional standard criteria for partial releases.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Locke Sovran Portfolio, representing 4.8% of the initial mortgage pool balance, the borrower may obtain a release of individual related mortgaged real properties by substituting a new mortgaged real property for each released mortgaged property pursuant to the conditions of a property substitution agreement entered into by it at the origination of such loan. These conditions include, among other requirements, the borrower's payment of all costs associated with any such substitution, the delivery of a confirmation in writing by each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKP1 certificates, the delivery of acceptable legal opinions of independent counsel regarding the substitution (including that the substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CKP1 certificate is outstanding), and the delivery of satisfactory evidence that the debt service coverage ratio for such loan following the substitution is equal to or greater than the debt service coverage ratio for such loan as of its origination and as of the date of such substitution.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Clopper Road Portfolio, representing 2.8% of the initial mortgage pool balance, the borrower may obtain a release of individual related mortgaged real properties upon a defeasance payment of an amount ranging from 100% to 115% of the allocated loan amount (as allocated pursuant to the related mortgaged loan documents) of the mortgaged real property which is the subject of such defeasance, so long as after such release, the debt service coverage ratio for the mortgaged real properties remaining subject to such mortgage loan will not be less than the greater of (a) the debt service coverage ratio for the twelve (12) month period preceding the closing date of such mortgage loan and (b) the debt service coverage ratio immediately preceding the release, the borrower shall obtain an endorsement to the title policy and, after such release, the aggregate loan to value ratio for the mortgaged real properties remaining subject to such mortgage loan will not exceed 75%. In addition, the borrower may obtain a release of individual related mortgaged real properties by substituting a new mortgaged real property of like kind and quality for each released mortgaged real property pursuant to the terms of the related mortgage loan documents. These conditions include, among other requirements, the borrower's payment of a fee equal to 1.0% of the allocated loan amount of the substituted mortgaged real property (as allocated pursuant to the related mortgage loan documents) and all costs associated with such substitution, the delivery of a confirmation in writing by each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKP1 certificates, the delivery of acceptable legal opinions of independent counsel regarding the substitution (including that the substitution will not cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and such other opinions as the lender may reasonably require), the delivery of satisfactory evidence that the debt service coverage ratio for such loan following the substitution is equal to or greater than the debt service coverage ratio for such loan as of its origination and as of the date of such substitution and customary due diligence including environmental, engineering, and insurance review.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Highlands Business Center I and II, representing 0.4% of the initial mortgage pool balance, the borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements, providing a title policy endorsement policy and providing evidence that the loan-to-value and debt service coverage ratios of the remaining property meet specified requirements.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                              % OF INITIAL
                                     NUMBER OF                  MORTGAGE
         DUE DATE                 MORTGAGE LOANS              POOL BALANCE
         --------                 --------------              -------------
            1st                         68                         51.8%
           11th                         88                         48.2%

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

         The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.7000% per annum to 8.8200% per annum, and the weighted average of those mortgage interest rates was 7.2583% per annum.

         Except for ARD Loans that remain outstanding past their respective anticipated repayment dates and except upon an Optional Lender Forbearance in the Locke Sovran Loan Portfolio as described in "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Locke Sovran Portfolio--Optional Lender Forbearance," none OF the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         All of the mortgage loans that we intend to include in the trust fund accrue interest on an Actual/360 Basis.

         Balloon Loans. One hundred and thirty-nine (139) of the mortgage loans that we intend to include in the trust fund, representing 79.2% of the initial mortgage pool balance, are characterized by--

          o an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

          o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD Loans. Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 20.5% of the initial mortgage pool balance, are characterized by the following features:

          o A maturity date that is generally 25 to 30 years following origination.

          o The designation of an anticipated repayment date that is generally 10 to 12 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

          o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally one (1) to six (6) months prior to the related anticipated repayment date.

          o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

          o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

          o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Excess Interest may, in some cases, compound at the new revised mortgage interest rate. Any Excess Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

          o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Excess Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         Fully Amortizing Loans. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, are each characterized by:

          o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

          o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

         Additional Amortization Considerations. One (1) of the balloon mortgage loans, representing 1.2% of the initial mortgage pool balance, also provides for an initial interest only period of 12 months after the loan's origination date.

         Some of the pooled mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         Prepayment Provisions. As of origination:

          o One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 96.5% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          o Five (5) of the mortgage loans that we intend to include in the trust fund, representing 3.2% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by the greater of a Yield Maintenance Charge or 1% of the principal prepaid, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          o One (1) mortgage loan that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, provides for--

               1. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by the greater of a Yield Maintenance Charge or 3% of the principal prepaid, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

         The open prepayment period, if any, for any mortgage loan may begin up to six (6) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

         The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

         For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

          o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

          o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

         Prepayment Lock-Out Periods. One hundred fifty-five (155) of the mortgage loans that we intend to include in the trust fund, representing 99.7%% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in March 2002. With respect to those mortgage loans, and including defeasance periods during which a mortgage loan cannot be voluntarily prepaid:

          o the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2002 is two hundred thirty-seven
               (237) months;

          o the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2002 is thirty (30) months; and

          o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in March 2002 is one hundred eleven (111) months.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

         Yield Maintenance Periods. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.5% of the initial mortgage pool balance, provide for a Yield Maintenance Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period and/or a prepayment lock-out/defeasance period.

         In the case of all of the mortgage loans with Yield Maintenance Periods, the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

         Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

         However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as a Yield Maintenance Charge.

         The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

         Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

         Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are in excess of a specified amount or a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

         Mortgage Loans Which May Require Principal Paydowns. Seven (7) mortgage loans, representing 5.1% of the initial mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

          o will be released to the related borrower upon satisfaction by the related borrower of certain operating performance related conditions, such as meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

          o will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

         The total amount of that additional collateral is $3,143,000.

         Defeasance Loans. One hundred and fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 96.5% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

          o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

          o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. The related borrower will be required to pay all costs and expenses with respect to a defeasance.

         None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

         Lockboxes. Thirty-five (35) of the mortgage loans that we intend to include in the trust fund, representing approximately 42.8% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

          o HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

          o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4.   an event of default under the mortgage.

               For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 35 mortgage loans referred to above provide for lockbox accounts as follows:

                                                          % OF INITIAL
                                   NUMBER OF                MORTGAGE
     TYPE OF LOCKBOX            MORTGAGE LOANS            POOL BALANCE
-----------------------         --------------            ------------
Springing                              14                     21.4%
Hard                                   21                     21.4%

         For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

          o    taxes and insurance,

          o    capital improvements,

          o    furniture, fixtures and equipment, and/or

          o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         Tax and Insurance Escrows. In the case of one hundred forty-six (146) of the mortgage loans that we intend to include in the trust fund, representing 92.6% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

          o one-twelfth of the annual real estate taxes and assessments, and/or

          o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

         If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

         Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

         In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

         Recurring Replacement and TI&LC Reserves. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

          o capital replacements, repairs and furniture, fixtures and equipment, or

          o    leasing commissions and tenant improvements.

         In the case of most of the mortgaged real properties that will secure a mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

         Engineering Reserves. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

          o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

          o various items identified in the related inspection report may have been corrected.

         In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

         Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Other Financing" below, these clauses either--

          o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

          o prohibit the borrower from doing so without the consent of the holder of the mortgage.

         Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

          o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKP1 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

          o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

          o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

          o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons, entities or types of persons or entities;

          o issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control;

          o    a transfer of ownership interests for estate planning purposes;

          o changes in ownership between existing partners and members of the related borrower;

          o a transfer of non-controlling ownership interests in the related borrower; or

          o    other transfers similar in nature to the foregoing.

         Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

          o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1.   the outstanding principal balance of the mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          o if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

          o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

          o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and certain other properties located in Alaska, Tennessee and Washington, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          o    obtain earthquake insurance, or

          o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

         With respect to each of the mortgaged real properties securing a mortgage loan, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

          o    the trustee has an insurable interest,

          o the insurance coverage is available at commercially reasonable rates as determined by the controlling class representative, and

          o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

         Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

         With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. You should be aware that--

          o many primary insurance companies have eliminated terrorism insurance coverage in their standard policies, and

          o borrowers may not be able to obtain renewal policy coverage for terrorist acts at commercially reasonable rates or at any price.

In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. According to such proposal, insurers would establish a fund to cover losses from acts of terrorism and the federal government would provide additional money if amounts in the fund were insufficient. However, these proposals have been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters", which may not be covered.

         The master servicer will not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, if the master servicer has determined in accordance with the Servicing Standard that either--

          o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          o    such insurance is not available at any rate.

         Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing a mortgage loan, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

         The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

          o    to restore the mortgaged real property, or

          o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2002-CKP1 controlling class representative), as was previously required under the mortgage instrument that had covered the property.

         The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

          o    are not paid because of the deductible clause, and

          o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

         A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in March 2002, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

          o Eleven (11) of the mortgaged real properties, securing 6.1% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Fourteen (14) of the mortgaged real properties, securing 7.9% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

          o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

          o A number of companies are Largest Tenants at more than one of the mortgaged real properties.

          o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Largest Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

         Ground Leases. One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

          o the related ground lease, after giving effect to all extension options, expires approximately 30 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

          o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

          o in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

         Other Financing. Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus as The Shops at Deerfield Square, representing 5.0% of the initial mortgage pool balance, the related mortgage loan documents permit future mezzanine financing only upon lender's prior written consent and satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and the establishment of a lockbox account.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Raytheon Building, representing 1.9% of the initial mortgage pool balance, the related mortgage loan documents permit future mezzanine financing only upon lender's prior written consent and satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and the establishment of a lockbox account. Additionally, the partners of two general partnerships that are the sole members of the respective co-borrowers may pledge their respective distribution rights with respect to such general partnerships and portions of their respective interests in such entities, provided certain specified criteria are satisfied, including no change in control of such entities, and provided further, that if required by any rating agency, the criteria regarding mezzanine financing set forth in the preceding sentence must be satisfied.

         In the case of two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the initial mortgage balance, and secured by mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Chapel Ridge Apartments, Phase I and Chapel Ridge Apartments of Haysville, the borrower is permitted to and has incurred $175,000, with respect to the Chapel Ridge Apartments Phase I property and $579,000, with respect to the Chapel Ridge Apartments of Haysville Property, of subordinate debt that is secured by a pledge of partnership interests in the related borrower.

         Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

UNDERWRITING MATTERS

         General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

         Environmental Assessments. An independent third-party environmental consultant conducted some form of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of one hundred thirty-four (134) mortgaged real properties, securing 92.3% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on March 11, 2002 and in the case of three (3) mortgaged real properties, securing 1.1% of the initial mortgage pool balance, such an assessment or update was conducted within a 14-month period ending on March 11, 2002. In the case of fifty-two (52) mortgaged real properties, securing 6.6% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

          o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

          o when soil or groundwater contamination was suspected or identified, either--

               1. those conditions were remediated or abated prior to the closing date,

               2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

               3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          o in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3. an environmental insurance policy was obtained; or in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

         In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and generally deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

          o the mortgaged real property had not been affected or had been minimally affected,

          o the potential for the problem to affect the mortgaged real property was limited, or

          o a person responsible for remediation, other than the related borrower, had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

          o    us,

          o    any of the other parties to the pooling and servicing agreement,

          o    any of the mortgage loan sellers,

          o    any of the underwriters, or

          o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In some cases, the originator of the related mortgage loan--

          o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "--Environmental Insurance" below.

         The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Environmental Insurance. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, if required to be obtained by the lender to address environmental issues raised in the environmental investigation conducted in connection with the origination of the related mortgage loan, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

         Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as The Shops at Deerfield Square, representing 5.0% of the initial mortgage pool balance, the loss coverage on the secured creditor environmental policy is capped at $10,000,000, which is 20% of the original principal balance of the loan. See "Description of the Underlying Mortgage Loans--The Shops at Deerfield Square" in this prospectus supplement.

         The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A. M. Best.

         Property Condition Assessments. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of four (4) of those mortgaged real properties, securing 1.4% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 11, 2002. The scope of those inspections included an assessment of--

          o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

          o the general condition of the site, buildings and other improvements located at each property.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and were deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves, Recurring Replacement Reserves and TI/LC Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of one hundred eighty-four (184) mortgaged real properties, securing 98.5% of the initial mortgage pool balance, those appraisals were conducted within the 12-month period preceding March 11, 2002.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          o    buyer and seller are motivated;

          o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          o a reasonable time is allowed to show the property in the open market;

          o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

         In the case of those mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

          o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

               1.   satisfy the entire mortgage loan, or

               2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

         Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

          o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

          o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

          o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property;

          o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans; and

          o the mortgage loan documents for certain of the Column loans provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

         Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                                                  PERCENTAGE
                                                                  OF INITIAL                                             CUT-OFF
                                                  CUT-OFF DATE     MORTGAGE                           MORTGAGE           DATE
                                      PROPERTY      PRINCIPAL        POOL                  LOAN PER   INTEREST    U/W    LTV
   #             LOAN NAME              TYPE         BALANCE        BALANCE        SF         SF        RATE      DSCR    RATIO
-----    --------------------------  ------------ --------------  ----------     --------- ---------  --------   ------  --------
1        Metroplex West              Retail         $65,294,018      6.6%          477,461   $136.75    7.2500%   1.41x     75.1%
2        300 M Street Office         Office         $52,801,908      5.3%          279,381   $189.00    7.2500%   1.39x     71.6%
         Building
3        The Shops at Deerfield      Mixed Use      $50,000,000      5.0%          237,079   $210.90    7.1200%   1.27x     77.1%
         Square
4        Locke Sovran Portfolio      Self-Storage   $48,000,000      4.8%        1,782,426    $26.93    7.1900%   1.60x     65.8%
5-7      SSC Portfolio               Retail         $34,804,899      3.5%          402,915    $86.38    7.3600%   1.28x     79.5%
8        Park Center Office          Office         $32,896,136      3.3%          234,951   $140.01    7.5000%   1.25x     78.3%
         Building
9        Oak Ridge Office Portfolio  Office         $29,428,137      3.0%          413,965    $71.09    7.8100%   1.27x     77.0%
10       Clopper Road Portfolio      Mixed Use      $28,201,325      2.8%          197,292   $142.94    7.4000%   1.45x     61.8%
11       Bridgepark Shopping Center  Retail         $23,424,249      2.4%          100,918   $232.11    7.1250%   1.34x     79.1%
12       The Summit - Phase II       Retail         $21,421,366      2.2%          103,924   $206.13    7.3500%   1.33x     77.9%
                                                  --------------  ----------     ---------- ---------  -------   ------  ---------
             Total / Wtd. Avg.                     $386,272,037      38.9%       4,230,312    $91.31    7.3085%   1.37x     74.0%

                                 METROPLEX WEST

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $65,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $65,294,018

ORIGINATION DATE:             October 16, 2001

FIRST PAYMENT DATE:           December 11, 2001

INTEREST RATE:                7.2500% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            After November 11, 2011
                              (the Metroplex Loan's ARD),
                              the interest rate increases by
                              2% to 9.2500% and all excess
                              cash flow is used to reduce the
                              outstanding principal balance
                              on the Metroplex Loan until the
                              principal balance is reduced
                              to zero.

MATURITY DATE:                November 11, 2031

MATURITY/ARD BALANCE:         $57,481,935

BORROWER:                     Metroplex West Associates,
                              L.P.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         -----------------------    -------------------
         Lockout/Defeasance                1-116
         Open                             117-120

LOAN PER UNIT/SQUARE FOOT(1): $137

UP-FRONT RESERVES:            Homelife Reserve(2):$850,000
                              Holdback Reserve(3):$708,003
                              Engineering Reserve:  $9,375

ONGOING RESERVES:             Tax & Insurance Escrow (4):Yes
                              Replacement Reserve(5):  Yes
                              TI/LC Reserve(6):        Yes

LOCKBOX:                      Hard

MEZZANINE:                    N/A
-----------------------------------------------------------



-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

LOCATION:                      Plymouth Meeting, PA

YEAR BUILT/RENOVATED:          2001/ N/A

SQUARE FOOTAGE:                477,461

OCCUPANCY AT U/W:              100%(7)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS       NRSF         % OF NRA     EXPIRATION
-------------       ----         --------     ----------
Giant Food
Store              67,185          14.1%       2/28/2021

Seaman
Furniture
Company, Inc.      48,341          10.1%      10/31/2015


PROPERTY MANAGEMENT:           Goldenberg Management, Inc.

U/W NCF:                       $7,538,374

APPRAISED VALUE:               $87,000,000

CUT-OFF DATE LTV RATIO:        75.1%

MATURITY/ARD LTV RATIO:        66.1%

U/W DSCR:                      1.41x








-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) $850,000 letter of credit for the re-tenanting of the space of a bankrupt tenant. Seaman's Furniture Company has assumed the subject lease, and accordingly, the reserve will be reduced (i) by $283,333.33 upon satisfaction of certain conditions, including occupancy of the space by Seaman's Furniture Company, and (ii) by an additional $283,333.33 on the one (1) year anniversary of the initial release, and (iii) by $283,333.33 on the three (3) year anniversary of the initial release.
(3) A $708,003 Holdback Reserve consisting of (i) $258,752 of unpaid tenant allowances and CAM reconciliations, (ii) $93,603 of ongoing rent abatements for certain tenants whose rent abatement periods are scheduled to phase out within the first year of the loan and (iii) $355,648 withheld for amounts due to the Metroplex borrower's site contractor, Intech Construction subject to completion of certain site work.
(4) The Metroplex borrower is required to make monthly payments into a real estate tax and insurance reserve in an amount sufficient to accumulate funds needed to (i) pay all real estate taxes and assessments prior to their respective due dates and (ii) pay insurance premiums prior to the expiration of the related insurance policies.
(5) The Metroplex borrower is required to make monthly deposits of $5,968 into a Replacement Reserve.
(6) The Metroplex borrower is required to deposit $10,833 on a monthly basis, which amounts will be held by lender for tenant improvement and leasing commission obligations until the amount in the reserve reaches $520,000 or, after that date, if vacancies at the Metroplex Property exceed five percent (5.0%), determined on a trailing twelve (12) month basis, until the reserve amount reaches $780,000.
(7)  Occupancy is based on the 11/30/2001 rent roll.

         The Loan. The largest Loan was originated on October 16, 2001. The Metroplex Loan is secured by a first priority mortgage encumbering a retail shopping center in Plymouth Meeting, Pennsylvania.

         The Borrower. The borrower under the Metroplex Loan is Metroplex West Associates, L.P. The Metroplex borrower is a single-purpose, bankruptcy remote limited partnership organized under the laws of the State of Pennsylvania.

Metroplex General, Inc. is the sole general partner of the Metroplex borrower. A non-consolidation opinion was obtained at origination. Kenneth Goldenberg, the principal of the Goldenberg Group, Inc., which is the sponsor of the Metroplex Loan, together with related family members and employees, indirectly owns a 47.5% interest in the Metroplex borrower. The Goldenberg Group, Inc. was founded in 1984 and has developed and manages over 3 million square feet of property with an additional 2 million square feet of space currently under development. The Pennsylvania Real Estate Investment Trust ("PREIT") controls a 50% interest in the Metroplex borrower. PREIT is a publicly traded real estate investment trust (NYSE: PEI), which currently owns and operates a diversified portfolio of interests in 45 properties with 9.8 million square feet of retail space and 7,242 apartment units.

         The Metroplex Property. The Metroplex Property, which was constructed in 2001, is a regional shopping center located at Chemical Road and Germantown Pike and is commonly known as The Metroplex. The Metroplex Property contains approximately 477,461 square feet of rentable space. The Metroplex Property is anchored by, among others, Giant Food Store, Seaman's Furniture, Bed, Bath & Beyond, Ross Stores, Dick's Sporting Goods, and Best Buy, and is contiguous to newly constructed Lowe's and Target stores.

         Property Management. The Metroplex Property is subject to a management agreement between the borrower and Goldenberg Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Metroplex Loan. The lender under the Metroplex Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under and subsequent acceleration of the Metroplex Loan.

         Cash Management/Lockbox. The borrower under the Metroplex Loan must cause the tenants at the Metroplex Property to deposit their rental payments directly into a bank account controlled by the lender.

                          300 M STREET OFFICE BUILDING


-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $53,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $52,801,908

ORIGINATION DATE:             September 21,2001

FIRST PAYMENT DATE:           November 11, 2001

INTEREST RATE:                7.2500% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            After October 11, 2011 (the
                              300 M Street Loan's ARD),
                              the interest rate increases
                              by 2% and all excess cash
                              flow is used to reduce the
                              outstanding principal
                              balance on the 300 M Street
                              Loan until the principal
                              balance is reduced to zero.

MATURITY DATE:                October 11, 2031

MATURITY/ARD BALANCE:         $46,519,378

BORROWER:                     Federal Center Limited
                              Partnership

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         ------------------------      --------------
         Lockout/Defeasance                1-113
         Open                             114-120

LOAN PER UNIT/SQUARE FOOT(1): $189

UP-FRONT RESERVES:            None

ONGOING RESERVES:             Tax & Insurance Escrow (2):  Yes

                              Replacement Reserve(3):      Yes

                              TI/LC Reserve(4):            Yes

                              Excess Cash Trap Reserve(5): Yes

LOCKBOX:                      Hard

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

LOCATION:                      Washington, D.C.
YEAR BUILT/RENOVATED:          2001/ N/A

SQUARE FOOTAGE:                279,381

OCCUPANCY AT U/W:              100%(6)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS           NRSF      % OF NRA    EXPIRATION
-------------           ----      --------    ----------
Litton PRC, Inc.      91,733        32.8%      4/30/2011
Lockheed Martin       73,808        26.4%      4/30/2011
ADI Technology,
Inc.                  36,905        13.2%      4/30/2011

PROPERTY MANAGEMENT:           Cushman & Wakefield of
                               Washington, D.C., Inc.

U/W NCF:                       $6,021,094

APPRAISED VALUE:               $73,700,000

CUT-OFF DATE LTV RATIO:        71.6%

MATURITY/ARD LTV RATIO:        63.1%

U/W DSCR:                      1.39x







-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) The 300 M Street borrower is required to make monthly payments into a real estate tax and insurance reserve in an amount sufficient to accumulate funds needed to (i) pay all real estate taxes and assessments prior to their respective due dates and (ii) pay insurance premiums prior to the expiration of the related insurance policies.
(3) The 300 M Street borrower is required to deposit $4,674 on a monthly basis into a Replacement Reserve for ongoing repairs and replacements until the amount in escrow equals or exceeds $112,810.
(4) The 300 M Street borrower is required to deposit $22,917 per month into a TI/LC reserve for tenant improvements and leasing commissions reserve. Provided that each year such monthly payment is required to be increased by approximately $2,083 until October 11, 2010, at which time the monthly deposit is required to be increased by $4,167 until October 11, 2011. In addition, the 300 M Street borrower is required to deposit with lender all payments received by the 300 M Street borrower from tenants at the 300 M Street Property in respect of cancellation, termination or surrender of such tenant's lease, including any surrender or cancellation fees, buy-out fees, or reimbursements for tenant improvements and leasing commissions.
(5) The 300 M Street borrower is required to deposit all excess cash flow into an Excess Cash Trap Reserve with lender if certain criteria set forth in the section below entitled "--Excess Cash Trap Reserve" have not been satisfied by October 11, 2010.
(6)  Occupancy is based on the 11/30/2001 rent roll.

         The Loan. The second largest Loan was originated on September 21, 2001. The 300 M Street Loan is secured by a first priority deed of trust encumbering an office building with a parking garage in Washington, D.C.

         The Borrower. The borrower under the 300 M Street Loan is Federal Center Limited Partnership. The 300 M Street borrower is a single-purpose, bankruptcy remote limited partnership organized under the laws of the District of Columbia. 300 M Street Management LLC is the sole general partner of the 300 M Street borrower and is a single-purpose corporation organized under the laws of the District of Columbia. A non-consolidation opinion was obtained at origination. The sponsor, Potomac Investment Properties, Inc., has developed and managed over 2.5 million square feet of office space and approximately 4,000 multifamily units in Virginia, Maryland and Washington, D.C. over the last 75 years.

         The 300 M Street Property. The 300 M Street Property is an eight story office building with a parking garage located at 300 M Street, Washington, D.C., which was constructed in 2001. The 300 M Street Property contains approximately 279,381 square feet of rentable space.

         Property Management. The 300 M Street Property is subject to a management agreement between the borrower and Cushman & Wakefield of Washington, D.C., Inc., a third-party management company. The management agreement generally provides for a management fee of $8,333 per month, which fee shall be increased by 2% per annum but shall, in no event, exceed 1.5% of gross collections, which is subordinated to the 300 M Street Loan. The 300 M Street borrower is also permitted to enter into an asset management agreement with an affiliate of the 300 M Street borrower, so long as the fees payable to the property manager and the asset manager do not, in the aggregate, exceed 3% of gross collections per year. The lender has the right to require the termination of the management agreement if (i) the 300 M Street Loan has been accelerated, (ii) the 300 M Street Loan is not repaid in full by the Anticipated Repayment Date or (iii) the property manager becomes bankrupt or insolvent.

         Cash Management/Lockbox. The borrower under the 300 M Street Loan must cause the tenants at the 300 M Street Property to deposit their rental payments directly into a bank account controlled by the lender.

         Excess Cash Trap Reserve. Unless by October 11, 2010, tenants accounting in the aggregate for at least sixty-five percent (65%) of the rentable square footage of the 300 M Street Property have either:

                  (1) exercised their right to renew the then current term of their respective leases in accordance with the renewal options set forth in such leases, or

                  (2) executed new leases for a term of not less than five (5) years commencing not later than the Anticipated Repayment Date, and the amount then on deposit in the Rollover Reserve is sufficient to pay in full for all the related tenant improvement and leasing commission obligations under such newly executed leases and any existing leases which have been (or may be) renewed, the 300 M Street borrower is required thereafter to deposit all excess cash flow in an Excess Cash Trap Reserve until October 11, 2011 (the "Excess Cash Trap Termination Date"). All amounts deposited into the Excess Cash Trap Reserve are additional security for the repayment of the 300 M Street Loan and may be withdrawn by lender upon the occurrence of an event of default under the 300 M Street Loan. After the Excess Cash Trap Termination Date, any funds then on deposit in the Excess Cash Trap Reserve will be returned to the 300 M Street borrower at any time the projected debt service coverage ratio of the 300 M Street Loan is at least 1.25x or greater. Additionally, if the requirements of either subclause (1) or subclause (2) above have been satisfied, then lender will make disbursements from the Excess Cash Trap Reserve for tenant improvement and leasing commission obligations incurred by the 300 M Street borrower for each lease entered into with an expiration date of at least five years after the Anticipated Repayment Date.

                          THE SHOPS AT DEERFIELD SQUARE

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $50,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $50,000,000

ORIGINATION DATE:             February 7, 2002

FIRST PAYMENT DATE:           April 1, 2002

INTEREST RATE:                7.1200% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                March 1, 2012

MATURITY/ARD BALANCE:         $43,760,424

BORROWER:                     Deerland Square, Ltd. and
                              Kirby Limited Partnership
                              d/b/a Deerland Square
                              Limited Partnership

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         ------------------------      ---------------
         Lockout/Defeasance                1-117
         Open                             118-120

LOAN PER UNIT/SQUARE FOOT(1): $211

UP-FRONT RESERVES:            Engineering Reserve(2):   $150,000

ONGOING RESERVES:             Tax & Insurance Escrow(3):     Yes
                              Replacement Reserve(2):        Yes
                              TI/LC Reserve(4):              Yes

LOCKBOX:                      None

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Mixed Use (Retail/Office)

LOCATION:                      Deerfield, IL

YEAR BUILT/RENOVATED:          2000/ N/A

SQUARE FOOTAGE:                237,079

OCCUPANCY AT U/W:              95%(5)

FEE OR LEASEHOLD:              Fee(6)

                                                LEASE
MAJOR TENANTS           NRSF      % OF NRA    EXPIRATION
-------------           ----      --------    ----------
Whole Foods           38,702        16.3%      9/30/2020

Barnes & Noble        27,692        11.7%      4/30/2016

PROPERTY MANAGEMENT:           CRM Properties Group, Ltd.

U/W NCF:                       $5,130,079

APPRAISED VALUE:               $64,850,000

CUT-OFF DATE LTV RATIO:        77.1%

MATURITY/ARD LTV RATIO:        67.5%

U/W DSCR:                      1.27x






-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) The borrower delivered a letter of credit in the amount of $150,000. When drawn upon by lender, the proceeds of the letter of credit will be deposited into a Replacement Reserve account. If the balance in the reserve account falls below $150,000, the borrower must deposit $3,366 per month until the reserve balance equals $150,000.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due date and (b) pay insurance premiums prior to the expiration of the related policies; provided that, so long as the borrower maintains blanket policies of insurance, the borrower is not required to make monthly payments into the escrow fund with respect to insurance premiums.
(4) The borrower is required to deposit $5,356 per month into a reserve for tenant improvements and leasing commissions until the balance equals $350,000. If the balance in the reserve account falls below $350,000, the borrower must deposit $5,356 per month until the reserve balance equals $350,000.
(5)  Occupancy is based on the 1/11/2002 rent roll.
(6) One of the co-borrowers, Deerland Square, Ltd., is the owner of the fee simple interest in the mortgaged real property. The other co-borrower, Kirby Limited Partnership, is the owner of the leasehold estate in the mortgaged real property pursuant to a ground lease between the two co-borrowers. The co-borrowers are collectively defined as "Borrower" under the mortgage loan documents, and their obligations thereunder are joint and several.

         The Loan. The third largest Loan was originated February 7, 2002. The Shops at Deerfield Square Loan is secured by a first priority mortgage encumbering a mixed-use office retail center located in Deerfield, Illinois.

         The Borrower. The co-borrowers under the Shops at Deerfield Square Loan are Deerland Square, Ltd. ("Deerland") and Kirby Limited Partnership ("Kirby"). Deerland is a single-purpose corporation and Kirby is a single-purpose, bankruptcy remote limited partnership, each organized under the laws of the State of Illinois. A non-consolidation opinion was obtained at origination. Deerland is owned by Charles Malk (who owns 75% of the outstanding shares) and Arnold Malk (who owns 25% of the outstanding shares). Kirby is comprised of the Kirby Corporation as the 1% general partner and limited partners Charles Malk (holding 74% of the partnership interests) and Arnold Malk (holding 25% of the partnership interests). Charles and Arnold Malk have developed and managed twelve properties in the Chicago area since 1982, including four office properties, four retail properties, three mixed-use properties and one self-storage facility.

         The Shops at Deerfield Square Property. The Shops at Deerfield Square Property is a retail and office mixed-use development located at and commonly known as 740 Waukegan Road, Deerfield, IL, which was constructed in 2000. The development includes 10 buildings that contain approximately 237,079 square feet of rentable space.

         Property Management. The Shops at Deerfield Square Property is subject to a management agreement between the borrower and CRM Properties Group, Ltd., an affiliate of the borrower. The property management agreement provides for a management fee of a maximum of 5% of net collections, which is subordinated to The Shops at Deerfield Loan. The lender has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Shops at Deerfield Square Loan.

         Environmental Insurance. The phase I environmental site assessment prepared with respect to The Shops at Deerfield Square Property reported that two former dry cleaners and two former gasoline stations previously had been operated on the mortgaged property. The environmental consultant who prepared the site assessment deemed those former uses to pose relatively low risk to, and estimated them to have limited impact on, The Shops at Deerfield Square Property. The consultant's findings were based on the results of prior investigations on the mortgaged property and the fact that all applicable areas of The Shops at Deerfield Square have been significantly redeveloped and or re-graded in relation to or preparation for the mortgaged property's current use. The lender obtained a secured creditor environmental insurance policy issued by American International Group, Inc. ("AIG"), which has a $0 deductible, a 15-year policy term, and a loss coverage capped at $10,000,000. The premium for the policy has been prepaid in full. The environmental consultant, assuming a "worst-case scenario" for each area of the property, estimated the aggregate cost of $2,273,599 for potential future investigative or remedial costs, which is substantially under the $10,000,000 loss coverage cap on the secured creditor policy. In addition, the borrower was required to purchase an owner's environmental insurance policy issued by AIG with loss coverage up to $10,000,000, with a $250,000 deductible and a 10-year policy term, and naming the mortgagee as an additional insured.

                             LOCKE SOVRAN PORTFOLIO

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL
BALANCE:                   $48,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                   $48,000,000

ORIGINATION DATE:          February 12, 2002

FIRST PAYMENT DATE:        April 1, 2002

INTEREST RATE:             7.1900% per annum

AMORTIZATION TERM:         300 months

HYPERAMORTIZATION:         (1)

MATURITY DATE:             March 1, 2012

MATURITY/ARD BALANCE:      $38,639,192

BORROWER:                  Locke Sovran II L.L.C.

INTEREST CALCULATION:      Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         -------------------------     ----------------
         Lockout/Defeasance                1-116

         Open                             117-120

LOAN PER UNIT/SQUARE       $27
FOOT(2):

UP-FRONT RESERVES:     Engineering Reserve (3):     $1,800,000

                       Environmental Escrow (O&M) (4): $15,000

                       Environmental Escrow(5):       $100,000

ONGOING RESERVES:      Tax & Insurance Escrow(6):          Yes

                       Replacement Reserve(7):             Yes

LOCKBOX:                   Springing(1)

MEZZANINE:                 N/A
-----------------------------------------------------------


-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Portfolio of 27 properties

PROPERTY TYPE:          Self-Storage

LOCATION:               GA, LA, ME, MA, NY, OH, PA, SC
                        and TX

YEAR BUILT/RENOVATED:   1968-1995/ N/A

SQUARE FOOTAGE:         1,782,426

OCCUPANCY AT U/W:       83%(8)

FEE OR LEASEHOLD:       Fee

PROPERTY MANAGEMENT:    Sovran Acquisition Limited
                        Partnership (SALP)

U/W NCF:                $6,626,696

APPRAISED VALUE:        $72,915,000

CUT-OFF DATE LTV RATIO: 65.8%

MATURITY/ARD LTV RATIO: 53.0%

U/W DSCR:               1.60x










-----------------------------------------------------------

(1)  See "--Optional Lender Forbearance" below.
(2)  Based on the cut-off date principal balance.
(3) The Engineering Reserve was established to fund immediate repairs at each property, together with additional repairs budgeted by borrower.
(4) The Environmental Escrow (O&M) in the amount of $15,000 was established to fund O&M Plans and various required permits at the Roswell Road Property, the Salem Church Road Property, the Neff Road Property, the Samuell Boulevard Property, the Airline Highway Property, the Hempstead Road Property, the Spencer Street Property, the Highway 249 Property, the Kuykendahl Property and the Washington Circle Property.
(5) The second Environmental Escrow in the amount of $100,000 was established to fund remediation at the Plantation Road Property and the Pleasant Street Property or to purchase environmental insurance if remediation is not completed within a stipulated time frame.
(6) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to make monthly payments into a Replacement Reserve account in the amount of $26,350.
(8)  Occupancy is based on rent rolls dated between November and December 2001.

         The Loan. The fourth largest Loan was originated on February 12, 2002. The Locke Sovran Portfolio Loan is secured by a first priority mortgage encumbering twenty-seven (27) properties in nine (9) different states.

         The Borrower. The borrower under the Locke Sovran Portfolio Loan is Locke Sovran II L.L.C. The borrower is a single-purpose, bankruptcy remote limited liability company organized under the laws of the State of New York. Locke Sovran Manager II, Inc. is the sole managing member of the borrower. A non-consolidation opinion was obtained at origination. The sponsor, REIT Sovran Self Storage, has developed and managed over 13 million square feet of self-storage real estate assets throughout the United States.

         The Property. Certain information regarding Locke Sovran Portfolio Property is set forth in the following table:


                 PROPERTY                                        LOCATION                                    NRSF
----------------------------------------   --------------------------------------------------------      ------------
The Airline Highway Property                11670 Airline Highway, Baton Rouge, Louisiana                    71,920
The Boone Road Property                     8801 Boone Road, Houston, Texas                                  51,200
The Cannon Road Property                    600 Cannon Road, Myrtle Beach, South Carolina                    61,510
The Cook Road Property                      8450 Cook Road, Houston, Texas                                   61,275
The Elm Road Property                       3787 Elm Road NE, Warren, Ohio                                   60,200
The Franklin Drive Property                 2233 Franklin Drive, Mesquite, Texas                             81,973
The Garners Ferry Road Property             7437 Garners Ferry Road, Columbia, South Carolina                72,976
The Georgia Highway 40 Property             1320 Georgia Highway 40 E, Kingsland, Georgia                    66,837
The Harwin Drive Property                   9951 Harwin Drive, Houston, Texas                                77,454
The Hempstead Road Property                 10640 Hempstead Road, Houston, Texas                            108,839
The Highway 80 Property                     920 Highway 80 East, Mesquite, Texas                             63,240
The Highway 249 Property                    14318 Highway 249, Houston, Texas                                57,279
The Hunt Lane Property                      3540 Hunt Lane, San Antonio, Texas                               64,475
The Industrial Park Road Property           6 Industrial Park Road, Saco, Maine                              53,750
The Kuykendahl Property                     15300 Kuykendahl, Houston, Texas                                108,318
The Military Drive Property                 3343 SW Military Drive, San Antonio, Texas                       48,782
The Neff Road Property                      19200 Neff Road, Cleveland, Ohio                                 74,882
The Old Katy Road Property                  10114 Old Katy Road, Houston, Texas                              52,860
The Plantation Road Property                1606 Plantation Road, Dallas, Texas                              61,520
The Pleasant Street Property                73 Pleasant Street, Dracut, Massachusetts                        46,126
The Pleasant Valley Property                114 Pleasant Valley, Methuen, Massachusetts                      41,040
The Roswell Road Property                   1725 Roswell Road, Marietta, Georgia                             59,450
The Salem Church Road Property              191 Salem Church Road, Harrisburg, Pennsylvania                  59,450
The Samuell Boulevard Property              4311 Samuel Boulevard, Dallas, Texas                             79,046
The Spencer Road Property                   430 Spencer Street, Syracuse, New York                           34,350
The Washington Circle Property              6 Washington Circle, Sandwich, Massachusetts                     39,000
The Westward Property                       6250 Westward, Houston, Texas                                   124,674

         Property Management. The Locke Sovran Portfolio Property is subject to a management agreement between the borrower and Sovran Acquisition Limited Partnership (SALP), an affiliate of the borrower. The management agreement generally provides for a management fee of 5% of gross revenues, which is subordinated to the Locke Sovran Portfolio Loan. The lender has the right to terminate the management agreement upon its obtaining title to, or lawful possession of, the related mortgaged property following a loan default. Sovran Self Storage, Inc. manages over 225 self-storage properties comprising over 13 million net rentable square feet

         Property Substitution. The borrower may obtain a release of individual related mortgaged real properties by substituting a new mortgaged real property for each released mortgaged real property pursuant to the conditions of a property substitution agreement entered into by it at the origination of the Locke Sovran Portfolio Loan. These conditions include, among other requirements, the borrower's payment of all costs associated with any such substitution, the delivery of a confirmation in writing by each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKP1 certificates, the delivery of acceptable legal opinions of independent counsel regarding the substitution (including that the substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CKP1 certificate is outstanding), and the delivery of satisfactory evidence that the debt service coverage ratio for the Locke Sovran Portfolio Loan following the substitution is equal to or greater than the debt service coverage ratio for the Locke Sovran Portfolio Loan as of its origination and as of the date of such substitution.

         Optional Lender Forbearance. In the event that the lender determines that the Locke Sovran Portfolio Loan will not be paid in full on its maturity date, the lender, at its option, may forbear from exercising any remedies (an "Optional Lender Forbearance"). In such event, the interest rate for the Locke Sovran Loan will adjust to the greater of (x) the original interest rate plus four percent (4.0%), and (y) the yield rate on the then-current on-the-run 10-year U.S. Treasury Obligations plus four percent (4.0%). In addition, all income from and after an Optional Lender Forbearance is to be deposited by the borrower or the property manager into a lockbox account controlled by the lender. Until the loan is fully satisfied, disbursements from such lockbox account will be as follows: first, to the payment of any lockbox expenses; next, to the payment of interest at the initial interest rate for the loan; next, to the payment of principal under the original amortization schedule for the loan; next, to the payment of any required tax or insurance reserve account; next, to the payment of operating expenses pursuant to an annual budget approved by the lender; next, to the payment of extraordinary expenses pursuant to an annual budged approved by the lender; next, to the payment of all accrued and unpaid interest on the loan, including any accrued interest in excess of interest at the initial interest rate for the loan, and any interest thereon; next, to the payment of all remaining principal of the loan until paid in full, and finally, to the borrower. The lender may terminate the Optional Lender Forbearance at any time. While an Optional Lender Forbearance is in effect, interest accrued and received (other than Default Interest) on the Locke Sovran Portfolio Loan at a rate equal to the excess of the adjusted mortgage rate over the initial mortgage rate shall be held by the Master Servicer in an escrow account pending the pay-off or other liquidation of the Locke Sovran Portfolio Loan. Funds in such escrow account will be used to pay all special servicing compensation and other expenses of special servicing such loan. Any funds remaining in such escrow account following pay-off or liquidation of the Locke Sovran Portfolio Loan will be treated as Excess Interest.

                                  SSC PORTFOLIO

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:   $34,960,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $34,804,899

ORIGINATION DATE:             August 7, 2001

FIRST PAYMENT DATE:           October 1, 2001

INTEREST RATE:                7.3600% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                September 1, 2011

MATURITY/ARD BALANCE:         $30,768,127

BORROWER:                     SSC Western Hills
                              Marketplace, LLC;
                              SSC Tuttle Crossing, LLC;
                              and SSC Montgomery Crossing, LLC

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         --------------------------     ------------
         Lockout/Defeasance                1-117

         Open                             118-120

LOAN PER UNIT/SQUARE FOOT(1): $86

UP-FRONT RESERVES:            Engineering Reserve(2):    $13,750

ONGOING RESERVES:             Tax & Insurance Escrow(3):     Yes
                              Replacement Reserve(4):        Yes
                              TI/LC Reserve(5):              Yes

LOCKBOX:                      None

MEZZANINE:                    No(6)
-----------------------------------------------------------



-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 3 properties

PROPERTY TYPE:                 Retail

LOCATION:                      OH

YEAR BUILT/RENOVATED:          1993-1998/ N/A

SQUARE FOOTAGE:                402,915

OCCUPANCY AT U/W:              90%(7)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS             NRSF     % OF NRA   EXPIRATION
-------------             ----     --------   ----------
Best Buy                58,420      14.5%      1/31/2011
Hobby Lobby             52,500      13.0%      12/31/2014
Dick's Clothing &
Sporting Goods          50,000      12.4%      1/31/2014





PROPERTY MANAGEMENT:           The Summit Realty Group, Ltd.

U/W NCF:                       $3,715,127

APPRAISED VALUE:               $43,800,000

CUT-OFF DATE LTV RATIO:        79.5%

MATURITY/ARD LTV RATIO:        70.2%

U/W DSCR:                      1.28x
-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) The borrower for the property identified as Tuttle Crossing was required to deposit $13,750 into an Engineering Reserve account for certain asphalt repairs to the property.
(3) The borrowers are required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due date and (b) pay insurance premiums prior to the expiration of the related policies; provided that, so long as the borrower maintains blanket policies of insurance, the borrower is not required to make monthly payments into the escrow fund with respect to insurance premiums.
(4) The borrowers are required to deposit a total amount of $5,026 per month into Replacement Reserve accounts until the amount in escrow equals or exceeds $180,912.
(5) The borrowers are required to make monthly deposits of $8,334 into a TI/LC Reserve account unless the amount in escrow equals or exceeds $400,000. At any time, the borrowers may deliver to lender a letter of credit in the amount of $400,000 in substitution for the deposits then remaining in the TI/LC Reserve. Additionally, if the letter of credit has not been delivered, the borrowers are required to cause all net operating income of the properties to be deposited with lender if any tenant which leases more than 20,000 net rentable square feet terminates its lease, fails to exercise its renewal option, or vacates and/or ceases operations at any of the properties. The funds deposited with lender pursuant to such cash flow sweep are required to be applied by lender to pay debt service and fund ongoing reserves, with the balance to be deposited to the TI/LC Reserve. Such cash flow sweep shall continue until the minimum escrow balance of $400,000 has been achieved.
(6)  See "--Cash Flow Loan" below.
(7) Occupancy is based on the 11/30/2001 rent roll. With the tenant Best Buy at Western Hills Marketplace taking occupancy in March 2002, the weighted average occupancy for the property will be 98%.

         The Loan. The fifth largest loan was originated on August 7, 2001. The SSC Portfolio Loan includes three cross-defaulted and cross-collateralized loans, each of which is secured by a first priority mortgage encumbering an anchored retail center located in Cincinnati and Columbus, Ohio. The borrowers are not permitted to release any of the individual loans from the cross-default and cross-collateralization provisions thereof prior to the payment in full of all of the loans.

         The Borrower. The borrowers under the SSC Portfolio Loan are SSC Western Hills Marketplace, LLC, SSC Tuttle Crossing, LLC and SSC Montgomery Crossing, LLC. Each borrower is a single-purpose, bankruptcy remote limited liability company, organized under the laws of the State of Delaware. SSC Properties, LLC, an Ohio limited liability company, is the sole member of each borrower. A non-consolidation opinion was obtained at origination. Each borrower is controlled through SSC Properties, LLC by the Don
M. Casto organization. The Don M. Casto organization is a full service real estate company based in Columbus, Ohio, involved in the development, management and leasing of shopping centers, office buildings and multifamily properties. The retail portion of the company has been in operation since 1928 and currently owns and manages more than 12 million square feet of retail space in 63 centers throughout Ohio, Pennsylvania, Florida, and Illinois.

         The SSC Portfolio Properties. The SSC Portfolio Properties consist of three anchored retail buildings located in Cincinnati and Columbus, Ohio, commonly known as Western Hills Marketplace, Tuttle Crossing and Montgomery Crossing, which were constructed between 1993 and 1998. The SSC Portfolio Properties contain an aggregate of 402,915 square feet of rentable space.

         Property Management. The SSC Portfolio Properties are subject to individual management agreements between the borrowers and The Summit Realty Group, Ltd., an affiliate of the borrowers. Each management agreement provides for a management fee of 3% of gross collections, which has been subordinated to the SSC Portfolio Loan. The lender under the SSC Portfolio Loan has the right to require a termination of the management agreement after acquiring title to a mortgaged property through foreclosure or otherwise. The Summit Realty Group, Ltd. is the primary leasing and management company for the Don Casto organization and currently managing more that 12 million square feet of retail space in 63 centers throughout Ohio, Pennsylvania, Florida, and Illinois.

         Cash Flow Loan. The related borrowers, each of which is a separate single member limited liability company, together with eleven other related single member limited liability company entities, were capitalized with an aggregate of $36,000,000 in cash equity that was contributed by SSC Properties, LLC, the sole member of each of the borrowers and the eleven other related entities. SSC Properties, LLC was, in turn, capitalized with $6,000,000 of "common" equity and $30,000,000 of subordinate debt. The subordinate debt consists of $12,450,000 from two separate institutional investors and $17,550,000 from various Casto related entities and individual investors, while the "common" equity was provided solely by Casto related entities and individual investors. The subordinate debt is secured only by a pledge of SSC Properties, LLC's net cash flow. No interest in any property or in any borrower entity is pledged to the lenders of the subordinate debt, and the subordinate debt lenders have confirmed in a subordination agreement that their indebtedness is fully subordinate to the rights of the lender of the SSC Portfolio Loan.

         Environmental Insurance. Prior to being developed as a retail center, historical uses of the property identified as Western Hills Marketplace included an ice and fuel storage facility, a coke plant, and a marine service facility with an underground storage tank. To mitigate any environmental risks from previous uses of the site, environmental insurance was obtained. A secured creditor's impaired policy issued by American International Group, Inc. was obtained, insuring losses in the amount equal to 125% of the original principal balance of the loan amount allocated to the Western Hills Marketplace Property with no deductible. The environmental insurance policy covers only the property identified as the Western Hills Marketplace.

                           PARK CENTER OFFICE BUILDING

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $33,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $32,896,136

ORIGINATION DATE:             November 30, 2001

FIRST PAYMENT DATE:           January 11, 2002

INTEREST RATE:                7.5000% per annum

AMORTIZATION TERM:            312 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                December 11, 2011

MATURITY/ARD BALANCE:         $27,365,056

BORROWER:                     EPIPD-Park Center, L.P.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         --------------------------     ------------
         Lockout/Defeasance                1-117

         Open                             118-120

LOAN PER UNIT/SQUARE FOOT(1): $140

UP-FRONT RESERVES:            Special TI/LC Reserve(3): $1,041,284

ONGOING RESERVES:             Tax & Insurance Escrow:(2):      Yes

                              TI/LC Reserve(4):                Yes

LOCKBOX:                      Springing

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

LOCATION:                      Plano, TX

YEAR BUILT/RENOVATED:          2001/ N/A

SQUARE FOOTAGE:                234,951

OCCUPANCY AT U/W:              91%(5)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS             NRSF     % OF NRA   EXPIRATION
-------------             ----     --------   ----------
Ciena Communications,
Inc.                    25,595      10.9%      3/31/2008
Broadwing
Communication Services
Inc.                    25,595      10.9%      12/31/2007

PROPERTY MANAGEMENT:           Jones Lang LaSalle Americas, Inc.
U/W NCF:                       $3,606,114
APPRAISED VALUE:               $42,000,000
CUT-OFF DATE LTV RATIO:        78.3%
MATURITY/ARD LTV RATIO:        65.2%
U/W DSCR:                      1.25x


-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The Special TI/LC Reserve was established to fund pending TI/LC expenditures for specified tenants.
(4) The borrower is required to make monthly payments into a General TI/LC reserve in the amount of $10,000.
(5)  Occupancy is based on the 11/27/2001 rent roll.

         The Loan. The sixth largest Loan was originated on November 30, 2001. The Park Center Office Loan is secured by a first priority deed of trust encumbering a single office building in Plano, Texas.

         The Borrower. The borrower under the Park Center Office Loan is EPIPD-Park Center, L.P. The borrower is a single-purpose, bankruptcy remote limited partnership organized under the laws of the State of Texas. The borrower's sole general partner is EPIPD-No. 1-Inc., a single purpose corporation organized under the laws of the State of Texas with an independent director. A non-consolidation opinion was obtained at origination. The sponsor is controlled by principals of Dallas-based North American Properties Company which is a leading real estate development and management company that was founded in 1954.

         The Park Center Office Property. The Park Center Office Property is an office building located at and commonly known as 2400 Dallas Parkway, Plano, Texas, which was constructed in 2001. The building contains approximately 234,951 square feet of rentable space.

         Property Management. The Park Center Office Property is subject to a management agreement between the borrower and Jones Lange LaSalle Americas, Inc., a third-party management company. The management agreement generally provides for a management fee equal to 2.5% of effective gross income, but in no case less than $3,000 per month, which is subordinated to the Park Center Office Loan. The lender has the right to require termination of the management agreement following the occurrence of, among other circumstances, a default under the deed of trust.

         Cash Management/Lockbox. The borrower under the Park Center Office Loan must cause all rents from the Park Center Office Property to be directly deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event under the cash management agreement occurs under the Park Center Office Loan, the borrower will have access to those funds.

                           OAK RIDGE OFFICE PORTFOLIO

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $31,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $29,428,137

ORIGINATION DATE:             September 12, 1997

FIRST PAYMENT DATE:           November 1, 1997

INTEREST RATE:                7.8100% per annum

AMORTIZATION TERM:            300 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                October 1, 2012

MATURITY/ARD BALANCE:         $20,568,962

BORROWER(1):          Oak Ridge Technical Center
                      Partners-One, L.P.;

                      Oak Ridge Technical Center
                      Partners-Two, L.P.;

                      Oak Ridge Technical Center
                      Partners-Three, L.P.;

                      Oak Ridge Technical Center
                      Partners-Four, L.P.;

                      Oak Ridge Technical Center
                      Partners-Six, L.P.; and

                      Oak Ridge Corporate Partners-I, L.P.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         --------------------------     ------------
         Lockout/Defeasance                1-173

         Open                             174-180

LOAN PER UNIT/SQUARE FOOT(2): $71

UP-FRONT RESERVES:            TI/LC Reserve:        $700,000

ONGOING RESERVES:             Tax & Insurance Escrow(3): Yes
                              Replacement Reserve(4):    Yes
                              TI/LC Reserve(5):          Yes

LOCKBOX:                      Springing

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------

                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 6 properties

PROPERTY TYPE:                 Office

LOCATION:                      Oak Ridge, TN

YEAR BUILT/RENOVATED:          1991/ N/A

SQUARE FOOTAGE:                413,965

OCCUPANCY AT U/W:              100%(6)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS             NRSF     % OF NRA   EXPIRATION
-------------             ----     --------   ----------
SAIC                    113,662     27.5%      5/31/2009

BWXT Y-12, L.L.C.       70,331      17.0%      4/14/2002

UT - Battelle LLC       50,353      12.2%      5/12/2004

PROPERTY MANAGEMENT:           The Cowperwood Company

U/W NCF:                       $3,637,237

APPRAISED VALUE:               $38,200,000

CUT-OFF DATE LTV RATIO:        77.0%

MATURITY/ARD LTV RATIO:        53.8%

U/W DSCR:                      1.27x






-----------------------------------------------------------

(1)  All of the borrowers are jointly and severally liable for the Loan.
(2)  Based on the cut-off date principal balance.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to make monthly deposits into the Replacement Reserves in an amount equal to $5,086, in total, for the six properties. Each borrower is permitted to pool its Leasing Reserve and Replacement Reserve funds with such funds of the other five borrowers. The funds on deposit in such "pooled" account are permitted to be utilized to cover costs of any of the six properties.
(5) The borrower is required to make monthly deposits into the Leasing Reserves in an amount equal to $15,586, in total, for the six properties. Each borrower is permitted to pool its Leasing Reserve and Replacement Reserve funds with such funds of the other five borrowers. The funds on deposit in such "pooled" account are permitted to be utilized to cover costs of any of the six properties.
(6)  Occupancy is based on the 11/30/2001 rent roll.

         The Loan. The seventh largest loan was originated on September 12, 1997. The Oak Ridge Office Portfolio is secured by six individual first priority deeds of trust encumbering six office buildings in Oak Ridge, Anderson County, Tennessee.

         The Borrowers. Each of the borrowers under the Oak Ridge Office Portfolio Loan is a single-purpose, bankruptcy remote limited partnership organized under the laws of the State of Tennessee with a Tennessee corporation as its general partner. A non-consolidation opinion was obtained at origination. John C. Harvey is the president of the corporate general partner of the borrower and owns at least 40% of the limited partnership interests. The sponsor, the Cowperwood Company, was founded in 1977 by its chief executive officer, John C. Harvey. The Cowperwood Company is an office building development, architectural and property management firm that develops and manages office space throughout the country. Since 1977, the Cowperwood Company has constructed over two million square feet of Class-A office buildings and currently owns and manages over one million square feet of office property in New Mexico, South Carolina, Tennessee, Texas and Washington State.

         The Oak Ridge Office Portfolio Property. The Oak Ridge Office Portfolio Property is comprised of six commercial office buildings located at and commonly known as 151 Lafayette Drive and 1009, 1055, 1060, 1093 and 1099 Commerce Park Drive, Oak Ridge Tennessee, which were constructed in 1991. The Oak Ridge Office Portfolio contains approximately 413,965 square feet of rentable space.

         Property Management. The Oak Ridge Office Portfolio Property is subject to a management agreement between each borrower and The Cowperwood Company, an affiliate of the borrowers. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Oak Ridge Office Portfolio Loan. The management agreement states that the property manager and each borrower agree that upon the occurrence of an event of default (a) all rents, security deposits, proceeds and profits of the properties collected by the property manager, after payment of all costs and expenses of operating the property, shall be applied in accordance with lender's written instructions to the property manager and (b) the property manager shall not collect or be entitled to any management fees or other commissions due under the management agreement. The lender has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Oak Ridge Office Portfolio Loan.

                             CLOPPER ROAD PORTFOLIO

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $28,250,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $28,201,325

ORIGINATION DATE:             December 20, 2001

FIRST PAYMENT DATE:           February 11, 2002

INTEREST RATE:                7.4000% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            After January 11, 2012 (the
                              Clopper Road Portfolio
                              Loan's ARD), the interest
                              rate increases by 2% to
                              9.2500% and all excess cash
                              flow is used to reduce the
                              outstanding principal
                              balance of the Clopper Road
                              Loan until the principal
                              balance is reduced to zero.

MATURITY DATE:                January 11, 2032

MATURITY/ARD BALANCE:         $24,886,016

BORROWER:                     ARE-930/940/1201 Clopper
                              Road Loan, LLC

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         -------------------------      ------------
         Lockout/Defeasance                1-116

         Open                             117-120

LOAN PER UNIT/SQUARE FOOT(1): $143

UP-FRONT RESERVES:            TI/LC Reserve(2):          $500,000

ONGOING RESERVES:             Tax & Insurance Escrow(3):      Yes
                              Replacement Reserve(4):         Yes
                              TI/LC Reserve(2):               Yes

LOCKBOX:                      Springing

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------
                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 3 properties

PROPERTY TYPE:                 Mixed Use
                               (Office/Laboratory)

LOCATION:                      Gaithersburg, MD

YEAR BUILT/RENOVATED:          1989/2000

SQUARE FOOTAGE:                197,292

OCCUPANCY AT U/W:              100%(5)

FEE OR LEASEHOLD:              Fee

                                             LEASE
MAJOR TENANTS        NRSF        % OF NRA    EXPIRATION
-------------        ----        --------    ----------
Digene Corp.        92,990         47.1%      12/31/2009

Pro-Virus           59,838         30.3%       2/28/2009

PROPERTY MANAGEMENT:           Alexandria Management, Inc.

U/W NCF:                       $3,405,524

APPRAISED VALUE:               $45,600,000

CUT-OFF DATE LTV RATIO:        61.8%

MATURITY/ARD LTV RATIO:        54.6%

U/W DSCR:                      1.45x









-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) The TI/LC Reserve was established to pay for the tenant improvement and leasing commission needs of the properties and includes (i) $200,000 per year, in the aggregate, paid monthly; (ii) cash or a letter of credit in the amount of $500,000 to be drawn on in connection with tenant improvements and leasing commissions of the properties which amount may be reduced as set forth in the related loan documents; (iii) an excess cash trap amount which will commence if either Pro-Virus, Inc. or Digene Corporation fails to notify the landlord that they are extending the term of their respective lease or are otherwise terminating their lease; (iv) an executed guaranty by Alexandria Real Estate Equities, Inc. (the "REIT") guaranteeing to lender the payment of tenant improvements and leasing commissions in an amount up to $250,000; and (v) an executed guaranty by the REIT guaranteeing to lender the rent payable by Digene Corporation under the Digene Corporation lease until December 31, 2009 in an amount up to $4,000,000.
(3) The Property Owners are required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The Property Owners are required to make monthly payments of $3,288 into a Replacement Reserve for the properties.
(5)  Occupancy is based on the 12/1/2001 rent roll.

         The Loan. The eighth largest Loan was originated on December 20, 2001. The Clopper Road Portfolio Loan adopts an indemnification deed of trust structure which is common in Maryland to allow the borrower to avoid mortgage recording tax. The maker under the Note is ARE-930/940/1201 Clopper Road Loan, LLC, a single purpose, bankruptcy remote entity owned entirely by Tech Park 270 III, LLC, ARE-940 Clopper Road, LLC and ARE-Metropolitan Grove I, LLC (the "Property Owners"). The note is not secured by the lien of a deed of trust but is instead guaranteed, jointly and severally, by a full payment and performance guaranty given by the Property Owners. The payment and performance guaranty is secured by a first priority deed of trust lien on the fee interests of the Property Owners in the properties on a cross-collateralized and cross-defaulted basis. The three indemnification deeds of trust encumber three office, research, development and manufacturing buildings located in Gaithersburg, Maryland.

         The Borrower. The borrower under the Clopper Road Portfolio Loan is ARE-930/940/1201 Clopper Road Loan, LLC. The borrower is a single-purpose, bankruptcy remote limited liability company organized under the laws of the State of Delaware. The borrower is owned entirely by the Property Owners. The borrower has no assets. Each Property Owner is a single purpose bankruptcy remote entity. A non-consolidation opinion was obtained at origination. The sponsor, Alexandria Real Estate Equities, Inc. is a publicly traded real estate investment trust ("ARE") engaged primarily in the ownership, operation, management, and development of office and laboratory space designated and improved for lease, principally to pharmaceutical, biotechnology, diagnostic and personal care products companies, scientific research institutions, universities and related government agencies. As of December 31, 2000, ARE owned 75 properties, containing approximately 4.9 million rentable square feet of office and laboratory space.

         The Clopper Road Portfolio Properties. The Clopper Road Portfolio Properties consist of three separate office, research, development and manufacturing buildings located at and commonly known as 930 Clopper Road, 940 Clopper Road, 1201 Clopper Road, Gaithersburg, Maryland 20878, which were constructed in 1989. The Clopper Road Portfolio Properties contain approximately 197,292 square feet of rentable space.

         Property Management. The Clopper Road Portfolio Property is subject to a management agreement between the borrower and Alexandria Management, Inc., an affiliate of the borrower and the Property Owners. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Clopper Road Portfolio Loan. The lender has the right to require a termination of the management agreement following the occurrence of, among other circumstances, a default under the deed of trust.

         Cash Management/Lockbox. The borrower under the Clopper Road Portfolio Loan must cause all rents from the Clopper Road Portfolio Property to be directly deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event under the cash management agreement occurs under the Clopper Road Portfolio Loan, the borrower will have access to those funds.

                           BRIDGEPARK SHOPPING CENTER

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $23,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $23,424,249

ORIGINATION DATE:             November 1, 2001

FIRST PAYMENT DATE:           December 11, 2001

INTEREST RATE:                7.1250% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                November 11, 2011

MATURITY/ARD BALANCE:         $20,556,580

BORROWER:                     Ladera Retail I, L.L.C.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         -------------------------     --------------
         Lockout/Defeasance                1-114

         Open                             115-120

LOAN PER UNIT/SQUARE FOOT(1): $232

UP-FRONT RESERVES:            None

ONGOING RESERVES:             Tax & Insurance Escrow(2):No

LOCKBOX:                      None

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------
                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

LOCATION:                      Ladera Ranch, CA

YEAR BUILT/RENOVATED:          2001/ N/A

SQUARE FOOTAGE:                100,918

OCCUPANCY AT U/W:              100%(3)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS             NRSF     % OF NRA   EXPIRATION
-------------             ----     --------   ----------
Albertson's              50,000      49.5%      4/2/2021

Sav-On                   13,681      13.6%      4/4/2021

PROPERTY MANAGEMENT:           Westar Management, Inc.

U/W NCF:                       $2,544,688

APPRAISED VALUE:               $29,600,000

CUT-OFF DATE LTV RATIO:        79.1%

MATURITY/ARD LTV RATIO:        69.4%

U/W DSCR:                      1.34x



-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) In lieu of the monthly tax and insurance impound, the borrower may deposit an amount equal to six (6) months of taxes and the annual insurance premium amount.
(3)  Occupancy is based on the 10/1/2001 rent roll.

         The Loan. The ninth largest Loan was originated on November 1, 2001. The Bridgepark Plaza Loan is secured by a first priority mortgage encumbering one shopping center in Ladera Ranch, California.

         The Borrower. The borrower under the Bridgepark Plaza Loan is Ladera Retail I, L.L.C. The borrower is a single-purpose, bankruptcy remote limited liability company organized under the laws of the State of Delaware. Ladera Retail I Investment, L.L.C., is the sole member of the borrower. A non-consolidation opinion was obtained at origination. The sponsor, DMB Ladera, LLC, was formed in December of 1996 for the purpose of acquiring, owning and developing the master-planned community of Ladera Ranch in South Orange County, California. Ladera encompasses approximately 4,000 acres and is to consist of a total of 8,100 homes in five "villages". The homes consist of apartments, townhomes, single-family detached homes, and large estate-sized lots. Completion of the entire project is anticipated to occur in 2010.

         The Bridgepark Plaza Loan Property. The Bridgepark Plaza Property is a shopping center located at the Southeast corner of Crown Valley Parkway and Cecil Pasture Road in Ladera Ranch, California, which was constructed in 2001. The property contains nine buildings consisting of twenty retail units with approximately 100,918 square feet of rentable space. The center contains general retail services such as a grocery store, drug store, restaurants, a gas station, dentistry services, video store and a bank.

         Property Management. The Bridgepark Plaza Property is subject to a management agreement between the borrower and Westar Management, Inc., a third-party management company. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Bridgepark Plaza Loan. The lender has the right to require termination of the management agreement following the occurrence of, among other circumstances, a default under the deed of trust.

                              THE SUMMIT - PHASE II

-----------------------------------------------------------
                     LOAN INFORMATION
-----------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $21,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                      $21,421,366

ORIGINATION DATE:             October 3, 2001

FIRST PAYMENT DATE:           November 11, 2001

INTEREST RATE:                7.3500% per annum

AMORTIZATION TERM:            360 months

HYPERAMORTIZATION:            N/A

MATURITY DATE:                October 11, 2011

MATURITY/ARD BALANCE:         $18,919,542

BORROWER:                     Bayer Retail Company II,
                              L.L.C.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:

           Prepayment Provision         Payment Date
         -------------------------      ------------
         Lockout/Defeasance                1-117

         Open                             118-120

LOAN PER UNIT/SQUARE FOOT(1): $206

UP-FRONT RESERVES:            TI/LC Reserve(2):         $1,043,311
                              Special TI/LC Reserve(3): $1,500,000
                              Earnout Reserve(4):       $1,000,000

ONGOING RESERVES:             Tax & Insurance Escrow(5):       Yes
                              Replacement Reserve(6):          Yes
                              TI/LC Reserve(7):                Yes

LOCKBOX:                      None

MEZZANINE:                    N/A
-----------------------------------------------------------


-----------------------------------------------------------
                   PROPERTY INFORMATION
-----------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

LOCATION:                      Birmingham, AL

YEAR BUILT/RENOVATED:          2001/ N/A

SQUARE FOOTAGE:                103,924

OCCUPANCY AT U/W:              95%(8)

FEE OR LEASEHOLD:              Fee

                                                LEASE
MAJOR TENANTS               NRSF   % OF NRA   EXPIRATION
-------------               ----   --------   ----------
Organized Living, Inc.     20,464    19.7%     07/31/2015

Pottery Barn & Pottery
Barn Kids                  18,213    17.5%     01/31/2013

The Gap                    17,399    16.7%     03/31/2009

PROPERTY MANAGEMENT:           Bayer Properties Incorporated

U/W NCF:                       $2,371,727

APPRAISED VALUE:               $27,500,000

CUT-OFF DATE LTV RATIO:        77.9%

MATURITY/ARD LTV RATIO:        68.8%

U/W DSCR:                      1.33x






-----------------------------------------------------------

(1)  Based on the cut-off date principal balance.
(2) At a closing a TI/LC Reserve of $1,043,311 was established for certain tenants not yet in occupancy. $26,625 has been released in connection with the occupancy by the tenant California Pizza Kitchen.
(3)  See "--Letters of Credit" below.
(4) At closing, an Earnout Reserve of $1,000,000 was established. $900,000 of the reserve was released in connection with California Pizza Kitchen accepting occupancy. Provided no uncured default occurs under the loan and the property maintains a debt service coverage of 1.20 or above, the remaining $100,000 of the Earnout Reserve will be released to the borrower upon the tenant Pasta Yama accepting occupancy and paying full rent. In the event that such reserve is not released prior to August 11, 2002, lender may partially prepay the loan and pay a prepayment fee in an amount equal to the required yield maintenance fee from the remaining reserve.
(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower is required to deposit $1,299 per month (with a maximum reserve of $46,750) into a Replacement Reserve.
(7) The borrower is required to deposit $6,062 per month for the initial 72 months (with a maximum reserve of $275,000) and $8,660 thereafter (with a maximum reserve of $500,000) into a TI/LC Reserve fund for tenant improvements and leasing commissions.
(8)  Occupancy is based on the 9/13/2001 rent roll.

         The Loan. The tenth largest Loan was originated on October 3, 2001. The Summit - Phase II Loan is secured by a first priority mortgage encumbering a retail property in Birmingham, Alabama.

         The Borrower. The borrower under The Summit - Phase II Loan is Bayer Retail Company II, L.L.C. The borrower is a single-purpose, bankruptcy remote limited liability company organized under the laws of the State of Delaware. BRC II, L.L.C. is the sole managing member of the borrower. A non-consolidation opinion was obtained at origination. The sponsor, Bayer Properties, was founded in 1983 and has developed and managed over four million square feet of retail and office real estate assets throughout the United States.

         The Summit - Phase II Property. The Summit - Phase II Property is a retail property located at and commonly known as The Summit - Phase II, 275 Summit Boulevard, Birmingham, Alabama 35243, which was constructed in 2001. The Summit - Phase II Property contains approximately 103,924 square feet of rentable space.

         Property Management. The Summit - Phase II Property is subject to a management agreement between the borrower and Bayer Properties, Incorporated, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross collections, not to be less than $3,000 monthly which is subordinated to The Summit - Phase II Loan. The lender has a right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under The Summit - Phase II Loan.

         Letters of Credit. The borrower provided a $500,000 irrevocable, standby letter of credit from SouthTrust Bank as additional security which must be maintained in effect by the borrower until the tenants Pottery Barn and Pottery Barn Kids either (a) has four (4) years of continuous occupancy with no uncured defaults under the loan or (b) has two (2) years of continuous occupancy with no uncured defaults under the loan, and (i) the Pottery Barn tenant achieves sales of not less than $350 per square foot per annum for a 12-month period and (ii) the Pottery Barn Kids tenant achieves sales of not less than $330 per square foot per annum for a 12-month period. In the event the condition in either (b)(i) or (b)(ii) is satisfied but not the other, the letter of credit can be released pro rata, being a 60% release upon the condition in (b)(i) being satisfied and 40% upon the condition in (b)(ii) being satisfied.

         The borrower also provided a $1,000,000 irrevocable, standby letter of credit from SouthTrust Bank as additional security which must be maintained in effect by the borrower until the tenant Organized Living either (a) has four (4) years of continuous occupancy with no uncured defaults under the loan or (b) has two (2) years of continuous occupancy with no uncured defaults under the loan and achieves sales of not less than $275 per square foot per annum for a 12-month period. If the Organized Living tenant ceases to be a tenant, the lender has agreed to consider in its discretion releasing the letter of credit upon approval of a replacement tenant and its lease.

THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

         We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

          o Column Financial, Inc.--ninety (90) mortgage loans, representing 51.3% of the initial mortgage pool balance;

          o KeyBank National Association--thirty-two (32) mortgage loans, representing 22.8% of the initial mortgage pool balance; and

          o PNC Bank, National Association--thirty-four (34) mortgage loans, representing 25.9% of the initial mortgage pool balance

         Column acquired eleven (11) of the mortgage loans that it is selling to us, representing 7.3% of the initial mortgage pool balance, from its affiliates or correspondents in Column's or its affiliates' conduit lending program, which originated or purchased each of those eleven mortgage loans. Column originated or acquired each of the other mortgage loans that it is selling to us.

         KeyBank originated each of the mortgage loans that it is selling to us.

         PNC Bank or its affiliates originated thirty (34) of the mortgage loans, representing 25.9% of the initial mortgage pool balance. All of these 34 mortgage loans will be sold directly by PNC Bank to the depositor.

         Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,800 commercial and multifamily rental mortgage loans totaling approximately $16 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

         KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2001, KeyBank had total assets of approximately $71.5 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $66.6 billion and approximately $4.9 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

         KeyCorp Real Estate Capital Markets, Inc. KRECM is a corporation organized under the laws of Ohio. Its principal offices are in Cleveland, Ohio. KRECM is a wholly-owned subsidiary of KeyBank, which is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters. KRECM formerly was the original lender for KeyCorp's conduit loan origination program. KeyBank now serves as the conduit loan originator and KRECM's loan origination activities focus on Fannie Mae and Freddie Mac loans.

         PNC Bank, National Association and Affiliates. PNC Bank, National Association ("PNC Bank") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. At December 31, 2000 and September 30, 2001, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan Services, Inc., the master servicer, is a wholly owned subsidiary of PNC Bank.

         PNC Financial. PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographical presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, providing regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain banking, asset management and global fund services internationally.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

         In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

          o    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

          o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

          o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

          o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

          o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

          o copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

          o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

          o in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2002-CKP1 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

          o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

          o that omission or defect materially and adversely affects the value of, or the interests of any series 2002-CKP1 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2002-CKP1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

          o the date on which the offered certificates are initially issued, and

          o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include--

          1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is true and correct in all material respects;

          2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests;

          3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the cut-off date;

          4. the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged real property;

          5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

          6. the related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

          7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related mortgaged real property has not been released from the lien of such mortgage, in whole or in material part;

          8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

          9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property;

          10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein;

          11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, a report of each such assessment has been delivered to the depositor and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment;

          13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

          14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

          15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

          16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          17. for any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;
               (b) the borrower's interest in such ground lease is assignable to the seller and its assigns upon notice to, but without the consent of, the lessor thereunder; (c) to the knowledge of the seller, such ground lease is in full force and effect and, to the knowledge of the seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor); (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the mortgage loan;

          18. the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

          19. except as disclosed herein with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
               (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

          20. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property.

         The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

          o there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

          o that breach materially and adversely affects the value of, or the interests of any series 2002-CKP1 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2002-CKP1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan or the interests of the certificateholders therein, then that mortgage loan seller will be required to take one of the following courses of action:

          o    cure such breach or defect in all material respects; or

          o repurchase the affected mortgage loan. The purchase price for any mortgage loan repurchase will be equal to the sum of--

               1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the due date in the due period of purchase (which includes unpaid master servicing fees and primary servicing fees), plus

               3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as defined herein), plus

               4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, the depositor and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

               5. the amount of any special servicing fees accrued on such mortgage loan and if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below) the amount of the liquidation fee payable to the special servicer ; or

          o replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event shall a substitution occur later than the second anniversary of the closing date.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

         In addition to the foregoing, if--

          o any mortgage loan is required to be repurchased or substituted as contemplated above, and

          o    such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the mortgage loan seller which sold the loan to the depositor will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless, in the case of a breach, both of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a breach had initially occurred:

          (i) the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution,

          (ii) the loan-to-value ratio for any related crossed loans that remain in the trust is not greater than the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the related mortgage loan seller), and

         (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CKP1 certificate is outstanding.

         In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the Special Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and the depositor have agreed in the mortgage loan purchase agreement to forbear from enforcing any remedies against the other's primary collateral, but each is permitted to exercise remedies against the primary collateral securing its respective affected crossed loans, including, with respect to the trustee, the primary collateral securing mortgage loans still held by the trustee. Both parties will be required to use commercially reasonable efforts to exercise remedies with respect to its primary collateral in a manner that does not impair the ability of the other party to exercise its remedies with respect to the primary collateral securing the crossed loans held by such party.

         Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of certificateholders in a mortgage loan and be a defect deemed to materially and adversely affect the interest of the certificateholders:

          o the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

          o the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

          o the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property, relating to such mortgage loan;

          o the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; or

          o the absence from the mortgage file of any original letter of credit.

         The foregoing obligation to cure, repurchase or provide a substitute mortgage loan or loans will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach of the mortgage loan sellers' representations or warranties regarding the mortgage loans.

         Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

         Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that either Column, KeyBank or PNC Bank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2002. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

         The series 2002-CKP1 certificates will be issued, on or about March [__], 2002, under a pooling and servicing agreement to be dated as of March 1, 2002, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

          o    the mortgage loans;

          o any and all payments under and proceeds of the mortgage loans received after their respective due dates in March 2002, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the mortgage loans;

          o    our rights under each of the mortgage loan purchase agreements;

          o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

          o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

         The series 2002-CKP1 certificates will include the following classes:

          o the A-1, A-2, A-3, B, C, D and E classes, which are the classes of series 2002-CKP1 certificates that are offered by this prospectus supplement; and

          o the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, Q, R and V classes, which are the classes of series 2002-CKP1 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

         Each class of series 2002-CKP1 certificates, other than the class A-X, A-SP, R and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Allocation of Collateral Support Deficits" below.

         The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal.

         Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates. The total principal balance of each of the A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q classes will constitute a separate component (or, solely in the case of the class [__] certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class [__] certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class [__] certificates in excess of $[__________]; and (b) the second consisting of that portion of the total principal balance of the class [__] certificates equal to the lesser of $[__________] and the entire such total principal balance of the class [__] certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of [__] components.

         Solely for the calculation of interest, the class A-SP certificates will have a total notional amount that is--

          1. as of any date of determination through and including the distribution date in [__________], equal to the sum of (a) the lesser of $[__________] and the then total principal balance of the class [__] certificates, and (b) the then total principal balance of the class [ ], [ ], [ ], [ ], [ ] and [ ] certificates, and

          2. as of any date of determination after the distribution date in [__________], equal to $0.

         The total principal balance of, or portion of the total principal balance of, each of the classes of series 2002-CKP1 certificates referred to in clause 1. of the prior sentence constitutes a separate component of the initial total notional amount of the class A-SP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-SP certificates will consist of [ ], [( )] components.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2002-CKP1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

         Because of time-zone differences--

          o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

          o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

         Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

         Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

         DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

         The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

         Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

         DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

         None of the depositor, the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

         Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to the beneficial owners of offered certificates or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if--

          o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

          o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

          o the trustee determines that Definitive Certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

         Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the special servicer and the master servicer will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2002-CKP1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be invested by the trustee in Permitted Investments.

         The Trustee--

          o will be entitled to retain any interest or other income earned on those funds; and

          o will be required to cover any losses of principal from its own funds.

         Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

          o All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2002-CKP1 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other trust fund expenses;

               4. net investment income on the funds in the collection account and certain other accounts; and

               5. amounts deposited in the master servicer's collection account in error.

          o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

          o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

          o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

          o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

          o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2003, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis; and

          o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2002-CKP1 certificates.

         For any distribution date, the Total Available Funds will consist of three separate components:

          o the portion of those funds that represent Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates and/or any holders of class A-1, A-2, A-3, B, C, D, E, F, G or H certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

          o the portion of those funds that represent Excess Interest collected on the ARD Loans in the trust fund and the mortgage loan identified on Exhibit A-1 as the Locke Sovran Portfolio Loan (during an Optional Lender Forbearance) during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Excess Interest" below;

          o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2002-CKP1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested by the trustee in Permitted Investments.

         The Trustee--

          o will be entitled to retain any interest or other income earned on those funds; and

          o will be required to cover any losses of principal from its own funds.

         Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

         During January, except in a leap year, and February, of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrues interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate, the primary servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Excess Interest.

         During March of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2002-CKP1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         In order for a series 2002-CKP1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

         Distributions made to a class of series 2002-CKP1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Interest Distributions. All of the classes of the series 2002-CKP1 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2002-CKP1 certificates, that interest will accrue during each interest accrual period based upon:

          o the pass-through rate for that class and the related distribution date;

          o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-SP certificates following the [__________] interest accrual period.

         On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2002-CKP1 certificates will be entitled to receive--

          o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

          o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2002-CKP1 certificates.

         If the holders of any interest-bearing class of the series 2002-CKP1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2002-CKP1 certificates will equal the product of--

         the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-CKP1 certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2002-CKP1 certificates for the initial interest accrual period is shown on page S-6.

         The pass-through rates for the class [__], [__] and [__] certificates for each interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

         The pass-through rates for the class [__], [__] and [__] certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

          o the pass-through rate applicable to the subject class for the initial accrual period, ]

          o    the Weighted Average Net Mortgage Rate.

         The pass-through rate for the class [ ], [ ] and [ ] certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate for that interest accrual period.

         The pass-through rate for the class A-X certificates for each interest accrual period will equal the weighted average of the various class A-X strip rates for that interest accrual period, weighted on the basis of the respective components of the total notional amount of the class A-X certificates to which each of those class A-X strip rates relates. The class A-X strip rates are calculated as follows:

          1. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class [__], [__], [__], [__], [__], [__], [__], [__], [__], [__] and [__] certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

          2. for purposes of accruing interest during any interest accrual period from and including the March 2002 interest accrual period through and including the [__________] interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the lesser of $[__________] and the total principal balance of the class [__] certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto;

          3. for purposes of accruing interest during any interest accrual period from and including the March 2002 interest accrual period through and including the [__________] interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the excess, if any, of the total principal balance of the class [__] certificates over $[__________], the applicable class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the pass-through rate for the class [___] certificates for that interest accrual period;

          4. for purposes of accruing interest during any interest accrual period after the [__________] interest accrual period on the components of the total notional amount of the class A-X certificates described in the immediately preceding clauses 2. and 3., collectively constituting the total principal balance of the class [___] certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the pass-through rate for the class [___] certificates for that interest accrual period;

          5. for purposes of accruing interest during any interest accrual period from and including the March 2002 interest accrual period through and including the [__________] interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__]
               certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the rate per annum corresponding to the related distribution date set forth on Schedule I hereto; and

          6. for purposes of accruing interest during any interest accrual period after the [__________] interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__]
               certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

         The pass-through rate for the class A-SP certificates for each interest accrual period will equal the weighted average of the various class A-SP strip rates for that interest accrual period, weighted on the basis of the respective components of the class A-SP certificates to which each of those class A-SP strip rates relate. The class A-SP strip rates are calculated as follows:

          A. for purposes of accruing interest during any interest accrual period from and including the March 2002 interest accrual period through and including the [__________] interest accrual period on the component of the total notional amount of the class A-SP certificates consisting of an amount equal to the lesser of $[__________] and the total principal balance of the class [___] certificates, the applicable class A-SP strip rate for that component will equal the excess, if any, of--

               o the lesser of (1) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (2) the Weighted Average Net Mortgage Rate, over

               o the pass-through rate for the class [__] certificates for that interest accrual period; and

         B. for purposes of accruing interest during any interest accrual period from and including the March 2002 interest accrual period through and including the [__________] interest accrual period on those components of the total notional amount of the class A-SP certificates consisting of the respective total principal balances of the class [__], [__], [__], [__], [__] and [__] certificates, the applicable class A-SP strip rate for each such component will equal the excess, if any, of--

               o the lesser of (1) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (2) the Weighted Average Net Mortgage Rate, over

               o the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

The class A-SP certificates will cease accruing interest after the [__________] interest accrual period.

         The calculation of the Weighted Average Net Mortgage Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2002-CKP1 certificates, other than the class A-X, A-SP, R and V certificates, on each distribution date, will equal that class' allocable share of the Total Principal Distribution Amount for that distribution date.

         In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2 and Class A-3 certificates on each distribution date will equal:

               in the case of the class A-1 certificates, the lesser of--

               1. the entire Total Principal Distribution Amount for that distribution date, and

               2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

               in the case of the class A-2 certificates, the lesser of--

               1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

               2. the total principal balance of the class A-2 certificates immediately prior to that distribution date; and

               in the case of the class A-3 certificates, the lesser of--

               1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and class A-2 certificates as described in the two preceding bullet points, and

               2. the total principal balance of the class A-3 certificates immediately prior to that distribution date.

         However, if the A-1, A-2 and A-3 classes are outstanding on or after the date on which the principal balances of all other classes of series 2002-CKP1 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and, in any event, as of the final distribution date for the series 2002-CKP1 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

         While the class A-1, A-2 and A-3 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2002-CKP1 certificates.

         Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2002-CKP1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

         The portion of that Total Principal Distribution Amount that remains unallocated, and

          o the total principal balance of the particular class immediately prior to that distribution date.

                ORDER OF ALLOCATION              CLASS
                -------------------              -----
                        1st                        B
                        2nd                        C
                        3rd                        D
                        4th                        E
                        5th                        F
                        6th                        G
                        7th                        H
                        8th                        J
                        9th                        K
                       10th                        L
                       11th                        M
                       12th                        N
                       13th                        O
                       14th                        P
                       15th                        Q

         In no event will the holders of any class of series 2002-CKP1 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2002-CKP1 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2002-CKP1 certificates, if any, listed above it in the foregoing table is reduced to zero.

         Loss Reimbursement Amounts. As discussed under "--Allocation of Collateral Support Deficits" below, the total principal balance of any class of series 2002-CKP1 certificates, other than the class A-X, A-SP, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2002-CKP1 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Distributions. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2002-CKP1 certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:


   ORDER OF            RECIPIENT
 DISTRIBUTION      CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
---------------- ---------------------- ------------------------------------------------------------------------------
      1st           A-1, A-2, A-3,      Interest up to the total interest distributable on those classes, pro rata
                     A-X and A-SP       based on the total interest distributable on each class
      2nd          A-1, A-2 and A-3     Principal up to the total principal distributable on those classes, allocable as among those classes as described immediately following this table.
      3rd          A-1, A-2 and A-3     Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class
---------------- ---------------------- ------------------------------------------------------------------------------
      4th                  B            Interest up to the total interest distributable on that class
      5th                  B            Principal up to the total principal distributable on that class
      6th                  B            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
      7th                  C            Interest up to the total interest distributable on that class
      8th                  C            Principal up to the total principal distributable on that class
      9th                  C            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
     10th                  D            Interest up to the total interest distributable on that class
     11th                  D            Principal up to the total principal distributable on that class
     12th                  D            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
     13th                  E            Interest up to the total interest distributable on that class
     14th                  E            Principal up to the total principal distributable on that class
     15th                  E            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------


                                     S-102

---------------- ---------------------- ------------------------------------------------------------------------------
      16th                  F            Interest up to the total interest distributable on that class
      17th                  F            Principal up to the total principal distributable on that class
      18th                  F            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
      19th                  G            Interest up to the total interest distributable on that class
      20th                  G            Principal up to the total principal distributable on that class
      21st                  G            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
      22nd                  H            Interest up to the total interest distributable on that class
      23rd                  H            Principal up to the total principal distributable on that class
      24th                  H            Reimbursement up to the loss reimbursement amount for that class
---------------- ---------------------- ------------------------------------------------------------------------------
      25th                  J            Interest up to the total interest distributable on that class
      26th                  J            Principal up to the total principal distributable on that class
      27th                  J            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      28th                  K            Interest up to the total interest distributable on that class
      29th                  K            Principal up to the total principal distributable on that class
      30th                  K            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      31st                  L            Interest up to the total interest distributable on that class
      32nd                  L            Principal up to the total principal distributable on that class
      33rd                  L            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      34th                  M            Interest up to the total interest distributable on that class
      35th                  M            Principal up to the total principal distributable on that class
      36th                  M            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      37th                  N            Interest up to the total interest distributable on that class
      38th                  N            Principal up to the total principal distributable on that class
      39th                  N            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      40th                  O            Interest up to the total interest distributable on that class
      41st                  O            Principal up to the total principal distributable on that class
      42nd                  O            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      43rd                  P            Interest up to the total interest distributable on that class
      44th                  P            Principal up to the total principal distributable on that class
      45th                  P            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      46th                  Q            Interest up to the total interest distributable on that class
      47th                  Q            Principal up to the total principal distributable on that class
      48th                  Q            Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ------------------------------------------------------------------------------
      49th                  R            Any remaining portion of the funds being distributed

         In general, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the date on which the principal balances of all other classes of series 2002-CKP1 certificates subordinate to the class A-1, A-2 and A-3 certificates have been reduced to zero by the application of Collateral Support Deficit thereto, and in any event on the final distribution date for the series 2002-CKP1 certificates, the trustee will make distributions of principal on that class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respect total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-CKP1 certificates identified in the foregoing table, other than the class A-X, A-SP and R certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Allocation of Collateral Support Deficits" below.

         Distributions of Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

          o the holders of any class A-1, A-2, A-3, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

               1.   the amount of that Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2002-CKP1 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2002-CKP1 certificates on that distribution date, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date; and

          o any portion of the Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributable to the holders of the class A-X certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

         After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charge collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2002-CKP1 certificates.

         Neither we nor any of the underwriters makes any representation as to--

          o the enforceability of any provision of the mortgage loans requiring the payment of any prepayment consideration, or

          o    the collectability of that prepayment consideration.

         See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Distributions of Excess Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and the mortgage loan identified on Exhibit A-1 as the Locke Sovran Portfolio Loan (during Optional Lender Forbearance) and applied as Excess Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Excess Interest).

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    distributions on the series 2002-CKP1 certificates,

          o allocations of Collateral Support Deficits to the series 2002-CKP1 certificates, and

          o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-CKP1 pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate, and the Total Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

          o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

ALLOCATION OF COLLATERAL SUPPORT DEFICITS

         As a result of Collateral Support Deficits, the total Stated Principal Balance of the mortgage loans may decline below the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates. If this occurs following the distributions made to the 2002-CKP1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2002-CKP1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2002-CKP1 certificates equals the sum of the total Stated Principal Balance of the mortgage loans that will, in each case, be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION              CLASS
                        1st                        Q
                        2nd                        P
                        3rd                        O
                        4th                        N
                        5th                        M
                        6th                        L
                        7th                        K
                        8th                        J
                        9th                        H
                       10th                        G
                       11th                        F
                       12th                        E
                       13th                        D
                       14th                        C
                       15th                        B
                       16th                A-1, A-2 and A-3,
                                           pro rata based on
                                            total principal
                                               balances

         The above-described reductions in the total principal balances of the respective classes of the series 2002-CKP1 certificates identified in the foregoing table, will represent an allocation of the Collateral Support Deficits that caused the particular mismatch in balances between the mortgage loans and those classes of series 2002-CKP1 certificates.

         In general, Collateral Support Deficits could result from the occurrence of--

          o losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies, the payment to the special servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," the payment of interest on advances (to the extent not covered by Default Interest and late payment charges collected on the related mortgage loans) and certain servicing expenses; and

          o certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the trustee, the master servicer, the special servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement."

         Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund. A class of the series 2002-CKP1 certificates will be considered outstanding until its certificate balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such class.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, primary servicing fees and workout fees, that--

          o were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

          o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          o    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

         With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2002-CKP1 certificates on that distribution date.

         If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes a monthly debt service advance with respect to any of the mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. The trustee may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance on a mortgage loan will be payable out of any amounts then on deposit in the master servicer's collection account.

         A monthly debt service payment will be assumed to be due with respect to:

          o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Excess Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2002-CKP1 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2002-CKP1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in April 2002.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2002-CKP1 certificateholders only those persons in whose names the series 2002-CKP1 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of any certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

         Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

          o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-CKP1 certificateholders since the date of initial issuance of the offered certificates;

          o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          o the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

          o the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

          o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

          o the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

          o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

          o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

         The voting rights for the series 2002-CKP1 certificates will be allocated as follows:

          o [ ]% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, in proportion to the respective total principal balances of those classes;

          o [ ]% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective total notional amounts of those classes; and

          o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

         Voting rights allocated to a class of series 2002-CKP1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on--

          o the price at which the certificate is purchased by an investor, and

          o    the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

          o    the pass-through rate for the certificate,

          o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

          o the rate, timing and severity of Collateral Support Deficits and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

         Pass-Through Rates. The pass-through rates applicable to the class [__] and [__] certificates will be variable and will be limited by or be equal to the Weighted Average Net Mortgage Rate from time to time. The Weighted Average Net Mortgage Rate would decline if the rate of principal payments on mortgage loans with higher mortgage interest rates was faster than the rate of principal payments on mortgage loans with lower mortgage interest rates. Accordingly, the yield on the class [__] and [__] certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

         Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

          o    the amount of distributions on your offered certificates,

          o    the yield to maturity of your offered certificates,

          o the rate of principal distributions on your offered certificates, and

          o    the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

          o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

          o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or Yield Maintenance Charges, and

               2.   amortization terms that require balloon payments;

          o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

          o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          o    the relative importance of those factors;

          o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o the overall rate of prepayment or default on the underlying mortgage loans.

         Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March [__], 2002 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2 and/or A-3 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2002-CKP1 certificates with principal balances.

         The tables set forth in Exhibit C show with respect to each class of offered certificates--

          o    the weighted average life of that class, and

          o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, B, C, D and E certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that--

          o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT


GENERAL

         The series 2002-CKP1 certificates will be issued, the trust fund will be created and the mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 1, 2002, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

         Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

         Midland Loan Services, Inc. will be the initial master servicer with respect to the mortgage pool.

         Midland, a wholly-owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

         As of December 31, 2001, Midland was servicing approximately 14,100 commercial and multifamily loans with a principal balance of approximately $68.0 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 10,300 of the loans, with a total principal balance of approximately $51.3 billion, pertain to commercial and multifamily mortgage-backed securities.

         Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

          o    financial institutions,

          o    private investors, and

          o    issuers of commercial and multifamily mortgage-backed securities.

         Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

         Midland currently maintains an Internet-based investor reporting system, CMBS Investor InsightSM, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2002-CKP1 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor InsightSM through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor InsightSM. Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

         The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE SPECIAL SERVICER

         Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool and in such capacity will be responsible for servicing the specially serviced mortgage loans.

         The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 584-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engaged principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments.

         The special servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of August 31, 2001, the special servicer and its affiliates were managing a portfolio which included an original count of over 13,000 assets in most states with an original face value of over $64 billion, most of which are commercial real estate assets. Included in this managed portfolio are $62 billion of commercial real estate assets representing 81 securitization transactions, for which the special servicer is servicer or special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

THE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee under the pooling and servicing agreement.

         Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2002-CKP1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

         The master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

          o    any and all applicable laws,

          o    the express terms of the pooling and servicing agreement,

          o    the express terms of the respective mortgage loans, and

          o    to the extent consistent with the foregoing, the Servicing
               Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

          o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

          o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

         In the event that a Servicing Transfer Event occurs with respect to any mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         In general, subject to specified requirements and certain consents and approvals of the series 2002-CKP1 controlling class representatives contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer:

          o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

          o otherwise, to render other incidental services with respect to any specially serviced assets.

         Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

         The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of seventy-five (75) of the mortgage loans representing 48.3% of the initial mortgage pool balance, it is expected that the master servicer will perform some or all of its servicing duties through KeyCorp Real Estate Capital Markets, Inc. ("KRECM") as primary servicer who cannot be terminated, including by a successor master servicer, except for cause. Seventy-nine (79) of the mortgage loans representing 50.5% of the initial mortgage pool balance will be primarily serviced by Midland. Various other parties will act as primary servicer with respect to the remaining two (2) of the mortgage loans representing 1.2% of the initial mortgage pool balance.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

          o will be earned with respect to each and every underlying mortgage loan, including--

               1.   each specially serviced mortgage loan, if any,

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

               3.   each mortgage loan as to which defeasance has occurred; and

          o    in the case of each mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

               2. accrue at a master servicing fee rate equal to 0.02% per annum (exclusive of any primary servicing fee),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         The master servicer will also be entitled to a primary servicing fee with respect to those mortgage loans for which it is primary servicer. Except for two (2) mortgage loans, the mortgage loans not primarily serviced by the master servicer will be serviced by KRECM. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

         In the event that Midland resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement. In the event that Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland as primary servicer under the pooling and servicing agreement.

         In the event that KRECM resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee, except to the extent that any portion thereof is needed to compensate any replacement primary servicer for assuming the duties of KRECM under the primary servicing agreement.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period (other than Prepayment Interest Shortfalls with respect to any specially serviced mortgage loan, as a result of the payment of insurance proceeds or condemnation proceeds, subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), pursuant to applicable law or a court order or at the request of or with the consent of the Directing Certificateholder), the master servicer must make, with respect to each such Prepayment Interest Shortfall, a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of such Prepayment Interest Shortfall or the master servicing fee attributable to the related mortgage loan for the related collection period.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

          o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period,

          o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

          o any investment income earned on the related principal prepayment for the related collection period,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-CKP1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

         Special Servicing Fee.  The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

          o in the case of each mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

               2. accrue at a special servicing fee rate of 0.25% per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

         Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-CKP1 certificateholders.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

          o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

          o the purchase of any Defaulted Loan by the special servicer, as described under "--Realization Upon Mortgage Loans" below; or

          o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2002-CKP1 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-CKP1 certificateholders.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

          o the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

          o the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

         In addition, the following items collected on the mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

          o any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

               1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

               2. to reimburse the trust fund for any unreimbursed advances that were made with respect to that mortgage loan or the related mortgaged real property, together with interest on such advances if such interest was paid to the master servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to Additional Trust Fund Expenses related to that mortgage loan, and

          o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

          o will generally be entitled to retain any interest or other income earned on those funds, and

          o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

         Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the master servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

         The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2002-CKP1 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

         To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of any applicable cure period in the definition of a master servicer event of default.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the master servicer nor the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer or the trustee makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any servicing advance.

         The pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-CKP1 certificateholders, as a collective whole.

         The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of amounts then on deposit in the collection account.

REPLACEMENT OF THE SPECIAL SERVICER

         The holder or holders of more than 50% of the total principal balance of the series 2002-CKP1 controlling class may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2002-CKP1 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-CKP1 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer may be entitled to--

          o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

          o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

          o continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

         The mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related mortgaged real property or (b) provide that the mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The special servicer will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the special servicer determines, in accordance with the Servicing Standard, that--

          o    not declaring an event of default under the related mortgage; or

          o    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

         If the special servicer, determines that--

          o    not declaring an event of default under the related mortgage; or

          o    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the special servicer is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

          (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related mortgage; and

         (2) with respect to any mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a mortgage loan, part of a cross-collateralized group or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, the special servicer has received, as written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2002-CKP1 certificates. The master servicer or special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

         Mortgage Loans described in (2) are referred to as "Significant Mortgage Loans."

         The special servicer is required to provide notice to each of Moody's and S&P of the assumption of any mortgage loan or transfer of a direct or indirect controlling interest in the borrower under a mortgage loan to the extent the special servicer is aware of such transfer which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

         The consent of the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

         The mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

          o that the mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property; or

          o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property.

         The special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless--

          o the special servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the trust fund, and

          o with respect to Significant Mortgage Loans, the special servicer receives prior written confirmation from each of the rating agencies, that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2002-CKP1 certificates.

See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus. The special servicer must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The pooling and servicing agreement will permit the master servicer, a primary servicer or the special servicer, as applicable, to modify, waive or amend any term of the related mortgage loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not--

          o affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

          o affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

          o except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

          o in the judgment of the master servicer or special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the mortgage loan is in default or default is reasonably foreseeable, the master servicer or special servicer, as applicable, has determined (and may rely upon an opinion of counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

         Notwithstanding clause (b) of the preceding paragraph, the special servicer may--

          o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

          o reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

          o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

          o waive Excess Interest if such waiver conforms to the Servicing Standard; and/or

          o    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

         However, in no event will the special servicer be permitted to--

          (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

          (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

          (3) extend the maturity date of such mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease if the mortgage loan is secured by a ground lease; or

          (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

         With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless, among other things, the master servicer or special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

         The special servicer with respect to a specially serviced mortgage loan will notify the master servicer and the trustee, and the master servicer with respect to a non-specially serviced mortgage loan will notify the trustee of any modification, waiver or amendment of any term of a mortgage loan and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). The special servicer with respect to a specially serviced mortgage loan will notify the master servicer and the rating agencies and the master servicer with respect to a non-specially serviced mortgage loan will notify the rating agencies of any modification, waiver or amendment of any term of any non-specially serviced mortgage loan the principal balance of which is $20,000,000 or more or that is a mortgage loan which is part of a cross-collateralized group or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the mortgage loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

REQUIRED APPRAISALS

         Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

          o an appraisal had previously been obtained within the prior twelve months, and

          o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

         As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related mortgage loan will be 25% of the Stated Principal Balance of such mortgage loan as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

          o no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

         Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates--

          o all principal payments collected, including principal prepayments;

          o all interest payments collected, including late payment charges, Default Interest and Excess Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

          o    any Yield Maintenance Charges;

          o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

          o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

          o any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and in this prospectus supplement;

          o any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

          o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

          o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

          o any amount transferred by the special servicer from its REO account; and

          o any amounts required to be deposited by the master servicer as a reduction in the compensation to the master servicer to cover Prepayment Interest Shortfalls as contemplated under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls" above.

         Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

               (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-CKP1 certificateholders in accordance with any of clauses 2. through 18. below;

          2. to reimburse itself or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

          3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

          7. to pay itself or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement;

          8. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

          10. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          11. to pay, out of general collections on the mortgage loans and any REO Properties, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

          12. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

          13. to pay, out of general collections on the mortgage loans and any REO Properties, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and
               (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

          14. to reimburse itself, the special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          15.  to pay for--

               o the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

               o the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

          16. to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

          17. to pay any other items described in this prospectus supplement as being payable from the collection account;

          18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in March, 2002 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

          19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

          20. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON MORTGAGE LOANS

         The pooling and servicing agreement grants the Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2002-CKP1 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of certificates is no longer the controlling class with respect to the applicable Defaulted Loan.

         Promptly after the determination that a mortgage loan or a specially serviced mortgaged loan has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Directing Certificateholder of such determination.

         Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or a Directing Certificateholder that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer and the Directing Certificateholders.

         Each holder of the Purchase Option may, at its option, purchase the Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

          o if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

          o if the special servicer has made such fair market value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

If the most recent fair market value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

         Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option.

         If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

          o the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

          o the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or

          o the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

         Pursuant to the pooling and servicing agreement, if a default on a mortgage loan has occurred or, in the master servicer's or special servicer's, as applicable, judgment, a payment default is imminent, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2002-CKP1 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

          o such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and
               (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          o the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report (taking into account the existence of any environmental insurance), determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) above, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

         Tax Considerations. If title to any REO Property is acquired by the trust fund, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged real property prior to the close of the third calendar year beginning after the year of acquisition, unless--

          o the Internal Revenue Service grants an extension of time to sell such property; or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for such longer period will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CKP1 certificate is outstanding.

         The special servicer will also be required to ensure that any REO Property acquired by the trust fund by the special servicer is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the trust fund of any "income from nonpermitted assets" as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any mortgaged real property, the special servicer, on behalf of the trust fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged real property as required under the pooling and servicing agreement.

         Generally, none of the trust fund REMICs will be taxed on income received with respect to a mortgaged real property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of
Section 856(d) of the Code and Treasury Regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a mortgaged real property owned by the trust fund, based on the charges for any non-customary services, or all of such income if such charges are not separately stated or such non-customary services are not performed by an independent contractor, would not constitute "rents from real property."

         Any of the foregoing types of income and any income from the operation of a trade or business, such as a hotel, may instead constitute "net income from foreclosure property," which would be taxable to the lower-tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the mortgaged real properties, it is generally viewed as beneficial to series 2002-CKP1 certificateholders to permit the trust fund to continue to earn them if it acquires a mortgaged real property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of series 2002-CKP1 certificates. See "Federal Income Tax Consequences" in this prospectus supplement.

         REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one (1) business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         Liquidation Proceeds. To the extent that liquidation proceeds collected with respect to any mortgage loan are less than the sum of--

          o    the outstanding principal balance of such mortgage loan;

          o    interest accrued thereon;

          o interest accrued on any monthly debt service advance made with respect to such mortgage loan; and

          o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to such mortgage loan, then the trust fund will realize a loss in the amount of such shortfall.

         The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on a mortgage loan, prior to the distribution of such liquidation proceeds to series 2002-CKP1 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fee in respect of such mortgage loan, certain unreimbursed expenses incurred with respect to such mortgage loan and any unreimbursed advances made with respect to such mortgage loan. In addition, amounts otherwise distributable on the series 2002-CKP1 certificates will be further reduced by interest payable to the master servicer or trustee on any such advances.

         If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless--

          o the special servicer determines that such restoration will increase the proceeds to the series 2002-CKP1 certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

          o the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

         Specially Serviced Mortgage Loans.  With respect to any mortgage loan--

          o as to which a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

          o as to which any monthly payment is more than 60 or more days delinquent;

          o    as to which such borrower has--

               (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (3) has admitted in writing its inability to pay its debts generally as they become due;

          o as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

          o as to which, in the judgment of the master servicer or the special servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days;

          o as to which any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the master servicer has determined in accordance with the Servicing Standard that either--

               (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

               (2)  such insurance is not available at any rate;

the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

         The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

         The special servicer will return the full servicing of a Corrected Mortgage Loan to the master servicer.

         A series 2002-CKP1 controlling class certificateholder is a holder of the most subordinate of the classes of series 2002-CKP1 certificates (other than the class A-X, A-SP, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2002-CKP1 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the holder of the most subordinate of the classes of series 2002-CKP1 certificates that has a total principal balance greater than zero.

         The series 2002-CKP1 controlling class as of the closing date will be the class Q certificates.

         The "Directing Certificateholder " is a certificateholder of the series 2002-CKP1 controlling class selected by the holders of more than 50% of the total principal balance of in the series 2002-CKP1 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2002-CKP1 controlling class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate principal balance of the series 2002-CKP1 controlling class certificates will be the Directing Certificateholder.

         The special servicer is required to consult with the Directing Certificateholder prior to the taking by the special servicer of the following actions--

          o any proposed modification of a monetary term of a mortgage loan other than an extension of the original maturity date for two years or less;

          o any foreclosure or comparable conversion of the ownership of a mortgaged real property;

          o any proposed sale of a specially serviced mortgage loan or REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

          o any determination to bring an REO Property into compliance with applicable environmental laws;

          o any acceptance of substitute or additional collateral for a mortgage loan;

          o    any acceptance of a discounted payoff;

          o    any waiver of a "due on sale" or "due on encumbrance" clause;

          o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

          o any release of collateral for a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         The special servicer shall provide to the Directing Certificateholder all information which the special servicer considers to be material in connection with evaluating such action. Notwithstanding the foregoing, no such advice, direction or objection contemplated by the foregoing may--

          o require or cause the special servicer to violate any applicable law;

          o    be inconsistent with the Servicing Standard;

          o require or cause the special servicer to violate the provisions of the pooling and servicing agreement relating to the status of the trust fund REMICs as REMICs;

          o require or cause the special servicer to violate any other provisions of the pooling and servicing agreement;

          o require or cause the special servicer to violate the terms of a mortgage loan;

          o expose the master servicer, the special servicer, the depositor, any of the mortgage loan sellers, the trust fund, the trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

          o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and the special servicer will neither follow any such direction if given by the Directing Certificateholder nor initiate any such actions.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2002, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKP1 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

         Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

         On or before April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

          o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

               1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

               2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

          o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

          o (a) any failure by the master servicer to make any deposit or remittance required to be made by the master servicer (including any monthly debt service advances) into, or to the trustee for deposit into, the collection account, distribution or any other account pursuant to the terms of the pooling and servicing agreement, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

          o any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the pooling and servicing agreement, which failure continues unremedied for one business day;

          o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for thirty days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement;

          o any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2002-CKP1 certificateholders and continues unremedied for thirty days after the date on which notice of such breach shall have been given; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such thirty-day period shall be extended for an additional thirty days;

          o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;

          o the master servicer or the special servicer is removed from S&P's approved servicer list or special servicer list, as the case may be;

          o Moody's places the rating of any class of the series 2002-CKP1 certificates on a "watchlist" status for possible ratings downgrade or withdrawal, citing servicing concerns with respect to the master servicer or the special servicer as the sole or a contributory factor in such rating action, and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing concerns is no longer a contributory factor; and

          o the trustee receives written notice from Moody's to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by Moody's to any class of the series 2002-CKP1 certificates.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2002-CKP1 voting rights (or 18% of the series 2002-CKP1 voting rights in the case of certain events of default as further set forth in the pooling and servicing agreement), the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2002-CKP1 certificateholder, in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

          o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

          o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

         Certificateholders entitled to a majority of the series 2002-CKP1 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKP1 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2002-CKP1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2002-CKP1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         No series 2002-CKP1 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

          o that holder previously has given to the trustee written notice of default;

          o except in the case of a default by the trustee, series 2002-CKP1 certificateholders entitled to not less than 25% of the series 2002-CKP1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-CKP1 certificateholders, unless in the trustee's opinion, those series 2002-CKP1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

          o    be authorized under those laws to exercise trust powers,

          o    have a combined capital and surplus of at least $50,000,000, and

          o be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0023% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is an Actual/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

          2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2002-CKP1 controlling class, the special servicer or the master servicer, in that order of preference, and

          3.   the distribution date in December 2035.

         Written notice of termination of the pooling and servicing agreement will be given to each series 2002-CKP1 certificateholder. The final distribution with respect to each series 2002-CKP1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-CKP1 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by any single certificateholder or group of certificateholders of the series 2002-CKP1 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

          o    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                    o all unpaid and unadvanced interest, other than Default Interest and Excess Interest, on those mortgage loans through their respective due dates in the related collection period, and

                    o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

                    o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2002-CKP1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2002-CKP1 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-CKP1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

          o the holders of the series 2002-CKP1 certificates entitled to not less than 66 2/3% of the series 2002-CKP1 voting rights, not taking into account series 2002-CKP1 certificates held by us or any of our affiliates or agents, and

          o all of the series 2002-CKP1 certificateholders that will be adversely affected by the amendment in any material respect.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

         The master servicer and the special servicer will be permitted to purchase any class of series 2002-CKP1 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2002-CKP1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Excess Interest is held will be classified as a grantor trust for federal income tax purposes.

         The assets of REMIC I will generally include--

          o    the mortgage loans,

          o any REO Properties acquired on behalf of the series 2002-CKP1 certificateholders with respect to the mortgage loans,

          o    the master servicer's collection account,

          o    the special servicer's REO account, and

          o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Excess Interest on the ARD Loans.

         For federal income tax purposes,

          o The REMICs will be "tiered," meaning that each REMIC other than REMIC I will hold as assets the regular interests issued by the REMIC with the next lower numerical designation. The highest-tier REMIC will issue the Class A-X, A-SP, A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates as "regular interests." The class R certificates will evidence the residual interest in each REMIC for federal income tax purposes; and

          o The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Excess Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the class [ ] certificates will be issued with more than de minimis original issue discount and the other classes will not be issued with more than de minimis original issue discount.

         When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

          o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

          o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

          o there will be no extension of maturity for any mortgage loan in the trust fund.

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

          o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

          o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

          o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

         It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the Trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

         See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         If you are--

          o    a fiduciary of a Plan, or

          o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2002-CKP1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-CKP1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-CKP1 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. However, if the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 97-34 and PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

          o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

          o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

          o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

          o    fourth, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust fund meet the following requirements:

          o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

          o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

          o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

          o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          o    the continued holding of offered certificates by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

          o on behalf of a Plan sponsored by any member of the Restricted Group, and

          o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

          o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

          o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          o    the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

          o    providing services to the Plan, or

          o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

          o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

          o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         The class A-1, class A-2, class A-3, class A-X, class A-SP, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         Except as to the status of certain classes of offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

          o    are legal investments for them, or

          o    are subject to investment, capital or other restrictions.

         In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

          o    prudent investor provisions,

          o    percentage-of-assets limits, and

          o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an underwriting agreement dated March [__], 2002, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

                                PRINCIPAL    PRINCIPAL     PRINCIPAL    PRINCIPAL   PRINCIPAL     PRINCIPAL    PRINCIPAL
                                AMOUNT OF    AMOUNT OF     AMOUNT OF    AMOUNT OF   AMOUNT OF     AMOUNT OF    AMOUNT OF
                                CLASS A-1    CLASS A-2     CLASS A-3     CLASS B     CLASS C       CLASS D      CLASS E
         UNDERWRITER           CERTIFICATES CERTIFICATES  CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
----------------------------   ------------ ------------  ------------ ------------ ------------ ------------ ------------
Credit Suisse First Boston
Corporation.................
McDonald Investments Inc....
PNC Capital Markets, Inc....
Goldman, Sachs & Co. .......
Total.......................

         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

         Our proceeds from the sale of the offered certificates will be approximately [___]% of the total initial principal balance of the offered certificates, plus accrued interest from March 1, 2002, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately
$[___________].

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

         The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

         The trust fund described in this prospectus supplement may only be promoted (through any communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of Article 21(1) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order") and pursuant to the requirements for authorisation set forth in Part IV of the Financial Services and Markets Act 2000.

         The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or (iii) are persons falling within
Article 22(2)(a) to (d) (high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons.

         We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the [___]th business day following the date hereof (this settlement cycle being referred to as "T+[__]"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next [___] succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+[__], to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us and Credit Suisse First Boston Corporation by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

       CLASS              MOODY'S             S&P
     --------            ---------           ------
        A-1                 Aaa               AAA
        A-2                 Aaa               AAA
        A-3                 Aaa               AAA
         B                  Aa2                AA
         C                  Aa3               AA-
         D                  A2                 A
         E                  A3                 A-

         The ratings on the offered certificates address the likelihood of--

          o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

          o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

         The ratings on the offered certificates take into consideration--

          o    the credit quality of the mortgage pool,

          o structural and legal aspects associated with the offered certificates, and

          o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

          o the tax attributes of the offered certificates or of the trust fund,

          o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

          o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

          o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

          o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

          o whether and to what extent Default Interest or Excess Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

          o arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o is not covered by a servicing advance or a corresponding collection from the related borrower, and

          o does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

         "AIG" means American International Group, Inc.

         "Anticipated Repayment Date" means the date on which ARD Loans begin accruing Excess Interest in accordance with this prospectus supplement.

         "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the stated principal balance of such mortgage loan over (b) the excess of (i) (A) 90% of the appraised value of the related mortgaged real property as determined (x) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the special servicer as a servicing advance) or (y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the mortgage loan over (ii) the sum of (a) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on such mortgage loan at a per annum rate equal to its mortgage rate, (b) all unreimbursed advances in respect of such mortgage loan and interest thereon at the Prime Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

         "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

          o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          o the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

          o 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

          o    30 days after a borrower declares bankruptcy;

          o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

          o immediately after a mortgaged real property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of certificates (other than the series 2002-CKP1 class A-1, A-2 and A-3 certificates) have been reduced to zero.

         "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

         "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

          o    Yield Maintenance Charges, or

          o    Excess Interest.

         The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2002-CKP1 certificates on that date.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

         "Collateral Support Deficit" means the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (including any mortgage loan as to which the corresponding mortgaged real property has become an REO Property) expected to be outstanding immediately following such distribution date is less than (ii) the then aggregate certificate balance of the regular certificates after giving effect to distributions of principal on such distribution date.

         "Column" means Column Financial, Inc.

         "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments; provided, that no additional event of default is foreseeable in the reasonable judgment of the special servicer.

         "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the cut-off-date principal balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

         "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

         "Default Interest" means any interest that--

          o accrues on a defaulted mortgage loan solely by reason of the subject default, and

          o is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Excess Interest accrued on the mortgage loan.

         "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

         "Directing Certificateholder" means the certificateholder of the series 2002-CKP1 controlling class selected by holders of certificates representing greater than 50% of the total principal balance of the series 2002-CKP1 controlling class.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

          o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

               2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

          o the "expense modifications" made to the historical annual operating expenses for that property include--

               1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

          o    salaries and wages,

          o    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

          o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

          o the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

         By way of example, Estimated Annual Revenues generally include:

          o for multifamily rental properties and manufactured housing communities, rental and other revenues,

          o for hospitality properties, room, food and beverage, telephone and other revenues, and

          o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

          o determined on the assumption that the property was net leased to a single tenant at market rents, and

          o derived from rental rate and vacancy information for the surrounding real estate market.

         "Euroclear" means The Euroclear System.

         "Excess Interest": Fifteen of the mortgage loans, representing 20.5% of the initial mortgage pool balance, are ARD Loans which bear interest at their respective mortgage rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, the ARD Loans will bear interest at a fixed rate (the "Revised Rate") per annum equal to the mortgage rate plus a specified percentage (generally, no more than 2%, so long as the mortgage loan is included in the trust fund). Until the principal balance of each such mortgage loan has been reduced to zero, such mortgage loan will only be required to pay interest at the mortgage rate, and the interest accrued at the excess of the related Revised Rate over the related mortgage interest rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this prospectus supplement as Excess Interest). In addition, if an Optional Lender Forbearance occurs with respect to the Locke Sovran Portfolio Loan, as described in "Description of the Underlying Mortgage Loans--Locke Sovran Portfolio--Optional Lender Forbearance," interest accrued on such mortgage loan at a rate equal to the excess of the adjusted mortgage rate over the initial mortgage rate (net of special servicing compensation and other expenses of special servicing such loan) will be treated as Excess Interest.

         "Excess Servicing Strip" means a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum.

         "Exemption-Favored Party" means any of the following--

          o    Credit Suisse First Boston Corporation,

          o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

          o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Defaulted Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

         "Fitch" means Fitch Ratings, Inc.

         "GAAP" means generally accepted accounting principles.

         "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "KeyBank" means KeyBank National Association.

         "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

         "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited.

         "Major Tenant" means any one of the top three (3) tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property and 5,000 square feet.

         "Manager" means, with respect to any mortgaged real property securing a mortgage loan, the property manager, except that, when no management agreement is in place, it is referred to as "owner managed."

         "Maturity/ARD Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

         "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

          o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the Maturity/ARD Balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

         "Midland" means Midland Loan Services, Inc.

         "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2002-CKP1 certificates and the mortgage loans in the trust fund:

          o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $992,871,599;

          o the total initial principal balance or notional amount, as the case may be, of each class of series 2002-CKP1 certificates is as described in this prospectus supplement;

          o the pass-through rate for each interest-bearing class of series 2002-CKP1 certificates is as described in this prospectus supplement;

          o there are no delinquencies or losses with respect to the mortgage loans;

          o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

          o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

          o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

          o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

          o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or Yield Maintenance Period;

          o    each ARD Loan is paid in full on its anticipated repayment date;

          o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o    all prepayments on the mortgage loans are assumed to be--

               (1)  accompanied by a full month's interest, and

               (2)  received on the applicable due date of the relevant month;

          o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

          o no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

          o payments on the offered certificates are made on the 15th day of each month, commencing in April 2002; and

          o the offered certificates are settled on March __, 2002, the "Assumed Settlement Date."

         "Moody's" means Moody's Investors Service, Inc.

         "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          o    the "as is" value set forth in the related appraisal, plus

          o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

          o    an estimate by the individual appraiser,

          o    an estimate by the related borrower,

          o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

          o    a combination of these estimates.

         "Most Recent Debt Service Coverage Ratio" means:

          o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Most Recent Net Operating Income for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on its due date in April 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

          o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the total Most Recent Net Operating Income for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in April 2002 or, in the case of any underlying mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

         "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

          o    salaries and wages,

          o    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

          o    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

         "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

         "Most Recent Operating Statement Date" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

          o for a multifamily rental property or a manufactured housing community, rental and other revenues;

          o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

          o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

          o    the sum of--

               1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls,

               2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period, and

               3. any investment income earned on the related principal prepayment for the related collection period.

         "Net Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to twelve times a fraction, expressed as a percentage--

          o the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in March 2002, minus the sum of the master servicing fee rate and the primary servicing fee rate for that mortgage loan and the trustee fee rate, and

          o the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in the first bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in the first bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

         "NRSF" means net rentable square footage.

         "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

         "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

          o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

          o    other matters to which like properties are commonly subject,

          o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

          o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

          o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any retirement plan or other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "PNC Bank"  means PNC Bank, National Association.

         "PNC Financial" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Excess Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Excess Interest.

         "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing
Agreement--Realization Upon Mortgage Loan" in this prospectus supplement.

         "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Moody's to any class of certificates then rated by S&P or Moody's, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the closing date; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

         "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicer,

          o    the special servicer,

          o    any sub-servicers,

          o    each of the mortgage loan sellers,

          o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          o    any and all affiliates of any of the aforementioned persons.

         "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means the standard by which the master servicer and special servicer will service and administer the mortgage loans that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans and, to the extent consistent with the foregoing, further as follows--

          o (i) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (ii) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

          o with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans, and the best interests of the trust and the certificateholders, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment; and

          o    without regard to--

               o any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

               o the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

               o    the master servicer's obligation to make advances,

               o the special servicer's obligation to request that the master servicer make servicing advances,

               o the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

               o the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable,

               o any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               o any debt that the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable, has extended to any borrower.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

          o a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

          o    any monthly payment is more than 60 or more days delinquent;

          o    the related borrower has--

               (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (3) has admitted in writing its inability to pay its debts generally as they become due;

          o the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

          o in the judgment of the master servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

          o any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the master servicer has determined in accordance with the Servicing Standard that either--

               (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

               (2)  such insurance is not available at any rate;

         A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

         "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         "Significant Mortgage Loans" means, with respect to any mortgage loan
(i) the principal balance of which is $20,000,000 or more or (ii) that is a mortgage loan, part of a group of crossed loans or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Underlying Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

          o will initially equal its unpaid principal balance as of its due date in March 2002 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

               2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "TI/LC" means tenant improvements and leasing commissions.

         "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2002-CKP1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

         "Total Principal Distribution Amount" means:

          o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2002 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the trust fund with respect to the mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in March 2002, and

               4. all advances of principal made with respect to the mortgage loans for that distribution date; and

          o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

         "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

          o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in April 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

          o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

               1. the total Underwritten Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in April 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

         "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

         "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

          o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

          o    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

          o    underwritten recurring replacement reserve amounts;

          o    capital improvements, including recurring capital improvements;

          o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         "United States Person" means--

          o    a citizen or resident of the United States,

          o    a domestic partnership,

          o    a domestic corporation,

          o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

          o    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

               2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

         "Units" means--

          o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

          o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Weighted Average Net Mortgage Rate" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans, weighted by the Stated Principal Balance thereof.

         "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

         "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

         "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                                   SCHEDULE I

                  RATES USED IN DETERMINATION OF CLASS A-SP AND
                          CLASS A-X PASS-THROUGH RATES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                   Major Tenants of the Commercial Properties

     Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves

                              Multifamily Schedule








                                      A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

      LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES


                                                                                                        MANAGEMENT
   #   CROSSED   PROPERTY NAME                                                                           COMPANY
   -   -------   -------------                                                                           -------
   1             Metroplex West                                                     Goldenberg Management, Inc.
   2             300 M Street Office Building                                       Cushman & Wakefield of Washington, DC, Inc.
   3             The Shops at Deerfield Square                                      CRM Properties Group, Ltd.
  4A             Uncle Bob's Self Storage                                           SALP
  4B             Security Self Storage                                              SALP
  4C             Security Self Storage                                              SALP
  4D             Central Self Storage                                               SALP
  4E             Mini-Stor Self Storage                                             SALP
  4F             Uncle Bob's Self Storage                                           SALP
  4G             Central Self Storage                                               SALP
  4H             Uncle Bob's Self Storage                                           SALP
  4I             Uncle Bob's Self Storage                                           SALP
  4J             Central Self Storage                                               SALP
  4K             Security Self Storage                                              SALP
  4L             Uncle Bob's Self Storage                                           SALP
  4M             Uncle Bob's Self Storage                                           SALP
  4N             Central Self Storage                                               SALP
  4O             Saco Self Storage                                                  SALP
  4P             Central Self Storage                                               SALP
  4Q             Uncle Bob's Self Storage                                           SALP
  4R             Central Self Storage                                               SALP
  4S             Uncle Bob's Self Storage                                           SALP
  4T             Central Self Storage                                               SALP
  4U             Central Self Storage                                               SALP
  4V             Security Self Storage                                              SALP
  4W             Security Self Storage                                              SALP
  4X             Central Self Storage                                               SALP
  4Y             Dor-Co Self Storage                                                SALP
  4Z             Central Self Storage                                               SALP
  4AA            Central Self Storage                                               SALP
   5     (A)     Tuttle Crossing                                                    Summit Realty Group, Ltd.
   6     (A)     Western Hills Marketplace                                          Summit Realty Group, Ltd.
   7     (A)     Montgomery Crossing                                                Summit Realty Group, Ltd.
   8             Park Center Office Building                                        Jones Lang LaSalle Americas, Inc.
   9             Oak Ridge Office Portfolio                                         The Cowperwood Company
  10             Clopper Road Portfolio                                             Alexandria Management, Inc.
  11             Bridgepark Shopping Center                                         Westar Management, Inc.
  12             The Summit - Phase II                                              Bayer Properties Incorporated
  13             130 Fifth Avenue                                                   The Olnick Organization, Inc.
  14             Colonial Grand  @ Bayshore                                         Colonial Properties Trust
  15             Raytheon Building                                                  The Krausz Companies, Inc.
  16             Nancy Ridge Technology Center                                      Transwestern Commercial Services
  17             Spradlin Farm Shopping Center                                      Interstate Management, LLC
  18             Bay Point Apartments                                               Realty Management, Inc.
  19             Chaparral Apartments                                               CNC Investments, Inc.
  20             Seville Place Apartments                                           CNC Investments, Inc.
  21             The Piccard Building                                               EDB Management, L.L.C.
  22             The Leeward Apartments                                             MBS Management Services, Inc.
  23             Plantation Point Plaza                                             Myrtle Beach Farms Company, Inc.
  24             Park Hamilton Apartments                                           CNC Investments, Inc.
  25             Ridge Park Square                                                  ZM Management
  26             The Fox Chase Apartments                                           MBS Management Services, Inc.
  27             Honeywell Building                                                 Kojaian Companies
  28             Brookwood Village Townhouses                                       Palermo Realty
  29             Lattimore Medical Building                                         Gabot Real Estate Services, Inc.
  30             The Medical Pavilion                                               Skony Resources
  31             Findlay Tall Timbers                                               Owner Managed
  32             Walnut Grove Plaza Shopping Center                                 West Bay Property, Inc.
  33             Bruton Oaks Apartments                                             AmeriSouth Management, L.P.
  34             Country Creek Apartments                                           Pace Real Estate Corporation
  35             Tower Office Plaza 1                                               Arden Realty, Inc.
  36             Versailles Apartments                                              Owner Managed
  37             Highland Road Village I & II                                       Encore Capital Management, Inc.
  38             Cherokee Commons Shopping Center                                   Infinity Property Fund Incorporated
  39             Willow Lake West Shopping Center                                   PK Partners
  40             Germantown Technology Center                                       Royco, Inc.
  41             Royal Oaks Manor Apartments                                        Encore Capital Management, Inc.
  42             Dimond Shopping Center                                             Gabrielsen & Company
  43             Darrow Place Apartments                                            James Properties, Inc.
  44             Stewart's Landing Apartments                                       BH Management Services, Inc.
  45             Natomas Self Storage                                               Owner Managed
  46             Pine Creek Apartments                                              CNC Investments, Inc.
  47             Kingston Square Apartments                                         Cliff Management-Southeast, L.C.
  48             Chapel Ridge of Emporia Apartments                                 ERC Properties Inc.
  49             Pine Tree Park Apartments                                          Preferred Management Services, Inc.
  50             Kimball Square Apartments                                          Austin Property Management
  51             Oak Valley Apartments                                              CNC Investments, Inc.
  52             Franklin Marketplace Shopping Center                               Smith Crow Wilson, LLC
  53             Fairways Office Center                                             Etkin Management LLC
  54             Red Sierra Drive Apartments                                        The Barrington Group Incorporated
  55             Chapel Ridge Apartments of Haysville                               ERC Properties, Inc.
  56             North Port Shopping Center                                         Spatz Centers, Inc.
  57             Hazleton Apartments                                                Community Realty Management, Inc.
  58             Best Buy Store #422-Richmond                                       Owner Managed
  59             Katella Plaza                                                      Wohl Investment Company
  60             Village Square Apartments                                          Select Property Management, L.L.C.
  61             Water Street Plaza                                                 Core Management Associates & ADF Capital, Ltd.
  62             Apple Creek Apartments                                             Case & Associates Properties, Inc.
  63             Madison on Dietrich Apartments                                     Encore Capital Management, Inc.
  64             Cornerstone Court West                                             Hill Properties
  65             Highlands Business Center I and II                                 Arden Realty, Inc.
  66             St. Augustine Apartments                                           Encore Capital Management, Inc.
  67             Fisher's Mercantile Center                                         Elliot Associates, Inc.
  68             Baric Commons Apartments                                           Baric Management, L.L.C.
  69             Chapman Restaurants                                                McWhinney Management Company, LLC
  70             Deer Run Apartments                                                Mike Blythe
  71             Montgomery North Medical Center                                    Thesing Real Estate Services, Inc.
  72             Breckenridge Apartments                                            Premier Properties
  73             Walgreens Drug Store-Scherville                                    N/A
  74             Landmark Apartments                                                Brothers Management Company
  75             Walgreens Drug Store-Wichita                                       N/A
  76             Silverwood Apartments                                              Cliff Management - Southeast, L.C.
  77             Walgreens Drug Store-Greenwood                                     N/A
  78             Walgreens Plaza-Peabody                                            Topsfield Management, Inc.
  79             Walgreens Drug Store-Bartlett                                      N/A
  80             Matador Villa Apartments                                           Trident Investment Company
  81             Colonial Village Apartments                                        Owner Managed
  82             Kendall Apartments                                                 Owner Managed
  83             Terrace Park & Cancer Care Medical Office                          KMO Development Group, Inc.
  84             Superior Self Storage                                              Stor-Tec Incorporated
  85             Dancea Apartments                                                  Owner Managed
  86             Trail Commerce Center                                              Pebworth Properties, Inc.
  87             Newhall Avenue Apartments                                          Owner Managed
  88             Walgreens Drug Store-Indianapolis                                  N/A
  89             The 1800 Building                                                  Malaga Properties, LLC
  90             South Wales Mini Storage                                           Owner Managed
  91             Springwood Apartments                                              Boardwalk Investment Group, LLC
  92             Best Buy-Joplin                                                    Owner Managed
  93             Scott Plaza Apartments                                             Miland Corporation
  94             Walgreens Drug Store-Lenoir City                                   N/A
  95             Central Park Apartments                                            Chimney Rock, Inc.
  96             The Bungalows                                                      Power Properties
  97             Chicago Heights Apartments                                         Owner Managed
  98             Barry Towne Shopping Center                                        MD Management Inc.
  99             Indian Ridge Apartments                                            Cliff Management, I, Ltd.
  100            Metroplaza Shopping Center                                         Heidt Torres Co.
  101            The Design Center                                                  ArchitectsPlus, Inc.
  102            Bartlett Apartments                                                G&W Management, Inc.
  103            Spring Hollow Apartments                                           American Realty Advisors
  104            Heights Plaza Apartments                                           Owner Managed
  105            Crystal Lake Townhomes                                             Capstone Management Company
  106            Plaza South Shopping Center                                        Market Land Company, LLC
  107            Northern Passage Building                                          Owner Managed
  108            Oaks of Ashford Point II Apartments                                MBS Management Services, Inc.
  109            Century Plaza Office Building                                      The Furman Co. Facilities, LLC
  110            Regency Oaks Apartments                                            Owner Managed
  111            Park High Apartments                                               Select Property Management, L.L.C.
  112            Indian Park Plaza                                                  Westwood Financial Corp.
  113            Hoffner/Airport Office Center                                      Owner Managed
  114            Cherry Estates Mobile Home Park                                    Owner Managed
  115    (B)     Hawthorne Apartments                                               Owner Managed
  116    (B)     Pinecrest Apartments                                               Owner Managed
  117            Ingleside Quarters                                                 PSA Properties, LLC
  118            Silver Lake Mobile Home Park                                       Owner Managed
  119            Linden Place Apartments                                            Owner Managed
  120            Bethel of Gardner                                                  Signature Real Estate Services, Inc.
  121            4402 Swiss Avenue                                                  Owner Managed
  122            300 Ed Wright Lane                                                 Owner Managed
  123            Todd Investments                                                   Owner Managed
  124            Kingwood Loop 494 Shopping Center                                  Owner Managed
  125            Leisure Days RV Resort                                             Martin Newby Management Corp.
  126            Fox Chase Park Apartments                                          Owner Managed
  127            Shadow Ridge Mobile Home Park                                      Owner Managed
  128            Alhambra Business Center - Phase II                                Owner Managed
  129            18000 Encino Plaza                                                 Owner Managed
  130            Shady Acres Mobile Home Park                                       Owner Managed
  131            Willow Brook Apartments                                            Owner Managed
  132            Chapel Ridge Apartments, Phase I                                   ERC Properties Inc.
  133            Tempe Professional Plaza                                           Owner Managed
  134            Villa Park Mobile Home Park                                        Owner Managed
  135            Louetta Plaza                                                      Owner Managed
  136            Suffolk Pines Mobile Home Park                                     Owner Managed
  137            Washington Square                                                  Owner Managed
  138            Chapel Ridge Apartments, Phase II                                  ERC Properties Inc.
  139            Admiral Manufactured Housing Community and Self Storage            Owner Managed
  140            Blonde (Quality) Apartments                                        Premier Properties
  141            Ardmore Self-Service Storage                                       Owner Managed
  142            Ridgefield Bank                                                    Owner Managed
  143            North Reading Shopping Center                                      Owner Managed
  144            Fredricksburg Apartments                                           Management Solutions, Inc.
  145            Bancroft Court Apartments                                          Owner Managed
  146            Bell Plaza                                                         Owner Managed
  147            Cheyenne Apartments                                                Premier Properties
  148            Willow Ridge Apartments                                            Owner Managed
  149            Rose Meadows Apartments                                            Owner Managed
  150            734 Lancaster Avenue                                               Owner Managed
  151            Kingston Court Apartments                                          Owner Managed
  152            Bishop Court Apartments                                            Worth Ross & Associates, Inc.
  153            Mesa Verde Mobile Home Park                                        Owner Managed
  154            Valley View Shopping Center                                        Owner Managed
  155            Amber Woods Apartments                                             Owner Managed
  156            West Queen Garden Apartments                                       Owner Managed

              CUT-OFF DATE
               PRINCIPAL
   #          BALANCE (1)         ADDRESS                                                                    CITY
   -          -----------         -------                                                                    ----
   1          $ 65,294,018   Chemical Road and Germantown Pike                                          Plymouth Meeting
   2            52,801,908   300 M Street, SE                                                           Washington
   3            50,000,000   740 Waukegan Road                                                          Deerfield
  4A             3,300,000   19200 Neff Road                                                            Cleveland
  4B             2,940,000   73 Pleasant Street                                                         Dracut
  4C             2,860,000   114 Pleasant Valley                                                        Methuen
  4D             2,775,000   6250 Westward                                                              Houston
  4E             2,540,000   6 Washington Circle                                                        Sandwich
  4F             2,520,000   1725 Roswell Road                                                          Marietta
  4G             2,330,000   2233 Franklin Drive                                                        Mesquite
  4H             2,130,000   4311 Samuel Boulevard                                                      Dallas
  4I             2,030,000   10114 Old Katy Road                                                        Houston
  4J             2,010,000   10640 Hempstead Road                                                       Houston
  4K             1,975,000   7437 Garners Ferry Road                                                    Columbia
  4L             1,835,000   191 Salem Church Road                                                      Harrisburg
  4M             1,675,000   3787 Elm Road North East                                                   Warren
  4N             1,667,000   15300 Kuykendahl                                                           Houston
  4O             1,665,000   6 Industrial Park Road                                                     Saco
  4P             1,510,000   920 Highway 80 East                                                        Mesquite
  4Q             1,333,000   11670 Airline Highway                                                      Baton Rouge
  4R             1,325,000   9951 Harwin Drive                                                          Houston
  4S             1,260,000   3343 Sw  Military Drive                                                    San Antonio
  4T             1,200,000   1606 Plantation Road                                                       Dallas
  4U             1,200,000   3540 Hunt Lane                                                             San Antonio
  4V             1,170,000   1320 Georgia Highway 40 East                                               Kingsland
  4W             1,040,000   600 Cannon Road                                                            Myrtle Beach
  4X               985,000   8450 Cook Road                                                             Houston
  4Y               975,000   430 Spencer Street                                                         Syracuse
  4Z               918,000   14318 Highway 249                                                          Houston
  4AA              832,000   8801 Boone Road                                                            Houston
   5            18,159,078   5700-5840, 5930 Britton Parkway                                            Columbus
   6            12,344,987   N/W/C of Glenway Avenue & Glencrossing Way                                 Cincinnati
   7             4,300,834   Fields Ertel Road and Montgomery Road                                      Cincinnati
   8            32,896,136   2400 Dallas Parkway                                                        Plano
   9            29,428,137   151 Lafayette Drive and 1055, 1060, 1009, 1093 & 1099 Commerce Park Drive  Oak Ridge
  10            28,201,325   1201, 930 and 940 Clopper Road                                             Gaithersburg
  11            23,424,249   27702 Crown Valley Parkway                                                 Ladera Ranch
  12            21,421,366   275 Summit Boulevard                                                       Birmingham
  13            20,930,893   130 Fifth Avenue                                                           New York
  14            20,171,135   4148 53Rd Avenue                                                           Bradenton
  15            19,345,706   2101 El Segundo Boulevard                                                  El Segundo
  16            19,277,617   6310-6330 Nancy Ridge Drive And 6350-6370 Nancy Ridge Drive                San Diego
  17            17,729,004   Us Highway 460 At Spradlin Farm Drive                                      Christiansburg
  18            17,635,029   1802 Ennis Joslin Road                                                     Corpus Christi
  19            17,441,956   601 East Rosery Road                                                       Largo
  20            12,949,167   3124 North Pine Hills Road                                                 Orlando
  21            12,684,941   1390 Piccard Drive                                                         Rockville
  22            11,952,876   444 East Medical Center Boulevard                                          Webster
  23            11,600,000   1201-1297 38th Avenue North                                                Myrtle Beach
  24            10,956,988   5900 Park Hamilton Boulevard                                               Orlando
  25            10,780,786   NWQ Ridge Road & I-480                                                     Brooklyn
  26            10,374,163   1920 West Tarrant Road                                                     Grand Prairie
  27             9,700,000   135 West Forest Hill Avenue                                                Oak Creek
  28             8,542,683   5150 Henderson Road                                                        Millcreek Township
  29             8,480,179   125 Lattimore Road                                                         Rochester
  30             8,300,000   34503-9th Avenue South                                                     Federal Way
  31             8,295,226   6000 Fostoria Avenue & 2001 Industrial Drive                               Findlay
  32             8,185,735   4951 South 155th Street                                                    Omaha
  33             7,985,926   9901 Bruton Road                                                           Dallas
  34             7,774,230   1702 Jupiter Road                                                          Garland
  35             7,697,714   27555 Ynez Road                                                            Temecula
  36             7,576,662   18130 South Kedzie Avenue                                                  Hazel Crest
  37             7,474,281   2704 South Cockrell Hill Road                                              Dallas
  38             7,173,089   6192 Highway 92                                                            Acworth
  39             7,160,000   2902 West 86Th Street                                                      Indianapolis
  40             6,933,337   20271 Goldenrod Lane                                                       Germantown
  41             6,840,240   602 West Pioneer Parkway                                                   Grand Prairie
  42             6,419,140   601 East Dimond Boulevard                                                  Anchorage
  43             6,374,760   238 Darrow Drive                                                           Edinboro
  44             6,135,706   3002 69th Street                                                           Galveston
  45             6,009,414   2640 El Centro Road                                                        Sacramento
  46             5,581,571   470 Maxey Road                                                             Houston
  47             5,279,098   6315 Kingston Pike                                                         Knoxville
  48             5,093,836   3601 West 18Th Avenue                                                      Emporia
  49             4,991,939   806-840 Hazel Street North                                                 St. Paul
  50             4,867,304   4542 Kiest Blvd.                                                           Dallas
  51             4,830,873   708 Woodard Way                                                            Arlington
  52             4,691,665   1017-1031 Center Point Place Road                                          Franklin
  53             4,633,753   28470 Thirteen Mile Road                                                   Farmington Hills
  54             4,578,616   6520 Red Sierra Drive                                                      Fort Worth
  55             4,484,896   235 South Jane Street                                                      Haysville
  56             4,477,932   101 West Seven Hills Road                                                  Port Washington
  57             4,472,812   701 West 24Th Street                                                       Hazle Township
  58             4,400,000   1560 Dager Center Boulevard                                                Richmond
  59             4,242,499   215-317 East Katella Avenue                                                Orange
  60             4,200,834   17150 Meyers Road                                                          Detroit
  61             4,138,449   126-138 West Water Street                                                  Santa Fe
  62             3,881,288   4548 South Elm Place                                                       Broken Arrow
  63             3,880,282   4619 Dietrich Road                                                         San Antonio
  64             3,798,557   5960 Cornerstone Court West                                                San Diego
  65             3,743,487   40880-B, 40935, 40945 County Center Drive                                  Temecula
  66             3,736,862   1198 North St. Augustine Road                                              Dallas
  67             3,682,905   16111 Southeast McGillivray Boulevard                                      Vancouver
  68             3,483,184   232 East 121st Place                                                       Chicago
  69             3,392,008   11757, 12001, 12007 & 12011 Harbor Boulevard                               Garden Grove
  70             3,188,093   13615 White Avenue                                                         Grandview
  71             3,180,234   10600 North Montgomery Road                                                Cincinnati
  72             3,106,711   4323, 4510 & 4530 North Division Street                                    Davenport
  73             3,044,396   651 U.S. Highway 30                                                        Schererville
  74             3,032,435   344 Richland Drive                                                         Waco
  75             3,019,671   1625 Webb Road                                                             Wichita
  76             3,009,190   625 Green Wave Drive                                                       Gallatin
  77             2,983,089   720 S. State Road 135                                                      Greenwood
  78             2,939,449   229 Andover Street                                                         Peabody
  79             2,937,978   6565 St. Elmo Road                                                         Bartlett
  80             2,858,939   9721 Picador Drive                                                         St. Louis
  81             2,839,255   400 Westside Boulevard                                                     Houma
  82             2,788,430   Multiple Addresses                                                         Davenport
  83             2,730,200   1818, 1826, & 1810 E. 15th Street                                          Tulsa
  84             2,718,467   8960 Calvine Road                                                          Elk Grove
  85             2,592,220   611-631 North West 177th Street                                            Miami
  86             2,582,737   3500 45th Street                                                           West Palm Beach
  87             2,546,458   24856-82 Newhall Avenue                                                    Newhall
  88             2,528,897   455 East Elper Avenue                                                      Indianapolis
  89             2,510,842   1800 West 213Th Street                                                     Torrance
  90             2,496,044   1429 Old Bridge Road                                                       Amissville
  91             2,426,932   2340 Hurley Way                                                            Sacramento
  92             2,348,916   3117 Turkey Creek Boulevard                                                Joplin
  93             2,306,733   9703 Scott Street                                                          Houston
  94             2,256,494   350 Highway 321 North                                                      Lenoir City
  95             2,192,379   2300 D Street                                                              Anchorage
  96             2,159,632   7204 Gaston Avenue                                                         Dallas
  97             2,127,974   450-484 West 16th Street                                                   Chicago Heights
  98             2,100,000   8401 North Madison                                                         Kansas City
  99             2,091,806   3706 West 8th Street                                                       Dallas
  100            1,999,425   714-780 South La Brea Avenue                                               Los Angeles
  101            1,997,669   10816 Millington Court                                                     Blue Ash
  102            1,993,392   3-15 April Lane and 64-66 Perry Avenue                                     Norwalk
  103            1,992,558   4803 And 4804 Loyola                                                       Austin
  104            1,918,946   205 Heights Boulevard                                                      Houston
  105            1,895,326   3801-4215 Palladium Drive                                                  Greensboro
  106            1,895,191   805-829 South Tennessee Boulevard                                          Murfreesboro
  107            1,893,275   3302 Fuhrman Avenue East                                                   Seattle
  108            1,768,717   13103 Ashford Point Drive                                                  Houston
  109            1,719,629   211 Century Drive                                                          Greenville
  110            1,696,160   2121 Handley Drive                                                         Fort Worth
  111            1,622,597   13824-13836 John R Road & 127-255 Gerald Street                            Highland Park
  112            1,614,353   6601 West Indian School Road                                               Phoenix
  113            1,591,115   5448 Hoffner Avenue                                                        Orlando
  114            1,475,253   8300 Cherry Avenue                                                         Fontana
  115              814,246   45 Hawthorne Street                                                        Bristol
  116              635,509   288 Pine Street                                                            Bristol
  117            1,320,000   330 Ingleside Drive                                                        Baton Rouge
  118            1,319,426   7333 Pine Forest Road                                                      Pensacola
  119            1,268,208   909 North Linden Street                                                    Muncie
  120            1,263,867   375 North Pine Street                                                      Gardner
  121            1,195,845   4322, 4402 and 4414 Swiss Avenue                                           Dallas
  122            1,194,299   300 Ed Wright Lane                                                         Newport News
  123            1,192,874   382-390 Farmington Avenue and 503 New Britain Avenue                       Hartford
  124            1,146,413   22704 Loop 494                                                             Houston
  125            1,135,504   34533 Leisure Days Drive                                                   Zephyrhills
  126            1,125,482   307-309 Hoffnagle Street & 8248-8250 Rockwell Avenue                       Philadelphia
  127            1,119,648   8595 North 71st Avenue                                                     Glendale
  128            1,046,093   4851 North West 79 Avenue                                                  Miami
  129            1,036,952   18000 Ventura Boulevard                                                    Encino
  130            1,033,975   42 Miry Brook Road                                                         Danbury
  131            1,019,356   120 Atlantic Avenue                                                        Long Branch
  132            1,007,270   160 Morphew Road                                                           Hot Springs
  133            1,002,783   6101 South Rural Road                                                      Tempe
  134              996,374   410 East 23rd Street                                                       Roswell
  135              992,932   12603 Louetta Road                                                         Houston
  136              990,787   620 Montauk Highway                                                        Westhampton Beach
  137              980,408   6010 Washington Avenue                                                     Houston
  138              974,207   160 Morphew Road                                                           Hot Springs
  139              878,360   8121 Lillian Highway                                                       Pensacola
  140              871,345   1616, 1620, 1630 & 1634 West 42nd Street                                   Davenport
  141              868,366   1900 Veterans Boulevard                                                    Ardmore
  142              844,175   941 Danbury Road                                                           Wilton
  143              843,747   6 Washington Street                                                        North Reading
  144              796,405   950 West Kiest Boulevard                                                   Dallas
  145              795,404   6420-6506 Park Heights Avenue                                              Baltimore
  146              746,179   1799 North State Road 7                                                    Margate
  147              712,013   4406 North Division Street & 4307 & 4311 Cheyenne Avenue                   Davenport
  148              698,444   6509 & 6520 Pitts Boulevard                                                North Ridgeville
  149              667,891   7925 Streamside Drive                                                      Houston
  150              667,476   734 Lancaster Avenue                                                       Radnor
  151              579,863   120 South Church Avenue                                                    Tampa
  152              556,864   901-907 North Bishop Avenue                                                Dallas
  153              547,400   3003 Hualapai Mountain Road                                                Kingman
  154              546,275   2926 Valley View Lane                                                      Farmers Branch
  155              498,131   2506 Stadium Drive                                                         Phenix City
  156              497,319   1718 17th Avenue                                                           Albany

   #      CITY                            COUNTY                               STATE      ZIP CODE
   -      ----                            ------                               -----      --------
   1      Plymouth Meeting                Montgomery                            PA          19462
   2      Washington                      District of Columbia                  DC          20003
   3      Deerfield                       Lake                                  IL          60015
  4A      Cleveland                       Cuyahoga                              OH          44119
  4B      Dracut                          Middlesex                             MA          01826
  4C      Methuen                         Essex                                 MA          01844
  4D      Houston                         Harris                                TX          77081
  4E      Sandwich                        Barnstable                            MA          02563
  4F      Marietta                        Cobb                                  GA          30062
  4G      Mesquite                        Dallas                                TX          75150
  4H      Dallas                          Dallas                                TX          75228
  4I      Houston                         Harris                                TX          77043
  4J      Houston                         Harris                                TX          77092
  4K      Columbia                        Richland                              SC          29209
  4L      Harrisburg                      Harrisburg                            PA          17055
  4M      Warren                          Trumbull                              OH          44483
  4N      Houston                         Harris                                TX          77090
  4O      Saco                            York                                  ME          04072
  4P      Mesquite                        Dallas                                TX          75149
  4Q      Baton Rouge                     East Baton Rouge Parish               LA          70816
  4R      Houston                         Harris                                TX          77066
  4S      San Antonio                     Bexar                                 TX          78211
  4T      Dallas                          Dallas                                TX          75235
  4U      San Antonio                     Bexar                                 TX          78227
  4V      Kingsland                       Camden                                GA          31548
  4W      Myrtle Beach                    Horry                                 SC          29577
  4X      Houston                         Harris                                TX          77072
  4Y      Syracuse                        NAV                                   NY          13204
  4Z      Houston                         Harris                                TX          77086
  4AA     Houston                         Harris                                TX          77099
   5      Columbus                        Franklin                              OH          43016
   6      Cincinnati                      Hamilton                              OH          45238
   7      Cincinnati                      Hamilton                              OH          45249
   8      Plano                           Collin                                TX          75093
   9      Oak Ridge                       Anderson                              TN          37830
  10      Gaithersburg                    Montgomery                            MD          20878
  11      Ladera Ranch                    Orange                                CA          92694
  12      Birmingham                      Jefferson                             AL          35243
  13      New York                        New York                              NY          10011
  14      Bradenton                       Manatee                               FL          34210
  15      El Segundo                      Los Angeles                           CA          90245
  16      San Diego                       San Diego                             CA          92121
  17      Christiansburg                  Montgomery                            VA          24073
  18      Corpus Christi                  Nueces                                TX          78412
  19      Largo                           Pinellas                              FL          33770
  20      Orlando                         Orange                                FL          32808
  21      Rockville                       Montgomery                            MD          20850
  22      Webster                         Harris                                TX          77598
  23      Myrtle Beach                    Horry                                 SC          29577
  24      Orlando                         Orange                                FL          32808
  25      Brooklyn                        Cuyahoga                              OH          44144
  26      Grand Prairie                   Dallas                                TX          75050
  27      Oak Creek                       Milwaukee                             WI          53154
  28      Millcreek Township              Erie                                  PA          16509
  29      Rochester                       Monroe                                NY          14620
  30      Federal Way                     King                                  WA          98003
  31      Findlay                         Hancock                               OH          45839
  32      Omaha                           Douglas                               NE          68135
  33      Dallas                          Dallas                                TX          75217
  34      Garland                         Dallas                                TX          75042
  35      Temecula                        Riverside                             CA          92591
  36      Hazel Crest                     Cook                                  IL          60429
  37      Dallas                          Dallas                                TX          75211
  38      Acworth                         Cherokee                              GA          30102
  39      Indianapolis                    Marion                                IN          46260
  40      Germantown                      Montgomery                            MD          20876
  41      Grand Prairie                   Dallas                                TX          75051
  42      Anchorage                       Anchorage                             AK          99518
  43      Edinboro                        Erie                                  PA          16412
  44      Galveston                       Galveston                             TX          77551
  45      Sacramento                      Sacramento                            CA          95833
  46      Houston                         Harris                                TX          77013
  47      Knoxville                       Knox                                  TN          37919
  48      Emporia                         Lyon                                  KS          66801
  49      St. Paul                        Ramsey                                MN          55119
  50      Dallas                          Dallas                                TX          75236
  51      Arlington                       Tarrant                               TX          76011
  52      Franklin                        Williamson                            TN          37064
  53      Farmington Hills                Oakland                               MI          48334
  54      Fort Worth                      Tarrant                               TX          76112
  55      Haysville                       Sedgwick                              KS          67060
  56      Port Washington                 Ozaukee                               WI          53074
  57      Hazle Township                  Luzerne                               PA          18201
  58      Richmond                        Chesterfield                          VA          23235
  59      Orange                          Orange                                CA          92867
  60      Detroit                         Wayne                                 MI          48226
  61      Santa Fe                        Santa Fe                              NM          87501
  62      Broken Arrow                    Tulsa                                 OK          74011
  63      San Antonio                     Bexar                                 TX          78219
  64      San Diego                       San Diego                             CA          92121
  65      Temecula                        Riverside                             CA          92591
  66      Dallas                          Dallas                                TX          75217
  67      Vancouver                       Clark                                 WA          98684
  68      Chicago                         Cook                                  IL          60628
  69      Garden Grove                    Orange                                CA          92840
  70      Grandview                       Jackson                               MO          64030
  71      Cincinnati                      Hamilton                              OH          45242
  72      Davenport                       Scott                                 IA          52806
  73      Schererville                    Lake                                  IN          46375
  74      Waco                            McLennan                              TX          76710
  75      Wichita                         Sedgwick                              KS          67208
  76      Gallatin                        Sumner                                TN          37066
  77      Greenwood                       Johnson                               IN          46143
  78      Peabody                         Essex                                 MA          01960
  79      Bartlett                        Shelby                                TN          38134
  80      St. Louis                       St. Louis                             MO          63136
  81      Houma                           Terrebonne                            LA          70364
  82      Davenport                       Scott                                 IA          52806
  83      Tulsa                           Tulsa                                 OK          74137
  84      Elk Grove                       Sacramento                            CA          95829
  85      Miami                           Miami-Dade                            FL          33169
  86      West Palm Beach                 Palm Beach                            FL          33407
  87      Newhall                         Los Angeles                           CA          91321
  88      Indianapolis                    Marion                                IN          46227
  89      Torrance                        Los Angeles                           CA          90501
  90      Amissville                      Culpeper                              VA          20106
  91      Sacramento                      Sacramento                            CA          95825
  92      Joplin                          Jasper                                MO          64801
  93      Houston                         Harris                                TX          77051
  94      Lenoir City                     Loudon                                TN          37771
  95      Anchorage                       Anchorage                             AK          99503
  96      Dallas                          Dallas                                TX          75214
  97      Chicago Heights                 Cook                                  IL          60411
  98      Kansas City                     Clay                                  MO          64118
  99      Dallas                          Dallas                                TX          75211
  100     Los Angeles                     Los Angeles                           CA          90036
  101     Blue Ash                        Hamilton                              OH          45242
  102     Norwalk                         Fairfield                             CT          06851
  103     Austin                          Travis                                TX          78723
  104     Houston                         Harris                                TX          77007
  105     Greensboro                      Guilford                              NC          27410
  106     Murfreesboro                    Rutherford                            TN          37130
  107     Seattle                         King                                  WA          98102
  108     Houston                         Harris                                TX          77082
  109     Greenville                      Greenville                            SC          29607
  110     Fort Worth                      Tarrant                               TX          76112
  111     Highland Park                   Wayne                                 MI          48203
  112     Phoenix                         Maricopa                              AZ          85033
  113     Orlando                         Orange                                FL          33812
  114     Fontana                         San Bernardino                        CA          92335
  115     Bristol                         Hartford                              CT          06010
  116     Bristol                         Hartford                              CT          06010
  117     Baton Rouge                     East Baton Rouge Parish               LA          70806
  118     Pensacola                       Escambia                              FL          32526
  119     Muncie                          Delaware                              IN          47303
  120     Gardner                         Johnson                               KS          66030
  121     Dallas                          Dallas                                TX          75204
  122     Newport News                    Newport News City                     VA          23606
  123     Hartford                        Hartford                              CT          06105
  124     Houston                         Harris                                TX          77339
  125     Zephyrhills                     Pasco                                 FL          33541
  126     Philadelphia                    Philadelphia                          PA          19111
  127     Glendale                        Maricopa                              AZ          85301
  128     Miami                           Miami-Dade                            FL          33166
  129     Encino                          Los Angeles                           CA          91316
  130     Danbury                         Fairfield                             CT          06810
  131     Long Branch                     Monmouth                              NJ          07740
  132     Hot Springs                     Garland                               AR          71913
  133     Tempe                           Maricopa                              AZ          85283
  134     Roswell                         Chaves                                NM          88201
  135     Houston                         Harris                                TX          77070
  136     Westhampton Beach               Suffolk                               NY          11978
  137     Houston                         Harris                                TX          77007
  138     Hot Springs                     Garland                               AR          71913
  139     Pensacola                       Escambia                              FL          32506
  140     Davenport                       Scott                                 IA          52806
  141     Ardmore                         Carter                                OK          73401
  142     Wilton                          Fairfield                             CT          06897
  143     North Reading                   Middlesex                             MA          01864
  144     Dallas                          Dallas                                TX          75224
  145     Baltimore                       Baltimore City                        MD          21215
  146     Margate                         Broward                               FL          33063
  147     Davenport                       Scott                                 IA          52806
  148     North Ridgeville                Lorain                                OH          44039
  149     Houston                         Harris                                TX          77088
  150     Radnor                          Chester                               PA          19087
  151     Tampa                           Hillsborough                          FL          33609
  152     Dallas                          Dallas                                TX          75208
  153     Kingman                         Mohave                                AZ          86401
  154     Farmers Branch                  Dallas                                TX          75234
  155     Phenix City                     Russell                               AL          36867
  156     Albany                          Linn                                  OR          97321

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HAWTHORNE APARTMENTS AND PINECREST APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.
(2) FOR PURPOSES OF THIS TABLE, OAK RIDGE OFFICE PORTFOLIO AND CLOPPER ROAD PORTFOLIO ARE PRESENTED AS ONE PROPERTY, RESPECTIVELY.

                 DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                     CUT-OFF DATE
                                                                                      PRINCIPAL
    #        CROSSED      PROPERTY NAME                                              BALANCE (1)             PROPERTY TYPE
    -        -------      -------------                                              -----------             -------------
    1                     Metroplex West                                             $ 65,294,018               Retail
    2                     300 M Street Office Building                                 52,801,908               Office
    3                     The Shops at Deerfield Square                                50,000,000              Mixed Use
    4A                    Uncle Bob's Self Storage                                      3,300,000            Self Storage
    4B                    Security Self Storage                                         2,940,000            Self Storage
    4C                    Security Self Storage                                         2,860,000            Self Storage
    4D                    Central Self Storage                                          2,775,000            Self Storage
    4E                    Mini-Stor Self Storage                                        2,540,000            Self Storage
    4F                    Uncle Bob's Self Storage                                      2,520,000            Self Storage
    4G                    Central Self Storage                                          2,330,000            Self Storage
    4H                    Uncle Bob's Self Storage                                      2,130,000            Self Storage
    4I                    Uncle Bob's Self Storage                                      2,030,000            Self Storage
    4J                    Central Self Storage                                          2,010,000            Self Storage
    4K                    Security Self Storage                                         1,975,000            Self Storage
    4L                    Uncle Bob's Self Storage                                      1,835,000            Self Storage
    4M                    Uncle Bob's Self Storage                                      1,675,000            Self Storage
    4N                    Central Self Storage                                          1,667,000            Self Storage
    4O                    Saco Self Storage                                             1,665,000            Self Storage
    4P                    Central Self Storage                                          1,510,000            Self Storage
    4Q                    Uncle Bob's Self Storage                                      1,333,000            Self Storage
    4R                    Central Self Storage                                          1,325,000            Self Storage
    4S                    Uncle Bob's Self Storage                                      1,260,000            Self Storage
    4T                    Central Self Storage                                          1,200,000            Self Storage
    4U                    Central Self Storage                                          1,200,000            Self Storage
    4V                    Security Self Storage                                         1,170,000            Self Storage
    4W                    Security Self Storage                                         1,040,000            Self Storage
    4X                    Central Self Storage                                            985,000            Self Storage
    4Y                    Dor-Co Self Storage                                             975,000            Self Storage
    4Z                    Central Self Storage                                            918,000            Self Storage
   4AA                    Central Self Storage                                            832,000            Self Storage
    5           (A)       Tuttle Crossing                                              18,159,078               Retail
    6           (A)       Western Hills Marketplace                                    12,344,987               Retail
    7           (A)       Montgomery Crossing                                           4,300,834               Retail
    8                     Park Center Office Building                                  32,896,136               Office
    9                     Oak Ridge Office Portfolio                                   29,428,137               Office
    10                    Clopper Road Portfolio                                       28,201,325              Mixed Use
    11                    Bridgepark Shopping Center                                   23,424,249               Retail
    12                    The Summit - Phase II                                        21,421,366               Retail
    13                    130 Fifth Avenue                                             20,930,893               Office
    14                    Colonial Grand  @ Bayshore                                   20,171,135             Multifamily
    15                    Raytheon Building                                            19,345,706               Office
    16                    Nancy Ridge Technology Center                                19,277,617             Industrial
    17                    Spradlin Farm Shopping Center                                17,729,004               Retail
    18                    Bay Point Apartments                                         17,635,029             Multifamily
    19                    Chaparral Apartments                                         17,441,956             Multifamily
    20                    Seville Place Apartments                                     12,949,167             Multifamily
    21                    The Piccard Building                                         12,684,941               Office
    22                    The Leeward Apartments                                       11,952,876             Multifamily
    23                    Plantation Point Plaza                                       11,600,000               Retail
    24                    Park Hamilton Apartments                                     10,956,988             Multifamily
    25                    Ridge Park Square                                            10,780,786               Retail
    26                    The Fox Chase Apartments                                     10,374,163             Multifamily
    27                    Honeywell Building                                            9,700,000               Office
    28                    Brookwood Village Townhouses                                  8,542,683             Multifamily
    29                    Lattimore Medical Building                                    8,480,179               Office
    30                    The Medical Pavilion                                          8,300,000               Office
    31                    Findlay Tall Timbers                                          8,295,226             Industrial
    32                    Walnut Grove Plaza Shopping Center                            8,185,735               Retail
    33                    Bruton Oaks Apartments                                        7,985,926             Multifamily
    34                    Country Creek Apartments                                      7,774,230             Multifamily
    35                    Tower Office Plaza 1                                          7,697,714               Office
    36                    Versailles Apartments                                         7,576,662             Multifamily
    37                    Highland Road Village I & II                                  7,474,281             Multifamily
    38                    Cherokee Commons Shopping Center                              7,173,089               Retail
    39                    Willow Lake West Shopping Center                              7,160,000               Retail
    40                    Germantown Technology Center                                  6,933,337               Office
    41                    Royal Oaks Manor Apartments                                   6,840,240             Multifamily
    42                    Dimond Shopping Center                                        6,419,140               Retail
    43                    Darrow Place Apartments                                       6,374,760             Multifamily
    44                    Stewart's Landing Apartments                                  6,135,706             Multifamily
    45                    Natomas Self Storage                                          6,009,414            Self Storage
    46                    Pine Creek Apartments                                         5,581,571             Multifamily
    47                    Kingston Square Apartments                                    5,279,098             Multifamily
    48                    Chapel Ridge of Emporia Apartments                            5,093,836             Multifamily
    49                    Pine Tree Park Apartments                                     4,991,939             Multifamily
    50                    Kimball Square Apartments                                     4,867,304             Multifamily
    51                    Oak Valley Apartments                                         4,830,873             Multifamily
    52                    Franklin Marketplace Shopping Center                          4,691,665               Retail
    53                    Fairways Office Center                                        4,633,753               Office
    54                    Red Sierra Drive Apartments                                   4,578,616             Multifamily
    55                    Chapel Ridge Apartments of Haysville                          4,484,896             Multifamily
    56                    North Port Shopping Center                                    4,477,932               Retail
    57                    Hazleton Apartments                                           4,472,812             Multifamily
    58                    Best Buy Store #422-Richmond                                  4,400,000               Retail
    59                    Katella Plaza                                                 4,242,499               Retail
    60                    Village Square Apartments                                     4,200,834             Multifamily
    61                    Water Street Plaza                                            4,138,449               Retail
    62                    Apple Creek Apartments                                        3,881,288             Multifamily
    63                    Madison on Dietrich Apartments                                3,880,282             Multifamily
    64                    Cornerstone Court West                                        3,798,557               Office
    65                    Highlands Business Center I and II                            3,743,487               Office
    66                    St. Augustine Apartments                                      3,736,862             Multifamily
    67                    Fisher's Mercantile Center                                    3,682,905               Retail
    68                    Baric Commons Apartments                                      3,483,184             Multifamily
    69                    Chapman Restaurants                                           3,392,008               Retail
    70                    Deer Run Apartments                                           3,188,093             Multifamily
    71                    Montgomery North Medical Center                               3,180,234               Office
    72                    Breckenridge Apartments                                       3,106,711             Multifamily
    73                    Walgreens Drug Store-Scherville                               3,044,396               Retail
    74                    Landmark Apartments                                           3,032,435             Multifamily
    75                    Walgreens Drug Store-Wichita                                  3,019,671               Retail
    76                    Silverwood Apartments                                         3,009,190             Multifamily
    77                    Walgreens Drug Store-Greenwood                                2,983,089               Retail
    78                    Walgreens Plaza-Peabody                                       2,939,449               Retail
    79                    Walgreens Drug Store-Bartlett                                 2,937,978               Retail
    80                    Matador Villa Apartments                                      2,858,939             Multifamily
    81                    Colonial Village Apartments                                   2,839,255             Multifamily
    82                    Kendall Apartments                                            2,788,430             Multifamily
    83                    Terrace Park & Cancer Care Medical Office                     2,730,200               Office
    84                    Superior Self Storage                                         2,718,467            Self Storage
    85                    Dancea Apartments                                             2,592,220             Multifamily
    86                    Trail Commerce Center                                         2,582,737             Industrial
    87                    Newhall Avenue Apartments                                     2,546,458             Multifamily
    88                    Walgreens Drug Store-Indianapolis                             2,528,897               Retail
    89                    The 1800 Building                                             2,510,842               Office
    90                    South Wales Mini Storage                                      2,496,044            Self Storage
    91                    Springwood Apartments                                         2,426,932             Multifamily
    92                    Best Buy-Joplin                                               2,348,916               Retail
    93                    Scott Plaza Apartments                                        2,306,733             Multifamily
    94                    Walgreens Drug Store-Lenoir City                              2,256,494               Retail
    95                    Central Park Apartments                                       2,192,379             Multifamily
    96                    The Bungalows                                                 2,159,632             Multifamily
    97                    Chicago Heights Apartments                                    2,127,974             Multifamily
    98                    Barry Towne Shopping Center                                   2,100,000               Retail
    99                    Indian Ridge Apartments                                       2,091,806             Multifamily
   100                    Metroplaza Shopping Center                                    1,999,425               Retail
   101                    The Design Center                                             1,997,669               Office
   102                    Bartlett Apartments                                           1,993,392             Multifamily
   103                    Spring Hollow Apartments                                      1,992,558             Multifamily
   104                    Heights Plaza Apartments                                      1,918,946             Multifamily
   105                    Crystal Lake Townhomes                                        1,895,326             Multifamily
   106                    Plaza South Shopping Center                                   1,895,191               Retail
   107                    Northern Passage Building                                     1,893,275               Office
   108                    Oaks of Ashford Point II Apartments                           1,768,717             Multifamily
   109                    Century Plaza Office Building                                 1,719,629               Office
   110                    Regency Oaks Apartments                                       1,696,160             Multifamily
   111                    Park High Apartments                                          1,622,597             Multifamily
   112                    Indian Park Plaza                                             1,614,353               Retail
   113                    Hoffner/Airport Office Center                                 1,591,115               Office
   114                    Cherry Estates Mobile Home Park                               1,475,253        Manufactured Housing
   115          (B)       Hawthorne Apartments                                            814,246             Multifamily
   116          (B)       Pinecrest Apartments                                            635,509             Multifamily
   117                    Ingleside Quarters                                            1,320,000             Multifamily
   118                    Silver Lake Mobile Home Park                                  1,319,426        Manufactured Housing
   119                    Linden Place Apartments                                       1,268,208             Multifamily
   120                    Bethel of Gardner                                             1,263,867             Multifamily
   121                    4402 Swiss Avenue                                             1,195,845             Multifamily
   122                    300 Ed Wright Lane                                            1,194,299              Mixed Use
   123                    Todd Investments                                              1,192,874             Multifamily
   124                    Kingwood Loop 494 Shopping Center                             1,146,413               Retail
   125                    Leisure Days RV Resort                                        1,135,504        Manufactured Housing
   126                    Fox Chase Park Apartments                                     1,125,482             Multifamily
   127                    Shadow Ridge Mobile Home Park                                 1,119,648        Manufactured Housing
   128                    Alhambra Business Center - Phase II                           1,046,093             Industrial
   129                    18000 Encino Plaza                                            1,036,952               Retail
   130                    Shady Acres Mobile Home Park                                  1,033,975        Manufactured Housing
   131                    Willow Brook Apartments                                       1,019,356             Multifamily
   132                    Chapel Ridge Apartments, Phase I                              1,007,270             Multifamily
   133                    Tempe Professional Plaza                                      1,002,783               Office
   134                    Villa Park Mobile Home Park                                     996,374        Manufactured Housing
   135                    Louetta Plaza                                                   992,932               Retail
   136                    Suffolk Pines Mobile Home Park                                  990,787        Manufactured Housing
   137                    Washington Square                                               980,408              Mixed Use
   138                    Chapel Ridge Apartments, Phase II                               974,207             Multifamily
   139                    Admiral Manufactured Housing Community and Self Storage         878,360              Mixed Use
   140                    Blonde (Quality) Apartments                                     871,345             Multifamily
   141                    Ardmore Self-Service Storage                                    868,366            Self Storage
   142                    Ridgefield Bank                                                 844,175              Mixed Use
   143                    North Reading Shopping Center                                   843,747               Retail
   144                    Fredricksburg Apartments                                        796,405             Multifamily
   145                    Bancroft Court Apartments                                       795,404             Multifamily
   146                    Bell Plaza                                                      746,179               Retail
   147                    Cheyenne Apartments                                             712,013             Multifamily
   148                    Willow Ridge Apartments                                         698,444             Multifamily
   149                    Rose Meadows Apartments                                         667,891             Multifamily
   150                    734 Lancaster Avenue                                            667,476               Office
   151                    Kingston Court Apartments                                       579,863             Multifamily
   152                    Bishop Court Apartments                                         556,864             Multifamily
   153                    Mesa Verde Mobile Home Park                                     547,400        Manufactured Housing
   154                    Valley View Shopping Center                                     546,275               Retail
   155                    Amber Woods Apartments                                          498,131             Multifamily
   156                    West Queen Garden Apartments                                    497,319             Multifamily

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:


                       PROPERTY                UNITS/          FEE/                       YEAR        OCCUPANCY         DATE OF
    #                  SUB-TYPE                SQ.FT        LEASEHOLD     YEAR BUILT    RENOVATED    RATE AT U/W    OCCUPANCY RATE
    -                  --------                -----        ---------     ----------    ---------    -----------    --------------
    1                  Anchored               477,461          Fee           2001          N/A          100%          11/30/2001
    2                    CBD                  279,381          Fee           2001          N/A          100%          11/30/2001
    3               Retail/Office             237,079          Fee           2000          N/A           95%          01/11/2002
    4A                                         74,882          Fee           1979          N/A           91%          12/01/2001
    4B                                         46,126          Fee           1986          N/A           84%          12/17/2001
    4C                                         41,040          Fee           1984          N/A           86%          12/17/2001
    4D                                        124,674          Fee           1979          N/A           88%          12/09/2001
    4E                                         39,000          Fee           1986          N/A           93%          12/14/2001
    4F                                         59,450          Fee           1995          N/A           85%          12/03/2001
    4G                                         81,973          Fee           1984          N/A           90%          12/10/2001
    4H                                         79,046          Fee           1974          N/A           88%          12/01/2001
    4I                                         52,860          Fee           1995          N/A           92%          12/04/2001
    4J                                        108,839          Fee           1968          N/A           84%          12/10/2001
    4K                                         72,976          Fee           1986          N/A           56%          11/30/2001
    4L                                         59,450          Fee           1977          N/A           88%          12/01/2001
    4M                                         60,200          Fee           1986          N/A           85%          12/01/2001
    4N                                        108,318          Fee           1979          N/A           88%          12/10/2001
    4O                                         53,750          Fee           1984          N/A           94%          12/11/2001
    4P                                         63,240          Fee           1985          N/A           92%          12/10/2001
    4Q                                         71,920          Fee           1971          N/A           75%          12/01/2001
    4R                                         77,454          Fee           1979          N/A           84%          12/10/2001
    4S                                         48,782          Fee           1980          N/A           83%          12/03/2001
    4T                                         61,520          Fee           1985          N/A           90%          12/10/2001
    4U                                         64,475          Fee           1982          N/A           91%          12/10/2001
    4V                                         66,837          Fee           1989          N/A           62%          12/12/2001
    4W                                         61,510          Fee           1981          N/A           44%          12/11/2001
    4X                                         61,275          Fee           1985          N/A           75%          12/10/2001
    4Y                                         34,350          Fee           1987          N/A           87%          12/12/2001
    4Z                                         57,279          Fee           1984          N/A           89%          12/10/2001
   4AA                                         51,200          Fee           1983          N/A           88%          12/09/2001
    5                  Anchored               185,718          Fee           1995          N/A          100%          11/30/2001
    6                  Anchored               127,541          Fee           1998          N/A           68%          11/30/2001
    7                  Anchored                89,656          Fee           1993          N/A          100%          11/30/2001
    8                  Suburban               234,951          Fee           2001          N/A           91%          11/27/2001
    9                  Suburban               413,965          Fee           1991          N/A          100%          11/30/2001
    10            Office/Laboratory           197,292          Fee           1989         2000          100%          12/01/2001
    11                 Anchored               100,918          Fee           2001          N/A          100%          10/01/2001
    12                 Anchored               103,924          Fee           2001          N/A           95%          09/13/2001
    13                   CBD                  120,000          Fee           1902         1983          100%          01/01/2002
    14               Conventional               376            Fee           1997          N/A           96%          09/13/2001
    15                   CBD                  112,695          Fee           1979         2001          100%          10/29/2001
    16                                        176,710          Fee           1985          N/A           97%          11/01/2001
    17                 Anchored               177,732          Fee           2000          N/A           96%          08/16/2001
    18               Conventional               350            Fee           1998          N/A           96%          09/20/2001
    19               Conventional               444            Fee           1972         1995           90%          10/11/2001
    20               Conventional               444            Fee           1970         1999           92%          10/20/2001
    21                 Suburban               100,579          Fee           1980         1995           95%          11/12/2001
    22               Conventional               256            Fee           1990          N/A           93%          08/20/2001
    23                 Anchored               112,747          Fee           2000          N/A           95%          10/01/2001
    24               Conventional               330            Fee           1973         1999           91%          11/20/2001
    25                 Anchored               103,368          Fee           1995         2000           92%          11/06/2001
    26               Conventional               260            Fee           1983          N/A           97%          10/18/2001
    27                 Suburban               150,000          Fee           2002          N/A          100%          02/25/2002
    28               Conventional               124            Fee           1996          N/A          100%          10/16/2001
    29                 Suburban                78,364          Fee           1935         1994           94%          11/08/2001
    30                 Suburban                51,465          Fee           1997          N/A           89%          01/23/2002
    31                                        557,921          Fee           1975          N/A          100%          12/19/2001
    32                 Anchored               111,445          Fee           1999          N/A           93%          02/20/2002
    33               Conventional               304            Fee           1970         2001           96%          11/16/2001
    34               Conventional               296            Fee           1983          N/A           95%          10/17/2001
    35                 Suburban                72,514          Fee           1988          N/A           97%          12/18/2001
    36               Conventional               276            Fee           1974          N/A           95%          09/17/2001
    37               Conventional               332            Fee           1965         2000           98%          11/29/2001
    38                 Anchored               103,736          Fee           1986         1994           97%          08/20/2001
    39                 Anchored                52,961          Fee           2000          N/A           94%          12/31/2001
    40                 Suburban                67,619          Fee           1985          N/A          100%          10/04/2001
    41               Conventional               276            Fee           1970         2000           95%          11/29/2001
    42                 Anchored                82,117          Fee           1981         1998          100%          10/01/2001
    43               Conventional               142            Fee           1972          N/A           96%          09/11/2001
    44               Conventional               216            Fee           1976         2000           98%          09/20/2001
    45                                         95,779          Fee           2001          N/A           89%          11/15/2001
    46               Conventional               300            Fee           1979         1998           95%          12/10/2001
    47               Conventional               228            Fee           1974         1998           90%          11/23/2001
    48                Section 42                128            Fee           2000          N/A           97%          10/19/2001
    49               Conventional               199            Fee           1963          N/A           97%          12/31/2001
    50               Conventional               232            Fee           1968         2000           90%          12/05/2001
    51               Conventional               188            Fee           1979          N/A           95%          12/11/2001
    52                 Anchored                78,830          Fee           2001          N/A           94%          12/05/2001
    53                  Office                 36,576          Fee           2000          N/A           97%          11/05/2001
    54               Conventional               135            Fee           1969         2000           93%          10/11/2001
    55                Section 42                128            Fee           2000          N/A          100%          08/29/2001
    56                 Anchored                67,181          Fee           1989         1998           96%          04/19/2001
    57                Section 8                 236            Fee           1976          N/A          100%          06/27/2001
    58                 Anchored                44,276          Fee           1999          N/A          100%          12/11/2001
    59                Unanchored               62,283          Fee           1978         2000           92%          02/05/2002
    60               Conventional               190            Fee           1958         2000           96%          10/09/2001
    61                Unanchored               15,722          Fee           1950         1985           97%          11/30/2001
    62               Conventional               124            Fee           1984          N/A           95%          07/22/2001
    63               Conventional               172            Fee           1973         2000           90%          12/21/2001
    64                   CBD                   28,231          Fee           1989          N/A          100%          10/26/2001
    65                 Suburban                68,066          Fee           1988          N/A           93%          11/15/2001
    66               Conventional               200            Fee           1970         2000          100%          11/30/2001
    67                Unanchored               36,014          Fee           1983         1987           86%          12/31/2001
    68               Conventional               141            Fee           1963         1994           96%          01/08/2002
    69                 Anchored                29,400          Fee           2000          N/A          100%          08/27/2001
    70               Conventional               124            Fee           1965         2000           96%          11/06/2001
    71                 Suburban                24,541          Fee           1999          N/A           95%           1/14/2002
    72               Conventional               120            Fee           1977          N/A           95%          07/25/2001
    73                 Anchored                15,120          Fee           2001          N/A          100%          10/04/2001
    74               Conventional               152            Fee           1972         2001           92%          10/01/2001
    75                 Anchored                15,120          Fee           2001          N/A          100%          12/31/2001
    76               Conventional               112            Fee           1979         1998           94%          11/23/2001
    77                 Anchored                15,120          Fee           2001          N/A          100%          09/01/2001
    78                 Anchored                25,230       Leasehold        2001          N/A          100%          08/31/2001
    79                 Anchored                14,490          Fee           2001          N/A          100%          12/27/2001
    80               Conventional               176            Fee           1970         1998           93%          12/01/2001
    81                Section 8                 123            Fee           1971         2000           96%          07/01/2001
    82               Conventional                96            Fee           1974         1979           95%          09/25/2001
    83                 Suburban                23,326          Fee           1986         2000          100%          10/23/2001
    84                                         66,950          Fee           1999          N/A           74%          01/25/2002
    85               Conventional               112            Fee           1972         2000           98%          11/01/2001
    86             Office/Warehouse            79,278          Fee           1982          N/A           98%          10/31/2001
    87               Conventional                63            Fee           1958         2000           97%          08/23/2001
    88                 Anchored                15,120          Fee           2001          N/A          100%          09/28/2001
    89                   CBD                   19,544          Fee           2000          N/A          100%          08/06/2001
    90                                         70,853          Fee           1996          N/A           83%          01/08/2002
    91               Conventional                60            Fee           1978          N/A           98%          11/01/2001
    92                 Anchored                30,157          Fee           2001          N/A          100%          12/11/2001
    93                Section 8                 150            Fee           1970         1998           98%          10/10/2001
    94                 Anchored                15,120          Fee           2000          N/A          100%          12/10/2001
    95               Conventional                69            Fee           1987          N/A           96%          10/15/2001
    96               Conventional                48            Fee           1963         2001           98%          07/18/2001
    97               Conventional                98            Fee           1962          N/A           99%          06/04/2001
    98                 Anchored                17,600          Fee           2001          N/A          100%          12/31/2001
    99               Conventional               161            Fee           1962         1996           91%          11/23/2001
   100                Unanchored               29,863          Fee           1945         1987          100%          11/13/2001
   101                 Suburban                24,884          Fee           2001          N/A           88%           1/8/2002
   102               Conventional                16            Fee           1965         2000          100%          10/01/2001
   103                Section 42                100            Fee           1983         2001           99%          09/01/2001
   104               Conventional               102            Fee           1966         1992           99%          10/01/2001
   105               Conventional                30            Fee           1996          N/A           93%          01/14/2002
   106                 Anchored                25,361          Fee           1984         2000           95%          08/28/2001
   107                   CBD                   10,803          Fee           2001          N/A          100%          11/01/2001
   108               Conventional                56            Fee           1985          N/A           96%          12/01/2001
   109                 Suburban                50,428          Fee           1974          N/A           97%          01/07/2002
   110               Conventional               100            Fee           1967         2001          100%          12/01/2001
   111               Conventional                96            Fee           1965         1999           99%          10/10/2001
   112                 Anchored                19,848          Fee           1990          N/A           95%          09/07/2001
   113                 Suburban                45,000          Fee           1983         1992          100%          09/01/2001
   114                                           54            Fee           1989          N/A          100%          09/01/2001
   115               Conventional                32            Fee           1969          N/A          100%          08/01/2001
   116               Conventional                24            Fee           1965         2001          100%          08/01/2001
   117               Conventional                55            Fee           1973         1980          100%           2/8/2002
   118                                          186            Fee           1971         1999           93%          08/22/2001
   119                 Student                   24            Fee           1989          N/A          100%          11/01/2001
   120                Section 42                 36            Fee           2000          N/A           97%          11/12/2001
   121               Conventional                52            Fee           1928         2001           98%          12/31/2001
   122         Office/Retail/Industrial        27,256          Fee           2001          N/A          100%          06/18/2001
   123               Conventional                66            Fee           1920         1965          100%          08/31/2001
   124                Unanchored               21,683          Fee           1984          N/A          100%          10/30/2001
   125                                          236            Fee           1981          N/A           82%          01/10/2002
   126               Conventional                40            Fee           1963         2000           95%          12/18/2001
   127                                          124            Fee           1970          N/A           87%          07/01/2001
   128             Office/Warehouse            14,217          Fee           1997          N/A          100%          12/01/2001
   129                Unanchored               8,605           Fee           1989          N/A          100%          01/08/2002
   130                                           48            Fee           1956          N/A           96%          12/01/2001
   131               Conventional                28            Fee           1965          N/A          100%          12/01/2001
   132                Section 42                 56            Fee           1999          N/A           96%          07/11/2001
   133                 Suburban                14,803          Fee           1976         2001           96%          10/17/2001
   134                                           83            Fee           1969          N/A           98%          12/04/2001
   135                 Anchored                8,328           Fee           1999          N/A          100%          10/01/2001
   136                                           62            Fee           1965          N/A           97%          12/20/2001
   137              Office/Retail              13,962          Fee           2001          N/A          100%          12/04/2001
   138                Section 42                 32            Fee           2000          N/A          100%          11/03/2001
   139    Manufactured Housing/Self Storage   449,600          Fee           1972          N/A           90%          08/01/2001
   140               Conventional                34            Fee           1972          N/A           97%          09/25/2001
   141                                         38,375          Fee           1986          N/A           87%          10/11/2001
   142              Office/Retail              13,400          Fee           1981          N/A          100%          10/01/2001
   143                Unanchored               19,350          Fee           1975         2000          100%          05/01/2001
   144               Conventional                66            Fee           1974         2000           95%          01/18/2002
   145               Conventional                25            Fee           1955         1990          100%          11/21/2001
   146                Unanchored               14,400          Fee           1975         1996           94%          12/31/2001
   147               Conventional                33            Fee           1973          N/A           97%          06/30/2001
   148               Conventional                46            Fee           1974         1998          100%          12/17/2001
   149               Conventional                24            Fee           1984          N/A           96%          09/05/2001
   150                 Suburban                5,500           Fee           2000          N/A          100%          12/31/2001
   151               Conventional                25            Fee           1972         1998          100%          10/31/2001
   152               Conventional                16            Fee           1925         1999          100%          12/31/2001
   153                                           62            Fee           1975          N/A           98%          12/31/2001
   154                Unanchored               8,400           Fee           1983         2000          100%          08/31/2001
   155               Conventional                24            Fee           1986          N/A           96%          08/23/2001
   156               Conventional                18            Fee           1975          N/A          100%          09/01/2001

                                                                         -----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      1987         1997           96%
                                                                         ===========================================================

MAXIMUM:                                                                     2002         2001          100%
MINIMUM:                                                                     1902         1965           44%

                                       MOST RECENT            MOST            MOST           MOST
                                    OPERATING STATEMENT      RECENT          RECENT         RECENT
    #              APPRAISED VALUE        DATE               REVENUE         EXPENSES         NOI           U/W NOI      U/W NCF (2)
    -              ---------------        ----               -------         --------         ---           -------      -----------
    1                $ 87,000,000       11/30/2001        $ 9,241,080    $ 2,073,688      $7,167,392     $ 7,713,308    $ 7,538,374
    2                  73,700,000       11/30/2001          7,301,627      1,352,167       5,949,460       6,544,788      6,021,094
    3                  64,850,000       11/30/2001          4,815,053      1,183,207       3,631,847       5,378,388      5,130,079
    4A                  5,000,000       11/30/2001            727,756        224,843         502,913         528,651        517,419
    4B                  4,540,000       10/31/2001            498,797        112,505         386,292         370,620        363,821
    4C                  4,400,000       10/31/2001            547,908        116,641         431,267         375,703        369,547
    4D                  4,070,000       09/30/2001            737,832        299,200         438,632         422,012        385,879
    4E                  3,820,000       06/30/2001            452,253         83,016         369,237         339,834        332,694
    4F                  3,875,000       11/30/2001            500,569        142,053         358,516         352,878        343,960
    4G                  3,560,000       09/30/2001            596,516        226,310         370,206         352,552        337,601
    4H                  3,240,000       11/30/2001            545,515        224,302         321,213         299,808        284,789
    4I                  3,110,000       11/30/2001            544,935        223,261         321,674         311,572        303,643
    4J                  2,940,000       09/30/2001            475,484        160,391         315,093         283,319        259,071
    4K                  3,000,000       10/31/2001            447,976        106,475         341,501         297,526        286,580
    4L                  2,600,000       11/30/2001            402,089        124,955         277,134         266,564        257,646
    4M                  2,550,000       11/30/2001            356,351        105,854         250,497         242,567        233,537
    4N                  2,500,000       09/30/2001            472,594        218,391         254,203         246,384        228,349
    4O                  2,530,000       11/30/2001            434,794        145,941         288,853         257,502        249,414
    4P                  2,290,000       09/30/2001            427,888        176,028         251,860         240,460        230,749
    4Q                  2,050,000       11/30/2001            341,818        141,582         200,236         183,860        173,072
    4R                  1,990,000       09/30/2001            403,537        181,268         222,269         211,801        192,698
    4S                  1,920,000       11/30/2001            308,718        104,513         204,205         193,783        186,304
    4T                  1,810,000       09/30/2001            375,027        195,832         179,195         167,374        158,218
    4U                  1,820,000       09/30/2001            315,776        130,900         184,876         165,943        154,302
    4V                  1,800,000       10/31/2001            265,489         77,239         188,250         145,969        135,943
    4W                  1,650,000       10/31/2001            247,879        114,325         133,554         134,909        125,772
    4X                  1,600,000       09/30/2001            284,494        147,407         137,087         131,207        121,749
    4Y                  1,500,000       11/30/2001            299,260        129,564         169,696         162,895        157,945
    4Z                  1,500,000       09/30/2001            310,954        164,523         146,431         138,216        127,294
   4AA                  1,250,000       09/30/2001            258,628        133,090         125,538         119,002        108,700
    5                  22,800,000       11/30/2001          2,515,991        408,492       2,107,499       1,987,111      1,877,859
    6                  15,500,000       11/30/2001          1,278,583        297,721         980,862       1,458,107      1,379,105
    7                   5,500,000       11/30/2001            763,920        185,615         578,305         505,630        458,163
    8                  42,000,000          N/A                    N/A            N/A             N/A       3,993,267      3,606,114
    9                  38,200,000       12/31/2001          6,238,295      2,227,193       4,011,102       3,834,378      3,637,237
    10                 45,600,000       11/30/2001          4,337,356        654,398       3,682,958       3,644,248      3,405,524
    11                 29,600,000       6/30/2001           3,453,387        873,493       2,579,894       2,595,859      2,544,688
    12                 27,500,000          N/A                    N/A            N/A             N/A       2,447,489      2,371,727
    13                 28,400,000       7/31/2001           3,742,566      1,558,254       2,184,312       2,269,478      2,094,463
    14                 25,300,000       08/31/2001          3,491,559      1,168,486       2,323,073       2,125,916      2,031,916
    15                 27,200,000       10/31/2001          2,826,390         44,964       2,781,426       2,212,200      1,999,815
    16                 26,300,000       08/31/2001          2,653,805        336,953       2,316,852       2,535,843      2,260,842
    17                 23,500,000       08/21/2001          1,515,027        207,236       1,307,792       2,022,013      1,903,270
    18                 22,100,000       08/31/2001          2,967,444      1,235,957       1,731,487       1,935,427      1,847,927
    19                 21,900,000        8/1/2001           3,295,592      1,363,467       1,932,125       2,008,953      1,897,953
    20                 17,250,000       10/31/2001          2,622,691      1,158,531       1,464,160       1,649,168      1,538,168
    21                 16,650,000       6/30/2001           1,871,936        615,878       1,256,058       1,545,987      1,424,114
    22                 15,000,000       07/31/2001          2,020,071        951,716       1,068,355       1,283,984      1,219,984
    23                 14,500,000       9/30/2001           1,556,830        362,953       1,193,877       1,298,252      1,242,647
    24                 14,000,000       12/31/2001          2,056,980        864,020       1,192,960       1,273,102      1,190,602
    25                 14,400,000       10/31/2001          1,433,473        489,428         944,045       1,265,746      1,187,867
    26                 13,340,000       09/30/2001          2,019,381        893,748       1,125,633       1,234,648      1,169,648
    27                 13,000,000          N/A                    N/A            N/A             N/A       1,090,168      1,012,355
    28                 11,000,000       07/31/2001          1,485,916        326,699       1,159,217         886,391        855,391
    29                 11,400,000       10/31/2001          1,896,445        752,254       1,144,192       1,002,191        875,042
    30                 11,500,000       12/31/2001          1,306,386        441,837         864,549       1,003,403        908,839
    31                 13,000,000          N/A                    N/A            N/A             N/A       1,248,195      1,146,205
    32                 10,600,000       12/31/2001            904,379        126,236         778,143         922,275        847,020
    33                 10,250,000       10/31/2001          2,001,911      1,128,457         873,454         935,290        935,290
    34                 12,300,000       06/30/2001          2,103,544        664,213       1,439,331       1,183,127      1,109,127
    35                 10,900,000       09/30/2001          1,068,527        401,747         666,780         927,043        815,181
    36                 10,300,000       8/31/2001           2,230,904      1,207,696       1,023,208       1,110,132      1,041,132
    37                  9,450,000       10/25/2001          2,198,786      1,027,509       1,171,277         985,967        902,967
    38                  9,100,000       7/31/2001           1,278,192        284,076         994,116         914,295        869,322
    39                  9,550,000       12/31/2001            693,106         62,740         630,366         842,130        808,218
    40                  9,900,000       08/30/2001          1,375,473        307,203       1,068,270         902,717        785,699
    41                  9,000,000       10/25/2001          1,981,855      1,051,740         930,115         978,313        909,313
    42                  9,000,000       08/31/2001          1,226,876        289,794         937,082         794,623        728,260
    43                  8,000,000       12/31/2000          1,245,969        467,434         778,535         723,817        677,760
    44                  7,700,000       7/31/2001           1,275,327        646,164         629,163         733,645        679,645
    45                  8,910,000       09/30/2001            760,978        143,314         617,664         670,252        670,252
    46                  8,170,000       8/31/2001           1,640,542        819,573         820,969         783,355        708,355
    47                  7,650,000       10/31/2001          1,231,413        554,152         677,261         658,494        601,494
    48                  6,000,000       10/31/2001            641,140        329,522         311,618         500,651        468,651
    49                  7,070,000       11/30/2001          1,259,683        708,916         550,766         535,148        535,148
    50                  6,500,000       11/30/2001          1,526,648        712,057         814,591         626,855        626,855
    51                  6,430,000       7/31/2001           1,164,291        752,329         411,962         637,516        590,516
    52                  5,925,000          N/A                    N/A            N/A             N/A         505,440        485,695
    53                  5,900,000       09/30/2001            557,907        197,456         360,451         526,885        478,649
    54                  5,750,000       7/31/2001             912,365        384,680         527,685         552,769        519,019
    55                  5,290,000       06/30/2001            428,086        241,676         186,410         481,304        449,304
    56                  6,000,000       10/30/2001            608,047        165,264         442,783         520,842        502,094
    57                  6,850,000       06/30/2001          1,914,872      1,264,441         737,431         568,773        510,023
    58                  6,500,000          N/A                    N/A            N/A             N/A         518,884        518,884
    59                  6,100,000       08/30/2001            531,948        132,664         399,283         507,361        465,916
    60                  5,300,000       5/31/2001           1,091,033        597,511         493,522         515,127        467,627
    61                  5,770,000       12/31/2001            685,504         87,512         597,992         549,517        524,322
    62                  5,000,000       06/30/2001            741,444        318,061         423,383         430,940        397,832
    63                  5,200,000       10/25/2001          1,038,389        482,396         555,993         524,276        481,276
    64                  5,125,000       09/30/2001            501,216         93,469         407,747         439,330        392,519
    65                  5,200,000       09/30/2001            809,728        240,484         569,244         500,771        415,839
    66                  5,300,000       10/25/2001          1,291,781        585,467         706,314         654,116        604,116
    67                  5,450,000       12/31/2001            615,537        144,654         470,883         467,764        420,496
    68                  4,700,000       11/30/2001            832,463        340,246         492,217         507,938        471,983
    69                  4,700,000       9/30/2001             409,500              -         409,500         383,802        352,998
    70                  4,100,000       09/30/2001            641,493        188,307         453,186         405,825        374,825
    71                  4,200,000       05/31/2001            473,014        176,082         296,932         373,379        329,212
    72                  3,900,000       6/30/2001             687,004        378,956         308,048         354,290        324,290
    73                  4,250,000          N/A                    N/A            N/A             N/A         327,532        327,532
    74                  3,900,000       10/31/2001            964,941        605,004         359,937         348,114        310,114
    75                  3,800,000          N/A                    N/A            N/A             N/A         317,832        317,832
    76                  4,750,000       9/30/2001             723,161        342,614         380,547         407,868        379,868
    77                  4,000,000          N/A                    N/A            N/A             N/A         322,682        322,682
    78                  4,200,000          N/A                    N/A            N/A             N/A         333,993        323,313
    79                  3,700,000          N/A                    N/A            N/A             N/A         309,584        309,584
    80                  4,100,000       11/30/2001            851,168        463,942         387,226         431,307        376,747
    81                  3,590,000       8/31/2001             648,039        222,804         425,235         401,419        370,669
    82                  3,650,000       6/30/2001             572,795        174,635         398,160         378,726        354,534
    83                  3,900,000       09/30/2001            460,448         36,124         424,324         337,655        296,957
    84                  4,670,000       10/31/2001            601,031        194,606         406,424         371,733        371,733
    85                  3,250,000       10/31/2001            663,180        174,121         489,059         434,026        404,570
    86                  3,600,000       10/31/2001            586,317        171,553         414,764         389,207        313,100
    87                  3,200,000       7/31/2001             478,974        181,665         297,309         280,422        264,672
    88                  3,400,000          N/A                    N/A            N/A             N/A         274,182        274,182
    89                  3,290,000          N/A                    N/A            N/A             N/A         302,391        277,084
    90                  3,550,000       12/31/2001            473,137         68,520         404,617         317,980        317,980
    91                  3,250,000       10/31/2001            484,607        232,973         251,634         231,920        231,920
    92                  3,650,000          N/A                    N/A            N/A             N/A         313,069        295,977
    93                  3,350,000       10/31/2001            975,330        595,557         379,773         349,778        312,278
    94                  3,125,000       10/31/2001            268,000            480         267,520         257,692        257,692
    95                  3,180,000       07/31/2001            564,196        271,730         292,466         276,421        276,421
    96                  2,850,000       06/30/2001            496,008        282,794         213,214         290,506        290,506
    97                  2,680,000       6/30/2001             572,320        238,478         333,842         282,635        254,411
    98                  3,025,000          N/A                    N/A            N/A             N/A         276,682        259,843
    99                  3,100,000       10/31/2001            942,387        734,337         208,050         259,440        218,940
   100                  3,200,000       10/30/2001            436,615        116,526         320,089         355,253        315,858
   101                  2,750,000          N/A                    N/A            N/A             N/A         247,914        219,278
   102                  2,530,000       09/30/2001            319,892         73,588         246,304         221,998        221,998
   103                  2,800,000       08/31/2001            485,071        233,406         251,665         247,954        222,954
   104                  2,550,000       9/30/2001             581,803        259,939         321,864         293,855        268,355
   105                  2,500,000       6/30/2001             342,807        108,003         234,804         245,233        237,483
   106                  2,590,000       08/31/2001            172,357         65,227         107,130         237,168        218,518
   107                  2,670,000       11/30/2001            328,053         66,417         261,636         230,384        202,418
   108                  2,230,000       04/30/2001            430,941        325,266         105,675         201,310        187,310
   109                  2,825,000       6/30/2001             529,844        298,528         231,316         290,833        225,988
   110                  2,200,000       11/30/2001            645,964        372,002         273,962         270,458        245,458
   111                  2,290,000       5/31/2001             496,372        286,160         210,212         219,835        195,547
   112                  2,450,000       8/31/2001             399,792        164,034         235,758         212,193        191,652
   113                  2,450,000       9/30/2001             438,939        142,601         296,338         256,974        200,724
   114                  1,970,000       9/30/2001             358,684        173,146         185,538         175,451        172,751
   115                  1,050,000       7/31/2001             190,050         66,356         123,694         112,012        103,724
   116                    835,000       7/31/2001             139,128         59,332          79,796          81,167         74,447
   117                  1,650,000       10/31/2001            311,177        141,709         169,468         205,330        191,580
   118                  1,800,000       8/31/2001             325,554        156,428         169,126         163,859        154,559
   119                  1,600,000       9/31/2001             281,892         86,661         195,231         166,137        157,737
   120                  1,560,000       11/30/2001            230,800        105,079         125,721         137,021        128,021
   121                  1,635,000       12/31/2001            242,826         87,542         155,284         162,428        149,428
   122                  1,800,000       8/31/2001             174,428         43,598         130,830         169,344        144,531
   123                  1,590,000       9/30/2001             394,504        163,754         230,750         210,182        193,682
   124                  1,575,000       9/30/2001             271,912         74,879         197,033         166,972        143,202
   125                  1,600,000       11/30/2001            345,880        201,064         144,816         150,388        138,588
   126                  1,450,000        9/1/2001             245,019        116,662         128,357         141,918        131,918
   127                  3,125,000       6/30/2001             403,876        155,114         248,762         187,701        181,551
   128                  1,400,000       11/30/2001            182,473         46,730         135,743         133,216        125,396
   129                  1,460,000       12/31/2001            197,773         38,946         158,827         140,038        126,700
   130                  1,300,000    1-6/01,10-11/01          199,065         43,973         155,092         150,147        147,747
   131                  1,280,000       12/31/2001            243,425         54,382         189,043         142,781        132,057
   132                  1,190,000       06/30/2001            250,287        121,858         128,429         129,841        115,841
   133                  1,535,000       9/30/2001             184,957         91,936          93,021         135,626        115,550
   134                  1,250,000       9/30/2001             159,503         47,898         111,605         108,256        104,156
   135                  1,400,000       10/31/2001            158,949         56,303         102,646         140,430        130,764
   136                  1,600,000       11/30/2001            245,415         84,482         160,933         153,028        148,812
   137                  1,820,000       11/30/2001            173,879         75,455          98,424         186,277        169,732
   138                  1,220,000       10/31/2001            191,482         79,540         111,942         114,114        106,114
   139                  1,500,000       8/31/2001             291,723        139,468         152,255         128,854        119,614
   140                  1,150,000       6/30/2001             181,491         74,939         106,552         107,581         99,081
   141                  1,225,000       9/30/2001             173,497         59,984         113,513         121,827        116,071
   142                  1,700,000       11/30/2001            191,825         33,747         158,078         143,890        128,480
   143                  1,225,000       12/31/2001            190,896         48,763         142,133         133,264        114,544
   144                  1,000,000       11/30/2001            373,950        226,894         147,056         131,411        114,911
   145                  1,100,000       11/30/2001            215,058         92,641         122,417         117,105        106,729
   146                  1,100,000       12/31/2001            183,585         17,650         165,935         116,789        102,389
   147                  1,000,000       6/30/2001             165,668         67,066          98,602          95,061         86,547
   148                  1,100,000       12/31/2001            245,310        105,723         139,587         126,072        114,572
   149                    900,000       8/31/2001             181,668         68,280         113,388         108,268        101,932
   150                  1,325,000       9/30/2001             160,333         14,581         145,752         126,667        103,995
   151                    730,000       10/31/2001            132,061         46,269          85,792          82,442         76,692
   152                    700,000       12/31/2001            108,660         29,719          78,941          77,256         73,256
   153                  1,330,000       11/30/2001            221,280         94,976         126,304         121,054        117,954
   154                    800,000       11/30/2001            110,937         32,934          78,003          80,790         72,384
   155                    675,000       7/31/2001             120,905         47,323          73,582          64,069         56,653
   156                    625,000       9/30/2001              89,281         32,549          56,732          61,745         57,245
                  ------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE:          $ 1,344,870,000                       $ 159,245,049   $ 55,052,928   $ 104,279,119   $ 121,655,494  $ 113,917,151
                  ==================================================================================================================
MAXIMUM:             $ 87,000,000                         $ 9,241,080    $ 2,227,193     $ 7,167,392     $ 7,713,308    $ 7,538,374
MINIMUM:                $ 625,000                            $ 89,281            $ -        $ 56,732        $ 61,745       $ 56,653



(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HAWTHORNE APARTMENTS AND PINECREST APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.
(2) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(3) FOR PURPOSES OF THIS TABLE, OAK RIDGE OFFICE PORTFOLIO AND CLOPPER ROAD PORTFOLIO ARE PRESENTED AS ONE PROPERTY, RESPECTIVELY.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS


                                                                                                   ORIGINAL
                                                                                                   PRINCIPAL
      #         CROSSED     LOAN NAME                                                               BALANCE
      -         -------     ---------                                                               -------
      1                     Metroplex West                                                        $ 65,500,000
      2                     300 M Street Office Building                                            53,000,000
      3                     The Shops at Deerfield Square                                           50,000,000
      4                     Locke Sovran Portfolio                                                  48,000,000
      5           (A)       Tuttle Crossing                                                         18,240,000
      6           (A)       Western Hills Marketplace                                               12,400,000
      7           (A)       Montgomery Crossing                                                      4,320,000
      8                     Park Center Office Building                                             33,000,000
      9                     Oak Ridge Office Portfolio                                              31,500,000
     10                     Clopper Road Portfolio                                                  28,250,000
     11                     Bridgepark Shopping Center                                              23,500,000
     12                     The Summit - Phase II                                                   21,500,000
     13                     130 Fifth Avenue                                                        21,000,000
     14                     Colonial Grand  @ Bayshore                                              20,240,000
     15                     Raytheon Building                                                       19,384,000
     16                     Nancy Ridge Technology Center                                           19,300,000
     17                     Spradlin Farm Shopping Center                                           17,750,000
     18                     Bay Point Apartments                                                    17,680,000
     19                     Chaparral Apartments                                                    17,500,000
     20                     Seville Place Apartments                                                13,000,000
     21                     The Piccard Building                                                    12,730,000
     22                     The Leeward Apartments                                                  12,000,000
     23                     Plantation Point Plaza                                                  11,600,000
     24                     Park Hamilton Apartments                                                11,000,000
     25                     Ridge Park Square                                                       10,800,000
     26                     The Fox Chase Apartments                                                10,400,000
     27                     Honeywell Building                                                       9,700,000
     28                     Brookwood Village Townhouses                                             8,571,000
     29                     Lattimore Medical Building                                               8,500,000
     30                     The Medical Pavilion                                                     8,300,000
     31                     Findlay Tall Timbers                                                     8,325,000
     32                     Walnut Grove Plaza Shopping Center                                       8,200,000
     33                     Bruton Oaks Apartments                                                   8,000,000
     34                     Country Creek Apartments                                                 7,800,000
     35                     Tower Office Plaza 1                                                     7,711,000
     36                     Versailles Apartments                                                    7,600,000
     37                     Highland Road Village I & II                                             7,500,000
     38                     Cherokee Commons Shopping Center                                         7,200,000
     39                     Willow Lake West Shopping Center                                         7,160,000
     40                     Germantown Technology Center                                             6,950,000
     41                     Royal Oaks Manor Apartments                                              6,875,000
     42                     Dimond Shopping Center                                                   6,450,000
     43                     Darrow Place Apartments                                                  6,400,000
     44                     Stewart's Landing Apartments                                             6,160,000
     45                     Natomas Self Storage                                                     6,024,000
     46                     Pine Creek Apartments                                                    5,600,000
     47                     Kingston Square Apartments                                               5,300,000
     48                     Chapel Ridge of Emporia Apartments                                       5,100,000
     49                     Pine Tree Park Apartments                                                5,000,000
     50                     Kimball Square Apartments                                                4,875,000
     51                     Oak Valley Apartments                                                    4,850,000
     52                     Franklin Marketplace Shopping Center                                     4,700,000
     53                     Fairways Office Center                                                   4,645,000
     54                     Red Sierra Drive Apartments                                              4,600,000
     55                     Chapel Ridge Apartments of Haysville                                     4,496,000
     56                     North Port Shopping Center                                               4,500,000
     57                     Hazleton Apartments                                                      4,500,000
     58                     Best Buy Store #422-Richmond                                             4,400,000
     59                     Katella Plaza                                                            4,250,000
     60                     Village Square Apartments                                                4,220,000
     61                     Water Street Plaza                                                       4,160,000
     62                     Apple Creek Apartments                                                   3,900,000
     63                     Madison on Dietrich Apartments                                           3,900,000
     64                     Cornerstone Court West                                                   3,803,000
     65                     Highlands Business Center I and II                                       3,750,000
     66                     St. Augustine Apartments                                                 3,750,000
     67                     Fisher's Mercantile Center                                               3,700,000
     68                     Baric Commons Apartments                                                 3,500,000
     69                     Chapman Restaurants                                                      3,400,000
     70                     Deer Run Apartments                                                      3,200,000
     71                     Montgomery North Medical Center                                          3,184,000
     72                     Breckenridge Apartments                                                  3,120,000
     73                     Walgreens Drug Store-Scherville                                          3,054,000
     74                     Landmark Apartments                                                      3,050,000
     75                     Walgreens Drug Store-Wichita                                             3,031,000
     76                     Silverwood Apartments                                                    3,025,000
     77                     Walgreens Drug Store-Greenwood                                           2,992,500
     78                     Walgreens Plaza-Peabody                                                  2,950,000
     79                     Walgreens Drug Store-Bartlett                                            2,949,000
     80                     Matador Villa Apartments                                                 2,875,000
     81                     Colonial Village Apartments                                              2,850,000
     82                     Kendall Apartments                                                       2,800,000
     83                     Terrace Park & Cancer Care Medical Office                                2,740,000
     84                     Superior Self Storage                                                    2,725,000
     85                     Dancea Apartments                                                        2,600,000
     86                     Trail Commerce Center                                                    2,600,000
     87                     Newhall Avenue Apartments                                                2,560,000
     88                     Walgreens Drug Store-Indianapolis                                        2,536,875
     89                     The 1800 Building                                                        2,515,000
     90                     South Wales Mini Storage                                                 2,500,000
     91                     Springwood Apartments                                                    2,433,000
     92                     Best Buy-Joplin                                                          2,355,000
     93                     Scott Plaza Apartments                                                   2,320,000
     94                     Walgreens Drug Store-Lenoir City                                         2,260,000
     95                     Central Park Apartments                                                  2,200,000
     96                     The Bungalows                                                            2,170,000
     97                     Chicago Heights Apartments                                               2,140,000
     98                     Barry Towne Shopping Center                                              2,100,000
     99                     Indian Ridge Apartments                                                  2,100,000
     100                    Metroplaza Shopping Center                                               2,030,000
     101                    The Design Center                                                        2,000,000
     102                    Bartlett Apartments                                                      2,000,000
     103                    Spring Hollow Apartments                                                 2,000,000
     104                    Heights Plaza Apartments                                                 1,925,000
     105                    Crystal Lake Townhomes                                                   1,900,000
     106                    Plaza South Shopping Center                                              1,900,000
     107                    Northern Passage Building                                                1,900,000
     108                    Oaks of Ashford Point II Apartments                                      1,775,000
     109                    Century Plaza Office Building                                            1,725,000
     110                    Regency Oaks Apartments                                                  1,700,000
     111                    Park High Apartments                                                     1,630,000
     112                    Indian Park Plaza                                                        1,620,000
     113                    Hoffner/Airport Office Center                                            1,600,000
     114                    Cherry Estates Mobile Home Park                                          1,480,000
     115          (B)       Hawthorne Apartments                                                       820,000
     116          (B)       Pinecrest Apartments                                                       640,000
     117                    Ingleside Quarters                                                       1,320,000
     118                    Silver Lake Mobile Home Park                                             1,334,000
     119                    Linden Place Apartments                                                  1,280,000
     120                    Bethel of Gardner                                                        1,266,000
     121                    4402 Swiss Avenue                                                        1,200,000
     122                    300 Ed Wright Lane                                                       1,200,000
     123                    Todd Investments                                                         1,210,000
     124                    Kingwood Loop 494 Shopping Center                                        1,150,000
     125                    Leisure Days RV Resort                                                   1,140,000
     126                    Fox Chase Park Apartments                                                1,134,000
     127                    Shadow Ridge Mobile Home Park                                            1,125,000
     128                    Alhambra Business Center - Phase II                                      1,050,000
     129                    18000 Encino Plaza                                                       1,040,000
     130                    Shady Acres Mobile Home Park                                             1,040,000
     131                    Willow Brook Apartments                                                  1,024,000
     132                    Chapel Ridge Apartments, Phase I                                         1,011,000
     133                    Tempe Professional Plaza                                                 1,007,486
     134                    Villa Park Mobile Home Park                                              1,000,000
     135                    Louetta Plaza                                                            1,000,000
     136                    Suffolk Pines Mobile Home Park                                           1,000,000
     137                    Washington Square                                                        1,000,000
     138                    Chapel Ridge Apartments, Phase II                                          976,000
     139                    Admiral Manufactured Housing Community and Self Storage                    888,000
     140                    Blonde (Quality) Apartments                                                875,000
     141                    Ardmore Self-Service Storage                                               875,000
     142                    Ridgefield Bank                                                            850,000
     143                    North Reading Shopping Center                                              850,000
     144                    Fredricksburg Apartments                                                   800,000
     145                    Bancroft Court Apartments                                                  800,000
     146                    Bell Plaza                                                                 750,000
     147                    Cheyenne Apartments                                                        715,000
     148                    Willow Ridge Apartments                                                    700,000
     149                    Rose Meadows Apartments                                                    671,500
     150                    734 Lancaster Avenue                                                       675,000
     151                    Kingston Court Apartments                                                  584,000
     152                    Bishop Court Apartments                                                    560,000
     153                    Mesa Verde Mobile Home Park                                                550,000
     154                    Valley View Shopping Center                                                550,000
     155                    Amber Woods Apartments                                                     500,000
     156                    West Queen Garden Apartments                                               500,000

                                                                                          ------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                          $ 997,700,361
                                                                                          ====================================

MAXIMUM:                                                                                          $ 65,500,000
MINIMUM:                                                                                             $ 500,000


                                                                     ORIGINATION       REMAINING        ORIGINAL          REMAINING
                                CUT-OFF DATE      PERCENTAGE OF      AMORTIZATION     AMORTIZATION      TERM TO            TERM TO
                                  PRINCIPAL         MORTGAGE             TERM             TERM          MATURITY          MATURITY
      #                          BALANCE (1)      POOL BALANCE         (MONTHS)         (MONTHS)      (MONTHS) (2)      (MONTHS) (2)
      -                          -----------      ------------         --------         --------      ------------      ------------
      1                         $ 65,294,018          6.6%               360              356             120                116
      2                           52,801,908          5.3%               360              355             120                115
      3                           50,000,000          5.0%               360              360             120                120
      4                           48,000,000          4.8%               300              300             120                120
      5                           18,159,078          1.8%               360              354             120                114
      6                           12,344,987          1.2%               360              354             120                114
      7                            4,300,834          0.4%               360              354             120                114
      8                           32,896,136          3.3%               312              309             120                117
      9                           29,428,137          3.0%               300              247             180                127
     10                           28,201,325          2.8%               360              358             120                118
     11                           23,424,249          2.4%               360              356             120                116
     12                           21,421,366          2.2%               360              355             120                115
     13                           20,930,893          2.1%               360              356             120                116
     14                           20,171,135          2.0%               360              356             120                116
     15                           19,345,706          1.9%               300              298             120                118
     16                           19,277,617          1.9%               360              359             120                119
     17                           17,729,004          1.8%               360              359             120                119
     18                           17,635,029          1.8%               360              357             120                117
     19                           17,441,956          1.8%               360              356             120                116
     20                           12,949,167          1.3%               360              355             120                115
     21                           12,684,941          1.3%               360              355             120                115
     22                           11,952,876          1.2%               360              355             120                115
     23                           11,600,000          1.2%               360              360             120                117
     24                           10,956,988          1.1%               360              355             120                115
     25                           10,780,786          1.1%               360              358             120                118
     26                           10,374,163          1.0%               360              357             120                117
     27                            9,700,000          1.0%               360              360             120                120
     28                            8,542,683          0.9%               360              356             120                116
     29                            8,480,179          0.9%               360              357             120                117
     30                            8,300,000          0.8%               360              360             120                120
     31                            8,295,226          0.8%               300              297             120                117
     32                            8,185,735          0.8%               360              358             120                118
     33                            7,985,926          0.8%               360              358             120                118
     34                            7,774,230          0.8%               360              356             120                116
     35                            7,697,714          0.8%               360              358             120                118
     36                            7,576,662          0.8%               360              356              60                 56
     37                            7,474,281          0.8%               360              356             120                116
     38                            7,173,089          0.7%               360              355             120                115
     39                            7,160,000          0.7%               300              300             120                120
     40                            6,933,337          0.7%               360              357             120                117
     41                            6,840,240          0.7%               300              296             120                116
     42                            6,419,140          0.6%               300              296             120                116
     43                            6,374,760          0.6%               360              355             120                115
     44                            6,135,706          0.6%               360              355             120                115
     45                            6,009,414          0.6%               360              357             120                117
     46                            5,581,571          0.6%               360              356             120                116
     47                            5,279,098          0.5%               360              355             120                115
     48                            5,093,836          0.5%               360              359             180                179
     49                            4,991,939          0.5%               300              299             120                119
     50                            4,867,304          0.5%               300              299             120                119
     51                            4,830,873          0.5%               360              355             120                115
     52                            4,691,665          0.5%               360              358             120                118
     53                            4,633,753          0.5%               360              357             120                117
     54                            4,578,616          0.5%               360              354             120                114
     55                            4,484,896          0.5%               360              357             180                177
     56                            4,477,932          0.5%               360              353             120                113
     57                            4,472,812          0.5%               300              295             120                115
     58                            4,400,000          0.4%               360              360             144                144
     59                            4,242,499          0.4%               360              358             120                118
     60                            4,200,834          0.4%               360              354             120                114
     61                            4,138,449          0.4%               360              351             120                111
     62                            3,881,288          0.4%               360              354             120                114
     63                            3,880,282          0.4%               300              296             120                116
     64                            3,798,557          0.4%               360              359             120                119
     65                            3,743,487          0.4%               360              358             120                118
     66                            3,736,862          0.4%               360              356             120                116
     67                            3,682,905          0.4%               360              353             120                113
     68                            3,483,184          0.4%               360              353             120                113
     69                            3,392,008          0.3%               360              357             120                117
     70                            3,188,093          0.3%               300              297             120                117
     71                            3,180,234          0.3%               360              359             120                119
     72                            3,106,711          0.3%               360              354             120                114
     73                            3,044,396          0.3%               360              356             120                116
     74                            3,032,435          0.3%               360              352             120                112
     75                            3,019,671          0.3%               360              355             120                115
     76                            3,009,190          0.3%               360              352             120                112
     77                            2,983,089          0.3%               360              356             120                116
     78                            2,939,449          0.3%               300              297             120                117
     79                            2,937,978          0.3%               360              355             120                115
     80                            2,858,939          0.3%               360              352             120                112
     81                            2,839,255          0.3%               360              355             120                115
     82                            2,788,430          0.3%               360              354             120                114
     83                            2,730,200          0.3%               300              297             120                117
     84                            2,718,467          0.3%               360              357             120                117
     85                            2,592,220          0.3%               360              356             120                116
     86                            2,582,737          0.3%               300              294             120                114
     87                            2,546,458          0.3%               360              352             120                112
     88                            2,528,897          0.3%               360              356             120                116
     89                            2,510,842          0.3%               360              358             120                118
     90                            2,496,044          0.3%               300              299             120                119
     91                            2,426,932          0.2%               360              357             120                117
     92                            2,348,916          0.2%               300              298             120                118
     93                            2,306,733          0.2%               240              237             120                117
     94                            2,256,494          0.2%               300              299             120                119
     95                            2,192,379          0.2%               300              297             120                117
     96                            2,159,632          0.2%               360              354             120                114
     97                            2,127,974          0.2%               300              295             120                115
     98                            2,100,000          0.2%               240              240             240                240
     99                            2,091,806          0.2%               360              355             120                115
     100                           1,999,425          0.2%               360              332             120                 92
     101                           1,997,669          0.2%               360              359             120                119
     102                           1,993,392          0.2%               360              356             120                116
     103                           1,992,558          0.2%               300              297             120                117
     104                           1,918,946          0.2%               360              356             120                116
     105                           1,895,326          0.2%               360              357             120                117
     106                           1,895,191          0.2%               300              298             120                118
     107                           1,893,275          0.2%               360              355             120                115
     108                           1,768,717          0.2%               360              355             120                115
     109                           1,719,629          0.2%               360              356             120                116
     110                           1,696,160          0.2%               360              357             120                117
     111                           1,622,597          0.2%               360              354             120                114
     112                           1,614,353          0.2%               360              355             120                115
     113                           1,591,115          0.2%               300              295             120                115
     114                           1,475,253          0.1%               360              356             120                116
     115                             814,246          0.1%               300              294             120                114
     116                             635,509          0.1%               300              294             120                114
     117                           1,320,000          0.1%               300              300             120                120
     118                           1,319,426          0.1%               240              234             120                114
     119                           1,268,208          0.1%               240              235             120                115
     120                           1,263,867          0.1%               360              358             180                178
     121                           1,195,845          0.1%               360              355             120                115
     122                           1,194,299          0.1%               360              352             120                112
     123                           1,192,874          0.1%               240              232             120                112
     124                           1,146,413          0.1%               300              297             120                117
     125                           1,135,504          0.1%               360              355             120                115
     126                           1,125,482          0.1%               240              236             120                116
     127                           1,119,648          0.1%               360              354             120                114
     128                           1,046,093          0.1%               300              297             120                117
     129                           1,036,952          0.1%               360              355             120                115
     130                           1,033,975          0.1%               300              295             120                115
     131                           1,019,356          0.1%               360              353             120                113
     132                           1,007,270          0.1%               360              355             180                175
     133                           1,002,783          0.1%               360              352             120                112
     134                             996,374          0.1%               360              355             120                115
     135                             992,932          0.1%               240              236             120                116
     136                             990,787          0.1%               240              235             120                115
     137                             980,408          0.1%               180              173             180                173
     138                             974,207          0.1%               360              358             120                118
     139                             878,360          0.1%               240              234             120                114
     140                             871,345          0.1%               360              354             120                114
     141                             868,366          0.1%               300              292             120                112
     142                             844,175          0.1%               300              292             120                112
     143                             843,747          0.1%               300              292             120                112
     144                             796,405          0.1%               360              353             120                113
     145                             795,404          0.1%               300              295             120                115
     146                             746,179          0.1%               300              295             120                115
     147                             712,013          0.1%               360              354             120                114
     148                             698,444          0.1%               360              357             120                117
     149                             667,891          0.1%               360              351             120                111
     150                             667,476          0.1%               240              233             120                113
     151                             579,863          0.1%               300              293             120                113
     152                             556,864          0.1%               300              295             120                115
     153                             547,400          0.1%               360              354             120                114
     154                             546,275          0.1%               300              292             120                112
     155                             498,131          0.1%               360              355             120                115
     156                             497,319          0.1%               360              351             120                111

                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        $ 992,871,599         100.0%              346              341             122                118
                            ========================================================================================================

MAXIMUM:                        $ 65,294,018          6.6%               360              360             240                240
MINIMUM:                           $ 497,319          0.1%               180              173              60                56


               INITIAL
              INTEREST
                ONLY       MORTGAGE                    FIRST
               PERIOD      INTEREST     MONTHLY       PAYMENT       MATURITY                     PREPAYMENT PROVISION     DEFEASANCE
 #            (MONTHS)       RATE     PAYMENT (3)      DATE         DATE (4)        ARD (5)      AS OF ORIGINATION (6)    OPTION (7)
 -            --------       ----     -----------      ----         --------        -------      ---------------------    ----------
 1                         7.2500%    $ 446,825     12/11/2001     11/11/2031     11/11/2011         Lock/116_0%/4           Yes
 2                         7.2500%      361,553     11/11/2001     10/11/2031     10/11/2011         Lock/113_0%/7           Yes
 3                         7.1200%      336,691     04/01/2002     03/01/2012                        Lock/117_0%/3           Yes
 4                         7.1900%      345,094     04/01/2002     03/01/2012                        Lock/116_0%/4           Yes
 5                         7.3600%      125,793     10/01/2001     09/01/2011                        Lock/117_0%/3           Yes
 6                         7.3600%       85,517     10/01/2001     09/01/2011                        Lock/117_0%/3           Yes
 7                         7.3600%       29,793     10/01/2001     09/01/2011                        Lock/117_0%/3           Yes
 8                         7.5000%      240,704     01/11/2002     12/11/2011                        Lock/117_0%/3           Yes
 9                         7.8100%      239,171     11/01/1997     10/01/2012                        Lock/173_0%/7           Yes
10                         7.4000%      195,597     02/11/2002     01/11/2032     01/11/2012         Lock/116_0%/4           Yes
11                         7.1250%      158,324     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
12                         7.3500%      148,129     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
13                         7.0200%      139,996     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
14                         6.8500%      132,624     12/01/2001     11/01/2011                        Lock/116_0%/4           Yes
15                         7.4800%      137,922     02/01/2002     01/01/2027     01/01/2012         Lock/116_0%/4           Yes
16                         7.4900%      134,816     03/01/2002     02/01/2012                        Lock/116_0%/4           Yes
17                         7.2500%      121,086     03/01/2002     02/01/2012                        Lock/116_0%/4           Yes
18                         6.8500%      115,850     01/01/2002     12/01/2011                        Lock/116_0%/4           Yes
19                         6.9800%      116,193     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
20                         7.0400%       86,839     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
21                         7.5000%       89,010     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
22                         7.0200%       79,998     11/01/2001     10/01/2011                     Lock/35_YM1/81_0%/4         No
23               12        7.1300%       78,191     01/11/2002     12/11/2011                        Lock/117_0%/3           Yes
24                         7.0400%       73,479     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
25                         7.2000%       73,309     02/01/2002     01/01/2012                        Lock/117_0%/3           Yes
26                         6.9700%       68,982     01/01/2002     12/01/2011                     Lock/35_YM1/81_0%/4         No
27                         7.4100%       67,227     04/01/2002     03/01/2012                        Lock/116_0%/4           Yes
28                         7.0000%       57,023     12/01/2001     11/01/2011                        Lock/116_0%/4           Yes
29                         7.2900%       58,216     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
30                         7.3300%       57,072     04/01/2002     03/01/2032     03/01/2012         Lock/117_0%/3           Yes
31                         7.2500%       60,174     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
32                         7.3400%       56,440     02/01/2002     01/01/2012                        Lock/117_0%/3           Yes
33                         7.2700%       54,683     02/01/2002     01/01/2012                        Lock/117_0%/3           Yes
34                         7.0000%       51,894     12/01/2001     11/01/2011                        Lock/116_0%/4           Yes
35                         7.4000%       53,389     02/01/2002     01/01/2012                        Lock/116_0%/4           Yes
36                         7.3700%       52,465     12/11/2001     11/11/2006                        Lock/57_0%/3            Yes
37                         6.8100%       48,944     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
38                         7.2500%       49,117     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
39                         7.1300%       51,201     04/01/2002     03/01/2012                        Lock/116_0%/4           Yes
40                         7.1500%       46,941     01/01/2002     12/01/2011                        Lock/116_0%/4           Yes
41                         6.9000%       48,153     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
42                         7.2500%       46,621     12/01/2001     11/01/2011                        Lock/117_0%/3           Yes
43                         7.0000%       42,579     11/01/2001     10/01/2011                        Lock/116_0%/4           Yes
44                         7.0000%       40,983     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
45                         7.1000%       40,483     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
46                         7.0200%       37,332     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
47                         7.0000%       35,261     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
48                         7.0000%       33,930     03/01/2002     02/01/2017                        Lock/176_0%/4           Yes
49                         7.0800%       35,595     03/01/2002     02/01/2012                        Lock/117_0%/3           Yes
50                         7.3300%       35,488     03/01/2002     02/01/2012                        Lock/117_0%/3           Yes
51                         7.0000%       32,267     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
52                         7.2200%       31,967     02/01/2002     01/01/2012                        Lock/117_0%/3           Yes
53                         7.1000%       31,216     01/01/2002     12/01/2011                        Lock/116_0%/4           Yes
54                         7.1400%       31,038     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
55                         7.0000%       29,912     01/01/2002     12/01/2016                        Lock/176_0%/4           Yes
56                         7.4600%       31,341     09/11/2001     08/11/2011                        Lock/117_0%/3           Yes
57                         7.0000%       31,805     11/01/2001     10/01/2011                        Lock/116_0%/4           Yes
58                         7.4900%       30,735     04/01/2002     03/01/2032     03/01/2014         Lock/140_0%/4           Yes
59                         7.2500%       28,992     02/01/2002     01/01/2012                     Lock/59_YM1/57_0%/4         No
60                         7.2500%       28,788     10/11/2001     09/11/2011                        Lock/117_0%/3           Yes
61                         8.2500%       31,253     07/11/2001     06/11/2011                        Lock/117_0%/3           Yes
62                         6.9900%       25,921     10/01/2001     09/01/2011                     Lock/59_YM1/57_0%/4         No
63                         6.9000%       27,316     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
64                         7.4000%       26,331     03/01/2002     02/01/2012                        Lock/116_0%/4           Yes
65                         7.3500%       25,836     02/01/2002     01/01/2012                        Lock/116_0%/4           Yes
66                         6.7000%       24,198     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
67                         7.7200%       26,431     09/11/2001     08/11/2011                        Lock/117_0%/3           Yes
68                         7.5500%       24,592     09/11/2001     08/11/2031     08/11/2011         Lock/118_0%/2           Yes
69                         7.2500%       23,194     01/11/2002     12/11/2011                        Lock/117_0%/3           Yes
70                         7.0000%       22,617     01/01/2002     12/01/2011                        Lock/116_0%/4           Yes
71                         7.2500%       21,720     03/01/2002     02/01/2012                        Lock/116_0%/4           Yes
72                         7.5500%       21,922     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
73                         7.2500%       20,834     12/01/2001     11/01/2031     11/01/2011         Lock/116_0%/4           Yes
74                         7.2400%       20,786     08/11/2001     07/11/2011                        Lock/117_0%/3           Yes
75                         7.2500%       20,677     11/01/2001     10/01/2031     10/01/2011         Lock/116_0%/4           Yes
76                         7.6500%       21,463     08/11/2001     07/11/2011                        Lock/117_0%/3           Yes
77                         7.2500%       20,414     12/01/2001     11/01/2031     11/01/2011         Lock/116_0%/4           Yes
78                         7.2500%       21,323     01/01/2002     12/01/2026     12/01/2011         YM3/116_0%/4             No
79                         7.2500%       20,117     11/01/2001     10/01/2031     10/01/2011         Lock/116_0%/4           Yes
80                         7.3700%       19,847     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
81                         7.2100%       19,365     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
82                         7.6900%       19,944     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
83                         7.2500%       19,805     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
84                         7.1500%       18,405     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
85                         7.5000%       18,180     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
86                         7.5800%       19,349     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
87                         7.6000%       18,076     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
88                         7.2500%       17,306     12/01/2001     11/01/2031     11/01/2011         Lock/116_0%/4           Yes
89                         7.6600%       17,862     02/01/2002     01/01/2012                        Lock/116_0%/4           Yes
90                         7.3000%       18,151     03/01/2002     02/01/2012                        Lock/117_0%/3           Yes
91                         6.9500%       16,105     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
92                         7.2400%       17,007     02/01/2002     01/01/2027     01/01/2012         Lock/116_0%/4           Yes
93                         7.1000%       18,126     01/11/2002     12/11/2011                        Lock/117_0%/3           Yes
94                         7.5400%       16,760     03/01/2002     02/01/2027     02/01/2012         Lock/116_0%/4           Yes
95                         7.4500%       16,186     01/01/2002     12/01/2011                        Lock/117_0%/3           Yes
96                         7.0100%       14,452     10/01/2001     09/01/2011                        Lock/117_0%/3           Yes
97                         7.4300%       15,717     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
98                         7.2500%       16,598     04/01/2002     03/01/2022                        Lock/237_0%/3           Yes
99                         7.0500%       14,042     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
100                        8.6900%       15,883     12/01/1999     11/01/2009                        Lock/114_0%/6           Yes
101                        7.4300%       13,889     03/01/2002     02/01/2012                        Lock/116_0%/4           Yes
102                        7.0000%       13,306     12/01/2001     11/01/2011                        Lock/117_0%/3           Yes
103                        7.0000%       14,136     01/01/2002     12/01/2011                        Lock/116_0%/4           Yes
104                        7.2500%       13,132     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
105                        7.0200%       12,666     01/11/2002     12/11/2011                        Lock/117_0%/3           Yes
106                        7.3900%       13,905     02/01/2002     01/01/2012                        Lock/116_0%/4           Yes
107                        7.5000%       13,285     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
108                        7.5000%       12,411     11/01/2001     10/01/2011                     Lock/35_YM1/81_0%/4         No
109                        7.3000%       11,826     12/11/2001     11/11/2011                        Lock/117_0%/3           Yes
110                        7.4500%       11,829     01/11/2002     12/11/2011                        Lock/114_0%/6           Yes
111                        7.2500%       11,119     10/11/2001     09/11/2011                        Lock/117_0%/3           Yes
112                        7.5700%       11,405     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
113                        7.5000%       11,824     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
114                        7.1500%        9,996     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
115                        7.2500%        5,927     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
116                        7.2500%        4,626     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
117                        7.1600%        9,465     04/01/2002     03/01/2012                        Lock/116_0%/4           Yes
118                        7.4000%       10,665     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
119                        7.2500%       10,117     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
120                        7.5400%        8,887     02/01/2002     01/01/2017                        Lock/176_0%/4           Yes
121                        7.6000%        8,473     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
122                        8.0400%        8,839     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
123                        7.4800%        9,733     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
124                        8.1000%        8,952     01/11/2002     12/11/2011                        Lock/114_0%/6           Yes
125                        7.0000%        7,584     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
126                        7.2500%        8,963     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
127                        7.0300%        7,507     10/11/2001     09/11/2011                        Lock/117_0%/3           Yes
128                        7.0000%        7,421     01/11/2002     12/11/2011                        Lock/114_0%/6           Yes
129                        8.3400%        7,879     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
130                        7.2500%        7,517     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
131                        7.8000%        7,371     09/11/2001     08/11/2011                        Lock/114_0%/6           Yes
132                        7.3100%        6,938     11/01/2001     10/01/2016                        Lock/176_0%/4           Yes
133                        8.1100%        7,470     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
134                        7.3900%        6,917     11/11/2001     10/11/2011                        Lock/117_0%/3           Yes
135                        7.7500%        8,209     12/11/2001     11/11/2011                        Lock/114_0%/6           Yes
136                        7.2500%        7,904     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
137                        8.3200%        9,742     09/11/2001     08/11/2016                        Lock/174_0%/6           Yes
138                        7.0000%        6,493     02/01/2002     01/01/2012                        Lock/116_0%/4           Yes
139                        7.4500%        7,127     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
140                        7.6400%        6,202     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
141                        8.2300%        6,887     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
142                        8.7600%        6,994     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
143                        8.3900%        6,782     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
144                        7.8400%        5,781     09/11/2001     08/11/2011                        Lock/114_0%/6           Yes
145                        7.3000%        5,808     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
146                        8.0000%        5,789     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
147                        7.6400%        5,068     10/11/2001     09/11/2011                        Lock/114_0%/6           Yes
148                        7.5300%        4,909     01/11/2002     12/11/2011                        Lock/114_0%/6           Yes
149                        8.1000%        4,974     07/11/2001     06/11/2011                        Lock/114_0%/6           Yes
150                        8.3400%        5,790     09/11/2001     08/11/2011                        Lock/114_0%/6           Yes
151                        7.9700%        4,496     09/11/2001     08/11/2011                        Lock/114_0%/6           Yes
152                        7.4500%        4,120     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
153                        7.0600%        3,681     10/11/2001     09/11/2011                        Lock/117_0%/3           Yes
154                        8.8200%        4,548     08/11/2001     07/11/2011                        Lock/114_0%/6           Yes
155                        7.2500%        3,411     11/11/2001     10/11/2011                        Lock/114_0%/6           Yes
156                        8.1100%        3,707     07/11/2001     06/11/2011                        Lock/114_0%/6           Yes

               --------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE                    7.2583%   $ 6,909,271     11/08/2001     12/09/2015
               ====================================================================

MAXIMUM:                   8.8200%    $ 446,825     04/01/2002     03/01/2032
MINIMUM:                   6.7000%      $ 3,411     11/01/1997     11/11/2006


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(B) The Underlying Mortgage Loans secured by Hawthorne Apartments and Pinecrest Apartments are cross-collateralized and cross-defaulted, respectively.
(1)  Assumes a Cut-off Date of March 11, 2002.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) THE UNDERLYING MORTGAGE LOAN SECURED BY RAYTHEON BUILDING REQUIRES MONTHLY PAYMENTS OF:
     $137,921.98 FROM 2/1/2002 THROUGH AND INCLUDING 7/1/2003
     $146,639.90 FROM 8/1/2003 THROUGH AND INCLUDING 1/1/2006
     $170,486.40 FROM 2/1/2006 THROUGH AND INCLUDING 1/1/2008, AND
     $127,870.83 FROM 2/1/2008 THROUGH THE REMAINDER OF THE TERM.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5)  ANTICIPATED REPAYMENT DATE.
(6)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR
                 (X) PAYMENTS
     A%/(X) = A% PREPAYMENT FOR (X) PAYMENTS
     0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(7)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                  CUT-OFF DATE
                                                                                   PRINCIPAL         APPRAISED       CUT-OFF DATE
   #       CROSSED    LOAN NAME                                                   BALANCE (1)          VALUE         LTV RATIO (2)
   -       -------    ---------                                                   -----------          -----         -------------
   1                  Metroplex West                                            $ 65,294,018       $ 87,000,000         75.1%
   2                  300 M Street Office Building                                52,801,908         73,700,000         71.6%
   3                  The Shops at Deerfield Square                               50,000,000         64,850,000         77.1%
   4                  Locke Sovran Portfolio                                      48,000,000         72,915,000         65.8%
   5         (A)      Tuttle Crossing                                             18,159,078         22,800,000         79.5%
   6         (A)      Western Hills Marketplace                                   12,344,987         15,500,000         79.5%
   7         (A)      Montgomery Crossing                                          4,300,834          5,500,000         79.5%
   8                  Park Center Office Building                                 32,896,136         42,000,000         78.3%
   9                  Oak Ridge Office Portfolio                                  29,428,137         38,200,000         77.0%
  10                  Clopper Road Portfolio                                      28,201,325         45,600,000         61.8%
  11                  Bridgepark Shopping Center                                  23,424,249         29,600,000         79.1%
  12                  The Summit - Phase II                                       21,421,366         27,500,000         77.9%
  13                  130 Fifth Avenue                                            20,930,893         28,400,000         73.7%
  14                  Colonial Grand  @ Bayshore                                  20,171,135         25,300,000         79.7%
  15                  Raytheon Building                                           19,345,706         27,200,000         71.1%
  16                  Nancy Ridge Technology Center                               19,277,617         26,300,000         73.3%
  17                  Spradlin Farm Shopping Center                               17,729,004         23,500,000         75.4%
  18                  Bay Point Apartments                                        17,635,029         22,100,000         79.8%
  19                  Chaparral Apartments                                        17,441,956         21,900,000         79.6%
  20                  Seville Place Apartments                                    12,949,167         17,250,000         75.1%
  21                  The Piccard Building                                        12,684,941         16,650,000         76.2%
  22                  The Leeward Apartments                                      11,952,876         15,000,000         79.7%
  23                  Plantation Point Plaza                                      11,600,000         14,500,000         80.0%
  24                  Park Hamilton Apartments                                    10,956,988         14,000,000         78.3%
  25                  Ridge Park Square                                           10,780,786         14,400,000         74.9%
  26                  The Fox Chase Apartments                                    10,374,163         13,340,000         77.8%
  27                  Honeywell Building                                           9,700,000         13,000,000         74.6%
  28                  Brookwood Village Townhouses                                 8,542,683         11,000,000         77.7%
  29                  Lattimore Medical Building                                   8,480,179         11,400,000         74.4%
  30                  The Medical Pavilion                                         8,300,000         11,500,000         72.2%
  31                  Findlay Tall Timbers                                         8,295,226         13,000,000         63.8%
  32                  Walnut Grove Plaza Shopping Center                           8,185,735         10,600,000         77.2%
  33                  Bruton Oaks Apartments                                       7,985,926         10,250,000         77.9%
  34                  Country Creek Apartments                                     7,774,230         12,300,000         63.2%
  35                  Tower Office Plaza 1                                         7,697,714         10,900,000         70.6%
  36                  Versailles Apartments                                        7,576,662         10,300,000         73.6%
  37                  Highland Road Village I & II                                 7,474,281          9,450,000         79.1%
  38                  Cherokee Commons Shopping Center                             7,173,089          9,100,000         78.8%
  39                  Willow Lake West Shopping Center                             7,160,000          9,550,000         75.0%
  40                  Germantown Technology Center                                 6,933,337          9,900,000         70.0%
  41                  Royal Oaks Manor Apartments                                  6,840,240          9,000,000         76.0%
  42                  Dimond Shopping Center                                       6,419,140          9,000,000         71.3%
  43                  Darrow Place Apartments                                      6,374,760          8,000,000         79.7%
  44                  Stewart's Landing Apartments                                 6,135,706          7,700,000         79.7%
  45                  Natomas Self Storage                                         6,009,414          8,910,000         67.4%
  46                  Pine Creek Apartments                                        5,581,571          8,170,000         68.3%
  47                  Kingston Square Apartments                                   5,279,098          7,650,000         69.0%
  48                  Chapel Ridge of Emporia Apartments                           5,093,836          6,000,000         84.9%
  49                  Pine Tree Park Apartments                                    4,991,939          7,070,000         70.6%
  50                  Kimball Square Apartments                                    4,867,304          6,500,000         74.9%
  51                  Oak Valley Apartments                                        4,830,873          6,430,000         75.1%
  52                  Franklin Marketplace Shopping Center                         4,691,665          5,925,000         79.2%
  53                  Fairways Office Center                                       4,633,753          5,900,000         78.5%
  54                  Red Sierra Drive Apartments                                  4,578,616          5,750,000         79.6%
  55                  Chapel Ridge Apartments of Haysville                         4,484,896          5,290,000         84.8%
  56                  North Port Shopping Center                                   4,477,932          6,000,000         74.6%
  57                  Hazleton Apartments                                          4,472,812          6,850,000         65.3%
  58                  Best Buy Store #422-Richmond                                 4,400,000          6,500,000         67.7%
  59                  Katella Plaza                                                4,242,499          6,100,000         69.5%
  60                  Village Square Apartments                                    4,200,834          5,300,000         79.3%
  61                  Water Street Plaza                                           4,138,449          5,770,000         71.7%
  62                  Apple Creek Apartments                                       3,881,288          5,000,000         77.6%
  63                  Madison on Dietrich Apartments                               3,880,282          5,200,000         74.6%
  64                  Cornerstone Court West                                       3,798,557          5,125,000         74.1%
  65                  Highlands Business Center I and II                           3,743,487          5,200,000         72.0%
  66                  St. Augustine Apartments                                     3,736,862          5,300,000         70.5%
  67                  Fisher's Mercantile Center                                   3,682,905          5,450,000         67.6%
  68                  Baric Commons Apartments                                     3,483,184          4,700,000         74.1%
  69                  Chapman Restaurants                                          3,392,008          4,700,000         72.2%
  70                  Deer Run Apartments                                          3,188,093          4,100,000         77.8%
  71                  Montgomery North Medical Center                              3,180,234          4,200,000         75.7%
  72                  Breckenridge Apartments                                      3,106,711          3,900,000         79.7%
  73                  Walgreens Drug Store-Scherville                              3,044,396          4,250,000         71.6%
  74                  Landmark Apartments                                          3,032,435          3,900,000         77.8%
  75                  Walgreens Drug Store-Wichita                                 3,019,671          3,800,000         79.5%
  76                  Silverwood Apartments                                        3,009,190          4,750,000         63.4%
  77                  Walgreens Drug Store-Greenwood                               2,983,089          4,000,000         74.6%
  78                  Walgreens Plaza-Peabody                                      2,939,449          4,200,000         70.0%
  79                  Walgreens Drug Store-Bartlett                                2,937,978          3,700,000         79.4%
  80                  Matador Villa Apartments                                     2,858,939          4,100,000         69.7%
  81                  Colonial Village Apartments                                  2,839,255          3,590,000         79.1%
  82                  Kendall Apartments                                           2,788,430          3,650,000         76.4%
  83                  Terrace Park & Cancer Care Medical Office                    2,730,200          3,900,000         70.0%
  84                  Superior Self Storage                                        2,718,467          4,670,000         58.2%
  85                  Dancea Apartments                                            2,592,220          3,250,000         79.8%
  86                  Trail Commerce Center                                        2,582,737          3,600,000         71.7%
  87                  Newhall Avenue Apartments                                    2,546,458          3,200,000         79.6%
  88                  Walgreens Drug Store-Indianapolis                            2,528,897          3,400,000         74.4%
  89                  The 1800 Building                                            2,510,842          3,290,000         76.3%
  90                  South Wales Mini Storage                                     2,496,044          3,550,000         70.3%
  91                  Springwood Apartments                                        2,426,932          3,250,000         74.7%
  92                  Best Buy-Joplin                                              2,348,916          3,650,000         64.4%
  93                  Scott Plaza Apartments                                       2,306,733          3,350,000         68.9%
  94                  Walgreens Drug Store-Lenoir City                             2,256,494          3,125,000         72.2%
  95                  Central Park Apartments                                      2,192,379          3,180,000         68.9%
  96                  The Bungalows                                                2,159,632          2,850,000         75.8%
  97                  Chicago Heights Apartments                                   2,127,974          2,680,000         79.4%
  98                  Barry Towne Shopping Center                                  2,100,000          3,025,000         69.4%
  99                  Indian Ridge Apartments                                      2,091,806          3,100,000         67.5%
  100                 Metroplaza Shopping Center                                   1,999,425          3,200,000         62.5%
  101                 The Design Center                                            1,997,669          2,750,000         72.6%
  102                 Bartlett Apartments                                          1,993,392          2,530,000         78.8%
  103                 Spring Hollow Apartments                                     1,992,558          2,800,000         71.2%
  104                 Heights Plaza Apartments                                     1,918,946          2,550,000         75.3%
  105                 Crystal Lake Townhomes                                       1,895,326          2,500,000         75.8%
  106                 Plaza South Shopping Center                                  1,895,191          2,590,000         73.2%
  107                 Northern Passage Building                                    1,893,275          2,670,000         70.9%
  108                 Oaks of Ashford Point II Apartments                          1,768,717          2,230,000         79.3%
  109                 Century Plaza Office Building                                1,719,629          2,825,000         60.9%
  110                 Regency Oaks Apartments                                      1,696,160          2,200,000         77.1%
  111                 Park High Apartments                                         1,622,597          2,290,000         70.9%
  112                 Indian Park Plaza                                            1,614,353          2,450,000         65.9%
  113                 Hoffner/Airport Office Center                                1,591,115          2,450,000         64.9%
  114                 Cherry Estates Mobile Home Park                              1,475,253          1,970,000         74.9%
  115        (B)      Hawthorne Apartments                                           814,246          1,050,000         76.9%
  116        (B)      Pinecrest Apartments                                           635,509            835,000         76.9%
  117                 Ingleside Quarters                                           1,320,000          1,650,000         80.0%
  118                 Silver Lake Mobile Home Park                                 1,319,426          1,800,000         73.3%
  119                 Linden Place Apartments                                      1,268,208          1,600,000         79.3%
  120                 Bethel of Gardner                                            1,263,867          1,560,000         81.0%
  121                 4402 Swiss Avenue                                            1,195,845          1,635,000         73.1%
  122                 300 Ed Wright Lane                                           1,194,299          1,800,000         66.3%
  123                 Todd Investments                                             1,192,874          1,590,000         75.0%
  124                 Kingwood Loop 494 Shopping Center                            1,146,413          1,575,000         72.8%
  125                 Leisure Days RV Resort                                       1,135,504          1,600,000         71.0%
  126                 Fox Chase Park Apartments                                    1,125,482          1,450,000         77.6%
  127                 Shadow Ridge Mobile Home Park                                1,119,648          3,125,000         35.8%
  128                 Alhambra Business Center - Phase II                          1,046,093          1,400,000         74.7%
  129                 18000 Encino Plaza                                           1,036,952          1,460,000         71.0%
  130                 Shady Acres Mobile Home Park                                 1,033,975          1,300,000         79.5%
  131                 Willow Brook Apartments                                      1,019,356          1,280,000         79.6%
  132                 Chapel Ridge Apartments, Phase I                             1,007,270          1,190,000         84.6%
  133                 Tempe Professional Plaza                                     1,002,783          1,535,000         65.3%
  134                 Villa Park Mobile Home Park                                    996,374          1,250,000         79.7%
  135                 Louetta Plaza                                                  992,932          1,400,000         70.9%
  136                 Suffolk Pines Mobile Home Park                                 990,787          1,600,000         61.9%
  137                 Washington Square                                              980,408          1,820,000         53.9%
  138                 Chapel Ridge Apartments, Phase II                              974,207          1,220,000         79.9%
  139                 Admiral Manufactured Housing Community and Self Storage        878,360          1,500,000         58.6%
  140                 Blonde (Quality) Apartments                                    871,345          1,150,000         75.8%
  141                 Ardmore Self-Service Storage                                   868,366          1,225,000         70.9%
  142                 Ridgefield Bank                                                844,175          1,700,000         49.7%
  143                 North Reading Shopping Center                                  843,747          1,225,000         68.9%
  144                 Fredricksburg Apartments                                       796,405          1,000,000         79.6%
  145                 Bancroft Court Apartments                                      795,404          1,100,000         72.3%
  146                 Bell Plaza                                                     746,179          1,100,000         67.8%
  147                 Cheyenne Apartments                                            712,013          1,000,000         71.2%
  148                 Willow Ridge Apartments                                        698,444          1,100,000         63.5%
  149                 Rose Meadows Apartments                                        667,891            900,000         74.2%
  150                 734 Lancaster Avenue                                           667,476          1,325,000         50.4%
  151                 Kingston Court Apartments                                      579,863            730,000         79.4%
  152                 Bishop Court Apartments                                        556,864            700,000         79.6%
  153                 Mesa Verde Mobile Home Park                                    547,400          1,330,000         41.2%
  154                 Valley View Shopping Center                                    546,275            800,000         68.3%
  155                 Amber Woods Apartments                                         498,131            675,000         73.8%
  156                 West Queen Garden Apartments                                   497,319            625,000         79.6%

                                                                               ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                        $ 992,871,599    $ 1,344,870,000         74.3%
                                                                               ====================================================

                      MAXIMUM:                                                  $ 65,294,018       $ 87,000,000         84.9%
                      MINIMUM:                                                     $ 497,319          $ 625,000         35.8%

                            MATURITY/ARD      MATURITY/ARD             MOST RECENT        MOST RECENT            U/W
   #                        BALANCE (3)   LTV RATIO (2) (3) (4)           NOI              DSCR (5)              NOI
   -                        -----------   ---------------------           ---              --------              ---
   1                        $57,481,935          66.1%              $7,167,392.00           1.30x             $ 7,713,308
   2                         46,519,378          63.1%                  5,949,460           1.25                6,544,788
   3                         43,760,424          67.5%                  3,631,847           0.90                5,378,388
   4                         38,639,192          53.0%                  7,370,428           1.78                6,942,911
   5                         16,052,936          70.2%                  2,107,499           1.27                1,987,111
   6                         10,913,180          70.2%                    980,862           1.27                1,458,107
   7                          3,802,010          70.2%                    578,305           1.27                  505,630
   8                         27,365,056          65.2%                        N/A            N/A                3,993,267
   9                         20,568,962          53.8%                  4,011,102           1.33                3,834,378
  10                         24,886,016          54.6%                  3,682,958           1.47                3,644,248
  11                         20,556,580          69.4%                  2,579,894           1.33                2,595,859
  12                         18,919,542          68.8%                        N/A            N/A                2,447,489
  13                         18,319,170          64.5%                  2,184,312           1.20                2,269,478
  14                         17,576,455          69.5%                  2,323,073           1.41                2,125,916
  15                         15,607,397          57.4%                  2,781,426           1.68                2,212,200
  16                         17,037,524          64.8%                  2,316,852           1.02                2,535,843
  17                         15,574,119          66.3%                  1,307,792           0.90                2,022,013
  18                         15,354,982          69.5%                  1,731,487           1.19                1,935,427
  19                         15,249,838          69.6%                  1,932,125           1.31                2,008,953
  20                         11,348,095          65.8%                  1,464,160           1.30                1,649,168
  21                         11,244,747          67.5%                  1,256,058           1.06                1,545,987
  22                         10,469,636          69.8%                  1,068,355           0.96                1,283,984
  23                         10,346,936          71.4%                  1,193,877           1.21                1,298,252
  24                          9,602,234          68.6%                  1,192,960           1.26                1,273,102
  25                          9,465,357          65.7%                    944,045           1.07                1,265,746
  26                          9,061,356          67.9%                  1,125,633           1.22                1,234,648
  27                          8,553,432          65.8%                        N/A            N/A                1,090,168
  28                          7,472,889          67.9%                  1,159,217           1.69                  886,391
  29                          7,468,054          65.5%                  1,144,192           1.64                1,002,191
  30                          7,303,956          63.5%                    864,549           1.26                1,003,403
  31                          6,709,742          51.6%                        N/A            N/A                1,248,195
  32                          7,212,547          68.0%                    778,143           1.15                  922,275
  33                          7,024,039          68.5%                    873,454            N/A                  935,290
  34                          6,800,670          55.3%                  1,439,331           2.08                1,183,127
  35                          6,792,781          62.3%                    666,780            N/A                  927,043
  36                          7,228,814          70.2%                  1,023,208           1.52                1,110,132
  37                          6,506,003          68.8%                  1,171,277           1.85                  985,967
  38                          6,319,614          69.4%                    994,116           1.61                  914,295
  39                          5,753,013          60.2%                    630,366           1.02                  842,130
  40                          6,084,165          61.5%                  1,068,270           1.90                  902,717
  41                          5,480,675          60.9%                    930,115           1.49                  978,313
  42                          5,197,826          57.8%                    937,082           1.67                  794,623
  43                          5,580,853          69.8%                    778,535           1.44                  723,817
  44                          5,371,571          69.8%                    629,163           1.17                  733,645
  45                          5,266,642          59.1%                    617,664           1.27                  670,252
  46                          4,885,112          59.8%                    820,969           1.67                  783,355
  47                          4,621,644          60.4%                    677,261           1.47                  658,494
  48                          3,899,082          65.0%                    311,618           0.61                  500,651
  49                          4,007,480          56.7%                    550,766           1.09                  535,148
  50                          3,937,247          60.6%                    814,591           1.91                  626,855
  51                          4,229,240          65.8%                    411,962           0.94                  637,516
  52                          4,121,314          69.6%                        N/A            N/A                  505,440
  53                          4,061,016          68.8%                    360,451           0.88                  526,885
  54                          4,025,561          70.0%                    527,685           1.33                  552,769
  55                          3,439,411          65.0%                    186,410           0.50                  481,304
  56                          3,971,126          66.2%                    442,783           1.13                  520,842
  57                          3,599,184          52.5%                    737,431           1.70                  568,773
  58                          3,729,565          57.4%                        N/A            N/A                  518,884
  59                          3,729,603          61.1%                    399,283            N/A                  507,361
  60                          3,703,555          69.9%                    493,522           1.29                  515,127
  61                          3,742,140          64.9%                    597,992           1.53                  549,517
  62                          3,399,554          68.0%                    423,383           1.28                  430,940
  63                          3,109,037          59.8%                    555,993           1.56                  524,276
  64                          3,349,593          65.4%                    407,747           1.29                  439,330
  65                          3,299,262          63.4%                    569,244           1.02                  500,771
  66                          3,243,306          61.2%                    706,314           2.26                  654,116
  67                          3,286,345          60.3%                    470,883           1.34                  467,764
  68                          3,095,642          65.9%                    492,217           1.55                  507,938
  69                          2,984,150          63.5%                    409,500           1.36                  383,802
  70                          2,559,315          62.4%                    453,186           1.67                  405,825
  71                          2,793,690          66.5%                    296,932           1.14                  373,379
  72                          2,759,078          70.7%                    308,048           1.06                  354,290
  73                          2,680,151          63.1%                        N/A            N/A                  327,532
  74                          2,676,882          68.6%                    359,937           1.29                  348,114
  75                          2,660,382          70.0%                        N/A            N/A                  317,832
  76                          2,682,642          56.5%                    380,547           1.37                  407,868
  77                          2,626,178          65.7%                        N/A            N/A                  322,682
  78                          2,377,627          56.6%                        N/A            N/A                  333,993
  79                          2,588,408          70.0%                        N/A            N/A                  309,584
  80                          2,531,732          61.7%                    387,226           1.40                  431,307
  81                          2,498,929          69.6%                    425,235           1.70                  401,419
  82                          2,484,695          68.1%                    398,160           1.56                  378,726
  83                          2,208,371          56.6%                    424,324           1.68                  337,655
  84                          2,385,519          51.1%                    406,424           1.84                  371,733
  85                          2,296,265          70.7%                    489,059           2.11                  434,026
  86                          2,116,260          58.8%                    414,764           1.46                  389,207
  87                          2,267,452          70.9%                    297,309           1.30                  280,422
  88                          2,226,328          65.5%                        N/A            N/A                  274,182
  89                          2,229,952          67.8%                        N/A            N/A                  302,391
  90                          2,017,268          56.8%                    404,617           1.86                  317,980
  91                          2,118,708          65.2%                    251,634           1.07                  231,920
  92                          1,897,150          52.0%                        N/A            N/A                  313,069
  93                          1,584,565          47.3%                    379,773           1.57                  349,778
  94                          1,836,798          58.8%                    267,520           1.33                  257,692
  95                          1,783,919          56.1%                    292,466           1.17                  276,421
  96                          1,892,548          66.4%                    213,214           0.91                  290,506
  97                          1,734,302          64.7%                    333,842           1.62                  282,635
  98                             75,182          2.5%                         N/A            N/A                  276,682
  99                          1,833,637          59.1%                    208,050           0.99                  259,440
  100                         1,844,680          57.6%                    320,089           1.47                  355,253
  101                         1,762,887          64.1%                        N/A            N/A                  247,914
  102                         1,743,761          68.9%                    246,304           1.54                  221,998
  103                         1,599,572          57.1%                    251,665           1.17                  247,954
  104                         1,689,355          66.2%                    321,864           1.88                  293,855
  105                         1,657,634          66.3%                    234,804           1.49                  245,233
  106                         1,537,587          59.4%                    107,130           0.39                  237,168
  107                         1,678,320          62.9%                    261,636           1.60                  230,384
  108                         1,567,904          70.3%                    105,675           0.64                  201,310
  109                         1,515,782          53.7%                    231,316           1.17                  290,833
  110                         1,499,706          68.2%                    273,962           1.75                  270,458
  111                         1,430,521          62.5%                    210,212           1.39                  219,835
  112                         1,433,497          58.5%                    235,758           1.57                  212,193
  113                         1,299,402          53.0%                    296,338           1.69                  256,974
  114                         1,295,471          65.8%                    185,538           1.52                  175,451
  115                           660,837          62.4%                    123,694           1.49                  112,012
  116                           515,776          62.4%                     79,796           1.49                   81,167
  117                         1,061,594          64.3%                    169,468           1.42                  205,330
  118                           920,890          51.2%                    169,126           1.25                  163,859
  119                           879,038          54.9%                    195,231           1.54                  166,137
  120                           991,730          63.6%                    125,721           1.18                  137,021
  121                         1,062,643          65.0%                    155,284           1.40                  162,428
  122                         1,074,311          59.7%                    130,830           1.00                  169,344
  123                           838,075          52.7%                    230,750           1.83                  210,182
  124                           950,424          60.3%                    197,033           1.61                  166,972
  125                           994,089          62.1%                    144,816           1.46                  150,388
  126                           778,593          53.7%                    128,357           1.10                  141,918
  127                           981,678          31.4%                    248,762           2.69                  187,701
  128                           839,775          60.0%                    135,743           1.44                  133,216
  129                           937,394          64.2%                    158,827           1.54                  140,038
  130                           838,251          64.5%                    155,092           1.69                  150,147
  131                           911,299          71.2%                    189,043           2.02                  142,781
  132                           784,328          65.9%                    128,429           1.52                  129,841
  133                           903,458          58.9%                     93,021           1.00                  135,626
  134                           880,875          70.5%                    111,605           1.30                  108,256
  135                           698,858          49.9%                    102,646           0.94                  140,430
  136                           686,748          42.9%                    160,933           1.65                  153,028
  137                            25,485          1.4%                      98,424           0.70                  186,277
  138                           850,926          69.7%                    111,942           1.44                  114,114
  139                           614,098          40.9%                    152,255           1.67                  128,854
  140                           775,510          67.4%                    106,552           1.32                  107,581
  141                           726,066          59.3%                    113,513           1.30                  121,827
  142                           715,768          42.1%                    158,078           1.70                  143,890
  143                           708,504          57.8%                    142,133           1.52                  133,264
  144                           712,645          71.3%                    147,056           1.88                  131,411
  145                           645,791          58.7%                    122,417           1.66                  117,105
  146                           618,101          56.2%                    165,935           2.18                  116,789
  147                           633,702          63.4%                     98,602           1.48                   95,061
  148                           618,769          56.3%                    139,587           2.17                  126,072
  149                           601,932          66.9%                    113,388           1.79                  108,268
  150                           481,577          36.3%                    145,752           1.77                  126,667
  151                           480,902          65.9%                     85,792           1.48                   82,442
  152                           454,110          64.9%                     78,941           1.52                   77,256
  153                           480,311          36.1%                    126,304           2.79                  121,054
  154                           463,898          58.0%                     78,003           1.28                   80,790
  155                           438,862          65.0%                     73,582           1.62                   64,069
  156                           448,305          71.7%                     56,732           1.17                   61,745

                         -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   $ 849,985,455          63.8%              $ 104,279,120           1.34X           $ 121,655,494
                         =================================================================================================

     MAXIMUM:              $ 57,481,935          71.7%                $ 7,370,428           2.79X             $ 7,713,308
     MINIMUM:                  $ 25,485          1.4%                    $ 56,732           0.39X                $ 61,745


                                   U/W                U/W         SERVICING AND
   #                              NCF (6)            DSCR (5)      TRUSTEE FEE
   -                              -------            --------      -----------
   1                            $ 7,538,374           1.41x          0.0523%
   2                              6,021,094           1.39           0.0523%
   3                              5,130,079           1.27           0.0523%
   4                              6,626,696           1.60           0.0823%
   5                              1,877,859           1.28           0.0523%
   6                              1,379,105           1.28           0.0523%
   7                                458,163           1.28           0.0523%
   8                              3,606,114           1.25           0.0523%
   9                              3,637,237           1.27           0.0523%
  10                              3,405,524           1.45           0.0523%
  11                              2,544,688           1.34           0.0523%
  12                              2,371,727           1.33           0.0523%
  13                              2,094,463           1.25           0.0523%
  14                              2,031,916           1.28           0.1023%
  15                              1,999,815           1.21           0.0523%
  16                              2,260,842           1.40           0.1323%
  17                              1,903,270           1.31           0.0823%
  18                              1,847,927           1.33           0.1023%
  19                              1,897,953           1.36           0.0523%
  20                              1,538,168           1.48           0.0523%
  21                              1,424,114           1.33           0.0523%
  22                              1,219,984           1.27           0.1023%
  23                              1,242,647           1.32           0.0523%
  24                              1,190,602           1.35           0.0523%
  25                              1,187,867           1.35           0.0523%
  26                              1,169,648           1.41           0.0823%
  27                              1,012,355           1.25           0.1123%
  28                                855,391           1.25           0.0823%
  29                                875,042           1.25           0.0523%
  30                                908,839           1.33           0.0523%
  31                              1,146,205           1.59           0.0523%
  32                                847,020           1.25           0.0523%
  33                                935,290           1.43           0.0523%
  34                              1,109,127           1.78           0.0823%
  35                                815,181           1.27           0.1323%
  36                              1,041,132           1.65           0.0523%
  37                                902,967           1.54           0.0523%
  38                                869,322           1.47           0.0523%
  39                                808,218           1.32           0.0823%
  40                                785,699           1.39           0.1323%
  41                                909,313           1.57           0.0523%
  42                                728,260           1.30           0.0523%
  43                                677,760           1.33           0.0823%
  44                                679,645           1.38           0.0523%
  45                                670,252           1.38           0.0523%
  46                                708,355           1.58           0.0523%
  47                                601,494           1.42           0.0523%
  48                                468,651           1.15           0.0823%
  49                                535,148           1.25           0.1023%
  50                                626,855           1.47           0.0523%
  51                                590,516           1.53           0.0523%
  52                                485,695           1.27           0.0523%
  53                                478,649           1.28           0.0823%
  54                                519,019           1.39           0.0523%
  55                                449,304           1.25           0.1323%
  56                                502,094           1.34           0.0723%
  57                                510,023           1.34           0.1323%
  58                                518,884           1.41           0.0523%
  59                                465,916           1.34           0.1323%
  60                                467,627           1.35           0.0523%
  61                                524,322           1.40           0.0523%
  62                                397,832           1.28           0.0823%
  63                                481,276           1.47           0.0523%
  64                                392,519           1.24           0.1323%
  65                                415,839           1.34           0.1323%
  66                                604,116           2.08           0.0523%
  67                                420,496           1.33           0.0523%
  68                                471,983           1.60           0.0523%
  69                                352,998           1.27           0.0523%
  70                                374,825           1.38           0.1323%
  71                                329,212           1.26           0.0823%
  72                                324,290           1.23           0.0523%
  73                                327,532           1.31           0.0523%
  74                                310,114           1.24           0.0523%
  75                                317,832           1.28           0.0523%
  76                                379,868           1.47           0.0523%
  77                                322,682           1.32           0.0523%
  78                                323,313           1.26           0.0523%
  79                                309,584           1.28           0.0523%
  80                                376,747           1.58           0.0523%
  81                                370,669           1.60           0.0523%
  82                                354,534           1.48           0.0523%
  83                                296,957           1.25           0.0523%
  84                                371,733           1.68           0.0523%
  85                                404,570           1.85           0.0523%
  86                                313,100           1.35           0.0523%
  87                                264,672           1.22           0.0523%
  88                                274,182           1.32           0.0523%
  89                                277,084           1.29           0.1323%
  90                                317,980           1.46           0.1023%
  91                                231,920           1.20           0.0523%
  92                                295,977           1.45           0.0523%
  93                                312,278           1.44           0.0523%
  94                                257,692           1.28           0.0523%
  95                                276,421           1.42           0.0523%
  96                                290,506           1.68           0.0523%
  97                                254,411           1.35           0.0523%
  98                                259,843           1.30           0.1323%
  99                                218,940           1.30           0.0523%
  100                               315,858           1.66           0.0523%
  101                               219,278           1.32           0.0823%
  102                               221,998           1.39           0.0523%
  103                               222,954           1.31           0.0823%
  104                               268,355           1.70           0.0523%
  105                               237,483           1.56           0.0523%
  106                               218,518           1.31           0.1323%
  107                               202,418           1.27           0.0523%
  108                               187,310           1.26           0.1323%
  109                               225,988           1.59           0.0523%
  110                               245,458           1.73           0.0523%
  111                               195,547           1.47           0.0523%
  112                               191,652           1.40           0.0523%
  113                               200,724           1.41           0.0523%
  114                               172,751           1.44           0.0523%
  115                               103,724           1.41           0.0523%
  116                                74,447           1.41           0.0523%
  117                               191,580           1.69           0.0823%
  118                               154,559           1.21           0.0523%
  119                               157,737           1.30           0.0523%
  120                               128,021           1.20           0.0823%
  121                               149,428           1.47           0.0523%
  122                               144,531           1.36           0.0523%
  123                               193,682           1.66           0.0523%
  124                               143,202           1.33           0.0523%
  125                               138,588           1.52           0.0523%
  126                               131,918           1.23           0.0523%
  127                               181,551           2.02           0.0523%
  128                               125,396           1.41           0.0523%
  129                               126,700           1.34           0.0523%
  130                               147,747           1.64           0.0523%
  131                               132,057           1.49           0.0523%
  132                               115,841           1.39           0.1323%
  133                               115,550           1.29           0.0523%
  134                               104,156           1.25           0.0523%
  135                               130,764           1.33           0.0523%
  136                               148,812           1.57           0.0523%
  137                               169,732           1.45           0.0523%
  138                               106,114           1.36           0.1323%
  139                               119,614           1.40           0.0523%
  140                                99,081           1.33           0.0523%
  141                               116,071           1.40           0.0523%
  142                               128,480           1.53           0.0523%
  143                               114,544           1.41           0.0523%
  144                               114,911           1.66           0.0523%
  145                               106,729           1.53           0.0523%
  146                               102,389           1.47           0.0523%
  147                                86,547           1.42           0.0523%
  148                               114,572           1.94           0.0523%
  149                               101,932           1.71           0.0523%
  150                               103,995           1.50           0.0523%
  151                                76,692           1.42           0.0523%
  152                                73,256           1.48           0.0523%
  153                               117,954           2.67           0.0523%
  154                                72,384           1.33           0.0523%
  155                                56,653           1.38           0.0523%
  156                                57,245           1.29           0.0523%

                           --------------------------------------
TOTAL/WEIGHTED AVERAGE:       $ 113,917,151           1.37X
                           ======================================

     MAXIMUM:                   $ 7,538,374           2.67X
     MINIMUM:                      $ 56,653           1.15X


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HAWTHORNE APARTMENTS AND PINECREST APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(4) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE. WTD. AVG. CALCULATION EXCLUDES FULLY AMORTIZING LOANS.
(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(6) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

                 MAJOR TENANTS OF THE COMMERCIAL PROPERTIES (1)

                                                                        CUT-OFF DATE
                                                                         PRINCIPAL
   #             PROPERTY NAME                                           BALANCE (2)       PROPERTY TYPE          SQ. FT.
   -             -------------                                           -----------       -------------          -------
   1             Metroplex West                                         $ 65,294,018           Retail              477,461
   2             300 M Street Office Building                             52,801,908           Office              279,381
   3             The Shops at Deerfield Square                            50,000,000          Mixed Use            237,079
   5      (A)    Tuttle Crossing                                          18,159,078           Retail              185,718
   6      (A)    Western Hills Marketplace                                12,344,987           Retail              127,541
   7      (A)    Montgomery Crossing                                       4,300,834           Retail              89,656
   8             Park Center Office Building                              32,896,136           Office              234,951
   9             Oak Ridge Office Portfolio                               29,428,137           Office              413,965
  10             Clopper Road Portfolio                                   28,201,325          Mixed Use            197,292
  11             Bridgepark Shopping Center                               23,424,249           Retail              100,918
  12             The Summit - Phase II                                    21,421,366           Retail              103,924
  13             130 Fifth Avenue                                         20,930,893           Office              120,000
  15             Raytheon Building                                        19,345,706           Office              112,695
  16             Nancy Ridge Technology Center                            19,277,617         Industrial            176,710
  17             Spradlin Farm Shopping Center                            17,729,004           Retail              177,732
  21             The Piccard Building                                     12,684,941           Office              100,579
  23             Plantation Point Plaza                                   11,600,000           Retail              112,747
  25             Ridge Park Square                                        10,780,786           Retail              103,368
  27             Honeywell Building                                        9,700,000           Office              150,000
  29             Lattimore Medical Building                                8,480,179           Office              78,364
  30             The Medical Pavilion                                      8,300,000           Office              51,465
  31             Findlay Tall Timbers                                      8,295,226         Industrial            557,921
  32             Walnut Grove Plaza Shopping Center                        8,185,735           Retail              111,445
  35             Tower Office Plaza 1                                      7,697,714           Office              72,514
  38             Cherokee Commons Shopping Center                          7,173,089           Retail              103,736
  39             Willow Lake West Shopping Center                          7,160,000           Retail              52,961
  40             Germantown Technology Center                              6,933,337           Office              67,619
  42             Dimond Shopping Center                                    6,419,140           Retail              82,117
  52             Franklin Marketplace Shopping Center                      4,691,665           Retail              78,830
  53             Fairways Office Center                                    4,633,753           Office              36,576
  56             North Port Shopping Center                                4,477,932           Retail              67,181
  58             Best Buy Store #422-Richmond                              4,400,000           Retail              44,276
  59             Katella Plaza                                             4,242,499           Retail              62,283
  61             Water Street Plaza                                        4,138,449           Retail              15,722
  64             Cornerstone Court West                                    3,798,557           Office              28,231
  65             Highlands Business Center I and II                        3,743,487           Office              68,066
  67             Fisher's Mercantile Center                                3,682,905           Retail              36,014
  69             Chapman Restaurants                                       3,392,008           Retail              29,400
  71             Montgomery North Medical Center                           3,180,234           Office              24,541
  73             Walgreens Drug Store-Scherville                           3,044,396           Retail              15,120
  75             Walgreens Drug Store-Wichita                              3,019,671           Retail              15,120
  77             Walgreens Drug Store-Greenwood                            2,983,089           Retail              15,120
  78             Walgreens Plaza-Peabody                                   2,939,449           Retail              25,230
  79             Walgreens Drug Store-Bartlett                             2,937,978           Retail              14,490
  83             Terrace Park & Cancer Care Medical Office                 2,730,200           Office              23,326
  86             Trail Commerce Center                                     2,582,737         Industrial            79,278
  88             Walgreens Drug Store-Indianapolis                         2,528,897           Retail              15,120
  89             The 1800 Building                                         2,510,842           Office              19,544
  92             Best Buy-Joplin                                           2,348,916           Retail              30,157
  94             Walgreens Drug Store-Lenoir City                          2,256,494           Retail              15,120
  98             Barry Towne Shopping Center                               2,100,000           Retail              17,600
  100            Metroplaza Shopping Center                                1,999,425           Retail              29,863
  101            The Design Center                                         1,997,669           Office              24,884
  106            Plaza South Shopping Center                               1,895,191           Retail              25,361
  107            Northern Passage Building                                 1,893,275           Office              10,803
  109            Century Plaza Office Building                             1,719,629           Office              50,428
  112            Indian Park Plaza                                         1,614,353           Retail              19,848
  113            Hoffner/Airport Office Center                             1,591,115           Office              45,000
  122            300 Ed Wright Lane                                        1,194,299          Mixed Use            27,256
  124            Kingwood Loop 494 Shopping Center                         1,146,413           Retail              21,683
  128            Alhambra Business Center - Phase II                       1,046,093         Industrial            14,217
  129            18000 Encino Plaza                                        1,036,952           Retail               8,605
  133            Tempe Professional Plaza                                  1,002,783           Office              14,803
  135            Louetta Plaza                                               992,932           Retail               8,328
  137            Washington Square                                           980,408          Mixed Use            13,962
  139            Admiral Manufactured Housing Community and Self Storage     878,360          Mixed Use            449,600
  142            Ridgefield Bank                                             844,175          Mixed Use            13,400
  143            North Reading Shopping Center                               843,747           Retail              19,350
  146            Bell Plaza                                                  746,179           Retail              14,400
  150            734 Lancaster Avenue                                        667,476           Office               5,500
  154            Valley View Shopping Center                                 546,275           Retail               8,400

                                             MAJOR                                   MAJOR                   MAJOR
                                          TENANT # 1                               TENANT # 1           TENANT # 1 LEASE
   #                                         NAME                                   SQ. FT.              EXPIRATION DATE
   -                                         ----                                   -------              ---------------
   1                                   Giant Food Store                              67,185                02/28/2021
   2                                       PRC, Inc.                                 91,733                04/30/2011
   3                                      Whole Foods                                38,702                09/30/2020
   5      (A)                          Best Buy #015600                              58,420                01/31/2011
   6      (A)                   Dicks Clothing & Sporting Goods                      50,000                01/31/2014
   7      (A)                          Hobby Lobby #219                              52,500                12/31/2014
   8                              Ciena Communications, Inc.                         25,595                03/31/2008
   9                                         SAIC                                   113,662                05/31/2009
  10                                  Digene Corporation                             92,990                12/31/2009
  11                                      Albertson's                                50,000                04/02/2021
  12                                Organized Living, Inc.                           20,464                07/31/2015
  13                                 Interbrand Corporaton                           55,000                07/31/2008
  15                                   Raytheon Company                             112,695                01/31/2008
  16                                    Solectek, Inc.                               22,883                03/31/2004
  17                             Goody's Family Clothing, Inc.                       35,000                01/31/2011
  21                      National Association of Securities Dealers                 73,097                07/31/2006
  23                                         Bi-Lo                                   57,554                08/01/2020
  25                                  Marc Glassman, Inc.                            50,779                05/31/2021
  27                             Honeywell International, Inc.                      150,000                02/13/2012
  29                           Lattimore Road Surgicenter, Inc.                      12,803                12/31/2007
  30                             Franciscan Health System West                       13,530                12/31/2011
  31                   Findlay's Tall Timber Distribution Centers, Inc.             557,921                12/31/2020
  32                                        SunMart                                  79,385                05/31/2020
  35                                    RBF Consulting                               8,137                 06/30/2006
  38                                        Kroger                                   66,918                03/31/2011
  39                                     Trader Joe's                                10,028                01/01/2016
  40                                Hughes Network Systems                           51,258                01/31/2006
  42                                       Comp USA                                  34,200                07/01/2011
  52                            Albertson's Store & Fuel Center                      59,549                08/07/2026
  53                                         SEMCO                                   16,184                02/28/2011
  56                                     Sentry Foods                                47,149                04/30/2018
  58                                 Best Buy Stores, Inc.                           44,276                12/01/2022
  59                                       Pep Boys                                  22,198                10/31/2013
  61                                      Coyote Cafe                                9,292                 07/31/2016
  64                    Acer Communications and Multimedia Corporation               14,326                09/25/2005
  65                                 Education To Go, Inc.                           10,299                08/31/2004
  67                                          N/A                                     N/A                     N/A
  69                             Buca De Beppo (Ground Lease)                        8,000                 02/21/2016
  71                                  Gastro Consultants                             7,319                 06/30/2010
  73                                     Walgreen Co.                                15,120                04/30/2076
  75                                 Walgreen Store #06113                           15,120                10/30/2060
  77                                  Walgreen Co. #5853                             15,120                02/28/2021
  78                                      Walgreen's                                 15,120                08/31/2061
  79                                 Walgreen Store #06341                           14,490                06/30/2061
  83                                Cancer Care Associates                           12,220                04/01/2010
  86                                    Innovative Tile                              18,327                05/31/2004
  88                                  Walgreen's @ Elper                             15,120                12/31/2060
  89                              Honda Trading America, Inc.                        10,100                03/31/2011
  92                                 Best Buy Stores, L.P.                           30,157                12/31/2016
  94                                       Walgreens                                 15,120                03/31/2060
  98                                    Famous Footwear                              10,000                10/31/2011
  100                                The Vet's Pet Clinic                            11,661                06/30/2006
  101                                   Architects Plus                              7,817                 03/01/2006
  106                                     Dollar Tree                                9,861                 05/31/2006
  107                                         N/A                                     N/A                     N/A
  109                      SC Dept of Public Safety (Highway Patrol)                 9,195                 05/31/2005
  112                                  Blockbuster Video                             5,200                 10/31/2005
  113                                         N/A                                     N/A                     N/A
  122                                   Jeff's Flowers                               8,250                 10/31/2005
  124                                    Salon Atelier                               6,472                 01/31/2004
  128                                         N/A                                     N/A                     N/A
  129                                         N/A                                     N/A                     N/A
  133                                         N/A                                     N/A                     N/A
  135                                         N/A                                     N/A                     N/A
  137                                     Definitive                                 5,158                 08/31/2005
  139                                         N/A                                     N/A                     N/A
  142                                         N/A                                     N/A                     N/A
  143                          Over the Rainbow Learning Center                      5,800                 02/01/2003
  146                                         N/A                                     N/A                     N/A
  150                                         N/A                                     N/A                     N/A
  154                                         N/A                                     N/A                     N/A


                                      MAJOR                               MAJOR                       MAJOR
                                   TENANT # 2                           TENANT # 2               TENANT # 2 LEASE
   #                                  NAME                               SQ. FT.                 EXPIRATION DATE
   -                                  ----                               -------                 ---------------
   1                     Seaman Furniture Company, Inc.                  48,341                     10/31/2015
   2                             Lockheed Martin                         73,808                     4/30/2011
   3                             Barnes & Noble                          27,692                     04/30/2016
   5      (A)                    Linen 'N Things                         35,755                     01/31/2016
   6      (A)                  Best Buy Stores LP                        31,668                     12/31/2027
   7      (A)                HH Gregg Appliance Inc.                     21,008                     02/28/2014
   8                 Broadwing Communication Services, Inc.              25,595                     12/31/2007
   9                            BWXT Y-12, L.L.C.                        70,331                     4/14/2002
  10                                Pro-Virus                            59,838                     2/28/2009
  11                                 Sav-On                              13,681                      4/4/2021
  12                    Pottery Barn & Pottery Barn Kids                 18,213                     1/31/2013
  13                          Earl G. Graves, Ltd.                       33,000                     2/28/2009
  15                                   N/A                                 N/A                         N/A
  16                                   N/A                                 N/A                         N/A
  17                    The TJX Companies, Inc. (TJ Maxx)                30,000                     10/31/2010
  21                          Loiderman Associates                       22,050                     11/30/2006
  23                                   N/A                                 N/A                         N/A
  25                                   N/A                                 N/A                         N/A
  27                                   N/A                                 N/A                         N/A
  29                     Rochester Gyn/Ob Associates PC                   9,384                     12/31/2007
  30                        Franciscan Medical Group                      9,623                     12/31/2011
  31                                   N/A                                 N/A                         N/A
  32                                   N/A                                 N/A                         N/A
  35                                   N/A                                 N/A                         N/A
  38                                   N/A                                 N/A                         N/A
  39                             Pier 1 Imports                           9,943                     10/01/2021
  40                        Cellmark Diagnostics, Inc                    16,361                     11/30/2007
  42                             Michaels Stores                         28,000                     02/28/2004
  52                                   N/A                                 N/A                         N/A
  53                               Grand Sawka                            7,159                     03/31/2006
  56                                   N/A                                 N/A                         N/A
  58                                   N/A                                 N/A                         N/A
  59                            Marie Callenders                          9,300                     11/30/2013
  61                                   N/A                                 N/A                         N/A
  64                      Data Systems & Solutions, LLC                  13,905                     03/31/2006
  65                       Renal Treatment Centers-CA                     7,173                     09/30/2010
  67                                   N/A                                 N/A                         N/A
  69                     Joe's Crab Shack (Ground Lease)                  8,000                     6/26/2021
  71                            Endoscopy Center                          5,495                     07/31/2010
  73                                   N/A                                 N/A                         N/A
  75                                   N/A                                 N/A                         N/A
  77                                   N/A                                 N/A                         N/A
  78                               Work Bench                             7,177                     06/29/2011
  79                                   N/A                                 N/A                         N/A
  83                      Hillcrest Health Care Systems                   9,553                     01/31/2006
  86                             Orient Express                           9,343                     5/31/2004
  88                                   N/A                                 N/A                         N/A
  89                      American Honda Motor Co, Inc.                   6,196                     10/31/2006
  92                                   N/A                                 N/A                         N/A
  94                                   N/A                                 N/A                         N/A
  98                                   N/A                                 N/A                         N/A
  100                             Cafe La Brea                            5,737                      5/8/2004
  101                                  N/A                                 N/A                         N/A
  106                                  N/A                                 N/A                         N/A
  107                                  N/A                                 N/A                         N/A
  109                           National Computer                         6,629                     5/31/2006
  112                                  N/A                                 N/A                         N/A
  113                                  N/A                                 N/A                         N/A
  122                              AES Carrier                            6,000                      1/2/2006
  124                               Amedeo's                              5,699                     11/30/2006
  128                                  N/A                                 N/A                         N/A
  129                                  N/A                                 N/A                         N/A
  133                                  N/A                                 N/A                         N/A
  135                                  N/A                                 N/A                         N/A
  137                                  N/A                                 N/A                         N/A
  139                                  N/A                                 N/A                         N/A
  142                                  N/A                                 N/A                         N/A
  143                                  N/A                                 N/A                         N/A
  146                                  N/A                                 N/A                         N/A
  150                                  N/A                                 N/A                         N/A
  154                                  N/A                                 N/A                         N/A


                                     MAJOR                          MAJOR                     MAJOR
                                  TENANT # 3                     TENANT # 3              TENANT # 3 LEASE
   #                                 NAME                          SQ. FT.               EXPIRATION DATE
   -                                 ----                          -------               ---------------
   1                               Best Buy                        45,723                   9/30/2015
   2                         ADI Technology, Inc.                  36,905                   4/30/2011
   3                                  N/A                            N/A                       N/A
   5      (A)                     Office Max                       23,600                  01/31/2012
   6      (A)                      Cost Plus                       18,957                  01/31/2014
   7      (A)                   Famous Footwear                     9,148                  11/30/2004
   8                                  N/A                            N/A                       N/A
   9                            UT-Battelle LLC                    50,353                   5/12/2004
  10                                  N/A                            N/A                       N/A
  11                                  N/A                            N/A                       N/A
  12                                The Gap                        17,399                   3/31/2009
  13                      Korey Kay & Partners, Inc.               22,000                  12/31/2005
  15                                  N/A                            N/A                       N/A
  16                                  N/A                            N/A                       N/A
  17                   Barnes & Noble Booksellers, Inc.            21,000                  09/12/2013
  21                                  N/A                            N/A                       N/A
  23                                  N/A                            N/A                       N/A
  25                                  N/A                            N/A                       N/A
  27                                  N/A                            N/A                       N/A
  29                        The Borg Imaging Group                  9,131                  06/30/2009
  30                             Pediatrics NW                      5,072                  12/14/2007
  31                                  N/A                            N/A                       N/A
  32                                  N/A                            N/A                       N/A
  35                                  N/A                            N/A                       N/A
  38                                  N/A                            N/A                       N/A
  39                           The Mattress Firm                    5,556                  01/01/2011
  40                                  N/A                            N/A                       N/A
  42                            Natural Pantry                     11,600                  11/30/2008
  52                                  N/A                            N/A                       N/A
  53                            Gateway Travel                      6,389                  03/31/2006
  56                                  N/A                            N/A                       N/A
  58                                  N/A                            N/A                       N/A
  59                              Hobby Shack                       6,400                  11/30/2010
  61                                  N/A                            N/A                       N/A
  64                                  N/A                            N/A                       N/A
  65                                  N/A                            N/A                       N/A
  67                                  N/A                            N/A                       N/A
  69                       Red Robin (Ground Lease)                 6,900                   10/2/2020
  71                         Pedactric Associates                   5,250                   4/30/2005
  73                                  N/A                            N/A                       N/A
  75                                  N/A                            N/A                       N/A
  77                                  N/A                            N/A                       N/A
  78                                  N/A                            N/A                       N/A
  79                                  N/A                            N/A                       N/A
  83                                  N/A                            N/A                       N/A
  86                                  N/A                            N/A                       N/A
  88                                  N/A                            N/A                       N/A
  89                                  N/A                            N/A                       N/A
  92                                  N/A                            N/A                       N/A
  94                                  N/A                            N/A                       N/A
  98                                  N/A                            N/A                       N/A
  100                                 N/A                            N/A                       N/A
  101                                 N/A                            N/A                       N/A
  106                                 N/A                            N/A                       N/A
  107                                 N/A                            N/A                       N/A
  109                                 N/A                            N/A                       N/A
  112                                 N/A                            N/A                       N/A
  113                                 N/A                            N/A                       N/A
  122                                 N/A                            N/A                       N/A
  124                                 N/A                            N/A                       N/A
  128                                 N/A                            N/A                       N/A
  129                                 N/A                            N/A                       N/A
  133                                 N/A                            N/A                       N/A
  135                                 N/A                            N/A                       N/A
  137                                 N/A                            N/A                       N/A
  139                                 N/A                            N/A                       N/A
  142                                 N/A                            N/A                       N/A
  143                                 N/A                            N/A                       N/A
  146                                 N/A                            N/A                       N/A
  150                                 N/A                            N/A                       N/A
  154                                 N/A                            N/A                       N/A


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(1) ONLY THOSE TENANTS WHICH OCCUPY 10% OR MORE OF THE PROPERTY AREA AND ARE AT LEAST 5,000 SQUARE FEET.
(2)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.
(3) FOR PURPOSES OF THIS TABLE, OAK RIDGE OFFICE PORTFOLIO AND CLOPPER ROAD PORTFOLIO ARE PRESENTED AS ONE PROPERTY, RESPECTIVELY.

   ENGINEERING RESERVES, RECURRING REPLACEMENT RESERVES AND TI & LC RESERVES


                                                                                                                        CONTRACTUAL
                                                                                    CUT-OFF DATE      ENGINEERING        RECURRING
                                                                                     PRINCIPAL         RESERVE AT       REPLACEMENT
  #        CROSSED     LOAN NAME                                                    BALANCE (1)       ORIGINATION         RESERVE
  -        -------     ---------                                                    -----------       -----------         -------

  1                    Metroplex West                                             $ 65,294,018           $9,375           $71,619
  2                    300 M Street Office Building                                 52,801,908            N/A             $56,090
  3                    The Shops at Deerfield Square                                50,000,000            N/A               N/A
  4                    Locke Sovran Portfolio                                       48,000,000         $1,800,000         $316,200
  5          (A)       Tuttle Crossing                                              18,159,078          $13,750           $27,858
  6          (A)       Western Hills Marketplace                                    12,344,987            N/A             $19,008
  7          (A)       Montgomery Crossing                                           4,300,834            N/A             $13,440
  8                    Park Center Office Building                                  32,896,136            N/A               N/A
  9                    Oak Ridge Office Portfolio                                   29,428,137            N/A             $61,032
  10                   Clopper Road Portfolio                                       28,201,325            N/A             $39,456
  11                   Bridgepark Shopping Center                                   23,424,249            N/A               N/A
  12                   The Summit - Phase II                                        21,421,366            N/A             $15,589
  13                   130 Fifth Avenue                                             20,930,893           $5,000           $19,200
  14                   Colonial Grand  @ Bayshore                                   20,171,135          $250,000          $94,000
  15                   Raytheon Building                                            19,345,706            N/A              $7,410
  16                   Nancy Ridge Technology Center                                19,277,617          $45,893           $35,493
  17                   Spradlin Farm Shopping Center                                17,729,004            N/A             $26,660
  18                   Bay Point Apartments                                         17,635,029            N/A             $87,500
  19                   Chaparral Apartments                                         17,441,956          $157,664          $111,000
  20                   Seville Place Apartments                                     12,949,167            N/A             $111,000
  21                   The Piccard Building                                         12,684,941          $13,375           $29,168
  22                   The Leeward Apartments                                       11,952,876          $168,000          $64,000
  23                   Plantation Point Plaza                                       11,600,000            N/A               N/A
  24                   Park Hamilton Apartments                                     10,956,988           $7,500           $82,500
  25                   Ridge Park Square                                            10,780,786            N/A             $15,401
  26                   The Fox Chase Apartments                                     10,374,163          $275,000          $65,000
  27                   Honeywell Building                                            9,700,000            N/A             $22,500
  28                   Brookwood Village Townhouses                                  8,542,683            N/A             $31,000
  29                   Lattimore Medical Building                                    8,480,179            N/A             $19,591
  30                   The Medical Pavilion                                          8,300,000            N/A             $10,306
  31                   Findlay Tall Timbers                                          8,295,226            N/A               N/A
  32                   Walnut Grove Plaza Shopping Center                            8,185,735            N/A             $16,717
  33                   Bruton Oaks Apartments                                        7,985,926          $65,000           $75,996
  34                   Country Creek Apartments                                      7,774,230          $81,750           $74,000
  35                   Tower Office Plaza 1                                          7,697,714            N/A             $14,523
  36                   Versailles Apartments                                         7,576,662          $23,125           $69,000
  37                   Highland Road Village I & II                                  7,474,281            N/A             $83,000
  38                   Cherokee Commons Shopping Center                              7,173,089           $5,000           $21,000
  39                   Willow Lake West Shopping Center                              7,160,000            N/A              $7,944
  40                   Germantown Technology Center                                  6,933,337            N/A             $13,524
  41                   Royal Oaks Manor Apartments                                   6,840,240            N/A             $69,000
  42                   Dimond Shopping Center                                        6,419,140          $30,000             N/A
  43                   Darrow Place Apartments                                       6,374,760          $15,625           $42,600
  44                   Stewart's Landing Apartments                                  6,135,706          $21,250           $54,000
  45                   Natomas Self Storage                                          6,009,414            N/A             $14,364
  46                   Pine Creek Apartments                                         5,581,571          $310,755          $75,000
  47                   Kingston Square Apartments                                    5,279,098            N/A             $57,000
  48                   Chapel Ridge of Emporia Apartments                            5,093,836            N/A             $32,004
  49                   Pine Tree Park Apartments                                     4,991,939            N/A               N/A
  50                   Kimball Square Apartments                                     4,867,304          $43,750           $69,600
  51                   Oak Valley Apartments                                         4,830,873          $94,750           $47,000
  52                   Franklin Marketplace Shopping Center                          4,691,665            N/A              $2,880
  53                   Fairways Office Center                                        4,633,753            N/A              $7,354
  54                   Red Sierra Drive Apartments                                   4,578,616            N/A             $33,750
  55                   Chapel Ridge Apartments of Haysville                          4,484,896            N/A             $32,000
  56                   North Port Shopping Center                                    4,477,932          $21,316             N/A
  57                   Hazleton Apartments                                           4,472,812            N/A             $58,750
  58                   Best Buy Store #422-Richmond                                  4,400,000            N/A               N/A
  59                   Katella Plaza                                                 4,242,499            N/A              $8,763
  60                   Village Square Apartments                                     4,200,834          $44,875           $47,500
  61                   Water Street Plaza                                            4,138,449            N/A              $2,310
  62                   Apple Creek Apartments                                        3,881,288            N/A               N/A
  63                   Madison on Dietrich Apartments                                3,880,282            N/A             $43,000
  64                   Cornerstone Court West                                        3,798,557          $17,000            $6,775
  65                   Highlands Business Center I and II                            3,743,487            N/A             $13,613
  66                   St. Augustine Apartments                                      3,736,862          $20,250           $50,000
  67                   Fisher's Mercantile Center                                    3,682,905            N/A               N/A
  68                   Baric Commons Apartments                                      3,483,184          $21,220           $35,955
  69                   Chapman Restaurants                                           3,392,008            N/A               N/A
  70                   Deer Run Apartments                                           3,188,093          $39,063           $31,500
  71                   Montgomery North Medical Center                               3,180,234            N/A              $4,871
  72                   Breckenridge Apartments                                       3,106,711          $14,375           $30,000
  73                   Walgreens Drug Store-Scherville                               3,044,396            N/A               N/A
  74                   Landmark Apartments                                           3,032,435          $61,250           $38,000
  75                   Walgreens Drug Store-Wichita                                  3,019,671            N/A              $2,268
  76                   Silverwood Apartments                                         3,009,190           $1,250           $28,000
  77                   Walgreens Drug Store-Greenwood                                2,983,089            N/A              $2,268
  78                   Walgreens Plaza-Peabody                                       2,939,449            N/A              $3,785
  79                   Walgreens Drug Store-Bartlett                                 2,937,978            N/A              $2,174
  80                   Matador Villa Apartments                                      2,858,939          $58,125           $44,000
  81                   Colonial Village Apartments                                   2,839,255          $19,875           $30,504
  82                   Kendall Apartments                                            2,788,430          $64,745           $24,192
  83                   Terrace Park & Cancer Care Medical Office                     2,730,200            N/A              $6,531
  84                   Superior Self Storage                                         2,718,467            N/A              $6,340
  85                   Dancea Apartments                                             2,592,220          $22,750           $29,456
  86                   Trail Commerce Center                                         2,582,737          $11,625             N/A
  87                   Newhall Avenue Apartments                                     2,546,458          $103,670          $15,750
  88                   Walgreens Drug Store-Indianapolis                             2,528,897            N/A              $2,088
  89                   The 1800 Building                                             2,510,842            N/A              $3,909
  90                   South Wales Mini Storage                                      2,496,044            N/A               N/A
  91                   Springwood Apartments                                         2,426,932          $39,688           $17,520
  92                   Best Buy-Joplin                                               2,348,916            N/A               N/A
  93                   Scott Plaza Apartments                                        2,306,733          $13,750           $37,500
  94                   Walgreens Drug Store-Lenoir City                              2,256,494            N/A               N/A
  95                   Central Park Apartments                                       2,192,379            N/A               N/A
  96                   The Bungalows                                                 2,159,632          $13,938           $12,000
  97                   Chicago Heights Apartments                                    2,127,974          $43,625             N/A
  98                   Barry Towne Shopping Center                                   2,100,000            N/A              $3,112
  99                   Indian Ridge Apartments                                       2,091,806          $47,928           $40,250
 100                   Metroplaza Shopping Center                                    1,999,425          $44,375            $4,479
 101                   The Design Center                                             1,997,669            N/A              $3,733
 102                   Bartlett Apartments                                           1,993,392            N/A              $4,000
 103                   Spring Hollow Apartments                                      1,992,558           $5,206           $25,000
 104                   Heights Plaza Apartments                                      1,918,946          $15,338           $25,500
 105                   Crystal Lake Townhomes                                        1,895,326            N/A              $7,752
 106                   Plaza South Shopping Center                                   1,895,191            N/A              $3,804
 107                   Northern Passage Building                                     1,893,275            N/A               N/A
 108                   Oaks of Ashford Point II Apartments                           1,768,717          $75,000           $20,000
 109                   Century Plaza Office Building                                 1,719,629          $20,000             N/A
 110                   Regency Oaks Apartments                                       1,696,160          $12,188           $30,000
 111                   Park High Apartments                                          1,622,597          $69,750           $24,000
 112                   Indian Park Plaza                                             1,614,353          $13,750            $2,977
 113                   Hoffner/Airport Office Center                                 1,591,115            N/A               N/A
 114                   Cherry Estates Mobile Home Park                               1,475,253            N/A              $2,700
 115         (B)       Hawthorne Apartments                                            814,246           $2,438            $8,288
 116         (B)       Pinecrest Apartments                                            635,509            N/A              $6,720
 117                   Ingleside Quarters                                            1,320,000            N/A             $17,875
 118                   Silver Lake Mobile Home Park                                  1,319,426           $3,063            $9,300
 119                   Linden Place Apartments                                       1,268,208          $17,563            $8,400
 120                   Bethel of Gardner                                             1,263,867            N/A              $9,000
 121                   4402 Swiss Avenue                                             1,195,845          $16,250           $13,000
 122                   300 Ed Wright Lane                                            1,194,299            N/A               N/A
 123                   Todd Investments                                              1,192,874            N/A               N/A
 124                   Kingwood Loop 494 Shopping Center                             1,146,413            N/A               N/A
 125                   Leisure Days RV Resort                                        1,135,504            N/A               N/A
 126                   Fox Chase Park Apartments                                     1,125,482           $5,500             N/A
 127                   Shadow Ridge Mobile Home Park                                 1,119,648           $1,250             N/A
 128                   Alhambra Business Center - Phase II                           1,046,093            N/A               N/A
 129                   18000 Encino Plaza                                            1,036,952          $15,838             N/A
 130                   Shady Acres Mobile Home Park                                  1,033,975           $3,282            $2,400
 131                   Willow Brook Apartments                                       1,019,356           $6,125           $10,724
 132                   Chapel Ridge Apartments, Phase I                              1,007,270            N/A             $14,000
 133                   Tempe Professional Plaza                                      1,002,783           $3,875             N/A
 134                   Villa Park Mobile Home Park                                     996,374            N/A               N/A
 135                   Louetta Plaza                                                   992,932           $1,563             N/A
 136                   Suffolk Pines Mobile Home Park                                  990,787           $3,125             N/A
 137                   Washington Square                                               980,408           $1,988             N/A
 138                   Chapel Ridge Apartments, Phase II                               974,207            N/A              $8,000
 139                   Admiral Manufactured Housing Community and Self Storage         878,360          $13,000            $9,240
 140                   Blonde (Quality) Apartments                                     871,345          $31,073            $8,500
 141                   Ardmore Self-Service Storage                                    868,366           $1,250             N/A
 142                   Ridgefield Bank                                                 844,175          $108,280            N/A
 143                   North Reading Shopping Center                                   843,747           $5,481             N/A
 144                   Fredricksburg Apartments                                        796,405          $16,063           $16,500
 145                   Bancroft Court Apartments                                       795,404            N/A              $6,776
 146                   Bell Plaza                                                      746,179           $3,125             N/A
 147                   Cheyenne Apartments                                             712,013          $22,425            $8,514
 148                   Willow Ridge Apartments                                         698,444           $1,375           $11,500
 149                   Rose Meadows Apartments                                         667,891          $11,375            $6,336
 150                   734 Lancaster Avenue                                            667,476            N/A               N/A
 151                   Kingston Court Apartments                                       579,863           $3,438            $5,750
 152                   Bishop Court Apartments                                         556,864            N/A              $4,000
 153                   Mesa Verde Mobile Home Park                                     547,400            N/A               N/A
 154                   Valley View Shopping Center                                     546,275            N/A               N/A
 155                   Amber Woods Apartments                                          498,131          $26,250            $7,416
 156                   West Queen Garden Apartments                                    497,319           $4,313            $4,500


                        U/W
                     RECURRING                   TI & LC                 CONTRACTUAL                                 TAX &
                    REPLACEMENT                RESERVE AT                 RECURRING                U/W             INSURANCE
  #                   RESERVE                  ORIGINATION                 TI & LC               TI & LC            ESCROWS
  -                   -------                  -----------                 -------               -------            -------
  1                   $47,739                      N/A                     $130,000              $127,195             Both
  2                   $55,876                      N/A                     $275,000              $467,818             Both
  3                   $40,303                    $5,356                    $64,272               $248,309             Tax
  4                   $316,215                     N/A                       N/A                   N/A                Both
  5                   $27,858                    $4,334                    $52,008               $109,252             Tax
  6                   $19,131                    $3,000                    $36,000               $79,002              Tax
  7                   $13,448                    $1,000                    $12,000               $47,467              Tax
  8                   $35,243                      N/A                     $120,000              $351,910             Both
  9                   $62,095                   $700,000                   $187,032              $135,046             Both
  10                  $29,594                   $500,000                   $200,004              $209,130             Both
  11                  $15,138                      N/A                       N/A                 $36,033              None
  12                  $15,589                  $1,043,311                  $72,747               $60,173              Both
  13                  $24,000                      N/A                     $27,500               $151,015             Both
  14                  $94,000                      N/A                       N/A                   N/A                Both
  15                  $22,539                   $452,460                   $192,000              $212,385             None
  16                  $39,945                      N/A                     $100,000              $235,055             Both
  17                  $26,712                    $20,000                   $100,000              $92,031              Both
  18                  $87,500                      N/A                       N/A                   N/A                Both
  19                  $111,000                     N/A                       N/A                   N/A                Both
  20                  $111,000                     N/A                       N/A                   N/A                Both
  21                  $20,116                      N/A                     $134,242              $101,757             Both
  22                  $64,000                      N/A                       N/A                   N/A                Both
  23                  $16,912                      N/A                     $12,000               $38,693              Both
  24                  $82,500                      N/A                       N/A                   N/A                Both
  25                  $15,505                   $200,000                     N/A                 $77,879              Tax
  26                  $65,000                      N/A                       N/A                   N/A                Both
  27                  $22,500                      N/A                     $60,000               $55,313              None
  28                  $31,000                      N/A                       N/A                   N/A                Both
  29                  $19,591                    $6,944                    $83,328               $127,149             Both
  30                  $12,866                    $5,000                    $60,000               $94,565              Both
  31                  $55,792                      N/A                       N/A                 $101,990             Both
  32                  $16,717                   $366,618                   $25,535               $75,255              Both
  33                  $91,200                      N/A                       N/A                   N/A                Both
  34                  $74,000                      N/A                       N/A                   N/A                Both
  35                  $14,470                      N/A                     $90,000               $97,392              Both
  36                  $69,000                      N/A                       N/A                   N/A                Both
  37                  $83,000                      N/A                       N/A                   N/A                Both
  38                  $20,747                      N/A                       N/A                 $24,226              Both
  39                   $7,943                    $60,000                     N/A                 $25,968              Tax
  40                  $13,524                      N/A                     $75,000               $103,494             Both
  41                  $69,000                      N/A                       N/A                   N/A                Both
  42                  $16,423                    $10,000                   $62,875               $66,363              Tax
  43                  $46,057                      N/A                       N/A                   N/A                Both
  44                  $54,000                      N/A                       N/A                   N/A                Both
  45                  $14,368                      N/A                       N/A                   N/A                Both
  46                  $75,000                      N/A                       N/A                   N/A                Both
  47                  $57,000                      N/A                       N/A                   N/A                Both
  48                  $32,000                      N/A                       N/A                   N/A                Both
  49                  $59,700                      N/A                       N/A                   N/A                Both
  50                  $72,826                      N/A                       N/A                   N/A                Both
  51                  $47,000                      N/A                       N/A                   N/A                Both
  52                  $11,825                    $28,350                     N/A                 $19,745              Both
  53                   $7,315                      N/A                     $40,000               $40,921              Both
  54                  $33,750                      N/A                       N/A                   N/A                Both
  55                  $32,000                      N/A                       N/A                   N/A                Both
  56                  $10,077                      N/A                       N/A                  $8,671              Both
  57                  $58,750                      N/A                       N/A                   N/A                Both
  58                   $6,641                      N/A                       N/A                   N/A                None
  59                   $8,772                      N/A                     $12,000               $32,673              Both
  60                  $47,500                      N/A                       N/A                   N/A                Both
  61                   $2,358                      N/A                      $4,596               $22,837              Both
  62                  $33,108                      N/A                       N/A                   N/A                Both
  63                  $43,000                      N/A                       N/A                   N/A                Both
  64                   $6,775                      N/A                     $36,000               $40,036              Both
  65                  $18,361                    $50,000                   $50,000               $66,571              Both
  66                  $50,000                      N/A                       N/A                   N/A                Both
  67                   $9,724                      N/A                     $36,024               $37,544              Both
  68                  $35,955                      N/A                       N/A                   N/A                Both
  69                   $4,410                      N/A                       N/A                 $26,394              Both
  70                  $31,000                      N/A                       N/A                   N/A                Both
  71                   $4,908                      N/A                     $25,000               $39,259              Both
  72                  $30,000                      N/A                       N/A                   N/A                Both
  73                   $2,268                      N/A                       N/A                   N/A                None
  74                  $38,000                      N/A                       N/A                   N/A                Both
  75                   $2,268                      N/A                       N/A                   N/A                None
  76                  $28,000                      N/A                       N/A                   N/A                Both
  77                   $2,268                      N/A                       N/A                   N/A                None
  78                   $3,785                     $833                      $9,997               $10,680              Both
  79                   $2,174                      N/A                       N/A                   N/A                None
  80                  $54,560                      N/A                       N/A                   N/A                Both
  81                  $30,750                      N/A                       N/A                   N/A                Both
  82                  $24,192                      N/A                       N/A                   N/A                Both
  83                   $6,531                    $3,000                    $36,000               $40,699              Both
  84                  $13,420                      N/A                       N/A                   N/A                Both
  85                  $29,456                      N/A                       N/A                   N/A                Both
  86                  $16,648                      N/A                       N/A                 $59,459              Both
  87                  $15,750                      N/A                       N/A                   N/A                Both
  88                   $2,268                      N/A                       N/A                   N/A                None
  89                   $3,909                   $139,550                   $30,000               $21,398              Both
  90                  $14,160                      N/A                       N/A                   N/A                Both
  91                  $17,520                      N/A                       N/A                   N/A                Both
  92                   $4,524                      N/A                       N/A                 $17,092              Both
  93                  $37,500                      N/A                       N/A                   N/A                Both
  94                   $2,268                      N/A                       N/A                   N/A                None
  95                  $20,700                      N/A                       N/A                   N/A                Both
  96                  $12,000                      N/A                       N/A                   N/A                Both
  97                  $28,224                      N/A                       N/A                   N/A                Both
  98                   $3,112                      N/A                     $12,000               $13,727              Both
  99                  $40,500                      N/A                       N/A                   N/A                Both
 100                   $4,479                      N/A                       N/A                 $34,916              Both
 101                   $3,733                      N/A                     $20,000               $24,903              Both
 102                   $4,000                      N/A                       N/A                   N/A                Both
 103                  $25,000                      N/A                       N/A                   N/A                Both
 104                  $25,500                      N/A                       N/A                   N/A                Both
 105                   $7,750                      N/A                       N/A                   N/A                Both
 106                   $3,804                      N/A                     $15,000               $14,846              Both
 107                   $6,992                      N/A                       N/A                 $20,974              Both
 108                  $20,000                      N/A                       N/A                   N/A                Both
 109                   $9,581                      N/A                     $36,000               $55,264              Both
 110                  $25,000                      N/A                       N/A                   N/A                Both
 111                  $24,288                      N/A                       N/A                   N/A                Both
 112                   $2,977                      N/A                     $15,000               $17,564              Both
 113                  $11,250                      N/A                       N/A                 $45,000              Both
 114                   $2,700                      N/A                       N/A                   N/A                Both
 115                   $8,288                      N/A                       N/A                   N/A                Both
 116                   $6,720                      N/A                       N/A                   N/A                Both
 117                  $13,750                      N/A                       N/A                   N/A                Both
 118                   $9,300                      N/A                       N/A                   N/A                Both
 119                   $8,400                      N/A                       N/A                   N/A                Both
 120                   $9,000                      N/A                       N/A                   N/A                Both
 121                  $13,000                      N/A                       N/A                   N/A                Both
 122                   $5,734                      N/A                     $16,752               $19,079              Both
 123                  $16,500                      N/A                       N/A                   N/A                Both
 124                   $4,770                      N/A                       N/A                 $19,000              Both
 125                  $11,800                      N/A                       N/A                   N/A                Both
 126                  $10,000                      N/A                       N/A                   N/A                Both
 127                   $6,150                      N/A                       N/A                   N/A                Both
 128                   $2,133                      N/A                       N/A                  $5,687              Both
 129                   $1,549                      N/A                     $17,053               $11,789              Both
 130                   $2,400                      N/A                       N/A                   N/A                Both
 131                  $10,724                      N/A                       N/A                   N/A                Both
 132                  $14,000                      N/A                       N/A                   N/A                Both
 133                   $2,980                    $25,000                   $10,345               $17,096              Both
 134                   $4,100                      N/A                       N/A                   N/A                Both
 135                   $1,261                    $15,000                   $10,909                $8,405              Both
 136                   $4,216                      N/A                       N/A                   N/A                Both
 137                   $2,583                      N/A                      $9,000               $13,962              Both
 138                   $8,000                      N/A                       N/A                   N/A                Both
 139                   $9,240                      N/A                       N/A                   N/A                Both
 140                   $8,500                      N/A                       N/A                   N/A                Both
 141                   $5,756                      N/A                       N/A                   N/A                Both
 142                   $2,010                    $22,500                   $15,000               $13,400              Both
 143                   $5,174                      N/A                       N/A                 $13,546              Both
 144                  $16,500                      N/A                       N/A                   N/A                Both
 145                   $6,776                      N/A                       N/A                  $3,600              Both
 146                   $2,160                      N/A                       N/A                 $12,240              Both
 147                   $8,514                      N/A                       N/A                   N/A                Both
 148                  $11,500                      N/A                       N/A                   N/A                Both
 149                   $6,336                      N/A                       N/A                   N/A                Both
 150                   $1,100                      N/A                       N/A                 $21,572              Both
 151                   $5,750                      N/A                       N/A                   N/A                Both
 152                   $4,000                      N/A                       N/A                   N/A                Both
 153                   $3,100                      N/A                       N/A                   N/A                Both
 154                   $1,266                      N/A                       N/A                  $7,140              Both
 155                   $7,416                      N/A                       N/A                   N/A                Both
 156                   $4,500                      N/A                       N/A                   N/A                Both


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY TUTTLE CROSSING, WESTERN HILLS MARKETPLACE, AND MONTGOMERY CROSSING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. THESE LOANS ARE REFERRED TO COLLECTIVELY AS THE "SSC PORTFOLIO" IN THE PROSPECTUS.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HAWTHORNE APARTMENTS AND PINECREST APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.

                              MULTIFAMILY SCHEDULE

                                                                                   CUT-OFF DATE          UTILITIES
                                                                                    PRINCIPAL              TENANT
#           CROSSED     PROPERTY NAME                                              BALANCE (1)              PAYS
-           -------     -------------                                              -----------              ----
14                      Colonial Grand  @ Bayshore                                $ 20,171,135        Electric/Water/Sewer
18                      Bay Point Apartments                                        17,635,029           Electric/Water
19                      Chaparral Apartments                                        17,441,956              Electric
20                      Seville Place Apartments                                    12,949,167              Electric
22                      The Leeward Apartments                                      11,952,876              Electric
24                      Park Hamilton Apartments                                    10,956,988              Electric
26                      The Fox Chase Apartments                                    10,374,163        Electric/Water/Sewer
28                      Brookwood Village Townhouses                                 8,542,683          Gas/Water/Sewer
33                      Bruton Oaks Apartments                                       7,985,926                None
34                      Country Creek Apartments                                     7,774,230              Electric
36                      Versailles Apartments                                        7,576,662              Electric
37                      Highland Road Village I & II                                 7,474,281                None
41                      Royal Oaks Manor Apartments                                  6,840,240                None
43                      Darrow Place Apartments                                      6,374,760              Electric
44                      Stewart's Landing Apartments                                 6,135,706              Electric
46                      Pine Creek Apartments                                        5,581,571           Electric/Water
47                      Kingston Square Apartments                                   5,279,098              Electric
48                      Chapel Ridge of Emporia Apartments                           5,093,836            Electric/Gas
49                      Pine Tree Park Apartments                                    4,991,939              Electric
50                      Kimball Square Apartments                                    4,867,304                None
51                      Oak Valley Apartments                                        4,830,873              Electric
54                      Red Sierra Drive Apartments                                  4,578,616              Electric
55                      Chapel Ridge Apartments of Haysville                         4,484,896            Electric/Gas
57                      Hazleton Apartments                                          4,472,812                None
60                      Village Square Apartments                                    4,200,834              Electric
62                      Apple Creek Apartments                                       3,881,288              Electric
63                      Madison on Dietrich Apartments                               3,880,282              Electric
66                      St. Augustine Apartments                                     3,736,862                None
68                      Baric Commons Apartments                                     3,483,184              Electric
70                      Deer Run Apartments                                          3,188,093              Electric
72                      Breckenridge Apartments                                      3,106,711            Electric/Gas
74                      Landmark Apartments                                          3,032,435                None
76                      Silverwood Apartments                                        3,009,190            Electric/Gas
80                      Matador Villa Apartments                                     2,858,939            Electric/Gas
81                      Colonial Village Apartments                                  2,839,255              Electric
82                      Kendall Apartments                                           2,788,430              Electric
85                      Dancea Apartments                                            2,592,220              Electric
87                      Newhall Avenue Apartments                                    2,546,458            Electric/Gas
91                      Springwood Apartments                                        2,426,932              Electric
93                      Scott Plaza Apartments                                       2,306,733                None
95                      Central Park Apartments                                      2,192,379        Electic/Water/Sewer
96                      The Bungalows                                                2,159,632              Electric
97                      Chicago Heights Apartments                                   2,127,974              Electric
99                      Indian Ridge Apartments                                      2,091,806                None
102                     Bartlett Apartments                                          1,993,392        Electric/Water/Sewer
103                     Spring Hollow Apartments                                     1,992,558              Electric
104                     Heights Plaza Apartments                                     1,918,946              Electric
105                     Crystal Lake Townhomes                                       1,895,326           Electric/Water
108                     Oaks of Ashford Point II Apartments                          1,768,717      Electric/Gas/Water/Sewer
110                     Regency Oaks Apartments                                      1,696,160              Electric
111                     Park High Apartments                                         1,622,597              Electric
115           (A)       Hawthorne Apartments                                           814,246              Electric
116           (A)       Pinecrest Apartments                                           635,509              Electric
117                     Ingleside Quarters                                           1,320,000              Electric
119                     Linden Place Apartments                                      1,268,208              Electric
120                     Bethel of Gardner                                            1,263,867              Electric
121                     4402 Swiss Avenue                                            1,195,845              Electric
123                     Todd Investments                                             1,192,874              Electric
126                     Fox Chase Park Apartments                                    1,125,482              Electric
131                     Willow Brook Apartments                                      1,019,356              Electric
132                     Chapel Ridge Apartments, Phase I                             1,007,270           Electric/Water
138                     Chapel Ridge Apartments, Phase II                              974,207              Electric
140                     Blonde (Quality) Apartments                                    871,345              Electric
144                     Fredricksburg Apartments                                       796,405                None
145                     Bancroft Court Apartments                                      795,404              Electric
147                     Cheyenne Apartments                                            712,013            Electric/Gas
148                     Willow Ridge Apartments                                        698,444              Electric
149                     Rose Meadows Apartments                                        667,891              Electric
151                     Kingston Court Apartments                                      579,863              Electric
152                     Bishop Court Apartments                                        556,864           Electric/Water
155                     Amber Woods Apartments                                         498,131              Electric
156                     West Queen Garden Apartments                                   497,319              Electric

                    SUBJECT     SUBJECT       SUBJECT      SUBJECT      SUBJECT      SUBJECT      SUBJECT    SUBJECT      SUBJECT
           #        STUDIO       STUDIO        STUDIO       1 BR          1 BR         1 BR        2 BR        2 BR        2 BR
#      ELEVATORS     UNITS     AVG. RENT     MAX. RENT      UNITS      AVG. RENT    MAX. RENT      UNITS    AVG. RENT    MAX. RENT
-      ---------     -----     ---------     ---------      -----      ---------    ---------      -----    ---------    ---------
14         0          N/A         N/A           N/A          108          $630         $630         212        $769        $785
18         0          N/A         N/A           N/A          114          $667         $790         212        $869       $1,220
19         0          N/A         N/A           N/A          200          $524         $590         184        $731        $820
20         0          69          $441          $489         71           $518         $595         270        $597        $700
22         0          50          $556          $688         118          $735         $891         88         $925       $1,275
24         0          41          $472          $540         163          $521         $575         93         $628        $695
26         0          N/A         N/A           N/A          104          $595         $635         156        $727        $760
28         0          N/A         N/A           N/A          N/A          N/A          N/A          71         $782       $1,800
33         0          N/A         N/A           N/A          48            526          550         192         615         650
34         0          N/A         N/A           N/A          144          $563         $665         152        $704        $785
36         0          22          $586          $619         108          $674         $699         114        $820       $1,400
37         0          16          $419          $430         72           $474         $495         180        $572        $660
41         0          N/A         N/A           N/A          30           $546         $550         184        $654        $690
43         0          N/A         N/A           N/A          29           $477         $667         100        $744       $1,106
44         0          N/A         N/A           N/A          80           $495         $505         136        $610        $680
46         0          N/A         N/A           N/A          144          $426         $559         156        $505        $639
47         0          N/A         N/A           N/A          156          $437         $445         62         $538        $555
48         0          N/A         N/A           N/A          24           $410         $499         56         $526        $625
49         0           7           414           440         132           501          725         60          617         709
50         0          N/A         N/A           N/A          64            549          625         136         619         800
51         0          N/A         N/A           N/A          140          $488         $625         48         $681        $755
54         0          N/A         N/A           N/A          47           $462         $540         72         $594        $629
55         0          N/A         N/A           N/A          24           $442         $475         56         $512        $580
57         0          N/A         N/A           N/A          70           $607         $616         150        $673        $684
60         0          N/A         N/A           N/A          82           $504         $540         104        $537        $650
62         0          N/A         N/A           N/A          61           $431         $519         63         $569        $619
63         0          N/A         N/A           N/A          48           $420         $425         88         $544        $550
66         0          N/A         N/A           N/A          32           $471         $480         136        $565        $595
68         0          N/A         N/A           N/A          24           $486         $615         115        $591        $649
70         0          N/A         N/A           N/A          66           $436         $545         58         $535        $555
72         0          N/A         N/A           N/A          45           $451         $480         75         $509        $555
74         0          N/A         N/A           N/A          64           $456         $490         56         $557        $595
76         0          N/A         N/A           N/A          16           $474         $480         80         $566        $595
80         0          N/A         N/A           N/A          88           $383         $410         88         $483        $510
81         0          N/A         N/A           N/A          N/A          N/A          N/A          63         $349        $414
82         0           3          $338          $350         15           $388         $410         18         $449        $465
85         0          N/A         N/A           N/A          79           $452         $500         33         $608        $650
87         0          12          $512          $575         12           $619         $750         33         $715        $825
91         0          N/A         N/A           N/A          32            680          725         28          791         850
93         0          N/A         N/A           N/A          N/A          N/A          N/A          150        $591        $795
95         2          N/A         N/A           N/A          48            668          825         21          775         840
96         0          N/A         N/A           N/A          42            850        1,010          6          936        1,010
97         0          16          $389          $415         64           $485         $515         18         $592        $675
99         0          N/A         N/A           N/A          42           $456         $485         113        $551        $690
102        0          N/A         N/A           N/A          N/A          N/A          N/A          16        1,686        2,100
103        0          N/A         N/A           N/A          100          $422         $445         N/A        N/A          N/A
104        0          N/A         N/A           N/A          77           $464         $550         25         $570        $625
105        0          N/A         N/A           N/A          N/A          N/A          N/A          N/A        N/A          N/A
108        0          N/A         N/A           N/A          N/A          N/A          N/A          44         $613        $650
110        0          N/A         N/A           N/A          24           $393         $450         52         $499        $585
111        0          24          $400          $425         49           $470         $500         23         $552        $600
115        1          N/A         N/A           N/A          28           $472         $495          4         $540        $550
116        1          N/A         N/A           N/A          16           $473         $495          8         $551        $575
117        0           3          $362          N/A           4           $362         $400         29         $485        $485
119        0          N/A         N/A           N/A          N/A          N/A          N/A          N/A        N/A          N/A
120        0          N/A         N/A           N/A          12           $487         $517         24         $585        $595
121        0           1          $350          $350         51           $472         $750         N/A        N/A          N/A
123        0           3          $428          $485         56           $544         $665          7         $678        $775
126        0           6          $413          $435         10           $507         $535         24         $593        $630
131        0          N/A         N/A           N/A          20           $736         $750          8         $811        $850
132        0          N/A         N/A           N/A          16           $329         $315         24         $403        $408
138        0          N/A         N/A           N/A           8           $450         $500         16         $550        $550
140        0          N/A         N/A           N/A          12           $417         $440         22         $466        $475
144        0           3          $450          $450         49           $465         $575         13         $562        $600
145        0          N/A         N/A           N/A          N/A          N/A          N/A          15         $639        $725
147        0          N/A         N/A           N/A          15           $417         $465         18         $434        $470
148        0          N/A         N/A           N/A          23           $420         $465         23         $457        $465
149        0          N/A         N/A           N/A          N/A          N/A          N/A          16         $699        $850
151        0           1          $395          $395         11           $455         $470         11         $561        $635
152        0          N/A         N/A           N/A          14           $567         $750          2         $710        $725
155        0          N/A         N/A           N/A          N/A          N/A          N/A          24         $452        $475
156        0          N/A         N/A           N/A          N/A          N/A          N/A          18         $452        $465


        SUBJECT      SUBJECT        SUBJECT       SUBJECT        SUBJECT        SUBJECT      SUBJECT      SUBJECT       SUBJECT
         3 BR          3 BR           3 BR          4 BR           4 BR           4 BR        5 BR          5 BR         5 BR
#        UNITS      AVG. RENT      MAX. RENT       UNITS        AVG. RENT      MAX. RENT      UNITS      AVG. RENT     MAX. RENT
-        -----      ---------      ---------       -----        ---------      ---------      -----      ---------     ---------
14        56           $950           $950          N/A            N/A            N/A          N/A          N/A           N/A
18        24          $1,200         $1,285         N/A            N/A            N/A          N/A          N/A           N/A
19        60           $861           $930          N/A            N/A            N/A          N/A          N/A           N/A
20        34           $732           $799          N/A            N/A            N/A          N/A          N/A           N/A
22        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
24        33           $749           $775          N/A            N/A            N/A          N/A          N/A           N/A
26        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
28        49           $953          $1,985          4            $1,130         $1,180        N/A          N/A           N/A
33        64            715            775          N/A            N/A            N/A          N/A          N/A           N/A
34        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
36        32           $957           $979          N/A            N/A            N/A          N/A          N/A           N/A
37        64           $717           $750          N/A            N/A            N/A          N/A          N/A           N/A
41        62           $784           $800          N/A            N/A            N/A          N/A          N/A           N/A
43        13           $797          $1,435         N/A            N/A            N/A          N/A          N/A           N/A
44        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
46        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
47        10           $657           $670          N/A            N/A            N/A          N/A          N/A           N/A
48        40           $649          $1,500          8             $787           $825         N/A          N/A           N/A
49        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
50        32            775            805          N/A            N/A            N/A          N/A          N/A           N/A
51        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
54        16           $750           $770          N/A            N/A            N/A          N/A          N/A           N/A
55        40           $609           $680           8             $657           $799         N/A          N/A           N/A
57        16           $785           $798          N/A            N/A            N/A          N/A          N/A           N/A
60         4           $694           $750          N/A            N/A            N/A          N/A          N/A           N/A
62        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
63        36           $648           $650          N/A            N/A            N/A          N/A          N/A           N/A
66        32           $662           $675          N/A            N/A            N/A          N/A          N/A           N/A
68         2           $737           $737          N/A            N/A            N/A          N/A          N/A           N/A
70        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
72        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
74        32           $661           $687          N/A            N/A            N/A          N/A          N/A           N/A
76        16           $664           $690          N/A            N/A            N/A          N/A          N/A           N/A
80        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
81        60           $527           $575          N/A            N/A            N/A          N/A          N/A           N/A
82        60           $574           $595          N/A            N/A            N/A          N/A          N/A           N/A
85        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
87         6           $695           $765          N/A            N/A            N/A          N/A          N/A           N/A
91        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
93        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
95        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
96        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
97        N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
99         6           $682           $690          N/A            N/A            N/A          N/A          N/A           N/A
102       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
103       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
104       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
105       30          $1,053         $1,175         N/A            N/A            N/A          N/A          N/A           N/A
108       12           $799           $850          N/A            N/A            N/A          N/A          N/A           N/A
110       24           $589           $685          N/A            N/A            N/A          N/A          N/A           N/A
111       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
115       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
116       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
117       19           $532           $585          N/A            N/A            N/A          N/A          N/A           N/A
119       24           $960           $960          N/A            N/A            N/A          N/A          N/A           N/A
120       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
121       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
123       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
126       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
131       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
132       16           $452           $463          N/A            N/A            N/A          N/A          N/A           N/A
138        8           $635           $650          N/A            N/A            N/A          N/A          N/A           N/A
140       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
144        1           $700           $700          N/A            N/A            N/A          N/A          N/A           N/A
145       10           $882          $1,311         N/A            N/A            N/A          N/A          N/A           N/A
147       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
148       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
149        8           $766           $845          N/A            N/A            N/A          N/A          N/A           N/A
151       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
152       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
155       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A
156       N/A          N/A            N/A           N/A            N/A            N/A          N/A          N/A           N/A


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY HAWTHORNE APARTMENTS AND PINECREST APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE OF MARCH 11, 2002.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                            Year Built/Year Renovated

                         Occupancy Rates at Underwriting

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

              Underlying Mortgaged Real Properties by Fee/Leasehold

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile




                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                     WEIGHTED
                            NUMBER OF                            PERCENTAGE OF        AVERAGE                      WEIGHTED
                           UNDERLYING      CUT-OFF DATE             INITIAL          MORTGAGE       WEIGHTED        AVERAGE
                            MORTGAGE        PRINCIPAL            MORTGAGE POOL       INTEREST        AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER          LOANS          BALANCE                BALANCE            RATE         U/W DSCR       LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
Column                         90         $ 509,665,416              51.3%            7.3153%         1.40x          74.3%
PNC                            34           256,872,326              25.9%            7.1451%         1.38           74.0%
Key                            32           226,333,857              22.8%            7.2583%         1.31           74.5%
                          ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       156         $ 992,871,599             100.0%            7.2583%         1.37x          74.3%
                          ======================================================================================================

                             MORTGAGE INTEREST RATES

                                                                                     WEIGHTED
                               NUMBER OF                          PERCENTAGE OF      AVERAGE                      WEIGHTED
                               UNDERLYING     CUT-OFF DATE           INITIAL         MORTGAGE      WEIGHTED        AVERAGE
       RANGE OF                 MORTGAGE        PRINCIPAL         MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
MORTGAGE INTEREST RATES          LOANS           BALANCE             BALANCE           RATE        U/W DSCR       LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
   6.7000% - 7.0000%               25         $ 157,180,911           15.8%          6.9357%         1.40x          77.1%
   7.0010% - 7.2500%               56           473,949,648           47.7%          7.1750%         1.39           73.7%
   7.2510% - 7.5000%               40           279,421,372           28.1%          7.4104%         1.34           74.0%
   7.5010% - 7.7500%               16            33,315,752            3.4%          7.6155%         1.38           72.9%
   7.7510% - 8.0000%                5            32,569,940            3.3%          7.8176%         1.29           77.0%
   8.0010% - 8.2500%                7             9,515,519            1.0%          8.1711%         1.39           71.0%
   8.2510% - 8.8200%                7             6,918,458            0.7%          8.5336%         1.49           61.1%
                              -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           156         $ 992,871,599          100.0%          7.2583%         1.37x          74.3%
                              =================================================================================================


MAXIMUM MORTGAGE INTEREST RATE:      8.8200%
MINIMUM MORTGAGE INTEREST RATE:      6.7000%
WTD. AVG. MORTGAGE INTEREST RATE:    7.2583%


                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                   WEIGHTED
                                NUMBER OF                         PERCENTAGE OF    AVERAGE                       WEIGHTED
                                UNDERLYING      CUT-OFF DATE         INITIAL       MORTGAGE       WEIGHTED        AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST       AVERAGE      CUT-OFF DATE
    PRINCIPAL BALANCES            LOANS            BALANCE           BALANCE         RATE         U/W DSCR       LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
   $497,319 -     500,000             2         $     995,451           0.1%        7.6796%          1.34x          76.7%
    500,001 -   1,000,000            23            18,004,672           1.8%        7.7590%          1.50           68.5%
  1,000,001 -   2,000,000            32            46,501,600           4.7%        7.4448%          1.45           72.2%
  2,000,001 -   3,000,000            23            58,063,872           5.8%        7.3219%          1.41           72.7%
  3,000,001 -   5,000,000            29           114,491,710          11.5%        7.2672%          1.37           74.5%
  5,000,001 -   7,500,000            12            76,474,473           7.7%        7.0520%          1.41           75.0%
  7,500,001 -  10,000,000            10            82,538,357           8.3%        7.2674%          1.40           72.6%
 10,000,001 -  20,000,000            14           203,232,299          20.5%        7.2069%          1.33           76.9%
 20,000,001 -  30,000,000             6           143,577,104          14.5%        7.2990%          1.32           74.4%
 30,000,001 -  40,000,000             1            32,896,136           3.3%        7.5000%          1.25           78.3%
 40,000,001 -  50,000,000             2            98,000,000           9.9%        7.1543%          1.43           71.6%
 50,000,001 - $65,294,018             2           118,095,925          11.9%        7.2500%          1.40           73.5%
                              -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             156         $ 992,871,599         100.0%        7.2583%          1.37x          74.3%
                              =================================================================================================


MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:       $65,294,018
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:          $497,319
AVG. CUT-OFF DATE PRINCIPAL BALANCE:           $6,364,562

                           ORIGINAL AMORTIZATION TERMS

                                                                                WEIGHTED
                            NUMBER OF                        PERCENTAGE OF       AVERAGE                       WEIGHTED
       RANGE OF             UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED         AVERAGE
ORIGINAL AMORTIZATION        MORTGAGE       PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE       CUT-OFF DATE
    TERMS (MONTHS)            LOANS          BALANCE            BALANCE           RATE         U/W DSCR        LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
      180 - 240                 11        $  13,822,687           1.4%           7.4363%         1.39x           68.6%
      241 - 300                 37          183,819,044          18.5%           7.3551%         1.41            70.9%
      301 - 360                108          795,229,869          80.1%           7.2328%         1.36            75.2%
                           -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156        $ 992,871,599         100.0%           7.2583%         1.37x           74.3%
                           =================================================================================================


MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):         360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):         180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):       346


                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                    WEIGHTED
                                NUMBER OF                         PERCENTAGE OF      AVERAGE                     WEIGHTED
         RANGE OF               UNDERLYING      CUT-OFF DATE         INITIAL        MORTGAGE       WEIGHTED       AVERAGE
      ORIGINAL TERMS             MORTGAGE        PRINCIPAL        MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)       LOANS           BALANCE            BALANCE          RATE         U/W DSCR      LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
        60  -  84                    1        $   7,576,662            0.8%          7.3700%         1.65x         73.6%
        85  - 120                  147          936,536,523           94.3%          7.2400%         1.38          74.1%
        121 - 240                    8           48,758,414            4.9%          7.5908%         1.27          77.2%
                               -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            156        $ 992,871,599          100.0%          7.2583%         1.37x         74.3%
                               ===============================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):                   122

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                          REMAINING AMORTIZATION TERMS

                                                                                    WEIGHTED
                             NUMBER OF                           PERCENTAGE OF      AVERAGE                            WEIGHTED
      RANGE OF               UNDERLYING       CUT-OFF DATE           INITIAL        MORTGAGE         WEIGHTED          AVERAGE
REMAINING AMORTIZATION        MORTGAGE          PRINCIPAL         MORTGAGE POOL     INTEREST          AVERAGE        CUT-OFF DATE
   TERMS (MONTHS)              LOANS             BALANCE             BALANCE          RATES          U/W DSCR         LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
     173 - 180                     1         $     980,408             0.1%          8.3200%           1.45x            53.9%
     181 - 240                    10            12,842,279             1.3%          7.3688%           1.38             69.7%
     241 - 300                    37           183,819,044            18.5%          7.3551%           1.41             70.9%
     301 - 360                   108           795,229,869            80.1%          7.2328%           1.36             75.2%
                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          156         $ 992,871,599           100.0%          7.2583%           1.37x            74.3%
                           ========================================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):          360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):          173
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):        341


                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                   WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
        RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED       AVERAGE
     REMAINING TERMS              MORTGAGE        PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)        LOANS           BALANCE          BALANCE          RATES       U/W DSCR      LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
        56 -  84                       1       $   7,576,662          0.8%          7.3700%        1.65x         73.6%
        85 - 120                     147         936,536,523         94.3%          7.2400%        1.38          74.1%
       121 - 240                       8          48,758,414          4.9%          7.5908%        1.27          77.2%
                               ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              156       $ 992,871,599        100.0%          7.2583%        1.37x         74.3%
                               =============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):         240
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):          56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):       118

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                            YEAR BUILT/YEAR RENOVATED

                                                                                   WEIGHTED
                            NUMBER OF                          PERCENTAGE OF        AVERAGE                         WEIGHTED
                            MORTGAGED        CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED          AVERAGE
 RANGE OF YEAR                 REAL            PRINCIPAL       MORTGAGE POOL       INTEREST        AVERAGE        CUT-OFF DATE
BUILT/RENOVATED             PROPERTIES          BALANCE           BALANCE            RATE          U/W DSCR         LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
  1956 - 1970                    10         $  16,297,173             1.6%          7.2587%          1.46x            70.6%
  1971 - 1980                    23            62,043,472             6.2%          7.2269%          1.51             70.3%
  1981 - 1990                    45           149,894,425            15.1%          7.2931%          1.41             71.6%
  1991 - 2002                   111           764,636,530            77.0%          7.2540%          1.35             75.2%
                          -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         189         $ 992,871,599           100.0%          7.2583%          1.37x            74.3%
                          =======================================================================================================


MOST RECENT YEAR BUILT/YEAR RENOVATED:       2002
OLDEST YEAR BUILT/YEAR RENOVATED:            1956
WTD. AVG. YEAR BUILT/YEAR RENOVATED:         1995


                         OCCUPANCY RATES AT UNDERWRITING

                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE OF      AVERAGE                        WEIGHTED
                              MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE       WEIGHTED          AVERAGE
      RANGE OF                   REAL          PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE        CUT-OFF DATE
OCCUPANCY RATES AT U/W        PROPERTIES        BALANCE           BALANCE          RATE         U/W DSCR         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
     44.0% - 84.9%                 13       $  32,733,002           3.3%         7.2526%          1.47x            70.9%
     85.0% - 89.9%                 16          40,165,001           4.0%         7.2840%          1.48             67.1%
     90.0% - 94.9%                 32         183,693,436          18.5%         7.2147%          1.36             75.2%
     95.0% - 97.4%                 48         314,438,937          31.7%         7.2085%          1.36             76.3%
     97.5% - 100.0%                80         421,841,225          42.5%         7.3123%          1.37             73.3%
                           ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           189       $ 992,871,599         100.0%         7.2583%          1.37x            74.3%
                           ===================================================================================================


MAXIMUM OCCUPANCY RATE AT U/W:       100.0%
MINIMUM OCCUPANCY RATE AT U/W:        44.0%
WTD. AVG. OCCUPANCY RATE AT U/W:      95.7%

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                 WEIGHTED
                             NUMBER OF                        PERCENTAGE OF      AVERAGE                        WEIGHTED
                             MORTGAGED      CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED         AVERAGE
                                REAL          PRINCIPAL       MORTGAGE POOL      INTEREST       AVERAGE       CUT-OFF DATE
STATE (1)                    PROPERTIES        BALANCE           BALANCE           RATE         U/W DSCR        LTV RATIO
---------------------------------------------------------------------------------------------------------------------------
Texas                            45         $ 182,566,117         18.4%          7.1573%          1.44x           75.0%
California                       16           105,645,581         10.6%          7.3648%          1.33            73.1%
       Southern                  13            94,490,769          9.5%          7.3985%          1.32            73.9%
       Northern                   3            11,154,812          1.1%          7.0795%          1.41            66.7%
Pennsylvania                      7            88,312,232          8.9%          7.2021%          1.39            74.8%
Florida                          13            73,990,744          7.5%          7.0460%          1.38            77.4%
Ohio                             10            64,732,258          6.5%          7.3048%          1.36            75.1%
Illinois                          4            63,187,820          6.4%          7.1841%          1.34            76.6%
District of Columbia              1            52,801,908          5.3%          7.2500%          1.39            71.6%
Tennessee                        12            49,497,752          5.0%          7.5963%          1.30            75.3%
Maryland                          6            48,615,008          4.9%          7.3888%          1.41            66.9%
New York                          4            31,376,859          3.2%          7.1055%          1.27            73.3%
Virginia                          4            25,819,347          2.6%          7.3323%          1.34            73.2%
Alabama                           2            21,919,497          2.2%          7.3477%          1.33            77.8%
Indiana                           5            16,984,590          1.7%          7.1994%          1.32            74.6%
South Carolina                    4            16,334,629          1.6%          7.1590%          1.40            75.4%
Wisconsin                         2            14,177,932          1.4%          7.4258%          1.28            74.6%
Washington                        3            13,876,179          1.4%          7.4567%          1.32            70.8%
Kansas                            4            13,862,271          1.4%          7.1037%          1.22            83.3%
Massachusetts                     5            12,123,196          1.2%          7.2881%          1.50            67.0%
Georgia                           3            10,863,089          1.1%          7.2296%          1.51            74.4%
Missouri                          4            10,495,948          1.1%          7.2045%          1.43            70.9%
Michigan                          3            10,457,184          1.1%          7.1835%          1.34            77.6%
Alaska                            2             8,611,518          0.9%          7.3009%          1.33            70.7%
Nebraska                          1             8,185,735          0.8%          7.3400%          1.25            77.2%
Oklahoma                          3             7,479,854          0.8%          7.2289%          1.28            74.0%
Iowa                              4             7,478,500          0.8%          7.6213%          1.35            77.2%
Connecticut                       6             6,514,172          0.7%          7.4113%          1.50            74.0%
Louisiana                         3             5,492,255          0.6%          7.1931%          1.62            76.1%
New Mexico                        2             5,134,823          0.5%          8.0831%          1.37            73.3%
Minnesota                         1             4,991,939          0.5%          7.0800%          1.25            70.6%
Arizona                           4             4,284,183          0.4%          7.4901%          1.70            54.7%
Arkansas                          2             1,981,477          0.2%          7.1576%          1.38            82.3%
North Carolina                    1             1,895,326          0.2%          7.0200%          1.56            75.8%
Maine                             1             1,665,000          0.2%          7.1900%          1.60            65.8%
New Jersey                        1             1,019,356          0.1%          7.8000%          1.49            79.6%
Oregon                            1               497,319          0.1%          8.1100%          1.29            79.6%
                            -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         189         $ 992,871,599        100.0%          7.2583%          1.37x           74.3%
                            ===============================================================================================


(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.


                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                  WEIGHTED
                              NUMBER OF                         PERCENTAGE OF     AVERAGE                       WEIGHTED
                              UNDERLYING      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED         AVERAGE
                               MORTGAGE         PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
LOAN TYPE                       LOANS            BALANCE           BALANCE          RATE        U/W DSCR        LTV RATIO
---------------------------------------------------------------------------------------------------------------------------
Balloon                          139         $ 785,906,159          79.2%         7.2437%         1.37x           75.0%
ARD                               15           203,885,032          20.5%         7.3092%         1.38            71.5%
Fully Amortizing                   2             3,080,408           0.3%         7.5906%         1.35            64.5%
                             ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          156         $ 992,871,599         100.0%         7.2583%         1.37x           74.3%
                             ==============================================================================================

              UNDERLYING MORTGAGED REAL PROPERTIES BY FEE/LEASEHOLD

                                                                                     WEIGHTED
                            NUMBER OF                            PERCENTAGE OF        AVERAGE                      WEIGHTED
                           UNDERLYING      CUT-OFF DATE             INITIAL          MORTGAGE       WEIGHTED        AVERAGE
                            MORTGAGE        PRINCIPAL            MORTGAGE POOL       INTEREST        AVERAGE     CUT-OFF DATE
LOAN TYPE                     LOANS          BALANCE                BALANCE            RATE         U/W DSCR       LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
Fee                           155         $ 989,932,150              99.7%            7.2583%         1.37           74.3%
Leasehold                       1             2,939,449               0.3%            7.2500%         1.26x          70.0%
                          ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       156         $ 992,871,599             100.0%            7.2583%         1.37x          74.3%
                          ======================================================================================================

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED
                              NUMBER OF                         PERCENTAGE OF       AVERAGE                      WEIGHTED
                             UNDERLYING       CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED        AVERAGE
    RANGE OF                  MORTGAGE         PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE      CUT-OFF DATE
    U/W DSCRS                   LOANS           BALANCE            BALANCE           RATE         U/W DSCR       LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
 1.15x -   1.19                    1          $   5,093,836           0.5%           7.0000%         1.15x          84.9%
 1.20  -   1.29                   41            332,564,849          33.5%           7.2948%         1.26           76.7%
 1.30  -   1.39                   46            311,269,503          31.4%           7.2086%         1.35           75.3%
 1.40  -   1.49                   35            206,142,298          20.8%           7.3218%         1.43           72.2%
 1.50  -   1.59                   13             43,929,432           4.4%           7.1038%         1.56           70.7%
 1.60  -   1.69                   11             73,119,880           7.4%           7.2729%         1.62           68.2%
 1.70  -   2.67x                   9             20,751,801           2.1%           7.1248%         1.87           67.1%
                           -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          156          $ 992,871,599         100.0%           7.2583%         1.37x          74.3%
                           =================================================================================================

MAXIMUM U/W DSCR:         2.67x
MINIMUM U/W DSCR:         1.15x
WTD. AVG. U/W DSCR:       1.37x


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                  WEIGHTED
                              NUMBER OF                         PERCENTAGE OF      AVERAGE                     WEIGHTED
                             UNDERLYING      CUT-OFF DATE          INITIAL        MORTGAGE      WEIGHTED        AVERAGE
RANGE OF CUT-OFF DATE         MORTGAGE        PRINCIPAL         MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
 LOAN-TO-VALUE RATIOS           LOANS          BALANCE             BALANCE          RATE        U/W DSCR       LTV RATIO
--------------------------------------------------------------------------------------------------------------------------
    35.8% - 55.0%                 5          $   4,159,107           0.4%          7.8994%        1.79x          45.9%
    55.1% - 65.0%                12             60,225,114           6.1%          7.3651%        1.54           62.3%
    65.1% - 67.5%                 7             64,385,467           6.5%          7.2035%        1.54           66.0%
    67.6% - 70.0%                15             47,383,311           4.8%          7.2986%        1.40           69.0%
    70.1% - 72.5%                23            135,996,485          13.7%          7.3382%        1.36           71.4%
    72.6% - 75.0%                25            124,787,101          12.6%          7.2878%        1.36           74.1%
    75.1% - 77.5%                19            226,412,787          22.8%          7.2922%        1.36           76.1%
    77.6% - 78.5%                11            108,038,312          10.9%          7.2560%        1.31           78.0%
    78.6% - 79.5%                17             99,338,052          10.0%          7.2309%        1.35           79.3%
    79.6% - 80.0%                18            110,295,993          11.1%          7.0343%        1.34           79.7%
    80.1% - 84.9%                 4             11,849,870           1.2%          7.0839%        1.21           84.4%
                            ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156          $ 992,871,599         100.0%          7.2583%        1.37x          74.3%
                            ==============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:        84.9%
MINIMUM CUT-OFF DATE LTV RATIO:        35.8%
WTD. AVG. CUT-OFF DATE LTV RATIO:      74.3%

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                  WEIGHTED
                             NUMBER OF                          PERCENTAGE OF      AVERAGE                      WEIGHTED
                             MORTGAGED      CUT-OFF DATE           INITIAL        MORTGAGE      WEIGHTED         AVERAGE
                               REAL           PRINCIPAL         MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
PROPERTY TYPE               PROPERTIES         BALANCE             BALANCE          RATE        U/W DSCR        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------
Multifamily                     72          $ 294,194,629           29.6%          7.0890%        1.42x           76.5%
Retail                          38            277,998,102           28.0%          7.3147%        1.35            75.7%
Office                          28            238,667,971           24.0%          7.3954%        1.30            73.8%
Mixed Use                        8             82,098,568            8.3%          7.2643%        1.34            70.9%
Self Storage                    31             60,092,289            6.1%          7.1988%        1.57            65.9%
Industrial                       4             31,201,673            3.1%          7.4172%        1.45            70.7%
Manufactured Housing             8              8,618,367            0.9%          7.1984%        1.59            66.5%
                           --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        189          $ 992,871,599          100.0%          7.2583%        1.37x           74.3%
                           ==================================================================================================


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                            WEIGHTED
                                              NUMBER OF                    PERCENTAGE OF     AVERAGE                    WEIGHTED
                                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE     WEIGHTED        AVERAGE
                                                REAL         PRINCIPAL     MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
PROPERTY TYPE           PROPERTY SUB-TYPE    PROPERTIES       BALANCE         BALANCE         RATE       U/W DSCR       LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
RETAIL
                        Anchored                 29       $ 259,615,259        26.1%         7.2683%       1.34x          76.2%
                        Unanchored                9          18,382,843         1.9%         7.9698%       1.39           69.0%
                                          -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          38       $ 277,998,102        28.0%         7.3147%       1.35x          75.7%
                                          =========================================================================================

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                    WEIGHTED        WEIGHTED
                                                                                    AVERAGE          AVERAGE
                                                                 PERCENTAGE OF     REMAINING        REMAINING       WEIGHTED
       RANGE OF                NUMBER OF      CUT-OFF DATE          INITIAL         LOCKOUT          LOCKOUT         AVERAGE
  REMAINING TERMS TO            MORTGAGE        PRINCIPAL        MORTGAGE POOL       PERIOD      PLUS YM PERIOD     MATURITY
STATED MATURITY (YEARS)          LOANS           BALANCE            BALANCE         (YEARS)          (YEARS)       (YEARS) (1)
--------------------------------------------------------------------------------------------------------------------------------
    2.00  -  8.99                   2         $   9,576,087           1.0%             5.0             5.0             5.3
    9.00  -  9.49                  21            37,950,321           3.8%             9.0             9.0             9.3
    9.50  -  9.99                 119           772,106,777          77.8%             9.1             9.4             9.7
    10.00 - 10.99                   7           153,908,137          15.5%             9.8             9.8            10.1
    12.00 - 20.00                   7            19,330,278           1.9%            14.4            14.4            14.7
                             ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           156         $ 992,871,599         100.0%             9.2             9.5             9.8
                             ===================================================================================================


(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                                    WEIGHTED       WEIGHTED
                                                                                    AVERAGE         AVERAGE
                                                                  PERCENTAGE OF    REMAINING       REMAINING        WEIGHTED
                                   NUMBER OF     CUT-OFF DATE        INITIAL        LOCKOUT         LOCKOUT          AVERAGE
                                   MORTGAGE        PRINCIPAL      MORTGAGE POOL      PERIOD     PLUS YM PERIOD      MATURITY
      PREPAYMENT OPTION              LOANS          BALANCE          BALANCE        (YEARS)         (YEARS)        (YEARS) (1)
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                  150        $ 957,712,605        96.5%           9.5             9.5              9.8
Lockout / Yield Maintenance            5            32,219,545         3.2%           3.1             9.3              9.7
Yield Maintenance                      1             2,939,449         0.3%           0.0             9.4              9.8
                               -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               156        $ 992,871,599        100.0%          9.2             9.5              9.8
                               =================================================================================================


(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                NUMBER OF
              MONTHS SINCE       MORTGAGE       OUTSTANDING       % OF POOL         YIELD         % OF POOL
  DATE        CUT-OFF DATE        LOANS        BALANCE (MM)        LOCKOUT       MAINTENANCE         OPEN         TOTAL
----------------------------------------------------------------------------------------------------------------------------
 MAR-02              0             156          $   992.9           99.7%            0.3%            0.0%        100.0%
 Mar-03             12             156          $   982.8           99.7%            0.3%            0.0%        100.0%
 Mar-04             24             156          $   972.0           99.7%            0.3%            0.0%        100.0%
 Mar-05             36             156          $   960.1           97.3%            2.7%            0.0%        100.0%
 Mar-06             48             156          $   947.3           97.3%            2.7%            0.0%        100.0%
 Mar-07             60             155          $   926.0           96.4%            3.6%            0.0%        100.0%
 Mar-08             72             155          $   911.3           96.4%            3.6%            0.0%        100.0%
 Mar-09             84             155          $   895.6           96.4%            3.6%            0.0%        100.0%
 Mar-10             96             154          $   877.0           96.4%            3.6%            0.0%        100.0%
 Mar-11            108             154          $   858.9           94.8%            3.6%            1.6%        100.0%
 Mar-12            120               8          $    37.4          100.0%            0.0%            0.0%        100.0%
 Mar-13            132               7          $    15.6          100.0%            0.0%            0.0%        100.0%
 Mar-14            144               6          $    11.4          100.0%            0.0%            0.0%        100.0%
 Mar-15            156               6          $    10.9          100.0%            0.0%            0.0%        100.0%
 Mar-16            168               6          $    10.4           99.3%            0.0%            0.7%        100.0%
 Mar-17            180               1          $     0.9          100.0%            0.0%            0.0%        100.0%
----------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE HYPER-AMORTIZATION LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002



                            DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS
STATEMENT SECTIONS                                               PAGE(s)
------------------                                               -------

Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables          7 - 9
Mortgage Loan Detail                                                10
Principal Prepayment Detail                                         11
Historical Detail                                                   12
Delinquency Loan Detail                                             13
Specially Serviced Loan Detail                                   14 - 15
Modified Loan Detail                                                16
Liquidated Loan Detail                                              17


DEPOSITOR
------------------------------------------------------
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact: General Information Number
Phone Number: (212) 325-2000
------------------------------------------------------


MASTER SERVICER
------------------------------------------------------
Midland Loan Services, Inc.
201 West 10th Street
Kansas City, MO  64105

Contact: Brad Hauger
Phone Number: (816) 292-8629
------------------------------------------------------


SPECIAL SERVICER
------------------------------------------------------
Lennar Partners, Inc.
700 N.W. 107th Avenue
Miami, FL 33172

Contact: Steve Bruha
Phone Number: (305) 229-6614
------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 1 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                      CERTIFICATE DISTRIBUTION DETAIL

=================================================================================================================
Class\        CUSIP          Pass-Through                   Original            Beginning           Principal
Component                        Rate                        Balance             Balance           Distribution
=================================================================================================================
A-1                             0.000000%                        0.00                 0.00              0.00
A-2                             0.000000%                        0.00                 0.00              0.00
A-3                             0.000000%                        0.00                 0.00              0.00
 B                              0.000000%                        0.00                 0.00              0.00
 C                              0.000000%                        0.00                 0.00              0.00
 D                              0.000000%                        0.00                 0.00              0.00
 E                              0.000000%                        0.00                 0.00              0.00
 F                              0.000000%                        0.00                 0.00              0.00
 G                              0.000000%                        0.00                 0.00              0.00
 H                              0.000000%                        0.00                 0.00              0.00
 J                              0.000000%                        0.00                 0.00              0.00
 K                              0.000000%                        0.00                 0.00              0.00
 L                              0.000000%                        0.00                 0.00              0.00
 M                              0.000000%                        0.00                 0.00              0.00
 N                              0.000000%                        0.00                 0.00              0.00
 O                              0.000000%                        0.00                 0.00              0.00
 P                              0.000000%                        0.00                 0.00              0.00
 Q                              0.000000%                        0.00                 0.00              0.00
 R                              0.000000%                        0.00                 0.00              0.00
=================================================================================================================
Totals                                                           0.00                 0.00              0.00
=================================================================================================================

=================================================================================================================
Class         Interest       Prepayment    Realized Loss/        Total          Ending Balance         Current
            Distribution      Premium     Additional Trust    Distribution                          Subordination
                                            Fund Expenses                                             Level (1)
=================================================================================================================
A-1               0.00           0.00             0.00              0.00                0.00               0.00
A-2               0.00           0.00             0.00              0.00                0.00               0.00
A-3               0.00           0.00             0.00              0.00                0.00               0.00
 B                0.00           0.00             0.00              0.00                0.00               0.00
 C                0.00           0.00             0.00              0.00                0.00               0.00
 D                0.00           0.00             0.00              0.00                0.00               0.00
 E                0.00           0.00             0.00              0.00                0.00               0.00
 F                0.00           0.00             0.00              0.00                0.00               0.00
 G                0.00           0.00             0.00              0.00                0.00               0.00
 H                0.00           0.00             0.00              0.00                0.00               0.00
 J                0.00           0.00             0.00              0.00                0.00               0.00
 K                0.00           0.00             0.00              0.00                0.00               0.00
 L                0.00           0.00             0.00              0.00                0.00               0.00
 M                0.00           0.00             0.00              0.00                0.00               0.00
 N                0.00           0.00             0.00              0.00                0.00               0.00
 O                0.00           0.00             0.00              0.00                0.00               0.00
 P                0.00           0.00             0.00              0.00                0.00               0.00
 Q                0.00           0.00             0.00              0.00                0.00               0.00
 R                0.00           0.00             0.00              0.00                0.00               0.00
=================================================================================================================
                  0.00           0.00             0.00              0.00                0.00               0.00
=================================================================================================================

============================================================================================================================
                                       Original      Beginning                                                     Ending
                      Pass-Through     Notional       Notional          Interest     Prepayment     Total         Notional
Class     CUSIP          Rate           Amount         Amount         Distribution    Premium    Distribution      Amount
============================================================================================================================
A-X                     0.000000         0.00           0.00              0.00          0.00         0.00           0.00
A-SP                    0.000000         0.00           0.00              0.00          0.00         0.00           0.00
============================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 2 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                        CERTIFICATE FACTOR DETAIL

===================================================================================================================================
                                       Beginning       Principal      Interest       Prepayment    Realized Loss/         Ending
 Class/            CUSIP                Balance      Distribution   Distribution      Premuim     Additional Trust        Balance
Component                                                                                           Fund Expenses
===================================================================================================================================
A-1                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-3                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 B                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 C                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 D                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 E                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 F                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 G                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 H                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 J                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 K                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 L                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 M                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 N                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 O                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 P                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 Q                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
 R                                    0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
===================================================================================================================================

==========================================================================================================
                               Beginnning                                                       Ending
                                Notional             Interest             Prepayment           Notional
Class       CUSIP                Amount            Distribution             Premium             Amount
==========================================================================================================
A-X                            0.00000000            0.00000000           0.00000000         0.00000000
A-SP                           0.00000000            0.00000000           0.00000000         0.00000000
==========================================================================================================



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 3 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                         RECONCILIATION DETAIL

                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P&I                                           0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections


           MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees on Delinquent Payments Received                  0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00


CERTIFICATE INTEREST RECONCILIATION

=================================================================================================================================
              Accrued          Net Aggregate      Distributable     Distributable   Additional                  Remaining Unpaid
 Class       Certificate         Prepayment        Certificate       Certificate     Trust        Interest        Distributable
              Interest        Interest Shortfall   Interest          Interest        Fund       Distribution        Certificate
                                                                    Adjustment      Expenses                         Interest
=================================================================================================================================
A-1               0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-2               0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-3               0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-X               0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-SP              0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 B                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 C                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 D                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 E                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 F                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 G                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 H                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 J                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 K                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 L                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 M                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 N                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 O                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 P                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 Q                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
 R                0.00                    0.00           0.00              0.00         0.00          0.00                0.00
===============================================================================================================================
Totals            0.00                    0.00           0.00              0.00         0.00          0.00                0.00
===============================================================================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


                      OTHER REQUIRED INFORMATION
--------------------------------------------------------------------------------

Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Servicing Fee                                           0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Trust Fund Expenses                                               0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                                                  0
  Aggregate Unpaid Principal Balance                                        0.00


Appraisal Reduction Amount

================================================================================
                              Appraisal     Cumulative           Most Recent
Loan                          Reduction        ASER               App. Red.
Number                        Effected        Amount                Date
================================================================================













================================================================================
Total
================================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 5 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


                           RATINGS DETAIL

================================================================================
                            Original Ratings          Current Ratings (1)
                      ---------------------------  -----------------------------
Class      CUSIP       Fitch    Moody's    S&P      Fitch    Moody's   S&P
================================================================================
  A-1
  A-2
  A-3
  A-X
  A-SP
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
   Q
================================================================================

NR   - Designates that the class was not rated by the above agency at the time of original issuance.
X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

==========================================================================================================================
                                                                      % of
           Scheduled                # of             Scheduled         Agg.      WAM                        Weighted
            Balance                 Loans            Balance           Bal.      (2)             WAC        Avg DSCR(1)
==========================================================================================================================












==========================================================================================================================
             Totals
==========================================================================================================================

                                    STATE(3)

==========================================================================================================================
                                                                      % of
                                   # of            Scheduled           Agg.      WAM                        Weighted
            State                  Props              Balance          Bal.      (2)            WAC         Avg DSCR(1)
==========================================================================================================================














==========================================================================================================================
           Totals
==========================================================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                           DEBT SERVICE COVERAGE RATIO

===================================================================================================================
       Debt Service             # of            Scheduled         % of                                Weighted
      Coverage Ratio            loans            Balance           Agg.     WAM             WAC      Avg DSCR(1)
                                                                   Bal.     (2)
===================================================================================================================



===================================================================================================================
           Totals
===================================================================================================================

                                                PROPERTY TYPE (3)

===================================================================================================================
            Property            # of           Scheduled          % of                                  Weighted
              Type             Props            Balance            Agg.       WAM            WAC       Avg DSCR(1)
                                                                   Bal.       (2)
===================================================================================================================



===================================================================================================================
           Totals
===================================================================================================================

                                                    NOTE RATE

===================================================================================================================
             Note               # of            Scheduled         % of                                 Weighted
             Rate               loans            Balance           Agg.     WAM             WAC       Avg DSCR(1)
                                                                   Bal.      (2)
===================================================================================================================



===================================================================================================================
           Totals
===================================================================================================================

                                                   SEASONING

===================================================================================================================
                                # of            Scheduled           % of                              Weighted
            Seasoning          Loans            Balance             Agg.      WAM          WAC        Avg DSCR(1)
                                                                    Bal.      (2)
===================================================================================================================



===================================================================================================================
           Totals
===================================================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


                            CURRENT MORTGAGE LOAN AND
                         PROPERTY STRATIFICATION TABLES

                             ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

===================================================================================================================
       Anticipated            # of              Scheduled         % of                                Weighted
     Remaining Term(2)        loans              Balance           Agg.      WAM             WAC      Avg DSCR(1)
                                                                   Bal.      (2)
===================================================================================================================




===================================================================================================================
           Totals
===================================================================================================================

                               REMAINING STATED TERM (FULLY AMORTIZING LOANS)

===================================================================================================================
        Remaining                # of            Scheduled         % of                               Weighted
        Stated Term              loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
===================================================================================================================




===================================================================================================================
           Totals
===================================================================================================================

                             REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

===================================================================================================================
        Remaining                # of            Scheduled         % of                               Weighted
    Amortization Term            loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
===================================================================================================================




===================================================================================================================
           Totals
===================================================================================================================

                                           AGE OF MOST RECENT NOI

===================================================================================================================
       Age of Most            # of              Scheduled         % of                                 Weighted
       Recent NOI             loans              Balance           Agg.     WAM            WAC        Avg DSCR(1)
                                                                   Bal.     (2)
===================================================================================================================




===================================================================================================================
           Totals
===================================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


                         MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                                               Anticipated                  Neg
   Loan                Property                          Interest     Principal      Gross      Repayment     Maturity     Amort
  Number      ODCR      Type(1)    City       State      Payment        Payment      Coupon       Date          Date       (Y/N)
====================================================================================================================================







====================================================================================================================================
Totals
====================================================================================================================================

=================================================================================================================================
   Loan       Beginning        Ending           Paid         Appraisal           Appraisal            Res.             Mod.
  Number      Scheduled      Scheduled          Thru         Reduction           Reduction           Strat.            Code
               Balance         Balance          Date           Date               Amount              (2)              (3)
=================================================================================================================================







=================================================================================================================================
Totals
=================================================================================================================================


(1) Property Type Code    (2) Resolution Strategy Code            (3) Modification Code
----------------------    ----------------------------            ---------------------

MF- Multi-Family          1- Modification                         1- Maturity Date Extension
RT- Retail                2- Foreclosure                          2- Authorization Change
HC- Health Care           3- Bankruptcy                           3- Principal Write-Off
IN- Industrial            4- Extension                            4- Combination
WH- Warehouse             5- Note Sale
MH- Mobile Home Park      6- DPO
OF- Office                7- REO
MU- Mixed Use             8- Resolved
LO- Lodging               9- Pending Return to Master Servicer
SS- Self Storage          10- Deed In Lieu Of Foreclosure
OT- Other                 11- Full Payoff
                          12- Reps and Warranties
                          13- Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002


                          PRINCIPAL PREPAYMENT DETAIL

=================================================================================================================================
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
=================================================================================================================================












=================================================================================================================================
  Totals
=================================================================================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                            HISTORICAL DETAIL

====================================================================================================================================
                                                                Delinquencies
------------------------------------------------------------------------------------------------------------------------------------
Distribution           30-59 Days            60-89 Days        90 Days or More      Foreclosure          REO           Modifications
   Date             #   Balance           #   Balance        #     Balance       #     Balance      #    Balance    #     Balance
====================================================================================================================================















====================================================================================================================================

=============================================================================================================
                                    Prepayments                                Rate and Maturities
-------------------------------------------------------------------------------------------------------------
Distribution            Curtailments           Payoff                 Next Weighted Avg.            WAM
   Date               #      Balance         #      Balance           Coupon        Remit
=============================================================================================================
















=============================================================================================================


Note: Foreclosure and REO Totals are excluded from the delinquencies.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                        DELINQUENCY LOAN DETAIL

===========================================================================================================================
               Offering          # of              Paid         Current           Outstanding   Status of      Resolution
Loan Number    Document         Months            Through        P & I              P & I        Mortgage       Strategy
           Cross-Reference      Delinq.            Date         Advances           Advances**     Loan(1)        Code(2)
===========================================================================================================================








===========================================================================================================================
Totals
===========================================================================================================================

======================================================================================================================
                                                                Current          Outstanding     Bankruptcy     REO
Loan Number             Servicing          Foreclosure         Servicing          Servicing         Date        Date
                      Transfer Date           Date             Advances            Advances
======================================================================================================================








======================================================================================================================
Totals
======================================================================================================================

(1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

(2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Master Foreclosure
12 - Full Payoff
13 - Reps and Warranties
14 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 13 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

=======================================================================================================
                          Offering     Servicing  Resolution
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate
=======================================================================================================














=======================================================================================================


===========================================================================================
                           Net                                               Remaining
Distribution   Actual   Operating   NOI                 Note     Maturity   Amortization
   Date        Balance   Income     Date      DSCR      Date       Date         Term
===========================================================================================














===========================================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD


                             (2) Property Type Code
                             ----------------------

                  MF - Multi-Family             OF - Office
                  RT - Retail                   MU - Mixed use
                  HC - Health Care              LO - Lodging
                  IN - Industrial               SS - Self Storage
                  WH - Warehouse                OT - Other
                  MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 14 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
====================================================================================================================================















====================================================================================================================================


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 15 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                              MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
====================================================================================================================================













====================================================================================================================================
Totals
====================================================================================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 16 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CKP1


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 04/18/2002
                                               RECORD DATE: 03/29/2002

                             LIQUIDATED LOAN DETAIL

================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
================================================================================================















================================================================================================
  Current Total
================================================================================================
Cumulative Total
=============================================================================

=============================================================================
        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
=============================================================================













=============================================================================
  Current Total
=============================================================================
Cumulative Total
=============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................





Weighted average life (in years)..


                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..


                             CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..

                              CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..


                              CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..


                              CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..


                              CLASS E CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                           --------         ---------        ---------         ---------         ----------
Issue Date........................









Weighted average life (in years)..

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKP1, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has
                         provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (iii) certifying that, with respect to accounts it
                         identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not
                         acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 30% (declining to 29% in 2004 and 28% in 2006) unless the holder--

          o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES



     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."


-------------------------------------------------------------------
                    THE OFFERED CERTIFICATES:
-------------------------------------------------------------------------------

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation;

o    consist of one or more classes with various payment characteristics;

o    evidence beneficial ownership interests in a trust established by us; and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
-------------------------------------------------------------------------------
THE TRUST ASSETS:
-------------------------------------------------------------------------------

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
-------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is December 19, 2001.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...............................................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.................................................................3

SUMMARY OF PROSPECTUS.............................................................................................4

RISK FACTORS.....................................................................................................11

CAPITALIZED TERMS USED IN THIS PROSPECTUS........................................................................27

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..............................................................27

USE OF PROCEEDS..................................................................................................28

DESCRIPTION OF THE TRUST ASSETS..................................................................................28

YIELD AND MATURITY CONSIDERATIONS................................................................................51

DESCRIPTION OF THE CERTIFICATES..................................................................................56

DESCRIPTION OF THE GOVERNING DOCUMENTS...........................................................................64

DESCRIPTION OF CREDIT SUPPORT....................................................................................73

LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................75

FEDERAL INCOME TAX CONSEQUENCES..................................................................................86

STATE AND OTHER TAX CONSEQUENCES................................................................................119

ERISA CONSIDERATIONS............................................................................................119

LEGAL INVESTMENT................................................................................................122

PLAN OF DISTRIBUTION............................................................................................123

LEGAL MATTERS...................................................................................................125

FINANCIAL INFORMATION...........................................................................................125

RATING..........................................................................................................125

GLOSSARY........................................................................................................127

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE................................  Credit Suisse First Boston Mortgage
                                            Securities Corp. Our principal offices are
                                            located at Eleven Madison Avenue, New York,
                                            New York 10010, telephone number (212)
                                            325-2000. We are a wholly-owned subsidiary of
                                            Credit Suisse First Boston Management
                                            Corporation, which in turn is a wholly-owned
                                            subsidiary of Credit Suisse First Boston,
                                            Inc. See "Credit Suisse First Boston Mortgage
                                            Securities Corp."

THE SECURITIES BEING OFFERED..............  The securities that will be offered by this prospectus and the related prospectus
                                            supplements consist of commercial/multifamily
                                            mortgage pass-through certificates. These
                                            certificates will be issued in series, and
                                            each series will, in turn, consist of one or
                                            more classes. Each class of offered
                                            certificates must, at the time of issuance,
                                            be assigned an investment grade rating by at
                                            least one nationally recognized statistical
                                            rating organization. Typically, the four
                                            highest rating categories, within which there
                                            may be sub-categories or gradations to
                                            indicate relative standing, signify
                                            investment grade. See "Rating."

                                            Each series of offered certificates will
                                            evidence beneficial ownership interests in a
                                            trust established by us and containing the
                                            assets described in this prospectus and the
                                            related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
   ISSUED WITH OTHER CERTIFICATES.........  We may not publicly offer all the commercial/multifamily mortgage pass-through
                                            certificates evidencing interests in one of
                                            our trusts. We may elect to retain some of
                                            those certificates, to place some privately
                                            with institutional investors or to deliver
                                            some to the applicable seller as partial
                                            consideration for the related mortgage
                                            assets. In addition, some of those
                                            certificates may not satisfy the rating
                                            requirement for offered certificates
                                            described under "--The Securities Being
                                            Offered" above.

THE GOVERNING DOCUMENTS...................  In general, a pooling and servicing agreement or other similar agreement or collection of
                                            agreements will govern, among other things--

                                            o   the issuance of each series of offered
                                                certificates;

                                            o   the creation of and transfer of assets to
                                                the related trust; and

                                            o   the servicing and administration of those
                                                assets.

                                            The parties to the governing document(s) for
                                            a series of offered certificates will always
                                            include us and a trustee. We will be
                                            responsible for establishing the trust
                                            relating to each series of offered
                                            certificates. In addition, we will transfer
                                            or arrange for the transfer of the initial
                                            trust assets to that trust. In general, the
                                            trustee for a series of offered certificates
                                            will be responsible for, among other things,
                                            making payments and preparing and
                                            disseminating various reports to the holders
                                            of those offered certificates.

                                            If the trust assets for a series of offered
                                            certificates include mortgage loans, the
                                            parties to the governing document(s) will
                                            also include--


                                       4


                                            o   a master servicer that will generally be
                                                responsible for performing customary
                                                servicing duties with respect to those
                                                mortgage loans that are not defaulted or
                                                otherwise problematic in any material
                                                respect; and

                                            o   a special servicer that will generally be
                                                responsible for servicing and
                                                administering those mortgage loans that
                                                are defaulted or otherwise problematic in
                                                any material respect and real estate
                                                assets acquired as part of the related
                                                trust with respect to defaulted mortgage
                                                loans.

                                            The same person or entity, or affiliated
                                            entities, may act as both master servicer and
                                            special servicer for any trust.

                                            If the trust assets for a series of offered
                                            certificates include mortgage-backed
                                            securities, the parties to the governing
                                            document(s) may also include a manager that
                                            will be responsible for performing various
                                            administrative duties with respect to those
                                            mortgage-backed securities. If the related
                                            trustee assumes those duties, however, there
                                            will be no manager.

                                            In the related prospectus supplement, we will
                                            identify the trustee and any master servicer,
                                            special servicer or manager for each series
                                            of offered certificates and their respective
                                            duties. See "Description of the Governing
                                            Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................  The trust assets with respect to any series of offered certificates will, in general,
                                            include mortgage loans. Each of those
                                            mortgage loans will constitute the obligation
                                            of one or more persons to repay a debt. The
                                            performance of that obligation will be
                                            secured by a first or junior lien on, or
                                            security interest in, the ownership,
                                            leasehold or other interest(s) of the related
                                            borrower or another person in or with respect
                                            to one or more commercial or multifamily real
                                            properties. In particular, those properties
                                            may include-

                                            o   rental or cooperatively-owned buildings
                                                with multiple dwelling units;

                                            o   retail properties related to the sale of
                                                consumer goods and other products, or
                                                related to providing entertainment,
                                                recreational or personal services, to the
                                                general public;

                                            o   office buildings;

                                            o   hospitality properties;

                                            o   casino properties;

                                            o   health care-related facilities;

                                            o   industrial facilities;

                                            o   warehouse facilities, mini-warehouse
                                                facilities and self-storage facilities;

                                            o   restaurants, taverns and other
                                                establishments involved in the food and
                                                beverage industry;

                                            o   manufactured housing communities, mobile
                                                home parks and recreational vehicle
                                                parks;

                                            o   recreational and resort properties;


                                       5


                                            o   arenas and stadiums;

                                            o   churches and other religious facilities;

                                            o   parking lots and garages;

                                            o   mixed use properties;

                                            o   other income-producing properties; and/or

                                            o   unimproved land.

                                            The mortgage loans underlying a series of
                                            offered certificates may have a variety of
                                            payment terms. For example, any of those
                                            mortgage loans--

                                            o   may provide for the accrual of interest
                                                at a mortgage interest rate that is fixed
                                                over its term, that resets on one or more
                                                specified dates or that otherwise adjusts
                                                from time to time;

                                            o   may provide for the accrual of interest
                                                at a mortgage interest rate that may be
                                                converted at the borrower's election from
                                                an adjustable to a fixed interest rate or
                                                from a fixed to an adjustable interest
                                                rate;

                                            o   may provide for no accrual of interest;

                                            o   may provide for level payments to stated
                                                maturity, for payments that reset in
                                                amount on one or more specified dates or
                                                for payments that otherwise adjust from
                                                time to time to accommodate changes in
                                                the mortgage interest rate or to reflect
                                                the occurrence of specified events;

                                            o   may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing, with a
                                                substantial payment of principal due on
                                                its stated maturity date;

                                            o   may permit the negative amortization or
                                                deferral of accrued interest;

                                            o   may prohibit some or all voluntary
                                                prepayments or require payment of a
                                                premium, fee or charge in connection with
                                                those prepayments;

                                            o   may permit defeasance and the release of
                                                real property collateral in connection
                                                with that defeasance;

                                            o   may provide for payments of principal,
                                                interest or both, on due dates that occur
                                                monthly, bi-monthly, quarterly,
                                                semi-annually, annually or at some other
                                                interval; and/or

                                            o   may have two or more component parts,
                                                each having characteristics that are
                                                otherwise described in this prospectus as
                                                being attributable to separate and
                                                distinct mortgage loans.

                                            Most, if not all, of the mortgage loans
                                            underlying a series of offered certificates
                                            will be secured by liens on real properties
                                            located in the United States, its territories
                                            and possessions. However, some of those
                                            mortgage loans may be secured by liens on
                                            real properties located outside the United
                                            States, its territories and possessions,
                                            provided that foreign mortgage loans do not
                                            represent more than 10% of the related
                                            mortgage asset pool, by balance.


                                        6

                                            We do not originate mortgage loans. However,
                                            some or all of the mortgage loans included in
                                            one of our trusts may be originated by our
                                            affiliates.

                                            Neither we nor any of our affiliates will
                                            guarantee or insure repayment of any of the
                                            mortgage loans underlying a series of offered
                                            certificates. Unless we expressly state
                                            otherwise in the related prospectus
                                            supplement, no governmental agency or
                                            instrumentality will guarantee or insure
                                            repayment of any of the mortgage loans
                                            underlying a series of offered certificates.
                                            See "Description of the Trust
                                            Assets--Mortgage Loans."

                                            The trust assets with respect to any series
                                            of offered certificates may also include
                                            mortgage participations, mortgage
                                            pass-through certificates, collateralized
                                            mortgage obligations and other
                                            mortgage-backed securities, that evidence an
                                            interest in, or are secured by a pledge of,
                                            one or more mortgage loans of the type
                                            described above. We will not include a
                                            mortgage-backed security among the trust
                                            assets with respect to any series of offered
                                            certificates unless--

                                            o   the security has been registered under
                                                the Securities Act of 1933, as amended;
                                                or

                                            o   we would be free to publicly resell the
                                                security without registration.

                                            See "Description of the Trust
                                            Assets--Mortgage-Backed Securities."

                                            We will describe the specific characteristics
                                            of the mortgage assets underlying a series of
                                            offered certificates in the related
                                            prospectus supplement.

                                            In general, the total outstanding principal
                                            balance of the mortgage assets transferred by
                                            us to any particular trust will equal or
                                            exceed the initial total outstanding
                                            principal balance of the related series of
                                            certificates. In the event that the total
                                            outstanding principal balance of the related
                                            mortgage assets initially delivered by us to
                                            the related trustee is less than the initial
                                            total outstanding principal balance of any
                                            series of certificates, we may deposit or
                                            arrange for the deposit of cash or liquid
                                            investments on an interim basis with the
                                            related trustee to cover the shortfall. For
                                            90 days following the date of initial
                                            issuance of that series of certificates, we
                                            will be entitled to obtain a release of the
                                            deposited cash or investments if we deliver
                                            or arrange for delivery of a corresponding
                                            amount of mortgage assets. If we fail,
                                            however, to deliver mortgage assets
                                            sufficient to make up the entire shortfall,
                                            any of the cash or, following liquidation,
                                            investments remaining on deposit with the
                                            related trustee will be used by the related
                                            trustee to pay down the total principal
                                            balance of the related series of
                                            certificates, as described in the related
                                            prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or another specified person or
                                            entity may be permitted, at our or its
                                            option, but subject to the conditions
                                            specified in that prospectus supplement, to
                                            acquire from the related trust particular
                                            mortgage assets underlying a series of
                                            certificates in exchange for-

                                            o   cash that would be applied to pay down
                                                the principal balances of certificates of
                                                that series; and/or

                                            o   other mortgage loans or mortgage-backed
                                                securities that--

                                                1.   conform to the description of
                                                     mortgage assets in this prospectus;
                                                     and

                                       7


                                                2.   satisfy the criteria set forth in
                                                     the related prospectus supplement.

                                            In addition, if so specified in the related
                                            prospectus supplement, the related trustee
                                            may be authorized or required, to apply
                                            collections on the mortgage assets underlying
                                            a series of offered certificates to acquire
                                            new mortgage loans or mortgage-backed
                                            securities that--

                                            o   conform to the description of mortgage
                                                assets in this prospectus; and

                                            o   satisfy the criteria set forth in the
                                                related prospectus supplement.

                                            No replacement of mortgage assets or
                                            acquisition of new mortgage assets will be
                                            permitted if it would result in a
                                            qualification, downgrade or withdrawal of the
                                            then-current rating assigned by any rating
                                            agency to any class of affected offered
                                            certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............  An offered certificate may entitle the holder to receive-

                                            o   a stated principal amount;

                                            o   interest on a principal balance or
                                                notional amount, at a fixed, variable or
                                                adjustable pass-through rate;

                                            o   specified, fixed or variable portions of
                                                the interest, principal or other amounts
                                                received on the related mortgage assets;

                                            o   payments of principal, with
                                                disproportionate, nominal or no payments
                                                of interest;

                                            o   payments of interest, with
                                                disproportionate, nominal or no payments
                                                of principal;

                                            o   payments of interest or principal that
                                                commence only as of a specified date or
                                                only after the occurrence of specified
                                                events, such as the payment in full of
                                                the interest and principal outstanding on
                                                one or more other classes of certificates
                                                of the same series;

                                            o   payments of principal to be made, from
                                                time to time or for designated periods,
                                                at a rate that is--

                                                1.   faster and, in some cases,
                                                     substantially faster, or

                                                2.   slower and, in some cases,
                                                     substantially slower,

                                                than the rate at which payments or other
                                                collections of principal are received
                                                on the related mortgage assets;


                                            o   payments of principal to be made, subject
                                                to available funds, based on a specified
                                                principal payment schedule or other
                                                methodology; or

                                            o   payments of all or part of the prepayment
                                                or repayment premiums, fees and charges,
                                                equity participations payments or other
                                                similar items received on the related
                                                mortgage assets.

                                            Any class of offered certificates may be
                                            senior or subordinate to one or more other
                                            classes of certificates of the same series,
                                            including a non-offered class of


                                       8


                                            certificates of that series, for purposes of some
                                            or all payments and/or allocations of losses.

                                            A class of offered certificates may have two
                                            or more component parts, each having
                                            characteristics that are otherwise described
                                            in this prospectus as being attributable to
                                            separate and distinct classes.

                                            We will describe the specific characteristics
                                            of each class of offered certificates in the
                                            related prospectus supplement. See
                                            "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............  Some classes of offered certificates may be protected in full or in part against defaults
                                            and losses, or select types of defaults and
                                            losses, on the related mortgage assets
                                            through the subordination of one or more
                                            other classes of certificates of the same
                                            series or by other types of credit support.
                                            The other types of credit support may include
                                            a letter of credit, a surety bond, an
                                            insurance policy, a guarantee, a credit
                                            derivative or a reserve fund. We will
                                            describe the credit support, if any, for each
                                            class of offered certificates in the related
                                            prospectus supplement.

                                            The trust assets with respect to any series
                                            of offered certificates may also include any
                                            of the following agreements-

                                            o   guaranteed investment contracts in
                                                accordance with which moneys held in the
                                                funds and accounts established with
                                                respect to those offered certificates
                                                will be invested at a specified rate;

                                            o   interest rate exchange agreements,
                                                interest rate cap or floor agreements, or
                                                other agreements and arrangements
                                                designed to reduce the effects of
                                                interest rate fluctuations on the related
                                                mortgage assets or on one or more classes
                                                of those offered certificates; or

                                            o   currency exchange agreements or other
                                                agreements and arrangements designed to
                                                reduce the effects of currency exchange
                                                rate fluctuations with respect to the
                                                related mortgage assets and one or more
                                                classes of those offered certificates.

                                            We will describe the types of reinvestment,
                                            interest rate and currency related
                                            protection, if any, for each class of offered
                                            certificates in the related prospectus
                                            supplement.

                                            See "Risk Factors," "Description of the Trust
                                            Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................  If the trust assets for a series of offered certificates include mortgage loans, then, as
                                            and to the extent described in the related
                                            prospectus supplement, the related master
                                            servicer, the related special servicer, the
                                            related trustee, any related provider of
                                            credit support and/or any other specified
                                            person may be obligated to make, or may have
                                            the option of making, advances with respect
                                            to those mortgage loans to cover--

                                            o   delinquent scheduled payments of
                                                principal and/or interest, other than
                                                balloon payments;


                                       9


                                            o   property protection expenses;

                                            o   other servicing expenses; or


                                            o   any other items specified in the related
                                                prospectus supplement.

                                            Any party making advances will be entitled to
                                            reimbursement from subsequent recoveries on
                                            the related mortgage loan and as otherwise
                                            described in this prospectus or the related
                                            prospectus supplement. That party may also be
                                            entitled to receive interest on its advances
                                            for a specified period. See "Description of
                                            the Certificates--Advances."

                                            If the trust assets for a series of offered
                                            certificates include mortgage-backed
                                            securities, we will describe in the related
                                            prospectus supplement any comparable
                                            advancing obligations with respect to those
                                            mortgage-backed securities or the underlying
                                            mortgage loans.

OPTIONAL TERMINATION......................  We will describe in the related prospectus supplement any circumstances in which a
                                            specified party is permitted or obligated to
                                            purchase or sell any of the mortgage assets
                                            underlying a series of offered certificates.
                                            In particular, a master servicer, special
                                            servicer or other designated party may be
                                            permitted or obligated to purchase or sell--


                                            o   all the mortgage assets in any particular
                                                trust, thereby resulting in a termination
                                                of the trust; or

                                            o   that portion of the mortgage assets in
                                                any particular trust as is necessary or
                                                sufficient to retire one or more classes
                                                of offered certificates of the related
                                                series.

                                            See "Description of the Certificates--
                                            Termination."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES.......................  Any class of offered certificates will constitute or evidence ownership of-

                                            o   regular interests or residual interests
                                                in a real estate mortgage investment
                                                conduit under Sections 860A through 860G
                                                of the Internal Revenue Code of 1986; or

                                            o   interests in a grantor trust under
                                                Subpart E of Part I of Subchapter J of
                                                the Internal Revenue Code of 1986.

                                            See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS..............  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                            you should review with your legal advisor
                                            whether the purchase or holding of offered
                                            certificates could give rise to a transaction
                                            that is prohibited or is not otherwise
                                            permissible under applicable law. See "ERISA
                                            Considerations."

LEGAL INVESTMENT..........................  If your investment authority is subject to legal restrictions, you should consult your
                                            legal advisor to determine whether and to
                                            what extent the offered certificates
                                            constitute a legal investment for you. We
                                            will specify in the related prospectus
                                            supplement which classes of the offered
                                            certificates will constitute mortgage related
                                            securities for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984, as
                                            amended. See "Legal Investment."



                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;


     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value-

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include-

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by-

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes-

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include-

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include-

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to-

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that-

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to-

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if-

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following-

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things-

     o    war

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion-

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may-

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate-

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of-

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property-

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include-

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Condominium Apartment Buildings. Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including-

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars-

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include-

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include-

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include-

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include-

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon-

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include-

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties.  Health-care related properties include-

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to-

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including-

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include-

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include-

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-


     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include-

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors-


     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from-

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example-

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that-

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts-

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include-

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts-

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for-

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include-

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include-

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following-

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including-

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes-

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following-

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify-

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of-

     o    a 360-day year consisting of twelve 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following-

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg.  DTC is-

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; an


     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

     o    in the case of a mortgage loan-

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security-

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; an

     o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;


     o    mortgage loans as to which the related borrower has-

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can-

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting; and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense-

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless-

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either-

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons-

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

          3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following-

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following-

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by-

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may-

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.  The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease-

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court-

     o    assume the lease and either retain it or assign it to a third party;
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to-

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows-

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks-

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,

Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

         1.   REMIC "regular interests", or

         2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

         1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

         2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes-

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC.  The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate; increased by

     o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

     The  Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation ora regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section

475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then-

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.


     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a current rate of 30.5% (which rate is scheduled to be reduced periodically through 2006) if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.


     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2.    the sum of--

               o  normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The  grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.


     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o the weighted average maturity of the related mortgage loans, then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."


     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code.

A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     ERISA and the  Code impose various requirements on--

     o    Plans; and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include-

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan; or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.

Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should-

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft;

     o    Sidley Austin Brown & Wood; or

     o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means-

         o    the United States;

         o    any State or political subdivision of the United States;

         o    any foreign government;

         o    any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o    any organization described in Section 1381(a)(2)(C) of the Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any-

         o    regulated investment company;

         o    real estate investment trust;

         o    trust;

         o    partnership; or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the ERISA and Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means-

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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       The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB 2002-CKP1.XLS." The spreadsheet file "CSFB 2002-CKP1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
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(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.